Filed Pursuant to Rule 424(h)
Registration No. 333-206413

The information in this prospectus is not complete and may be changed. The securities offered hereby may not be sold, nor may offers to buy be accepted, prior to the time a final prospectus is completed. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 10, 2017

Ally Master Owner Trust

Issuing Entity (CIK 0001499357)

$500,000,000(1) Class A Floating Rate Asset Backed Notes, Series 2017-1

Ally Wholesale Enterprises LLC Depositor (CIK 0001492632)

Ally Bank Sponsor (CIK 0001601846)

Ally Financial Inc. Servicer (CIK 0000040729)

You should consider carefully the risk factors beginning on page 15 in this prospectus.

The offered notes represent obligations of the issuing entity only and do not represent obligations of or interests in, and are not guaranteed by, Ally Bank, Ally Wholesale Enterprises LLC, Ally Financial Inc. or any of their affiliates. Neither the notes nor the receivables are insured or guaranteed by any governmental entity.

Offered Notes
Class A Notes
Principal Balance	$500,000,000(1)
Interest Rate	One-Month LIBOR plus %
Initial Scheduled Distribution Date	March 15, 2017
Expected Maturity Date	February 2019 distribution date
Legal Maturity Date	February 2021 distribution date
Distribution Frequency	Monthly
Price to Public	$
Underwriting Discount	%
Proceeds to Depositor	$

(1) The aggregate principal amount of Series 2017-1 Class A notes being offered under this prospectus and of each other class of Series 2017-1 notes being issued by the trust in connection therewith may be increased or decreased, pro rata, at or before the time of pricing. In such event, any dollar amounts specified in this prospectus with respect to the Series 2017-1 that are calculated based on the principal amount of the Series 2017-1 notes will similarly be increased or decreased, pro rata.

As described in “Credit Risk Retention,” the depositor or another wholly-owned affiliate of the sponsor will retain the Series 2017-1 Class E notes and the Certificate Interest related to the Series 2017-1.

The assets of the issuing entity consist primarily of a revolving pool of wholesale automotive receivables generated under a portfolio of dealer floorplan financing agreements.

Credit Enhancement and Liquidity

•	Reserve fund, with an initial deposit of $3,322,259 (or 0.50% of the initial principal balance of the Series 2017-1 notes).

•	Series 2017-1 Class E asset backed notes with an initial principal balance of $81,394,827 will be issued by the trust. The Series 2017-1 Class E notes are not being offered under this prospectus.

•	Series 2017-1 Class D asset backed notes with an initial principal balance of $19,934,000 will be issued by the trust. The Series 2017-1 Class D notes are not being offered under this prospectus.

•	Series 2017-1 Class C asset backed notes with an initial principal balance of $26,578,000 will be issued by the trust. The Series 2017-1 Class C notes are not being offered under this prospectus.

•	Series 2017-1 Class B asset backed notes with an initial principal balance of $36,545,000 will be issued by the trust. The Series 2017-1 Class B notes are not being offered under this prospectus.

•	The Series 2017-1 Class E notes are subordinated to all the other classes of Series 2017-1 notes.

•	The Series 2017-1 Class D notes are subordinated to the Series 2017-1 Class A notes, the Series 2017-1 Class B notes and the Series 2017-1 Class C notes.

•	The Series 2017-1 Class C notes are subordinated to the Series 2017-1 Class A notes and the Series 2017-1 Class B notes.

•	The Series 2017-1 Class B notes are subordinated to the Series 2017-1 Class A notes.

•	Excess interest on the receivables.

•	Overcollateralization with respect to the offered notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters for the Series 2017-1 Class A Notes:

Deutsche Bank Securities	J.P. Morgan	RBC Capital Markets

The date of this prospectus is February     , 2017.

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IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

You should rely only on the information provided in this prospectus and any pricing supplement hereto, including the information incorporated by reference in this prospectus. We have not authorized anyone to provide you with other or different information. We are not offering the notes in any state where the offer is not permitted.

This prospectus provides information regarding the pool of receivables held by the issuing entity and the terms of your notes.

You can find definitions of the capitalized terms used in this prospectus in the “Glossary of Terms,” which appears at the end of this prospectus.

The term “Ally Bank,” when used in connection with Ally Bank’s capacity as acquirer of the receivables or seller of the receivables to the depositor, includes any successors or assigns of Ally Bank in such capacity permitted pursuant to the transaction documents.

The term “Ally Financial,” when used in connection with Ally Financial Inc.’s capacity as servicer of the receivables, includes any successors or assigns of Ally Financial Inc. in such capacity permitted pursuant to the transaction documents.

Ally Wholesale Enterprises LLC has met the registration requirements of General Instruction I.A.1 of Form SF-3 by filing no later than the date of the filing of the final prospectus, and determining that each of its affiliated depositors and issuing entities have timely filed, or have cured by filing at least 90 days prior to the date hereof:

•	the CEO certification described in “The Depositor—CEO Certification”; and

•

the transaction documents containing the provisions described in “Asset Representations Review,” “The Pool of Accounts—Dispute Resolution” and “The Transfer and Servicing Agreements—Investor Communications.”

FORWARD LOOKING STATEMENTS

Your prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements.

Forward-looking statements include statements using the words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “explore,” “positions,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of these words, or similar expressions which are intended to identify these forward-looking statements. All statements herein, other than statements of historical fact, including statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results.

The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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SUMMARY OF TRANSACTION PARTIES*

* This chart provides only a simplified overview of the relations among the key parties to the transaction. Refer to this prospectus for a further description.

** For information regarding the existing series of notes issued by the issuing entity, see Annex A to this prospectus.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand the material terms of this offering of the offered notes, carefully read this entire prospectus.

Transaction Overview

The issuing entity is a master owner trust that owns a revolving pool of receivables that arise in connection with the purchase and financing by motor vehicle dealers of their new and used car, light and medium duty truck and van inventory. The issuing entity will issue the Series 2017-1 notes, which are backed by this revolving pool of receivables, to the depositor on the closing date. The depositor will sell the offered notes to the underwriters who will then sell them to you.

The Parties

Sponsor

Ally Bank, a Utah state chartered bank.

Issuing Entity

Ally Master Owner Trust, a Delaware statutory trust formed by the depositor, will be the issuing entity of the offered notes. In this prospectus, we also refer to the issuing entity as the “trust.”

Depositor

Ally Wholesale Enterprises LLC, a wholly-owned subsidiary of Ally Bank, is the depositor to the trust.

Servicer

Ally Financial Inc. (formerly GMAC Inc.), or “Ally Financial,” is the servicer for the trust.

Indenture Trustee and Back-up Servicer

Wells Fargo Bank, National Association.

Owner Trustee and Delaware Trustee

U.S. Bank Trust National Association.

Asset Representations Reviewer

Clayton Fixed Income Services LLC.

Closing Date

The “closing date” will be on or about February 22, 2017.

Securities

On the closing date, the trust will issue the following securities:

•	$500,000,000 Class A floating rate asset backed notes, Series 2017-1, which we refer to as the “Series 2017-1 Class A notes” or the “offered notes.”

•	$36,545,000 Class B fixed rate asset backed notes, Series 2017-1, which we refer to as the “Series 2017-1 Class B notes.”

•	$26,578,000 Class C fixed rate asset backed notes, Series 2017-1, which we refer to as the “Series 2017-1 Class C notes.”

•

$19,934,000 Class D fixed rate asset backed notes, Series 2017-1, which we refer to as the “Series 2017-1 Class D notes.” We refer to the Series 2017-1 Class A notes, the Series 2017-1 Class B notes, the Series 2017-1 Class C notes and the Series 2017-1 Class D notes, collectively, as the “Series 2017-1 investor notes.”

•

$81,394,827 Class E asset backed equity notes, Series 2017-1, which we refer to as the “Series 2017-1 Class E notes.” We refer to the Series 2017-1 investor notes and the Series 2017-1 Class E notes, collectively, as the “Series 2017-1 notes” or as “your notes” and we refer to the Series 2017-1 notes and all other series of notes issued by the trust as the “notes.”

The aggregate principal amount of Series 2017-1 Class A notes being offered under this prospectus and of each other class of Series 2017-1 notes being issued by the trust in connection therewith may be increased or decreased, pro rata, at or before the time of pricing. In such event, any dollar amounts specified in this prospectus with respect to the Series 2017-1 that are calculated based on the principal amount of the Series 2017-1 notes will similarly be increased or decreased, pro rata.

Only the offered notes are offered hereby. The Series 2017-1 Class B notes, the Series 2017-1 Class C notes, the Series 2017-1 Class D notes and the Series 2017-1 Class E notes are not being offered under this prospectus. The Series 2017-1 Class B notes, the Series 2017-1 Class C notes, and the Series 2017-1 Class D notes and the Series 2017-1 Class E notes initially will be retained by the depositor or sold in one or more private placements. The depositor will retain the right to sell all or a portion of any retained notes at any time upon satisfaction of the conditions set forth in the Series 2017-1 Indenture Supplement. The depositor or a wholly-owned affiliate of the sponsor will retain the Series 2017-1 Class E notes and the Certificate Interest related to the Series 2017-1 as described in “Credit Risk Retention.”

On the Initial Closing Date, the trust issued a certificate which represents the Certificate Interest in the trust and which we refer to as the “certificates.” The “Certificate Interest” is the interest in the trust assets not allocated to any series of notes. The amount of the Certificate Interest, called the “Certificate Amount,” will fluctuate based on the principal amount of receivables held by the trust and on the amount of notes outstanding. The depositor will retain the right to sell all or a portion of the certificates or the Certificate Interest. The certificates are currently held by the depositor and are not being offered under this prospectus. The certificates will not provide subordination for the Series 2017-1 notes. We refer to the notes and the certificates, collectively, as the “securities.”

The trust has issued other series of notes that are also secured by the assets of the trust. Annex A summarizes certain characteristics of each outstanding series of notes that has been issued by the trust.

Under certain conditions as described in the prospectus under “The Notes—New Issuances,” the trust may, from time to time, at the direction of the sponsor, issue additional series of notes. Noteholder approval is not required for these additional issuances. There is no requirement to give noteholders notice of such events; however, noteholders will be notified of additional issuances in the Form 10-D filed with respect to a calendar month in which additional securities are issued. See “The Transfer and Servicing Agreements—Reports to Noteholders.”

The offered notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000 thereof in book-entry form only. The offered notes will be registered in the name of the nominee for The Depository Trust Company. You may hold your offered notes through the book-entry systems of DTC in the United States or Clearstream or Euroclear in Europe.

Payments on the Notes

Interest

The trust will pay interest on the Series 2017-1 Class A notes at a rate equal to One-Month LIBOR plus     % per annum, on the Series 2017-1 Class B notes at a rate equal to     % per annum, on the Series 2017-1 Class C notes at a rate equal to     % per annum, and on the Series 2017-1 Class D notes at a rate equal to     % per annum. No interest will be payable in respect of the Series 2017-1 Class E notes.

Interest on the Series 2017-1 Class A notes will be payable based on a floating rate based on One-Month LIBOR, and we refer to these notes as the “Series 2017-1 floating rate notes.” Interest on the Series 2017-1 Class B notes, the Series 2017-1 Class C notes and the Series 2017-1 Class D notes will be payable based on a fixed rate, and we refer to these notes together as the “Series 2017-1 fixed rate notes.”

The trust will pay interest on the Series 2017-1 floating rate notes on each Distribution Date, based on the actual number of days elapsed during the period for which interest is payable and a 360-day year. The trust will pay interest on the Series 2017-1 fixed rate notes on each Distribution Date, based on a 360-day year consisting of twelve 30-day months. Interest on the outstanding principal balance of each class of Series 2017-1 investor notes will accrue from and including the closing date, or from and including the most recent Distribution Date, to but excluding the current Distribution Date.

The trust will pay interest on the Series 2017-1 investor notes monthly on the 15th day of each calendar month or, if that day is not a Business Day, the next Business Day, commencing March 15, 2017. We refer to these dates as the “Distribution Dates.”

The payment of interest on each class of Series 2017-1 investor notes is subordinate to the payment of interest on each class of Series 2017-1 investor notes with a prior alphabetical designation, and no interest will be paid on a class of Series 2017-1 investor notes until all interest due and payable on each class with a prior alphabetical designation has been paid.

In certain circumstances, Principal Collections may be reallocated to make interest payments on the Series 2017-1 investor notes to the extent described in this prospectus.

Principal Payments

We expect that the trust will pay the entire principal balance of each class of the Series 2017-1 notes on the “Series 2017-1 Expected Maturity Date,” which is the Distribution Date in February 2019.

All unpaid principal on each class of the Series 2017-1 notes will be due on the “Series 2017-1 Legal Maturity Date,” which is the Distribution Date in February 2021. If the trust fails to pay any class of the Series 2017-1 notes in full on the Series 2017-1 Legal Maturity Date, an Event of Default will occur for the Series 2017-1 notes.

The payment of principal on each class of Series 2017-1 notes is subordinate to the payment of principal on each class of Series 2017-1 notes with a prior alphabetical designation, and no principal will be paid on a class of Series 2017-1 notes until all principal due and payable on each class of Series 2017-1 notes with a prior alphabetical designation has been paid.

Collections and Allocations

Collections on the receivables will be allocated to the various interests in the trust, including the Series 2017-1 notes, in various steps and based on the relative percentages of those interests.

After receipt by the servicer of collections on the receivables, the servicer will allocate those collections between Interest Collections or Principal Collections. The servicer will then further allocate Interest Collections between the Overconcentration Interest in the trust and the Nonoverconcentration Interest in the trust. Similarly, the servicer will further allocate Principal Collections between the Overconcentration Interest in the trust and the Nonoverconcentration Interest in the trust.

The servicer will then allocate Overconcentration Principal Collections and Overconcentration Interest Collections among each outstanding Overconcentration Series of notes issued by the trust, the Certificate Interest and, under certain circumstances, outstanding Nonoverconcentration Series of notes issued by the trust. These allocated collections will be deposited by the servicer up to specified amounts into the collection account for the trust.

Similarly, the servicer will then allocate Nonoverconcentration Principal Collections and Nonoverconcentration Interest Collections among each outstanding Nonoverconcentration Series of notes issued by the trust, the Certificate Interest and, under certain circumstances, outstanding Overconcentration Series of notes issued by the trust. These allocated collections will be deposited by the servicer up to specified amounts into the collection account for the trust.

The allocations of Nonoverconcentration Interest Collections, Nonoverconcentration Principal Collections and defaulted receivables allocated to the Nonoverconcentration Interest to your series of notes will be based on varying percentages applicable to your series as described in this prospectus.

Trust assets allocated to the Nonoverconcentration Interest of the trust will be available to make payments on your series of notes, while trust assets allocated to Overconcentration Interest in the trust will not, except in very limited circumstances and to the extent specified in this prospectus, be available to make payments on your series of notes. For a discussion of the allocations of trust assets and collections between the Nonoverconcentration Interest and the Overconcentration Interest, see “The Notes—Overconcentration Interest and Nonoverconcentration Interest.”

Losses on the receivables also will be allocated to the various interests in the trust, including the Series 2017-1 notes, in a similar manner. The amount of principal receivables that are written off as uncollectible is referred to as the “Aggregate Dealer Defaulted Amount”.

The servicer will allocate Interest Collections and the Aggregate Dealer Defaulted Amount each month and Principal Collections each day among:

•	your series;

•	other outstanding series of notes that the trust has issued; and

•	the certificates.

The amounts allocated to your series will be determined based generally on the size of your series’ Net Invested Amount, compared with the Nonoverconcentration Pool Balance of the trust, which is the portion of the principal receivables not allocated to the Overconcentration Interest in the trust. The Net Invested Amount of the Series 2017-1 notes on the closing date will be $664,451,827, the sum of the aggregate principal amounts of all of the issued Series 2017-1 notes. If the Net Invested Amount of your series declines, amounts allocated and available to make required distributions for your series will be reduced.

For a more detailed description of the allocation calculations and the events that may lead to these reductions, you should read “The Notes—Series Percentages,” “The Notes—Series Defaulted Amount and Reallocated Principal Collections” and “The

Notes—Overconcentration Interest and Nonoverconcentration Interest.”

Groups

Your series will be included in the group of series of notes issued by the trust referred to as “Excess Interest Sharing Group One” and in the group of series of notes issued by the trust referred to as “Principal Sharing Group One.” As part of these groups, your series will be entitled in certain situations to share in Excess Interest Collections and Shared Principal Collections that are allocable to other series of notes in the same group.

For a more detailed description of these groups, you should read “The Notes—Groups.”

Application of Collections

Interest Collections

On each Distribution Date, Available Series Interest Collections on deposit in the Collection Account and, solely with respect to the allocations described below in bullet points (2) through (5), the Note Defeasance Account (other than investment earnings), will be applied in the following order of priority:

•

first, an amount equal to the Monthly Servicing Fee for that Distribution Date, together with any Monthly Servicing Fees previously due but not paid to the servicer on prior Distribution Dates, will be distributed to the servicer (unless such amount has been netted against deposits into the Collection Account in accordance with the Indenture); second, pro rata, an amount equal to the accrued and unpaid fees, expenses and indemnities owed to the indenture trustee, the owner trustee, the administrator, the asset representations reviewer, and any other fees or expenses of the trust payable by the servicer or the administrator (to the extent not paid by the servicer or the administrator) shall be distributed to the indenture trustee, the owner trustee, the administrator, the asset representations reviewer or the person to whom such payment is owed, as applicable, provided that the amount distributed pursuant to this clause second shall not exceed the Annual Fee Cap in any calendar year; and third, an amount equal to the Monthly Back-up Servicing Fee for that Distribution Date, together with any Monthly Back-up Servicing Fees previously due but not paid to the back-up servicer on prior Distribution Dates, will be distributed to the back-up servicer;

•

pro rata, an amount equal to the Class A Monthly Interest for that Distribution Date, together with any Class A Monthly Interest previously due but not paid to the Series 2017-1 Class A noteholders on prior Distribution Dates, will be paid to the Series 2017-1 Class A noteholders, pro rata based on the amounts owing to them, first from funds available in the Note Defeasance Account and, second, to the extent those funds are not sufficient, from funds available in the Collection Account;

•

an amount equal to the Class B Monthly Interest for that Distribution Date, together with any Class B Monthly Interest previously due but not paid to the Series 2017-1 Class B noteholders on prior Distribution Dates, will be paid to the Series 2017-1 Class B noteholders, pro rata based on the amounts owing to them, first from funds available in the Note Defeasance Account and, second, to the extent those funds are not sufficient, from funds available in the Collection Account;

•

an amount equal to the Class C Monthly Interest for that Distribution Date, together with any Class C Monthly Interest previously due but not paid to the Series 2017-1 Class C noteholders on prior Distribution Dates, will be paid to the Series 2017-1 Class C noteholders, pro rata based on the amounts owing to them, first from funds available in the Note Defeasance Account and, second, to the extent those funds are not sufficient, from funds available in the Collection Account;

•	an amount equal to the Class D Monthly Interest for that Distribution Date, together with any Class D Monthly Interest previously due but not paid to the Series 2017-1 Class D noteholders on prior Distribution Dates, will be paid to the Series 2017-1 Class D noteholders, pro rata based on the amounts owing to them, first from funds available in the Note Defeasance Account and, second, to the extent those funds are not sufficient, from funds available in the Collection Account;

•	an amount equal to the Series Defaulted Amount will be treated as Additional Available Series Principal Collections for that Distribution Date;

•	an amount equal to the sum of Series Charge-Offs that have not been previously reimbursed will be treated as Additional Available Series Principal Collections for that Distribution Date;

•

an amount equal to the sum of Reallocated Principal Collections that have not been previously reimbursed will be treated as Additional Available Series Principal Collections for that Distribution Date;

•

an amount necessary to cause the Class E Invested Amount to not be less than the Required Class E Invested Amount will be treated as Additional Available Series Principal Collections for that Distribution Date;

•	an amount required to fund the Reserve Fund up to the Reserve Fund Required Amount;

•

the amount required to repay the servicer for all outstanding servicer advances made in respect of the Series 2017-1 notes will be paid to the servicer (unless such amount has been netted against deposits into the Collection Account in accordance with the Indenture);

•

pro rata, the amounts required to pay any remaining fees, expenses, indemnities or other amounts required to be paid pursuant to the first bullet point, clause second above but not paid as a result of the proviso thereto, the amount required to reimburse the back-up servicer for all unpaid Servicer

Termination Costs in excess of the amounts reimbursed by funds from the Servicer Termination Costs Reserve Account and, the amount required to reimburse the back-up servicer for all unpaid amounts due to the back-up servicer pursuant to the Back-up Servicing Agreement will be distributed to the applicable person;

•

an amount equal to the Interest Collections Shortfalls for other outstanding series of notes in Excess Interest Sharing Group One will be treated as Excess Interest Collections available from your series and applied to cover the Interest Collections Shortfalls for other outstanding series of notes in Excess Interest Sharing Group One;

•

all remaining amounts to the holders of the Certificate Interest (unless such amount has been netted against deposits into the Collection Account in accordance with the Indenture), but only to the extent that the remaining amount is not otherwise required to be deposited into the Excess Funding Account or the Cash Collateral Account pursuant to the Indenture.

As a result of these allocations and the allocations described in “— Principal Collections” below, the Class E notes and the Certificate Interest related to the Series 2017-1 meet the risk retention requirements of an eligible horizontal residual interest. For a more detailed description of these applications, you should read “The Notes—Application of Collections—Application of Interest Collections.”

Principal Collections

The order of priority for the application of Available Series Principal Collections on each Distribution Date will depend on whether your series is in the Revolving Period, the Controlled Accumulation Period or the Early Amortization Period.

•	Revolving Period. The “Revolving Period” for your series begins on the closing date and ends on the day preceding the date on which the Controlled Accumulation Period or the Early Amortization Period begins. During the Revolving Period, no principal will be paid to you or accumulated in the Note Distribution Account or the Note Defeasance Account for your series. Instead, Principal Collections allocated to your series will be treated as Shared Principal Collections and made available to make required principal distributions and deposits for other series of notes in Principal Sharing Group One or paid to the holders of the Certificate Interest to the extent not required to be deposited into the Excess Funding Account or the Cash Collateral Account.

•

Controlled Accumulation Period. The Controlled Accumulation Period for your series is scheduled to begin on the first day of the August 2018 Collection Period, but may begin at a later date. On each Business Day during the Controlled Accumulation Period, Principal Collections allocated to your series will be deposited into the Note Distribution Account or, at the election of the depositor or the servicer, the Note Defeasance Account, up to the Controlled Deposit Amount for the related Collection Period. Any Principal Collections allocated to your series in excess of the Controlled Deposit Amount will be treated as Shared Principal Collections and will be made available to make required principal distributions and deposits for other series of notes in Principal Sharing Group One or paid to the holders of the Certificate Interest to the extent not required to be deposited into the Excess Funding Account or the Cash Collateral Account. During the Controlled Accumulation Period for the Series 2017-1 notes, the trust may also be setting aside or distributing Principal Collections for the repayment of other series of notes.

•	On the Series 2017-1 Expected Maturity Date, the amounts on deposit in the Note Distribution Account and the Note Defeasance Account and any amounts constituting Additional Available Series Principal Collections for that Distribution Date will be paid first to the Series 2017-1 Class A noteholders, pro rata on the basis of the amount owing to them, second to the Series 2017-1 Class B noteholders, pro rata on the basis of the amount owing to them, third to the Series 2017-1 Class C noteholders, pro rata on the basis of the amount owing to them, fourth to the Series 2017-1 Class D noteholders, pro rata on the basis of the amount owing to them, and fifth to the Series 2017-1 Class E noteholders, pro rata on the basis of the amount owing to them, in each case, until the respective principal balance has been paid in full. It is possible that the trust will not repay the entire principal balance of each class of the Series 2017-1 notes on or before the Series 2017-1 Expected Maturity Date. If Principal Collections are slower than anticipated during the Controlled Accumulation Period, then there may not be sufficient funds to repay the principal balance of each class of the Series 2017-1 notes in full on the Series 2017-1 Expected Maturity Date. In that case, on each subsequent Distribution Date, Principal Collections and other available funds allocated to your series will be paid first to the Series 2017-1 Class A noteholders, pro rata on the basis of the amount owing to them, second to the Series 2017-1 Class B noteholders, pro rata on the basis of the amount owing to them, third to the Series 2017-1 Class C noteholders, pro rata on the basis of the amount owing to them, fourth to the Series 2017-1 Class D noteholders, pro rata on the basis of the amount owing to them, and fifth to the Series 2017-1 Class E noteholders, pro rata on the basis of the amount owing to them, in each case, until the respective principal balance has been paid in full.

•	Early Amortization Period. If an Early Amortization Event occurs, the Early Amortization Period will begin. On each Business Day with respect to the Early Amortization Period, all Available Series

Principal Collections up to the amount required to pay the Series 2017-1 notes in full will be deposited into the Note Distribution Account or, at the election of the depositor or the servicer, the Note Defeasance Account. On each Distribution Date related to the Early Amortization Period, those funds deposited into the Note Distribution Account and the Note Defeasance Account, as applicable, and any amounts constituting Additional Available Series Principal Collections for that Distribution Date will be paid first to the Series 2017-1 Class A noteholders, pro rata on the basis of the amount owing to them, second to the Series 2017-1 Class B noteholders, pro rata on the basis of the amount owing to them, third to the Series 2017-1 Class C noteholders, pro rata on the basis of the amount owing to them, fourth to the Series 2017-1 Class D noteholders, pro rata on the basis of the amount owing to them, and fifth to the Series 2017-1 Class E noteholders, in each case, until the respective principal balance has been paid in full.

As a result of these allocations and the allocations described in “— Interest Collections” above, the Class E notes and the Certificate Interest related to the Series 2017-1 meet the risk retention requirements of an eligible horizontal residual interest. For a more detailed description of these applications, you should read “The Notes—Application of Collections—Application of Principal Collections.”

Early Amortization Events

The Series 2017-1 notes are subject to specified Early Amortization Events described under “The Notes—Early Amortization Events,” which are applicable to the Series 2017-1 notes.

The occurrence of specified Early Amortization Events will cause an Early Amortization Period to begin with respect to the Series 2017-1 notes.

Events of Default

The Series 2017-1 notes are subject to specified Events of Default described under “The Notes—Events of Default,” which are applicable to the Series 2017-1 notes.

Upon the occurrence of a bankruptcy or similar event relating to the trust, the Series 2017-1 notes will be accelerated automatically. Upon any other Event of Default, the indenture trustee may, or shall, at the direction of the holders of a majority of the outstanding principal balance of the Series 2017-1 notes, accelerate the Series 2017-1 notes. If the Series 2017-1 notes are accelerated following an Event of Default, an Early Amortization Period will begin with respect to Series 2017-1.

For a more detailed description of the Events of Default, the application of funds and the rights of noteholders and the indenture trustee following an Event of Default, you should read “The Notes—The Indenture—Events of Default; Rights Upon Event of Default.”

Optional Redemption

The servicer (if Ally Financial or an affiliate of Ally Financial is the servicer) will have the option to redeem the Series 2017-1 notes by purchasing the portion of the trust assets allocated to the Series 2017-1 notes at any time after the remaining outstanding principal balance of the Series 2017-1 notes is 10% or less of the initial principal balance of the Series 2017-1 notes.

Defeasance

The depositor may terminate its obligations in respect of the Series 2017-1 notes by depositing with the indenture trustee amounts sufficient to make all remaining scheduled interest and principal payments on the Series 2017-1 notes on the dates scheduled for those payments.

For more information about defeasance, you should read “The Notes—Defeasance.”

Repurchases and Purchases of Receivables

Unless otherwise cured, Ally Bank and the depositor will be required to repurchase any receivable with respect to which a breach of any representation or warranty of the depositor or Ally Bank has a material and adverse effect on the interests of the noteholders. For a description of such repurchase requirements, see “The Transfer and Servicing Agreements.” If the downgrade trigger is met or exceeded for a monthly period and a majority of the Series 2017-1 noteholders vote to direct a review of “programmed” and “no credit” accounts and the related receivables as described under “The Pool of Accounts—Asset Representations Review,” the asset representations reviewer will review all “programmed” and “no credit” accounts and the related receivables to determine if the applicable representations and warranties with respect to the “programmed” and “no credit” accounts and the related receivables were satisfied. For a description of “programmed” and “no credit” accounts, see “The Dealer Floorplan Financing Business—Dealer Status; Realization on Collateral Security.” For a description of the asset representations review process, see “The Pool of Accounts—Asset Representations Review.”

Credit Enhancement and Liquidity

The trust will repay the Series 2017-1 notes and the other securities primarily from Principal Collections and Interest Collections on the receivables. The following will be additional sources of funds available to the trust to pay principal and interest on the Series 2017-1 notes and to make other required payments in certain circumstances:

•	the Reserve Fund;

•	overcollateralization;

•	excess spread; and

•	subordination of other series of notes.

In addition, each class of Series 2017-1 notes with a subsequent alphabetical designation is subordinate to each class of Series 2017-1 notes with a prior alphabetical designation, in each case, to the extent described in this prospectus.

Losses not covered by any credit enhancement or support will be allocated to the securities as described in “The Notes—Credit Enhancement and Other Enhancement—Subordination.”

The series enhancement described above is available only for your series. You are not entitled to any series enhancement available to any other series of notes that the issuing entity has already issued or may issue in the future.

Series 2017-1 Class E Notes

The Series 2017-1 Class E notes are subordinated to the Series 2017-1 investor notes. The initial principal balance of the Series 2017-1 Class E notes will be $81,394,827. The Series 2017-1 Class E notes principal balance is subject to reductions and increases from time to time.

As of any Determination Date, the Class E Invested Amount is required to be equal to or greater than the Required Class E Invested Amount. The Required Class E Invested Amount may increase and decrease from time to time as described below and in the definitions of “Required Class E Invested Amount” and “Subordination Factor” in this prospectus.

If on any Distribution Date, the average monthly payment rate for the three preceding months is less than 25.00% and greater than or equal to 22.50%, then on such Distribution Date, the depositor will be required to either (i) increase the Subordination Factor by 2.56%, which will increase the Required Class E Invested Amount, or (ii) increase the amount required to be on deposit in the Reserve Fund by 2.20%, which we refer to collectively as the “First Step-up.”

If on any Distribution Date, the average monthly payment rate for the three preceding months is less than 22.50% and greater than or equal to 20.00%, then on such Distribution Date, the depositor will be required to either (i) increase the Subordination Factor by an additional 2.80%, which will increase the Required Class E Invested Amount, or (ii) increase the amount required to be on deposit in the Reserve Fund by an additional 2.40%, which we refer to collectively as the “Second Step-up.”

If on any Distribution Date, the average monthly payment rate for the three preceding months is less than 20.00%, then on such Distribution Date, the depositor will be required to either (i) increase the

Subordination Factor by an additional 3.09%, which will increase the Required Class E Invested Amount, or (ii) increase the amount required to be on deposit in the Reserve Fund by an additional 2.65%, which we refer to collectively as the “Third Step-up.”

The increases pursuant to the First Step-up, Second Step-up and/or Third Step-up will be eliminated, and as a result, the Required Class E Invested Amount or the amount required to be on deposit in the Reserve Fund, as applicable, will decrease, if on any Distribution Date the average of the monthly payment rate for the three preceding months and the average of the monthly payment rates for the three months preceding each of the two prior Distribution Dates was greater than or equal to 25.00%, 22.50% or 20.00%, respectively. For additional information regarding the First Step-up, Second Step-up and Third Step-up, see the definitions of “Subordination Factor” and “Reserve Fund Required Percentage” in the “Glossary of Terms”.

Reserve Fund

A Reserve Fund will be established to assist in the payment of interest and principal on the Series 2017-1 notes. The depositor will deposit $3,322,259 (or 0.50% of the initial principal balance of the Series 2017-1 notes) into the Reserve Fund on the closing date. The amount required to be on deposit in the Reserve Fund will generally equal 0.50% of the Invested Amount of the Series 2017-1 notes. The amount required to be on deposit in the Reserve Fund may increase or decrease from time to time as described under “— The Series 2017-1 Class E Notes” and in the definitions of “Subordination Factor” and “Reserve Fund Required Percentage” in the “Glossary of Terms”. The depositor may also, in its discretion, increase or, upon satisfaction of the Series 2017-1 Rating Agency Condition but without the consent of any noteholder, decrease the amount required to be on deposit in the Reserve Fund; provided that the depositor may not increase the amount required to be on deposit in the Reserve Fund in its discretion if that increase would result in the aggregate amount of all such increases, together with all amounts added to the Class E Invested Amount and all amounts resulting from a discretionary increase in the Class E Invested Amount or in the

Subordination Factor, exceeding 5% of the outstanding principal balance of the Series 2017-1 notes as of the date of the increase.

The trust may experience shortfalls in Principal and Interest Collections on the receivables. The indenture trustee will withdraw available amounts from the Reserve Fund when these shortfalls cause the trust to have insufficient amounts to:

•	pay the monthly servicing fee and the monthly back-up servicing fee; and

•	make certain required distributions on the Series 2017-1 notes.

On any Distribution Date, after the trust pays the monthly servicing fee and the monthly back-up servicing fee, and makes all deposits or payments due on the Series 2017-1 notes, the amount in the Reserve Fund may exceed the Reserve Fund Required Amount. If so, the trust will pay the excess to the holders of the Certificate Interest.

Overcollateralization

Overcollateralization is the amount by which the amount of trust assets allocated to the Series 2017-1 notes exceeds the outstanding principal balance of the investor notes. Overcollateralization will be available to absorb certain losses that the noteholders of the investor notes would otherwise incur. Generally, overcollateralization with respect to the Series 2017-1 investor notes will be equal to the Class E Invested Amount. As of any Determination Date, the Class E Invested Amount is required to be equal to or greater than the Required Class E Invested Amount. As of any Distribution Date, the Required Class E Invested Amount is a function of, among other things, the Subordination Factor for that date. On the closing date, the Subordination Factor will equal 12.25%. The Subordination Factor is subject to step-ups and step-downs as described under “—Series 2017-1 Class E Notes.” See the definitions of “Required Class E Invested Amount” and “Subordination Factor” in this prospectus.

Excess Spread

Excess spread for the Series 2017-1 Notes for any Distribution Date will be the amount by which

Interest Collections during the related Collection Period allocated to Series 2017-1 exceeds certain fees of the trust relating to Series 2017-1, including interest payments on the Series 2017-1 notes. Any excess spread for a series of notes in Excess Interest Sharing Group One, including the Series 2017-1 notes, that is not used to cover shortfalls for that series of notes will be available on each Distribution Date to cover certain shortfalls for other series of notes in Excess Interest Sharing Group One, including the Series 2017-1 notes, and any remaining excess spread will be distributed to the holders of the Certificate Interest.

Subordination of Series 2017-1 Investor Notes

Distributions on each class of Series 2017-1 investor notes will be subordinated to payments on each class of Series 2017-1 investor notes with a prior alphabetical designation, in each case, to the extent described herein.

Servicer Advances

The servicer may make a servicer advance to the trust to the extent that the servicer, in its sole discretion, expects to recoup those advances from subsequent Collections and other amounts available for that purpose.

Assets of the Trust

The primary asset of the trust is a revolving pool of receivables arising under floorplan financing agreements between Ally Bank and retail automotive dealers. These agreements are lines of credit that dealers use to purchase new and used motor vehicles manufactured or distributed by motor vehicle manufacturers and distributors. We refer to the dealers’ obligations under these agreements as “receivables” and the receivables are comprised of interest receivables and principal receivables.

Composition of the Pool of Accounts as of the Reporting Date

The following tables describe the pool of accounts as of January 27, 2017. See “The Pool of Accounts—Composition of the Pool of Accounts” for additional information.

Composition of the Pool of Accounts; Total Receivables as of the Reporting Date

Number of Accounts	1,853
Aggregate Principal Balance of All Receivables Outstanding	$15,507,492,210
Aggregate Principal Balance of All Eligible Receivables Outstanding	$13,462,222,024
Percent of Receivables Representing New Vehicles	89.34%
Percent of Receivables Representing Used Vehicles	10.66%
Percent of Receivables of General Motors Dealers	70.66%
Percent of Receivables of Chrysler Dealers	21.48%
Percent of Receivables of Other Dealers	7.86%
Average Principal Balance of Eligible Receivables in Each Account	$7,265,096
Range of Principal Balances of Receivables in Accounts	$0 to $146,471,169
Average Available New Credit Lines Per Dealer with New Credit Lines	272
Average Available Used Credit Lines Per Dealer with Used Credit Lines	82
Weighted Average Spread Charged (Under)/Over Prime Rate	(0.13)%

Composition of the Pool of Accounts; New Receivables as of the Reporting Date

Aggregate Principal Balance of Receivables Outstanding	$13,854,835,750
Average Principal Balance of Receivables Per Dealer With At Least One New Vehicle Credit Line	$7,885,507

Composition of the Pool of Accounts; Used Receivables as of the Reporting Date

Aggregate Principal Balance of Receivables Outstanding	$1,652,656,460
Average Principal Balance of Receivables Per Dealer With At Least One Used Vehicle Credit Line	$1,039,407

The depositor performed a review of the pool accounts and the related receivables, including a review of the ongoing processes and procedures used by the sponsor and the servicer and a review of the underlying data and disclosure regarding the receivables. The depositor concluded that it has reasonable assurance that the disclosure regarding the pool accounts and the related receivables in this prospectus is accurate in all material respects. See “Depositor Review of the Pool Of Accounts.”

The receivables are sold by Ally Bank to the depositor and then transferred by the depositor to the trust. The trust has granted a security interest in the receivables and other specified trust property to the indenture trustee for the benefit of the noteholders. The trust property also includes:

•

security interests in the collateral securing the dealers’ obligations to pay the receivables, which will include the financed vehicles and may include other vehicles, parts inventory, equipment, fixtures, service accounts, real estate and guarantees;

•	amounts held on deposit in trust accounts maintained for the trust;

•	all rights of the depositor under the pooling and servicing agreement with Ally Bank and Ally Financial with respect to the receivables; and

•	all rights the trust has under the trust sale and servicing agreement with the depositor.

In addition to the accounts designated for the trust as of the initial cut-off date for the trust, under circumstances and subject to the conditions described under “The Transfer and Servicing Agreements—Addition and Removal of Accounts,” the depositor has and may in the future designate additional accounts to the trust. Once an account has been designated for the trust, as new receivables arise in that account, the depositor will ordinarily transfer them to the trust on a daily basis. See “The Pool of Accounts—Addition and Removal of Accounts” and “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

The trust could apply the principal collections to pay down the principal balance on other notes issued by the trust, including notes included in any series of notes that consist of variable funding notes. The trust could also retain Principal Collections and invest them in Eligible Investments, if sufficient new receivables are not available.

However, upon the occurrence of certain events, if any, specified by this prospectus, all or a substantial portion of Principal Collections allocable to your series of notes may be retained by the trust, even though new receivables are available to the trust. Rather than pay these Principal Collections to the certificateholders or use them to repay any series of notes that consist of variable funding notes or any other series of notes, the trust will instead invest them in Eligible Investments in a note cash accumulation account dedicated to the noteholders of that series. The trust will continue to invest these funds in Eligible Investments until the planned date or dates for repayment of the notes of that series, or until any sooner repayment following the occurrence of an Early Amortization Event that requires repayment of the notes of that series.

Not all of the trust property will be available to pay the holders of the Series 2017-1 notes.

The servicer, Ally Bank as seller, or the depositor may be required to repurchase receivables from the trust in specified circumstances, as detailed in the prospectus under “The Transfer and Servicing Agreements—Representations and Warranties.”

Revolving Pool

As new receivables arise under the dealer accounts, subject to the eligibility criteria, Ally Bank will sell those receivables to the depositor and the depositor will transfer them to the trust on a daily basis. At the same time, prior to the date on which funds will first be set aside for principal payments on the Series 2017-1 notes, the trust will ordinarily treat Principal Collections allocable to the Series 2017-1 notes as Shared Principal Collections to pay down the principal balances on any other series of notes in Principal Sharing Group One. The trust may also retain Principal Collections and invest them in Eligible Investments if sufficient new receivables are not available. Excess Shared Principal Collections will be paid to the holders of the Certificate Interest. The trust will acquire receivables for so long as the Transfer and Servicing Agreements remain in effect.

The Transfer and Servicing Agreements have no scheduled termination date and will continue to be effective for an indeterminate amount of time.

All accounts added to the pool of accounts will be added in accordance with Regulation AB.

Excess Funding Account

In certain circumstances, the trust assets will also include funds held in the Excess Funding Account. If funds are on deposit in the Excess Funding Account, a portion of such funds, called the Series 2017-1 Excess Funding Amount, together with any other amounts on deposit in the Excess Funding Account that are allocated to the Series 2017-1 notes, will be treated as Available Series Principal Collections and will be available to make payments on the Series 2017-1 notes in the circumstances described under “The Notes—Excess Funding Account.”

Other Interests in the Trust

Overconcentration Interest

A portion of each of the trust’s receivables may be allocated to a separate interest in the trust, which we refer to as the Overconcentration Interest.

Collections and defaults on the portion of the receivables allocated to the Overconcentration Interest will be allocated to Overconcentration Series of notes issued by the trust. The portion of the Overconcentration Interest not allocated to a series of notes will be allocated to the Certificate Interest.

Nonoverconcentration Interest

The portion of each of the trust’s receivables not allocated to the Overconcentration Interest will be allocated to the Nonoverconcentration Interest in the trust. Collections and defaults on the portion of the receivables attributable to the Nonoverconcentration Interest will be allocated to the Series 2017-1 notes, other Nonoverconcentration Series of notes issued by the trust and, in some cases, Overconcentration Series. The portion of the Nonoverconcentration Interest not allocated to a series of notes will be allocated to the Certificate Interest.

See “The Notes—Overconcentration Interest and Nonoverconcentration Interest” for a more detailed description of the allocations of trust assets between the Overconcentration Interest and the Nonoverconcentration Interest.

Other Series

The trust has issued other series of notes that are also secured by the assets of the trust. Annex A to this prospectus summarizes certain characteristics of each outstanding series of notes.

The trust may issue additional series of notes secured by the trust assets in the future. The trust may issue an additional series without your consent so long as the conditions described under “The Notes—New Issuances” are satisfied.

Certificate Interest

The interest in the trust’s assets not securing your series or any other series of notes is the Certificate Interest. The Certificate Interest will not provide subordination for the Series 2017-1 notes. The Certificate Interest is represented by the certificates, which are not offered by this prospectus.

The depositor will initially own the certificates, but will retain the right to sell all or portion of the certificates at any time.

Note Defeasance Account

The Indenture Trustee will establish a Note Defeasance Account in the name of the Indenture Trustee for the benefit of the Series 2017-1 noteholders. With respect to any collection period, the servicer will, at the direction of the depositor or, if Ally Financial or one of its affiliates is servicer, the servicer may, in its discretion, direct an amount of Available Series Interest Collections and, during an Early Amortization Period or the Controlled Accumulation Period, Available Series Principal Collections, to be withdrawn from the Collection Account or the Note Distribution Account, as applicable, and irrevocably deposited into the Note Defeasance Account.

Amounts on deposit in the Note Defeasance Account on any Distribution Date will be applied as described under “The Notes—Application of Collections.” Upon the deposit of any amount into the Note Defeasance Account, (i) none of the trust, the depositor or the servicer will have any further right to those amounts, (ii) the Series 2017-1 noteholders will have recourse, and will look solely to, the Note Defeasance Account for payments of those amounts, and (iii) the trust will have no further liability for, and will be deemed to be discharged and released from, its obligations with respect to the Series 2017-1 notes to the extent of the amount deposited, as such amounts are to be applied pursuant to the priorities of interest and principal payments.

See “The Notes—The Note Defeasance Account.”

Servicing Fees

Each month, the issuing entity will pay to: (i) the servicer a servicing fee, and (ii) the back-up servicer a back-up servicing fee, each as described under “Certain Fees and Expenses” and “The Servicer—Servicing Compensation and Payment of Expenses.” The servicing fee and the back-up servicing fee will receive priority over all distributions on the securities.

CUSIP Number

The Series 2017-1 Class A notes will have the following CUSIP number:

Series 2017-1 Class A notes: 02005A FR4

Tax Status

In the opinion of Kirkland & Ellis LLP, special tax counsel, the offered notes will be characterized as indebtedness for federal income tax purposes to the extent the notes are treated as beneficially owned by a person other than the sponsor or its affiliates for such purpose and the trust will not be taxable as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

Each holder of an offered note, by the acceptance of an offered note, will agree to treat such offered note as indebtedness for federal, state and local income and franchise tax purposes.

ERISA Considerations

Subject to further considerations discussed under the caption “ERISA Considerations,” an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, “ERISA,” or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, the “Code,” or an entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or plan’s investment in the entity, may generally purchase the offered notes. We suggest that an employee benefit plan, any other retirement plan or arrangement, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan, consult with its counsel before purchasing the offered notes. See “ERISA Considerations” in this prospectus for additional information.

Ratings

The depositor expects that the offered notes will receive credit ratings from at least one nationally recognized rating agency or “NRSRO” hired by the depositor.

The ratings of the offered notes will address the likelihood of the payment of principal and interest on the offered notes according to their terms. Each hired rating agency rating the offered notes will monitor the ratings using its normal surveillance procedures.

Any rating agency rating the offered notes may change or withdraw an assigned rating at any time. Any rating action taken by one rating agency may not necessarily be taken by any other rating agency then rating the offered notes.

No transaction party will be responsible for monitoring any changes to the ratings on the offered notes.

Any of the hired rating agencies have discretion to monitor and adjust the ratings on the offered notes. The offered notes may receive an unsolicited rating that is different from or lower than the ratings provided by the rating agency or agencies hired to rate the offered notes. As of the date of this prospectus, we are not aware of any unsolicited ratings on the offered notes. A rating, change in rating or a withdrawal of a rating by a hired rating agency may not correspond to a rating, change in rating or withdrawal of a rating from any other rating agency. See “Risk Factors—The Ratings on the Offered Notes Are Not Recommendations; They May Change or Be Withdrawn” for more information.

Certain Investment Company Act Considerations

The issuing entity is not registered or required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). In determining that the issuing entity is not required to be registered as an investment company, the issuing entity is relying on the exemption provided by Section 3(c)(5)(A) under the Investment Company Act, although there may be additional exclusions or exemptions that the issuing entity could rely on as well. As of the closing date, the issuing entity will be structured so as not to constitute a “covered fund” for purposes of the regulations, commonly referred to as the “Volcker Rule,” adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Action Act of 2010, or the “Dodd-Frank Act.”

Risk Factors

Before making an investment decision, you should consider carefully the factors set forth under the caption “Risk Factors.”

RISK FACTORS

You should consider carefully the following risk factors in deciding whether to purchase the Series 2017-1 notes.

Financial Market Disruptions and a Lack of Liquidity in the Secondary Market Could Adversely Affect the Market Value of the Series 2017-1 Notes and/or Limit Your Ability to Resell the Series 2017-1 Notes

The offered notes will not be listed on any securities exchange. Therefore, in order to sell the Series 2017-1 notes, you will need to find a willing buyer. The underwriters may assist in the resale of the offered notes, but they are not required to do so. Additionally, continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, have caused a significant reduction in liquidity in the secondary market for asset-backed securities. This period of illiquidity may continue, and even worsen, and may adversely affect both the market value of the Series 2017-1 notes and your ability to sell the Series 2017-1 notes. As a result, you may be unable to obtain the price that you wish to receive for the Series 2017-1 notes or you may suffer a loss on your investment. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to credit or interest rate risk, such as the Series 2017-1 notes.

Economic Developments May Adversely Affect the Performance and Market Value of the Series 2017-1 Notes	The United States has experienced a severe economic downturn. If another economic downturn occurs or if the current economic recovery fails to gain momentum, it may adversely affect the performance of the receivables. Rising unemployment, decreases in home values, the lack of available credit may lead to increased delinquency and default rates by dealers on the receivables, as well as decreased consumer demand for used automobiles and declining market values of the automobiles securing the receivables, which may weaken collateral coverage and increase the amount of a loss in the event of default. If another financial crisis or economic downturn occurs, or if the current economic recovery fails to gain momentum, delinquencies and losses on the receivables could continue to increase, which could result in losses on the Series 2017-1 notes. Significant increases in the inventory of used automobiles during an economic downturn may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

In addition, higher future energy and fuel prices could reduce the amount of disposable income that consumers have available to purchase automobiles from dealer inventories. Higher energy costs could cause business disruptions, which could cause unemployment and a further or deepening economic downturn. Decreased consumer demand could cause dealers to potentially become delinquent in making payments or default if they are unable to make payments on the receivables. The trust’s ability to make payments on the Series 2017-1 notes could be adversely affected if the related dealers are unable to make timely payments.

A Decline in the Financial Condition or Business Prospects of Ally Bank, Ally Financial, a Motor Vehicle Manufacturer or Dealers Could Result in Losses on the Series 2017-1 Notes	The receivables owned by the trust are originated primarily through the financing provided by Ally Bank to franchised dealers of motor vehicle manufacturers. The level of principal collections therefore depends upon the motor vehicle manufacturers’ continuing ability to manufacture vehicles and to maintain franchise dealer relationships, upon Ally Bank’s ability to provide such financing and upon dealers’ ability to repay the receivables. Ally Bank’s ability to compete in the current industry environment will affect its ability to generate new receivables and could also affect payment patterns on the receivables.

The recent events in the global financial markets and the economic downturn adversely affected the financial condition and business prospects of many of the motor vehicle manufacturers, suppliers and other participants in the auto industry and raised concerns about the viability of the motor vehicle manufacturers and certain suppliers and other participants in the auto industry. If another financial crisis or economic downturn occurs, or if the current economic recovery fails to gain momentum, the financial condition and business prospects of the participants in the auto industry could be further adversely affected. Both Chrysler Group LLC, the predecessor to Fiat Chrysler, and General Motors have emerged from bankruptcy through the sale of certain preferred assets to newly formed companies, although the original companies and remaining assets remain under bankruptcy protection. However, the new companies may require additional government assistance in the future, and there can be no assurances that such assistance will be provided. In addition, due to the interdependence of the motor vehicle manufacturers and suppliers in the auto industry, adverse events affecting a motor vehicle manufacturer or a major supplier could have an adverse effect on the other participants in the auto industry. A further decline in the financial condition or business prospects of a motor vehicle manufacturer could also have an adverse effect on Ally Bank and the related dealers.

The occurrence of any of these events could adversely affect the ability of Ally Bank to generate new receivables, to honor its commitment to repurchase receivables due to breaches of representations or warranties, the performance of the receivables, the financial stability of the related dealers, the market value of the vehicles securing the receivables, or the ability of Ally Financial, as servicer, to service the receivables or to honor its commitment to purchase receivables due to breaches of its agreements, which could result in losses on the Series 2017-1 notes.

Investors should consider the ongoing business prospects of motor vehicle manufacturers, Ally Bank and Ally Financial in deciding whether to purchase any Series 2017-1 notes.

The Trust Could Make Principal Payments on the Series 2017-1 Notes Sooner than the Series 2017-1 Expected Maturity Date if an Early Amortization Event Occurs	After the occurrence of an Early Amortization Event, which includes, but is not limited to, certain bankruptcy, insolvency, conservatorship or receivership events relating to Ally Bank, the depositor or the servicer (or Ally Financial, if Ally Financial is not the servicer), and certain bankruptcy, insolvency and receivership events that would result in the liquidation of a Significant Manufacturer or the Majority of Manufacturers, the basic documents require the trust to begin making principal payments on the Series 2017-1 notes, which may result in the repayment of principal on the Series 2017-1 notes sooner than the Series 2017-1 Expected Maturity Date. As of any date, a “Significant Manufacturer” means a motor vehicle manufacturer that the aggregate amount of all Eligible Principal Receivables held by the trust as of that date for which the related Vehicle Collateral Security is a vehicle manufactured by such manufacturer is 35.0% (or, in the case of Fiat Chrysler, 25.0%) or more of the Pool Balance, and a “Majority of Manufacturers” means two or more manufacturers that the aggregate amount of all Eligible Principal Receivables held by the trust as of that date for which the related Vehicle Collateral Security is a vehicle manufactured by one of those manufacturers is 50.0% or more of the pool balance. As shown under “The Pool of Accounts—Composition of the Pool of Accounts—Composition of the Pool of Accounts as of the Reporting Date,” as of the Reporting Date, General Motors was the only Significant Manufacturer for the trust. As the composition of the pool of accounts changes, the Significant Manufacturers of the trust may change. For information regarding the distribution of Eligible Principal Receivables held by the trust as of the Reporting Date, see “The Pool of Accounts—Composition of the Pool of Accounts—Make Distribution for the Pool of Accounts as of the Reporting Date.” However, if the Early Amortization Event is the result of a bankruptcy, insolvency or receivership, a trustee in bankruptcy, including the servicer as debtor-in-possession, or one of the parties to the basic documents, may contest the enforceability of those provisions, which could have the effect of delaying, or if successful, preventing the early repayment of principal. For more information regarding Early Amortization Events, see “The Notes—Early Amortization Events.” The earlier return of principal following an Early Amortization Event may occur at a time when you might not be able to reinvest those funds for a rate of return or maturity date as favorable as those on the Series 2017-1 notes. You should also consider carefully the factors with respect to a bankruptcy of Ally Bank and motor vehicle manufacturers set forth under the captions “Risk Factors—If Ally Bank Becomes Subject to Conservatorship or Receivership, You Could Experience Reduced or Delayed Payments on the Series 2017-1 Notes,” “Insolvency Aspects of the Accounts—Payments on the Notes and Certificates,” “Risk Factors—If a Motor Vehicle Manufacturer Files for Bankruptcy, You Could Experience Reductions and Delays in Payments on the Series 2017-1 Notes” and “Certain Reorganizations of a Motor Vehicle Manufacturer Under the Federal Bankruptcy Code Will Not Cause an Early Amortization Event for the Series 2017-1 Notes.”

Certain Reorganizations of a Motor Vehicle Manufacturer Under the Federal Bankruptcy Code Will Not Cause an Early Amortization Event for the Series 2017-1 Notes	The only bankruptcy events relating to any motor vehicle manufacturer that will cause an Early Amortization Event for the Series 2017-1 notes will be (i) the filing of a petition by a Significant Manufacturer (or by another person that is undismissed after 90 days), or the entry of an order, under Chapter 7 of the federal bankruptcy code or similar provision of law that would result in the termination or liquidation of a Significant Manufacturer’s automobile manufacturing business, or (ii) a Significant Manufacturer undertakes to terminate or liquidate all or substantially all of its automobile manufacturing assets or business (or files a petition to or requests approval of any such action), but excluding any transfer, sale (including specified sales under the bankruptcy code and similar laws) that would result in the continued operation of a majority of the automobile manufacturing business of that Significant Manufacturer, following a Chapter 11 reorganization bankruptcy filing by a Significant Manufacturer or a similar event occurring concurrently with respect to each of the Majority of Manufacturers. No bankruptcy event with respect to any motor vehicle manufacturer other than a Significant Manufacturer or a Majority of Manufacturers will trigger an Early Amortization Event.

As of the Reporting Date, General Motors is the only Significant Manufacturer with respect to the trust. As the trust composition changes, additional, different or no motor vehicle manufacturers may constitute a Significant Manufacturer. A bankruptcy event relating to any motor vehicle manufacturer that is not a Significant Manufacturer or that is not part of a bankruptcy event with respect to a Majority of Manufacturers will not trigger an Early Amortization Event. As a result, the Series 2017-1 notes will continue in the Revolving Period even though it may be more difficult for the applicable motor vehicle manufacturer to manufacture and sell new vehicles and may impair Ally Bank’s ability to generate new receivables. See “Risk Factors—The Trust Is Dependent Primarily on Ally Bank to Generate New Receivables; Without New Receivables, the Trust May Be Unable to Make Payments on the Notes.”

Labor Disruptions or a Strike Could Negatively Impact the Origination of New Receivables and Any Payments on the Series 2017-1 Notes	Labor disruptions or a strike with regards to General Motors, Fiat Chrysler or other motor vehicle manufacturers could negatively impact Ally Bank’s ability to generate new receivables and, if prolonged, could adversely affect the business prospects of the applicable motor vehicle manufacturers, the related dealers and Ally Bank. See “Risk Factors—The Trust Is Dependent Primarily on Ally Bank to Generate New Receivables; Without New Receivables, the Trust May Be Unable to Make Payments on the Notes,” and “Risk Factors—If a Manufacturer Files for Bankruptcy You Could Experience Reductions and Delays in Payments on the Series 2017-1 Notes” and “Risk Factors—Certain Reorganizations of a Motor Vehicle Manufacturer Under the Federal Bankruptcy Code Will Not Cause an Early Amortization Event for the Series 2017-1 Notes.”

Additions and Removals of Accounts Could Lead to Delays or Reductions in Payments on the Series 2017-1 Notes	As described under “The Transfer and Servicing Agreements—Addition and Removal of Accounts,” accounts will be added to and removed from the pool of accounts from time to time. As a result of these additions and removals, the characteristics of the pool of accounts, including credit quality, may change. If the composition of the pool of accounts is not of the same credit quality as previously designated accounts, then delays and reductions in payments on the Series 2017-1 notes could result.

The Ratings on the Offered Notes Are Not Recommendations; They May Change or Be Withdrawn	The depositor expects to hire at least one nationally recognized statistical rating organization, or “NRSRO,” to rate the offered notes. The offered notes may receive a rating from a rating agency not hired to rate the offered notes. A security rating is not a recommendation to buy, sell or hold the offered notes. The rating considers only the likelihood that the trust will pay interest on time and will ultimately pay principal in full on the offered notes. Ratings on the offered notes do not generally address the timing of distributions of principal on the offered notes prior to the Series 2017-1 Legal Maturity Date. The ratings do not consider the prices of the offered notes or their suitability to a particular investor. The ratings may be revised or withdrawn at any time, and rating agencies not hired to rate the transaction may provide an unsolicited rating that is different from or lower than the ratings provided by the rating agencies hired to rate the offered notes. If a rating agency issues a rating lower than the solicited ratings, changes its rating or withdraws its rating, no one has an obligation to provide additional credit enhancement or to restore the original rating. None of the sponsor, the servicer, the depositor, the trust or any of their respective affiliates is under any obligation to monitor or disclose any changes to the ratings. There may be a conflict of interest for the rating agencies hired to rate the offered notes because the sponsor paid the fee charged by each rating agency for its rating services. Additionally, if any rating agency provides an unsolicited rating that is lower than the ratings provided by the rating agencies hired to rate the offered notes, the market value of the offered notes may be adversely affected. Moreover, criminal, civil or regulatory actions or other events adverse to an NRSRO hired to rate the offered notes may have a detrimental effect on the credibility of such NRSRO’s ratings, which could have an adverse effect on the market value of the offered notes.

The Trust Has Limited Assets: The Receivables and Any Forms of Credit Enhancement

The only significant assets or sources of funds the trust will have will be its receivables, its rights in the Reserve Funds, or other rights or credit enhancements that this prospectus specifies. The Series 2017-1 notes will only represent interests in the trust allocated to the Series 2017-1 notes. In addition, the servicer may deposit amounts into the Note Defeasance Account as described in this prospectus. Upon the deposit of any amount into the Note Defeasance Account, (i) the Series 2017-1 noteholders will have recourse, and will look solely to, the Note Defeasance Account for payments of those amounts, and (ii) the trust will have no further liability for, and will be deemed to be discharged and released from, its obligations with respect to the Series 2017-1 notes to the extent of the amount deposited, as such amounts are to be applied pursuant to the priorities of interest and principal payments. Neither Ally Bank, the servicer, the depositor, the trustee, any of their affiliates, nor any other person or entity will insure or guarantee the Series 2017-1 notes.

You May Receive an Early Return of Your Investment or Incur a Shortfall in the Return of Your Investment Following an Event of Default Under the Series 2017-1 Indenture Supplement	If an Event of Default occurs under the Series 2017-1 Indenture Supplement, the holders of a majority of the aggregate principal balance of the affected class or the Series 2017-1 notes, as applicable, given such authority pursuant to the Series 2017-1 Indenture Supplement may declare the accrued interest and outstanding principal immediately due and payable. In that event, the indenture trustee may sell the receivables and other assets of the trust allocated to the Series 2017-1 notes and apply the proceeds to prepay the affected class or Series 2017-1 notes, as applicable. The liquidation and distribution of those trust assets will result in an early return of principal to noteholders. You may not be able to reinvest the principal repaid to you for a rate of return or a maturity date that is as favorable as those on the Series 2017-1 notes. Also, the proceeds from sale of the trust assets allocated to the Series 2017-1 notes may not be sufficient to fully pay amounts owed on the Series 2017-1 notes. Those circumstances may result in losses to noteholders.

Principal May Be Paid or Accumulated with Respect to Other Series of Notes While Principal Is Being Paid or Accumulated with Respect to the Series 2017-1 Notes, Which Could Result in Reduced or Delayed Payments on the Series 2017-1 Notes

Principal may be paid or accumulated with respect to other series of notes issued by the trust at any time specified in the indenture supplements related to those notes, and may pay or accumulate principal prior to or while principal is also being paid or accumulated with respect to the Series 2017-1 notes. If this occurs, funds available to be set aside for or to make principal payments on the Series 2017-1 notes may be reduced. The result may be that you may experience reductions or delays in principal payments on the Series 2017-1 notes.

The Depositor Has the Ability to Change Certain Eligibility Criteria and Certain Requirements with Respect to the Trust and the Series 2017-1 Notes Without the Consent of Any Noteholder or Any Other Person, Which Could Result in Reduced or Delayed Payments on the Series 2017-1 Notes

The depositor has the ability to change the definitions of the terms “Eligible Account,” “Eligible Investment,” “Eligible Institution and “Eligible Receivable,” as each term is defined in this prospectus, upon the receipt from designated rating agencies then rating the notes that the change will not result in a reduction or withdrawal of their ratings of those notes, but without the consent of any noteholder or any other person. The depositor also has the ability to increase or reduce the Reserve Fund Required Amount with respect to the Series 2017-1 notes, upon the receipt from designated rating agencies then rating the Series 2017-1 notes that the change will not result in a reduction or withdrawal of their ratings of those notes, but without the consent of any noteholder or any other person.

In addition, the depositor has the ability to change the length of the Controlled Accumulation Period and may change the definition of the term “Servicing Fee Rate,” as that term is defined in this prospectus, by causing the servicer to provide a certificate to the indenture trustee, stating that the change will not result in the occurrence of an Early Amortization Event or Event of Default, nor will it materially and adversely affect the amount or expected timing of distributions to be made to the noteholders of any series or class of notes.

The depositor’s ability to make any of the foregoing modifications may result in reduced or delayed payments of principal and interest on the Series 2017-1 notes.

You May Have Limited or No Ability to Control Actions Under the Series 2017-1 Indenture Supplement	Your remedies will be limited if an Event of Default with respect to a series or class of the Series 2017-1 notes occurs. Under the Series 2017-1 Indenture Supplement, noteholders holding a specified percentage of the outstanding principal balance of notes of a series or class or all the notes issued by the trust may take actions, or may direct the indenture trustee to take various actions, following an Event of Default, including accelerating the notes. The actions taken or not taken by the controlling noteholders may be contrary to the actions that you determine to be in your best interest. In the case of votes by series, the most senior class of notes will generally be substantially larger than the subordinate classes of notes. The holders of the most senior class of notes will therefore generally have the ability to control the actions to be taken, and these actions may be contrary to the interests of the holders of the subordinate classes of notes.

For more details about your rights upon an Event of Default, you should read “The Notes—The Indenture—Events of Default; Rights Upon Event of Default.”

The Sponsor, the Servicer and Their Affiliates Must Comply With Governmental Laws and Regulations That Are Subject to Change and Involve Significant Costs	Ally Bank, Ally Financial and their affiliates are governed by numerous foreign, federal and state laws and the supervision and examination of various regulatory agencies. In July 2010, Congress passed the Dodd-Frank Act, which has adversely affected and could further impact the financial services industry. The financial services industry has undergone and will continue to undergo further increased regulation, such as additional disclosure and other obligations, restrictions on pricing and enforcement proceedings, as a result of the Dodd-Frank Act, other legislation and the rules and regulations adopted by governmental entities.

The Dodd-Frank Act also created the Consumer Financial Protection Bureau or the “CFPB,” a federal regulator, with rulemaking and enforcement authority over consumer finance businesses. In December 2013, Ally Financial and certain of its subsidiaries entered into consent orders issued by the CFPB and the U.S. Department of Justice pertaining to allegations of disparate impact in its automotive finance business, which resulted in a $98 million charge in the fourth quarter of 2013. The consent orders require Ally Financial and certain of its subsidiaries to create a compliance plan addressing, at a minimum, the communication of their expectations of Equal Credit Opportunity Act compliance to dealers, maintenance of their existing limits on dealer finance income for contracts acquired by them, and monitoring for potential discrimination both at the dealer level and across all dealers. They must form a compliance committee consisting of directors of Ally Financial and certain of its subsidiaries to oversee their execution of the consent orders’ terms. Failure to achieve certain remediation targets could result in the payment of additional amounts in the future. In addition, Ally Financial has received document requests from the Securities and Exchange Commission and the U.S. Department of Justice in connection with their investigations related to subprime automotive finance and related securitization activities.

Compliance with applicable law and regulations may be costly because new processes, forms, controls and additional infrastructure may be required to comply with new requirements and to withstand increased scrutiny. Laws in the financial services industry are designed primarily for the protection of consumers. Any failure to comply with these laws and regulations could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to reputation, brand and valued customer relationships. Many rules under the Dodd-Frank Act have been implemented by the applicable federal regulatory agencies, but in some cases the applicable rules have not become effective or additional rulemaking required under the Dodd-Frank Act has not been completed. Therefore, the full impact of the Dodd-Frank Act on the financial markets and its participants and on the asset backed securities market in particular will not be known for some time. No assurance can be given that the Dodd-Frank Act and its implementing regulations, or the imposition of additional regulations, including the orderly liquidation authority of the Dodd-Frank Act, will not have a significant adverse impact on the trust, the depositor, the sponsor or the servicer, including on the origination or servicing of the receivables, or the price that a subsequent purchaser would be willing to pay for the Series 2017-1 notes.

Some Receivables May Become Uncollectible if Other Parties Establish Liens on the Receivables That Are Superior to the Trust’s, Which Could Result in Reduced or Delayed Payments on the Series 2017-1 Notes

Ally Bank and the depositor will file financing statements, where appropriate under applicable law, with respect to the pool of receivables sold to the trust. These financing statements perfect the security interests that the depositor and the trust have in the pool of receivables. Ally Bank will take the necessary legal steps to perfect the security interests where filing financing statements is not the appropriate legal method to perfect its security interest.

Ally Financial will serve as the custodian of the receivables and will not physically segregate or mark the receivables from other Ally Financial receivables to indicate that they have been sold to the trust. Instead the receivables will be held as discussed in the section in this prospectus titled “The Transfer and Servicing Agreements—Sale and Assignment of Receivables and Collateral Security.”

It is possible that another party could acquire an interest in the receivables superior to the trust’s interest. This would happen if the other party purchases or takes a security interest in the receivables:

•	for value;

•	in the ordinary course of business; and

•	without actual knowledge of the depositor’s or the trust’s interest.

In such an event, the trust could receive less than the full amount of collections on the receivables and you could experience reduced or delayed payments on the Series 2017-1 notes.

In addition, GM In-Transit Receivables will constitute Eligible Receivables for the trust. Typically, dealers do not pay interest on GM In-Transit Receivables during their In-Transit Period. To the extent dealers are not so required, the trust will not receive interest collections in respect of those GM In-Transit Receivables. If GM In-Transit Receivables in their In-Transit Periods constitute a large portion of the trust’s assets, you could experience reduced or delayed payments on the Series 2017-1 notes.

Some Receivables May Become Uncollectible If Dealers Make Sales Out of Trust, Which Could Result in Reduced or Delayed Payments on the Series 2017-1 Notes	A dealer who purchases financed vehicles gives Ally Bank a security interest in those vehicles. When a financed vehicle is sold or leased in the ordinary course of business, Ally Bank’s security interest in the vehicle will generally terminate regardless of whether the dealer pays Ally Bank for the vehicle. A sale out of trust occurs when a dealer sells or leases a vehicle but fails to pay Ally Bank the amount owed on the receivable for that vehicle. If this happens, Ally Bank will no longer be able to look to that vehicle as security for the receivable. This may impair Ally Bank’s ability to collect the receivable, in which case you might experience reductions or delays in payments on the Series 2017-1 notes.

If a Motor Vehicle Manufacturer Files for Bankruptcy You Could Experience Reductions and Delays in Payments on the Series 2017-1 Notes	If a motor vehicle manufacturer becomes subject to a bankruptcy case under the federal bankruptcy code or state or other insolvency laws, that motor vehicle manufacturer’s ability to manufacture new vehicles and, consequently, Ally Bank’s ability to generate new receivables with respect to the related franchised dealers may be impaired. The result might be that you experience reductions or delays in payments on the Series 2017-1 notes.

If a motor vehicle manufacturer becomes subject to a bankruptcy case under the federal bankruptcy code or state or other insolvency laws, the franchised dealers who are obligated to make payments on the receivables, including those dealers, if any, in which the motor vehicle manufacturer owns an interest, might respond by delaying or withholding payments on the receivables. They might do this even though they have no legal or contractual justification to stop payments. The result might be that you experience reductions or delays in payments on the Series 2017-1 notes.

In addition, if such a motor vehicle manufacturer becomes subject to a bankruptcy case under the federal bankruptcy code or state or other insolvency laws, that motor vehicle manufacturer may change or reduce its vehicle marketing and purchase incentive programs with dealers or may determine not to exercise its option to repurchase vehicles from dealers. See “—If a Motor Vehicle Manufacturer Does Not Repurchase Vehicles from Dealers, You Could Experience Reduced or Delayed Payments on the Series 2017-1 Notes.”

The Trust Is Dependent Primarily on Ally Bank to Generate New Receivables; Without New Receivables, the Trust May Be Unable to Make Payments on the Series 2017-1 Notes	Ally Bank extends credit primarily to dealers to finance their wholesale automobile purchases, and these credit extensions generate receivables. In addition, General Motors and Fiat Chrysler have in the past provided financial assistance to dealers, including capital contributions in the form of minority equity investments. Ally Bank must be able to generate new receivables in order to meet the trust’s obligations to pay interest and principal on the securities. Ally Bank does not guarantee that it will continue to generate receivables at historical levels. The following events could negatively impact Ally Bank’s ability to generate new receivables:

•	A change in the terms offered by Ally Bank to dealers;

•	Defaults on dealer accounts;

•	Termination of dealer franchises;

•	A decline in the manufacture and sale of automobiles and light trucks due to an economic downturn, a labor disruption, competitive pressure, or any other factors;

•	A motor vehicle manufacturer bankruptcy;

•	A change in a motor vehicle manufacturer’s vehicle distribution practices;

•	A change in dealer inventory management practices;

•	A change in the amounts of the credit lines offered by Ally Bank to dealers;

•	A change in the interest rates charged by Ally Bank to dealers;

•	Dealers filing for bankruptcy;

•	A change in other financial support offered by Ally Bank to dealers;

•	Seasonal fluctuations in the sale and leasing of vehicles;

•	Competition from banks or other financing sources available to dealers;

•	A change in motor vehicle manufacturers’ vehicle marketing or purchase incentive programs;

•	A change in motor vehicle manufacturers’ in-transit receivable financing policies; or

•	Supply chain disruptions.

If Ally Bank generates new receivables at lower levels than it has done in the past, you might experience reductions or delays in payments on the Series 2017-1 notes. The payment reductions or delays may reflect the decrease in receivables.

If a Motor Vehicle Manufacturer Does Not Repurchase Vehicles from Dealers, You Could Experience Reduced or Delayed Payments on the Series 2017-1 Notes

If a motor vehicle manufacturer terminates a dealer franchise, or if Ally Bank forecloses on a dealer’s property, in most cases the motor vehicle manufacturer will repurchase some of the new vehicles from that dealer, whether as a result of state franchise law requirements, contractual repurchase arrangements or the motor vehicle manufacturer’s self-determined business interests, subject to certain exclusions based upon mileage, damage and age. If a motor vehicle manufacturer repurchases new vehicles, the proceeds of the purchase will generally be available to pay on the receivables. However, if a motor vehicle manufacturer is not required to repurchase new vehicles and elects not to make such a repurchase, you may experience reductions or delays in payments on the Series 2017-1 notes.

Large Scale Liquidation of Dealer Inventory Could Result in Accelerated, Delayed or Reduced Payments on the Series 2017-1 Notes	If one or more motor vehicle manufacturers terminates a significant number of dealers, and that motor vehicle manufacturer does not buy existing inventory from those terminated dealers, the dealers may be forced to liquidate their vehicle inventory at auction. This could increase the supply of vehicles sold at auction which could cause demand for vehicles and/or vehicle prices to decline. If demand for vehicles and/or prices decline, sales volumes and/or the financial condition of the dealers could be adversely affected, which could result in accelerated, delayed or reduced payments on the Series 2017-1 notes.

The Series 2017-1 Notes Are Subject to Risk Because Payments on the Notes Are Subordinated to Servicing Fees	The Series 2017-1 notes are subject to risk because payments of interest on the notes are subordinated, as described below, to servicing fees and back-up servicing fees. Interest payments on the offered notes on each distribution date will be subordinated to the servicing fee due to the servicer. This subordination could result in reduced or delayed payments of interest on the Series 2017-1 notes.

The Interest Rate on the Series 2017-1 Floating Rate Notes and the Interest Rate on the Receivables Fluctuate Differently, Resulting in Basis Risk; The Interest Rate on the Series 2017-1 Fixed Rate Notes Is Fixed and the Interest Rate on the Receivables Is Variable, Resulting in Interest Rate Risk

The receivables pay interest at a variable rate, which as of the date of this prospectus is based in about equal proportions on either the “prime rate” announced by Ally Bank from time to time or the one-month or three-month LIBOR rate in effect prior to the applicable period for which interest is being calculated. In either case, the servicer may amend or reduce this rate. The interest rate on the floating rate notes is based on One-Month LIBOR and the interest rate on the Series 2017-1 fixed rate notes is a fixed rate. The trust is not entering into any interest rate hedge agreements for the benefit of the Series 2017-1 noteholders to protect against fluctuations in market interest rates on the receivables. If the rate on the receivables declines, collections of receivables allocated to the Series 2017-1 notes may be reduced without a corresponding reduction in the amount payable as interest on the Series 2017-1 notes. This could result in delayed or reduced principal and interest payments to the holders of the Series 2017-1 notes. In addition, this could result in the occurrence of an early amortization event, which could result in an early return on your investment.

FDIC Receivership or Conservatorship of Ally Bank Could Result in Delays in Payments or Losses on the Series 2017-1 Notes.	Ally Bank is a Utah chartered bank and its deposits are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If Ally Bank becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it, or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for Ally Bank. As receiver, the FDIC would have broad powers to:

•	require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Ally Bank; or

•	argue that a statutory injunction automatically prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

If the FDIC were to take any of those actions, payments on the Series 2017-1 notes could be delayed or reduced.

Under the Federal Deposit Insurance Act, the FDIC, as conservator or receiver of Ally Bank, is authorized to repudiate any “contract” of Ally Bank upon payment of “actual direct compensatory damages.” This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the receivables to the depositor. The FDIC has adopted a regulation, “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation after September 30, 2010.” Under this FDIC safe harbor regulation, the FDIC, as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization utilizing a revolving trust or master trust for which one or more obligations were issued as of September 30, 2010, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods before November 15, 2009, other than the “legal isolation” condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors.

The transfers by Ally Bank of the receivables and the issuance by the trust of the Series 2017-1 notes are intended to satisfy all the conditions of the FDIC rule relating to a securitization utilizing a master trust. If, however, a condition required under the FDIC regulation were found not to have been met, the FDIC could seek to recover or reclaim the receivables, which could delay or reduce payments of outstanding principal and interest on the Series 2017-1 notes. If the FDIC were to refuse to recognize Ally Bank’s transfer of the receivables, payments on the Series 2017-1 notes could be delayed or reduced.

Collections from Dealers Are Generally the Trust’s Only Source of Funds to Make Payments on the Notes and if Dealers’ Ability to Pay on the Receivables Declines, You Could Experience Reduced or Delayed Payments on the Series 2017-1 Notes

The trust’s ability to make payments on the notes generally depends on collections from dealers on the receivables. This prospectus provides historical dealer payment data on similar receivables. However, we do not guarantee that dealers will pay on the receivables at the same rate they have in the past or in any other pattern.

We cannot be certain of when dealers will sell and lease vehicles. The timing of sales depends on many economic, marketplace, financial and social factors that are beyond the control of Ally Bank, the depositor and the trust. Sales incentive programs and financing incentive programs of General Motors, Fiat Chrysler and other motor vehicle manufacturers also affect the sale and lease of vehicles.

If the dealers’ ability to pay on the receivables declines for whatever reason, you might experience reductions or delays in payments on the Series 2017-1 notes.

The Servicer Has Discretion over the Servicing of the Receivables and the Manner in Which the Servicer Applies That Discretion May Impact on the Amount and Timing of Funds Available to Pay Principal and Interest on the Series 2017-1 Notes

The servicer has discretion in servicing the receivables, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures. The manner in which the servicer exercises that discretion will have an impact on the amount and timing of receipts by the trust from the receivables. If the servicing techniques of the servicer do not maximize the receipts from the receivables, the resulting shortfalls may result in losses or delay in payment on the Series 2017-1 notes.

Temporary Commingling of Funds by the Servicer Prior to Their Deposit into the Collection Account May Result in Reduced or Delayed Payments on the Series 2017-1 Notes	The servicer receives collections on the receivables into an account of the servicer that contains other funds of the servicer and amounts collected by the servicer in respect of receivables relating to various note offerings and generally is not required to transfer those funds to the Collection Account until two Business Days following receipt or, if specified conditions are met, the day prior to a required payment on the Series 2017-1 notes. This temporary commingling of funds prior to the deposit of collections on the receivables into the Collection Account may result in a delay or reduction in the amounts available to make payments on the Series 2017-1 notes if, in the event of a bankruptcy of the servicer, there is a resulting delay or absence of ability of the servicer or the bankruptcy trustee to specifically identify those funds and there are competing claims on those funds by other creditors of the servicer.

Replacing the Servicer May Result in Reduced or Delayed Payments on the Series 2017-1 Notes

If Ally Financial were to cease acting as servicer, collection practices of a successor servicer or the back-up servicer, which may vary from those of Ally Financial. In addition, after a successor servicer is appointed, the successor servicer may experience some inefficiencies as a result of the transition. While Ally Financial is not permitted to resign or be terminated as servicer until a replacement servicer is installed, if Ally Financial were to become incapable of acting as servicer, a successor servicer had not yet accepted appointment, including by failure of a back-up servicer to act, there could be a disruption in servicing that could result in a delay or decrease in collections on the receivables and you might experience reductions or delays in payments on the Series 2017-1 notes.

None of Ally Bank, Ally Financial or the Depositor Guarantees Payments on the Receivables or the Series 2017-1 Notes, but in Limited Circumstances Ally Bank May Be Required to Repurchase Receivables	None of Ally Bank, Ally Financial or the depositor or any of their respective affiliates, other than the trust, is obligated to make any note payments to you, and none of Ally Bank, Ally Financial or the depositor or any of their respective affiliates, other than the trust, guarantee payments on the receivables or the Series 2017-1 notes. However, Ally Bank will make representations and warranties about the characteristics of the receivables to the depositor, and the depositor will then assign those representations and warranties to the trust. If Ally Bank breaches the representations and warranties regarding specific receivables, the trust will require Ally Bank to repurchase the applicable receivables from the trust.

If Ally Bank fails to repurchase those receivables, you might experience reductions or delays in payments on the Series 2017-1 notes.

The Addition or Removal of Trust Assets May Decrease the Credit Quality of the Trust Assets Securing the Series 2017-1 Notes and Could Result in Accelerated, Reduced or Delayed Payments on the Series 2017-1 Notes

The depositor may periodically choose, or be obligated, to transfer to the trust receivables arising in additional accounts. While each additional account must be an eligible account at the time of its designation, additional designated accounts may not be of the same credit quality as the accounts currently designated for the trust. For example, additional designated accounts may have been originated or acquired by Ally Bank using credit criteria different from those applied by Ally Bank to the initial accounts designated for the trust. Conversely, the depositor may periodically choose to remove accounts from the trust and remove the related receivables.

In addition, the depositor has the ability to transfer to the trust other floorplan assets not described in this prospectus upon the satisfaction of the Rating Agency Condition, but without the consent of any noteholders of any series of the notes or any other person. These assets may include participation interests in receivables, receivables originated by Ally Bank under syndicated floorplan financing arrangements each between a dealer and a group of lenders, one of which is Ally Bank, dealer floorplan receivables originated by third-parties, and dealer floorplan receivables originated by third-parties representing payment obligations of dealers in respect of vehicles in-transit to dealers. These assets may not be of the same credit quality as the accounts currently designated for the trust.

Consequently, we cannot assure you that the assets designated for the trust at any time in the future will have the same credit quality as the assets currently designated for the trust. If the addition or removal of trust assets reduces the credit quality of the trust assets, it will increase the likelihood of accelerated, reduced or delayed payments on the Series 2017-1 notes.

Issuance of Additional Series of Notes by the Trust Could Affect the Timing and Amounts of the Payments on the Series 2017-1 Notes	The trust may issue additional series of notes from time to time. The trust may issue series with terms that are different from your series without your consent. The terms of a new series could affect the timing and amounts of payments on any other outstanding series. In addition, some actions require the consent of a majority of the noteholders of all outstanding series. The interests of the holders of any new series of notes issued by the trust could be different from your interests. For more information about the issuance of new series, you should read “The Notes—New Issuances.”

Recent Events with Respect to LIBOR May Adversely Affect the Series 2017-1 Notes	The interest rates payable with respect to the Series 2017-1 floating rate notes are based on One-Month LIBOR plus a spread, as described above under “Summary—Payments on the Notes—Interest.” The London Interbank Offered Rate, or LIBOR, serves as a global benchmark for interest rates on home mortgages, student loans and other borrowings. Certain financial institutions have announced that they are involved in investigations by, or have entered into settlements with, certain regulatory authorities with respect to, among other things, allegations of manipulating LIBOR. In addition, several lawsuits have been filed against various financial institutions seeking damages arising from alleged manipulation of LIBOR. No assurance can be given as to the outcomes of these actions or that One-Month LIBOR, the benchmark for determining the interest rate on the Series 2017-1 floating rate notes, accurately represents a market rate of interest or that LIBOR will continue as a global benchmark for interest rates, either of which could have an adverse effect on the value or the liquidity of the Series 2017-1 floating rate notes.

THE SPONSOR

Ally Bank is the sponsor of the transaction set forth in this prospectus.

Ally Bank was incorporated in 2004 under the laws of the State of Utah relating to industrial loan corporations under the name “GMAC Automotive Bank,” and changed its name to “GMAC Bank” in 2006. In December 2008, GMAC Bank converted into a Utah chartered commercial nonmember bank and in May 2009 further changed its name to “Ally Bank.” In March 2016, Ally Bank received approval from the Board of Governors of the Federal Reserve System (“FRB”) to become a state member bank and be regulated by the FRB through the Federal Reserve Bank of Chicago. Ally Bank is subject to regulation primarily by the FRB and the Utah Department of Financial Institutions.

The sponsor is a wholly-owned, indirect subsidiary of Ally Financial. On December 24, 2008, and in connection with the conversion of Ally Bank into a Utah chartered commercial nonmember bank, Ally Financial and IB Finance Holding Company, LLC (“IB Finance”) were each approved by the FRB as bank holding companies under the Bank Holding Company Act of 1956, as amended (“BHCA”). IB Finance is the direct holding company for Ally Bank and is a subsidiary of Ally Financial. As a result, Ally Financial and IB Finance are now subject to the supervision and examination of the FRB.

Ally Bank has its principal office at 6985 Union Park Center, Suite 435, Midvale, Utah 84047, Tel. No. (801) 790-5000, and administrative offices at 1100 Virginia Drive, Ft. Washington, Pennsylvania 19034.

Ally Bank provides a wide variety of automotive financial services to and through dealerships and to the customers of those dealerships. In these lines of business, Ally Bank principally finances the acquisition and resale by dealerships of various new and used automotive and non-automotive products, and acquires from those dealers instalment obligations covering retail sales and leases of new and used vehicles. Ally Bank also provides dealer equipment facilities financing, residential mortgage financing and wholesale and retail financing.

Ally Bank’s financing operations are organized into two segments—automotive and mortgage products. The products and services offered by Ally Bank’s automotive financing operations include the funding of retail instalment sale contracts, direct purchase money loans and leases, extension of term loans, dealer floorplan financing and other lines of credit.

In the retail market, Ally Bank provides vehicle financing to consumers through automotive dealerships under the Ally Bank brand name. In most cases, Ally Bank purchases retail instalment sale contracts and lease contracts for new and used vehicles and other products from dealers.

In the wholesale market, Ally Bank finances the acquisition and resale by dealerships of various new automotive and nonautomotive products.

Ally Bank has been actively acquiring or originating assets, including retail instalment sale contracts, direct purchase money loans and leases and loans to dealers for the financing of dealer inventory, since its incorporation in 2004. Ally Bank began securitizing retail assets in 2009, wholesale assets in 2010 and lease assets in 2011.

When Ally Bank securitizes automotive retail instalment sale contracts and wholesale finance receivables, it may retain an interest in the sold assets. These interests may take the form of asset-backed securities, including senior and subordinated interests in the form of investment grade, non-investment grade or unrated securities. The interest in the trust being retained by the depositor or a wholly-owned affiliate of the sponsor is described under “Credit Risk Retention” in this prospectus.

Ally Bank will select the accounts from its portfolio active, wholesale, dealer credit lines. See “The Pool of Accounts.”

None of Ally Bank, Ally Financial or any of their respective affiliates other than the issuing entity will be obligated to make, or otherwise guarantee, any principal, interest or other payment on the notes or the certificates.

Ally Bank has securitized its wholesale receivables in 21 registered offerings and five term private placement transactions on and after the Initial Closing Date in connection with the issuance by the trust of other series of notes, with the publicly offered and privately placed notes having an aggregate initial principal balance of $17.1 billion, $6.75 billion of which remain outstanding. Certain terms of the series outstanding as of the date of this prospectus are described in Annex A hereto. Ally Bank has not otherwise securitized its wholesale receivables in a registered offering or a term private placement transaction. Ally Bank has securitized its retail auto receivables in 26 registered offerings and four private placement retail auto transactions. In those retail securitizations, the Ally Bank sponsored depositor has sold securities with an aggregate initial principal balance of approximately $33.4 billion. Ally Bank has securitized its lease assets in one private placement transaction and five registered offerings. In those transactions, the issuer sold securities with an aggregate initial principal balance of approximately $6.0 billion. As of the date of this prospectus, none of the prior securitizations sponsored by Ally Bank have defaulted or experienced an early amortization or similar triggering event.

THE DEALER FLOORPLAN FINANCING BUSINESS

The dealer accounts are individual lines of credit represented by dealer floorplan financing agreements extended or maintained by Ally Bank to dealers located in the United States. The lines of credit for all these dealers constitute the Ally Bank portfolio. Dealers use credit extended under these arrangements, which are known generally as “wholesale” or “floorplan” financing, primarily to purchase new and used motor vehicles manufactured or distributed by General Motors and FCA US LLC (“Fiat Chrysler”) and to a lesser extent other motor vehicle manufacturers and distributors and to purchase used motor vehicles of any manufacturer pending sale or lease to the ultimate customer. In general, each receivable generated in a dealer account is secured by all vehicles owned by the related dealer and, in some instances, by other collateral security owned or guarantees by that dealer. Ally Financial services the Ally Bank portfolio on behalf of Ally Bank through Ally Financial’s administrative office located in Detroit, Michigan and through a network of branch offices located throughout the United States. See “—Relationship of the Dealer Floorplan Business to Ally Financial.”

General Motors vehicles for which Ally Bank provides wholesale financing primarily include vehicles manufactured under the Buick, Cadillac, Chevrolet and GMC trademarks. Fiat Chrysler vehicles for which Ally Bank provides wholesale financing primarily include vehicles manufactured under the Chrysler, Dodge, Jeep, Ram, Fiat, Maserati, and Alfa Romeo trademarks. Ally Bank also extends credit to dealers that operate franchises for motor vehicle manufacturers and distributors other than General Motors and Fiat Chrysler as well as independent used vehicle dealers.

The Ally Bank floorplan portfolio generally includes two types of credit lines or accounts:

•	credit lines or accounts under which advances are made to finance the purchase of automobiles and trucks; and

•	credit lines or accounts under which advances may be made to finance the purchase of vehicles intended for sale to fleet customers, generally in lots of more than 10, referred to as Fleet Accounts.

Ally Bank categorizes the vehicles it finances as new vehicles, used vehicles or auction vehicles. Currently, new vehicles consist of vehicles of any model year that are untitled and generally have been driven less than 200 miles, excluding any auction vehicles. Ally Bank classifies auction vehicles as those vehicles which are purchased at an auction conducted by a motor vehicle manufacturer, Ally Financial or others. In states where demonstration cars must be titled, vehicles are generally considered new vehicles if driven less than 200 miles. Used vehicles consist of auction vehicles and vehicles of any model year which have been previously titled, other than demonstration vehicles described above. The categorization of new vehicles, used vehicles and auction vehicles may change in the future based on Ally Bank’s practices and policies.

Creation of Receivables

Ally Bank makes advances to dealers in the Ally Bank portfolio in an amount equal to 100% of the wholesale invoice price of new vehicles, which includes destination and other miscellaneous charges and, with respect to vehicles manufactured by General Motors, Fiat Chrysler and other motor vehicle manufacturers, a price rebate from the motor vehicle manufacturer to the dealer in varying amounts as a percentage of the invoice price. This price rebate is known as a holdback. Holdbacks on General Motors and Fiat Chrysler-manufactured vehicles sold or leased by a dealer are generally returned to the dealer by General Motors or Fiat Chrysler on a monthly or quarterly basis, depending on the dealer’s arrangements with the motor vehicle manufacturer. For purposes of the trust, a receivable in respect of a new vehicle is generally originated by Ally Bank on the date on which Ally Bank receives the invoice of the manufacturer after shipping the vehicle to the related dealer. Generally Ally Bank receives the invoice of the applicable manufacturer within two days after the vehicle is shipped by that manufacturer. In the case of receivables in respect of new vehicles manufactured by General Motors, interest typically begins accruing following the estimated delivery date of the vehicle to the dealer. This date is approximately concurrent with the receipt of the new vehicle by the dealer. As a result, interest does not generally accrue on GM In-Transit Receivables during their related In-Transit Periods. In the case of receivables in respect of new vehicles manufactured by any motor vehicle manufacturer, other than GM, interest generally begins accruing on that receivable from the date the receivable is created regardless of when the applicable dealer receives the related vehicle. As a result, interest generally accrues on these In-Transit Receivables from the date of their origination, including during their related In-Transit Periods, which interest is payable to the trust.

The amount advanced for a used vehicle, other than an auction vehicle, is generally up to 90% of the wholesale book value for the vehicle as set forth in a used vehicle wholesale guide book for the region in which the dealer is located. The amount advanced for an auction vehicle is generally 100% of the auction purchase price, including auction and other fees, a portion of which fees may be rebated to the dealer. Used vehicle receivables are originated by Ally Bank on the date on which funds are actually advanced to a dealer or auction.

Once a dealer has commenced the floorplan financing of vehicles through Ally Bank, Ally Bank will finance virtually all purchases of new vehicles by that dealer from the applicable motor vehicle manufacturer or distributor. Ally Bank’s credit guidelines ordinarily require that advances to finance used vehicles be approved on a unit by unit basis. Ally Bank may limit or cancel a dealer’s floorplan financing arrangements at its discretion, including under the following circumstances:

•	the dealer has not met the credit guidelines set by Ally Bank;

•	the dealer is experiencing financial difficulties; and

•	the dealer is experiencing a general deterioration in its creditworthiness.

See “—Dealer Status; Realization on Collateral Security.”

Credit Underwriting Process

Ally Bank extends credit to dealers through established lines of credit. Ally Bank, either directly or through its affiliates or agents, generally investigates the dealer by:

•	reviewing bank references and credit reports;

•	if the dealer is not an existing dealer, reviewing credit reports from the dealer’s current financing source;

•	evaluating the dealer’s marketing capabilities;

•	evaluating the dealer’s financial resources;

•	evaluating the dealer’s repayment capacity;

•	evaluating the dealer’s net worth and overall financial condition; and

•	evaluating the dealer’s current state of operations and its management.

Ally Bank prepares a written credit review and recommendation either approving or disapproving the dealer’s request. Depending on the size of the requested credit line and the financial profile of the dealer, Ally Bank routes the credit review and recommendation to the appropriate approval authority. Ally Bank generally applies the same underwriting standards for dealers franchised by General Motors and Fiat Chrysler as for dealers franchised by other motor vehicle manufacturers.

Upon approval, a dealer executes financing agreements with Ally Bank. These agreements evidence the debt and provide Ally Bank a security interest in the vehicles to be financed and in other collateral. The vehicles are required to be insured against comprehensive loss or damage.

Ally Bank performs additional credit reviews of the dealers on a periodic basis—for a healthy dealer, generally every 12 to 24 months, although the period may be shorter or longer as determined on an individual basis. These additional credit reviews generally consist of the same steps as performed in connection with the initial review, provided that new financing agreements and application materials are not generally prepared.

The size of a credit line offered to a dealer, which is expressed in terms of number of vehicles or units and total dollars, is based upon a number of factors, including the dealer’s sales record or expected annual sales and the dealer’s net worth. Generally, a credit line for new vehicles is intended to be an amount sufficient to finance a 120 day supply and for used vehicles is generally an amount sufficient to finance a 60 day supply. As described in this prospectus, the credit lines establish guidelines, not limits, which dealers may exceed from time to time, and which Ally Bank may limit from time to time.

Ally Bank’s underwriting process is subjective and takes into account, among other things, the business, financing needs, and operational and legal structures specific to each individual dealer. As a result, underwriting decisions are not made based upon any fixed set of objective benchmarks or other criteria. Standard credit review and recommendation formats are used across the Ally Bank floorplan portfolio, however, in order to provide consistent documentation and decisioning.

Collateral Security

Ally Bank takes a first priority perfected security interest (subject to any applicable carriers’ liens) in the vehicles it finances for a dealer. Generally, the security interest in the financed vehicle terminates, as a matter of law, at the time of its sale or lease by the dealer to a retail customer in the ordinary course of business, but Ally Bank’s security interest continues in the proceeds from that sale or lease. In some instances, Ally Bank may take a security interest in, or a collateral assignment of, other assets of a dealer, including other vehicles, parts inventory, real estate, fixtures, tools, equipment, furniture, signs, funds held at Ally Bank and other receivables, as security for that dealer’s account. From time to time, Ally Bank may advance funds to dealers in the form of working capital loans, real estate financing and equipment loans. In these instances, to secure the loans, Ally Bank may take a security interest in all assets of the dealer, including, in some cases, the vehicles financed by the receivables held by the trust. Upon the dealer’s default, Ally Bank or, if authorized by Ally Bank, the Portfolio Servicer, on behalf of Ally Bank, may realize on the vehicles financed by the receivables held by the trust. However, Ally Bank or, if authorized by Ally Bank, the Portfolio Servicer, on behalf of Ally Bank, may realize upon Collateral Security, other than the vehicles financed by the receivables held by the trust, for the benefit of Ally Bank in respect of its loans or advances before this other Collateral Security can be realized upon for the benefit of the trust and noteholders. Because of the subordinate position of the trust in respect of this other Collateral Security, there is no assurance that the trust will be able to realize upon the other Collateral Security or any proceeds in respect of any other Collateral Security. See “The Transfer and Servicing Agreements—Intercreditor Arrangements.”

Dealer Payment Terms

Ally Bank may demand payment of interest and principal of the credit lines and loans extended at any time. However, unless Ally Bank terminates the credit line or the dealer defaults, Ally Bank generally requires payment of principal in full of the related loan:

•	upon the retail sale or lease of a vehicle; and

•	upon an appropriate administrative term established for each dealership based on risk and exposure of the account.

Ally Bank also may require dealers to pay specified percentages of principal in respect of a receivable at specified intervals prior to the sale of the related vehicle, based on risk and exposure of the related account.

Refunds with respect to returns of vehicles to dealers are uncommon, so adjustments to the loans in connection with these events are also uncommon. In addition, dealers do generally repay the loans prior to the applicable due date.

Interest on floorplan loans is generally payable monthly.

Ally Bank generally charges dealers interest at a floating rate, which as of the date of this prospectus is indexed generally to the one-month or three-month LIBOR rate in effect prior to the applicable period for which interest is being calculated or, to a lesser extent, the “prime rate” announced by Ally Bank from time to time, plus or minus a designated spread. Interest charges to dealers may be subject to floors and caps in effect from time to time and, as such, the effective spreads charged to those dealers may increase or decrease. The actual spread for each dealer is based on, among other things, competitive factors, the amount and status of the dealer’s credit lines and various incentive programs.

In some circumstances, under a program known as Delayed Payment Privilege, or “DPP,” Ally Bank may agree with a dealer not to require payment of principal promptly upon the sale or lease of the vehicle to a customer. DPP receivables will not be transferred to the trust. In some cases, a dealer will request DPP treatment for receivables originated in an account which is not a Fleet Account. For purposes of the trust, if a receivable is subject to DPP treatment at the time of its origination, that receivable will not be an Eligible Receivable and therefore will not be transferred to the trust. If an Eligible Receivable becomes subject to deferred payment after transfer to the trust, Ally Bank will be obligated to repurchase that receivable to the extent of the principal payment so delayed. This repurchase obligation is described in “The Transfer and Servicing Agreements—Representations and Warranties.”

From time to time, dealers maintain funds with Ally Bank or Ally Financial, which are held for these as cash collateral and dealers for cash management, liquidity and working capital purposes. For purposes of the trust, the principal balance of receivables with respect to any dealer on any date is the aggregate principal balance of receivables net of any amount so held by Ally Bank and/or Ally Financial against such receivables on that date.

Billing and Collection Procedures

A statement setting forth billing and account information is prepared by the Portfolio Servicer, on behalf of Ally Bank, and distributed on a monthly basis to each dealer. Interest and other non-principal charges are billed in arrears and are due upon receipt of the bill. Dealers remit payment directly to the Portfolio Servicer.

Dealer Monitoring

Ally Bank, or the Portfolio Servicer on behalf of Ally Bank, monitors the level of borrowing under each dealer’s account. Dealers may exceed their stated credit lines from time to time. For example, a dealer might, prior to a seasonal sales peak, purchase more vehicles than its existing credit lines would otherwise permit. At any time that a dealer’s balance exceeds its stated credit line, Ally Bank, or, if authorized by Ally Bank, the Portfolio Servicer, on behalf of Ally Bank, after evaluating the dealer’s financial position, may temporarily suspend the granting of additional credit, increase the dealer’s credit line or modify the dealer’s credit category. See “—Creation of Receivables” above and “—Dealer Status; Realization on Collateral Security.”

The Portfolio Servicer, on behalf of Ally Bank, periodically conducts audits of dealer vehicle inventories. The timing of audits varies and no advance notice is given to the audited dealer. Through the audit process, Ally Bank, or the Portfolio Servicer, on behalf of Ally Bank, generally reconciles a dealer’s physical inventory with its records of financed vehicles. Among other things, audits are intended to determine whether a dealer has sold or leased vehicles without repaying the related loans as required under the floorplan financing agreements.

Dealer Status; Realization on Collateral Security

Through its proprietary dealer credit evaluation system, Ally Bank assigns a credit category of “satisfactory,” “limited,” “programmed” or “no credit” to each dealer based on various objective and subjective factors, including:

•	wholesale performance;

•	financial outlook; and

•	capital sufficiency and credit history with Ally Bank, Ally Financial and others.

A “satisfactory” status, “S,” means that Ally Bank, through its proprietary dealer credit evaluation system, has determined that a dealer represents minimal risk. A dealer with S status typically has consistently profitable operations, positive cash flow, adequate credit base and satisfactory experience. A “limited” status, “L,” means that Ally Bank has determined that a dealer represents moderate risk. Circumstances under which a dealer receives L status may include unprofitable operating results, non-optimum cash flow, marginal credit base or less than satisfactory experience. Despite these risks, Ally Bank believes that the survival of the L rated account is not in jeopardy. A “programmed” status, “P,” means that Ally Bank has determined that a dealer represents significant risk due to imminent danger of financial failure and loss exposure to Ally Bank. Circumstances under which a dealer receives P status may include a weakness in character, capacity or capital, or unsatisfactory experience. A “no credit” status, “N,” means that Ally Bank has withdrawn an account’s credit lines due to an unacceptable degree of risk and exposure. Circumstances under which a dealer receives N status may include a dealer’s failure to remit principal or interest payments when due, liens, levies on, or attachments of the dealers assets, or a significant deterioration of the dealer’s financial condition. Ally Bank does not generally make further advances to a dealer who has been assigned a no credit status.

Ally Bank, or the Portfolio Servicer, on behalf of Ally Bank, frequently attempts to work with dealers to resolve the circumstances that lead to a programmed or no credit status, unless Ally Financial has purchased, at the election of Ally Bank, the related receivables pursuant to the Ally Financial Put Option Agreement. If, however, those circumstances are not resolved, any of the following may occur:

•	an orderly liquidation in which the dealer voluntarily liquidates its inventory through normal sales and leases to customers;

•	a self-help or court-ordered seizure and sale of the dealer’s inventory by Ally Bank or by the Portfolio Servicer on its behalf; or

•	a voluntary surrender to Ally Bank or the Portfolio Servicer on its behalf and sale of the dealer’s inventory.

Ally Bank, or the Portfolio Servicer, on behalf of Ally Bank, may sell these new vehicle inventories to the related motor vehicle manufacturer, including under agreements entered into at the time the credit line was established. In addition, Ally Bank, or the Portfolio Servicer, on behalf of Ally Bank, may work with dealers and, the respective motor vehicle manufacturer that franchised those dealers to find third parties to purchase troubled dealerships. The proceeds of this sale will be available to the creditors of the troubled dealership, including Ally Bank or, if applicable, the trust. Once liquidation has commenced, Ally Bank or the Portfolio Servicer, on behalf of Ally Bank, performs an analysis of its position and reserves or writes off any amounts identified at that time as uncollectible. Ally Bank, or the Portfolio Servicer, on behalf of Ally Bank, may also write off as uncollectible amounts prior to liquidation of the related dealer. Actual losses by Ally Bank may be more or less than the amounts initially written off as uncollectible. See “The Transfer and Servicing Agreements—Intercreditor Arrangements.”

Relationship of the Dealer Floorplan Financing Business to General Motors and Fiat Chrysler

Both General Motors and Fiat Chrysler have historically provided financial assistance to their respective franchised dealers from time to time, but have no obligation to do so. This assistance may take the form of guarantees and agreements to repurchase inventory. General Motors and Fiat Chrysler, through various initiatives, may also contribute capital to some of their respective franchised dealers in the form of equity investments in the dealerships.

In addition, General Motors and Fiat Chrysler offer financial and sales incentives to their respective franchised dealers through a number of programs. For example, both General Motors and Fiat Chrysler have a supplemental floorplan assistance program, whereby they provide a subsidy to their respective franchised dealers to assist those dealers in making interest payments to financing sources, including Ally Bank. This program encourages the purchase of an adequate supply of vehicles by the dealer to be held in inventory.

The financial assistance and incentives provided by General Motors and Fiat Chrysler are for the benefit of its dealers and do not relieve these dealers from their obligations to Ally Bank. These types of assistance and incentives are provided at the option of General Motors and Fiat Chrysler, which may terminate any of these programs in whole or in part at any time. If General Motors or Fiat Chrysler reduced or was unable, or elected not to provide this assistance or incentives, the timing and amounts of payments to Ally Bank in respect of the Ally Bank portfolio may be adversely affected. In addition, if a dramatic disruption in the supply of General Motors or Fiat Chrysler-manufactured vehicles occurred, the rate of sales of these vehicles would decrease and it is likely that payment rates and the loss experience of Ally Bank’s portfolio would also be adversely affected. A decrease in the rate of sales of General Motors or Fiat Chrysler manufactured vehicles would also slow the addition of new Eligible Receivables to the trust. Any event of this type may result in an Early Amortization Event with respect to the trust. See “Risk Factors—The Trust is Dependent Primarily on Ally Bank to Generate New Receivables; Without New Receivables, the Trust May Be Unable to Make Payments on the Series 2017-1 Notes.”

If a motor vehicle manufacturer terminates a dealer franchise, or if Ally Bank forecloses upon the property of a dealer, in most cases the motor vehicle manufacturer will repurchase some of the new vehicles from that dealer’s inventory at their invoice price net of charges or other amounts owed to the motor vehicle manufacturer, whether as a result of state franchise law requirements, contractual repurchase arrangements or the motor vehicle manufacturer’s self-determined business interests, subject to certain exclusions related to miles, damage and age.

Relationship of the Dealer Floorplan Financing Business to Ally Financial

Ally Bank has entered into a wholesale floorplan loan servicing agreement with Ally Financial, which we refer to as the “Portfolio Servicing Agreement.” Under the Portfolio Servicing Agreement, Ally Bank has appointed Ally Financial as servicer of the Ally Bank portfolio and Ally Financial has agreed to perform specified servicing duties thereunder. We refer to Ally Financial, in its capacity as servicer under the Portfolio Servicing Agreement as the “Portfolio Servicer.” Ally Financial’s duties as Portfolio Servicer under the Portfolio Servicing Agreement include payment, monitoring and review, audit, loss management and custodial functions, as well as administration of credit lines. The Portfolio Servicer is prohibited from performing certain, specified actions under the Portfolio Servicing Agreement without the prior consent of Ally Bank. Pursuant to the Portfolio Servicing Agreement, the Portfolio Servicer is entitled to a monthly servicing fee, payable by Ally Bank.

Ally Bank has also entered into an agreement relating to dealer loan, floorplan and other loans with Ally Financial, which we refer to as the “Ally Financial Put Option Agreement.” The Ally Financial Put Option Agreement and the Portfolio Servicing Agreement each contain provisions whereby, Ally Financial, at the request of Ally Bank, is obligated to purchase from Ally Bank any floorplan loan with respect to which the dealer has defaulted on the loan or has taken (or has failed to take) certain actions or with respect to which Ally Bank ceases to classify that dealer as “satisfactory” or “limited” pursuant to its dealer evaluation system.

Ally Bank will not assign any of its rights in the Ally Financial Put Option Agreement or the Portfolio Servicing Agreement to the depositor or the trust and Ally Bank will retain those rights. Therefore, neither the depositor nor the trust will have the right to require Ally Financial to repurchase any receivables held by the depositor or the trust, as applicable, pursuant to the Portfolio Servicing Agreement or the Ally Financial Put Option Agreement, provided however, that, in the event that Ally Bank reacquires any receivables from the depositor or the trust, those receivables will again be subject to the Ally Financial Put Option Agreement.

Loss and Aging Experience

See “The Ally Bank Portfolio—Loss Experience” and “—Aging Experience” for information regarding loss and aging experience for the receivables in the Ally Bank portfolio. Because the dealer accounts related to the trust will represent only a portion of the Ally Bank portfolio, actual loss and aging experience with respect to the dealer accounts related to the trust may be different from this information. There can be no assurance that the loss and aging experience of the receivables in the Ally Bank portfolio in the future will be similar to the historical loss and aging experience as set forth in this prospectus.

THE ACCOUNTS

The receivables of the trust are rights to receive payments on advances made by Ally Bank to the related dealers under the dealer accounts included in the pool of accounts for the trust. The initial pool of accounts related to the trust was selected from all of the dealer accounts in the Ally Bank portfolio that were Eligible Accounts as of the date on which the trust issued its first series of notes. Only Eligible Receivables will be transferred to the trust. See “The Transfer and Servicing Agreements—Sale and Assignment of Receivables and Collateral Security.” See “The Pool of Accounts” for information with respect to the dealer accounts included in the pool of accounts for the trust.

For the trust, pursuant to the trust sale and servicing agreement, the depositor will have the right and under certain circumstances, the obligation, to designate from time to time additional dealer accounts to be included in the pool of accounts. The depositor will have the right to purchase from Ally Bank the Eligible Receivables then existing and thereafter arising in those dealer accounts and to sell and assign those receivables to the trust. See “The Transfer and Servicing Agreements—Sale and Assignment of Receivables and Collateral Security.” In order to be designated an additional dealer account, among other things, each additional dealer account must be an Eligible Account. Under the circumstances specified in the trust sale and servicing agreement, the depositor has the right to remove dealer accounts from the pool of accounts. If a dealer account is so designated for removal or ceases to be an Eligible Account, the receivables originated thereafter in that dealer account will not be transferred to the trust. See “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

THE ALLY BANK PORTFOLIO

General

Ally Bank began originating floorplan receivables in 2007. Ally Bank’s portfolio has experienced significant growth since the second quarter of 2009 due to a number of factors. In April 2009, Ally Financial announced an agreement with Chrysler Group LLC, the predecessor to Fiat Chrysler (“Chrysler Group”), to provide automotive finance products and services to Chrysler Group dealers and customers. Following this announcement, Ally Bank entered into floorplan financing arrangements with Chrysler Group franchised dealers that had historically financed their wholesale inventory through other funding sources. This process was substantially completed by December 2009. Further, in May 2009, Ally Bank was granted an expanded exemption from Section 23A of the Federal Reserve Act and Regulation W of the Federal Reserve Board. The exemption facilitated Ally Bank’s ability to make floorplan loans to General Motors franchised dealers. In September 2009, Ally Bank began an effort to significantly increase its financing to General Motors franchised dealers that had previously financed their wholesale inventory through other funding sources—primarily Ally Financial. We refer to the addition of these dealers as the “GM Migration.” During the period from September 2009 through December 2010, new General Motors franchised dealers were added to the Ally Bank floorplan portfolio. While additional General Motors dealers may be added to the Ally Bank portfolio, the GM Migration was substantially completed by December 2010. In addition, effective December 31, 2010, General Motors terminated certain arrangements relating to GM In-Transit Receivables financed by Ally Bank. As a result, Ally Bank will not finance certain GM In-Transit Receivables during their In-Transit Periods, but will instead provide initial financing at or around the time of delivery of the related vehicle to the applicable dealer. This termination is expected to reduce or eliminate the amount of GM In-Transit Receivables included in Ally Bank’s portfolio and in the pool of accounts. In addition to Fiat Chrysler and GM franchised dealers, Ally Bank provides automotive finance products and services to dealers that operate franchises for other motor vehicle manufacturers and distributors as well as to independent used vehicle dealers.

The information in the following tables does not include data concerning Ally Financial’s portfolio of dealer floorplan accounts because the composition of the pool of accounts held by the trust may differ materially from the composition of the historical Ally Financial portfolio.

The following tables set forth information regarding Ally Bank’s portfolio of dealer floorplan accounts as of the close of business on September 30, 2016. Unless otherwise specified, information in the following tables does not include GM In-Transit Receivables originated by Ally Bank. “Other Receivables,” as used in the following table, includes receivables for heavy and medium duty trucks. “Prime Rate,” as used in the following table with respect to a calculation period, means the Prime Rate during the Preceding Semi-Monthly Period. Each of the percentages and averages in the table is computed on the basis of the amount financed of each account as of September 30, 2016. The “Weighted Average Spread Charged (Under)/Over Prime Rate” in the following table is based on the weighted average interest charges (calculated as an average interest rate) related to each account during the month of September 2016, weighted by the amount financed, minus the Prime Rate as of September 30, 2016. The “Weighted Average Spread Charged (Under)/Over the Prime Rate” does not include rebates earned by dealers under incentive programs that entitle them to a credit based on interest charges. These credits do not affect the rate earned by the trust. As described above, the calculation of “Weighted Average Spread Charged (Under)/Over the Prime Rate” excludes GM In-Transit Receivables, which do not generally accrue interest during their In-Transit Periods. As a result, the “Weighted Average Spread Charged (Under)/Over the Prime Rate” is higher in the table below than if it had been calculated including GM In-Transit Receivables. The “Percent of Receivables of Chrysler Dealers” represents the total receivables outstanding with dealers that are identified as having Chrysler dealership as a percentage of the Ally Bank portfolio as of September 30, 2016. The “Percent of Receivables of General Motors Dealers” represents the total receivables outstanding with dealers, other than Chrysler dealers, that carry at least one financed General Motors new vehicle as of September 30, 2016, as a percentage of the Ally Bank portfolio as of September 30, 2016. The “Percent of

Receivables of Other Dealers” represents the total receivables outstanding with dealers other than those who are identified as Chrysler or General Motors dealers, as a percentage of the Ally Bank portfolio as of September 30, 2016. “Average Available New Credit Lines Per Dealer with New Credit Lines” and “Average Available Used Credit Lines Per Dealer with Used Credit Lines” in the table below are expressed in terms of number of vehicles or units.

Composition of the Ally Bank Portfolio of Accounts; Total Receivables as of September 30, 2016

Number of Accounts	5,223
Aggregate Principal Balance of All Receivables Outstanding	$31,782,846,909
Percent of Receivables Representing New Vehicles	87.67%
Percent of Receivables Representing Used Vehicles	12.33%
Percent of Other Receivables	0%
Percent of Receivables of General Motors Dealers	54.63%
Percent of Receivables of Chrysler Dealers	27.68%
Percent of Receivables of Other Dealers	17.69%
Average Principal Balance of Receivables in Each Account	$6,085,171
Range of Principal Balances of Receivables in Accounts	$0 to $629,388,527
Average Available New Credit Lines Per Dealer with New Credit Lines	231
Average Available Used Credit Lines Per Dealer with Used Credit Lines	86
Weighted Average Spread Charged (Under)/Over Prime Rate	0.08%

Composition of the Ally Bank Portfolio of Accounts; New Receivables as of September 30, 2016

Aggregate Principal Balance of Receivables Outstanding	$27,863,737,998
Average Principal Balance of Receivables Per Dealer With At Least One New Vehicle Credit Line	$6,126,591

Composition of the Ally Bank Portfolio of Accounts; Used Receivables as of September 30, 2016

Aggregate Principal Balance of Receivables Outstanding	$3,919,108,911
Average Principal Balance of Receivables Per Dealer With At Least One Used Vehicle Credit Line	$1,042,316

Historical Experience—General

Ally Bank’s portfolio includes fleet accounts and other accounts that are not Eligible Accounts as well as dealer accounts that meet the eligibility criteria for inclusion in the trust but were not selected for inclusion in the trust. Thus, the dealer accounts related to the trust represent only a portion of Ally Bank’s entire portfolio and, accordingly, actual historical experience with respect to the trust’s dealer accounts may be different than that of Ally Bank’s entire portfolio. Therefore, the actual experience for trust receivables in the future may vary significantly from the historical experience set forth below.

Loss Experience

The following table sets forth Ally Bank’s average principal balance of receivables and loss experience for the entire Ally Bank portfolio in each of the periods shown. The information in the table below includes information with respect to GM In-Transit Receivables. The following historical experience reflects financial assistance and incentives provided, from time to time, by General Motors, Chrysler and other motor vehicle manufacturers to dealers, including those described under “The Dealer Floorplan Financing Business—Relationship of the Dealer Floorplan Financing Business to General Motors and Chrysler.” If General Motors,

Chrysler or other motor vehicle manufacturers reduced or were unable or elected not to provide assistance or incentives, the loss experience of Ally Bank’s portfolio, including the dealer accounts, may be adversely affected.

Loss Experience for the Ally Bank Portfolio

	Nine Months Ended September 30,		Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
Average Principal Receivables Balance (millions)	$29,199.0	$27,400.9	$27,804.3	$27,985.8	$25,993.9	$25,223.0	$18,968.9
Net Losses (Recoveries) (millions)	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Net Losses (Recoveries) as a % of Liquidations	0.0000%	0.0000%	0.0000%	0.0000%	0.0000%	0.0000%	0.0000%
Net Losses (Recoveries) as a % of Average Principal Receivables Balance	0.0000%	0.0000%	0.0000%	0.0000%	0.0000%	0.0000%	0.0000%

In the above table, average principal receivables balance is the average of the month-end principal balances of receivables, excluding any accrued interest, for each of the months during that period.

Net losses in any period are gross losses less recoveries for that period. Recoveries include recoveries from collateral security in addition to vehicles, and liquidations include all principal reductions.

Aging Experience

The following table provides the age distribution of the receivables for all dealers in Ally Bank’s portfolio as a percentage of total principal balances of receivables outstanding at the dates indicated. The aging is based on each receivable’s interest commencement date, which, with respect to receivables secured by new General Motors vehicles, is typically the estimated date of delivery of a financed vehicle to a dealer, and, with respect to each other receivable, is typically the date of origination of that receivable. Note that, for purposes of calculating age distribution with respect to the pool of accounts, as set forth in “The Pool of Accounts—Composition of the Pool of Accounts—Age Distribution for the Pool of Accounts as of the Reporting Date,” the age of each receivable is calculated as of the receivable’s origination date, as described under “The Dealer Floorplan Financing Business—Creation of Receivables.” In addition, if a vehicle or the related receivable is reclassified for any reason, the interest commencement date will generally be the date of the reclassification. An example of a reason for reclassification is a dealer’s decision to designate a new vehicle for use as a demonstration unit. Values in the following table may not sum due to rounding.

Age Distribution for the Ally Bank Portfolio

	As of September 30,		As of December 31,
Number of Days	2016	2015	2015	2014	2013	2012	2011
1-120	78.2%	78.9%	79.1%	78.2%	80.7%	76.7%	83.1%
121-180	9.6%	9.3%	10.7%	9.5%	10.5%	13.1%	9.6%
181-270	6.9%	6.4%	5.9%	6.6%	5.5%	6.1%	4.7%
Over 270	5.3%	5.4%	4.3%	5.7%	3.4%	4.1%	2.6%

Monthly Payment Rates

The following table sets forth the highest and lowest monthly payment rates for Ally Bank’s portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown. The payment rates used below were calculated as set forth in the following equation:

Payment Rate % =	(principal collections during the period)
(ending principal balance of receivables for that period)

We cannot assure you that the rate of principal collections for the dealer accounts in the trust in the future will be similar to the historical experience set forth below. The actual monthly payment rates with respect to those dealer accounts may be different because, among other reasons, those dealer accounts represent only a portion of Ally Bank’s entire portfolio. The monthly payment rate information with respect to the Ally Bank portfolio is calculated differently than the monthly payment rate information with respect to the pool of accounts as set forth below under “The Pool of Accounts—Monthly Payment Rates for the Pool of Accounts.” Monthly payment rates for a period for the Ally Bank portfolio are based upon the ratio of principal collections during the period to the ending principal balance of receivables, while monthly payment rates for a period for the pool of accounts are based upon the ratio of principal collections during the period to the average principal balance of receivables during the period.

Monthly Payment Rates for the Ally Bank Portfolio

	Nine Months Ended September 30,		Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
Highest Month	41.5%	43.4%	43.4%	44.4%	47.0%	40.3%	44.3%
Lowest Month	34.2%	32.8%	32.8%	29.8%	29.3%	30.6%	33.7%
Average for the Months in the Period	37.5%	39.0%	38.6%	36.5%	37.8%	36.3%	38.0%

Dealer Credit Rating Distribution for the Ally Bank Portfolio

The following tables provide the credit rating distribution for the dealer accounts in the Ally Bank portfolio in terms of number of accounts and dollars of receivables. “Dealer Category” represents dealer credit ratings of the accounts as assigned through Ally Bank’s proprietary dealer credit evaluation system, as described under “The Dealer Floorplan Financing Business—Dealer Status; Realization on Collateral Security.” In the following tables, as of any date, the number of accounts may exceed the number of dealers because an individual dealer may have several accounts. Values in the following table may not sum due to rounding.

	As of September 30,
Dealer Category	2016		2015
	#	$	#	$
	(Dollars in thousands)
S	4,403	$27,066,021	4,529	$24,602,296
L	798	$4,661,897	780	$3,808,757
P	22	$54,929	6	$0
N	0	$0	52	$2,243

Total	5,223	$31,782,847	5,367	$28,413,295

	As of December 31,
Dealer Category	2015		2014		2013		2012		2011
	#	$	#	$	#	$	#	$	#	$
	(Dollars in thousands)
S	4,527	$26,592,471	4,509	$26,300,107	4,704	$26,328,523	5,456	$26,475,044	5,134	$19,004,547
L	739	$4,051,602	806	$4,017,371	783	$3,901,363	606	$2,403,630	1,259	$4,130,869
P	5	$3,907	28	$5	42	$0	36	$5,768	61	$44,236
N	51	$0	44	$2,656	84	$2,697	61	$4,775	76	$2,092

Total	5,322	$30,647,980	5,387	$30,320,139	5,613	$30,232,583	6,159	$28,889,217	6,530	$23,181,744

Geographic Distribution for the Ally Bank Portfolio

The following table provides, as of September 30, 2016, the geographic distribution of the dealer accounts in the Ally Bank portfolio based on the dealer addresses. The Ally Bank portfolio includes dealer accounts from 49 states. There are no dealer accounts from the State of Hawaii. As of September 30, 2016, no other state accounted for more than 4.05% of the principal balance of receivables outstanding in the Ally Bank portfolio.

State	Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Dealer Accounts	Percentage of Total Number of Dealer Accounts
	(Dollars in thousands)
Texas	$4,313,239	13.57%	567	10.86%
Florida	$2,340,179	7.36%	308	5.90%
California	$2,125,234	6.69%	283	5.42%
Michigan	$2,113,516	6.65%	259	4.96%
New York	$1,321,948	4.16%	226	4.33%

Make Distribution for the Ally Bank Portfolio

The following table provides, as of September 30, 2016, the distribution of the receivables in the Ally Bank portfolio based on selected makes of the related financed vehicles. Due to systems limitations, the distribution of the receivables with respect to the makes not listed in the table below cannot be separated and may exceed the lowest amount specified in the table below with respect to one or more other makes.

Make	Receivables Outstanding	Percentage of Total Receivables Outstanding
	(Dollars in thousands)
Chevrolet	$10,293,061	32.39%
GMC	$3,575,276	11.25%
Ram	$3,413,248	10.74%
Jeep	$3,164,015	9.96%
Dodge	$1,997,228	6.28%
Cadillac	$1,462,277	4.60%
Buick	$1,378,336	4.34%
Ford	$1,013,002	3.19%
Chrysler	$1,003,201	3.16%
Nissan	$747,818	2.35%
Kia	$574,966	1.81%

THE SERVICER

Ally Financial is the servicer of the transaction set forth in this prospectus. Ally Financial has serviced automotive assets since 1919. Ally Financial has acted as servicer for, among other things, dealer floorplan assets, auto retail assets and auto lease assets. Since 1994, Ally Financial has acted as servicer of over 25 dealer floorplan securitizations sponsored by Ally Financial or its subsidiaries. As of September 30, 2016, Ally Financial’s serviced portfolio of dealer floorplan assets included receivables having an aggregate principal amount of $32.1 billion.

On the Initial Closing Date, Ally Financial was appointed the servicer of the pool of dealer accounts to be owned by the trust pursuant to a pooling and servicing agreement between Ally Financial and the depositor. Ally Financial also serviced those dealer accounts on its own behalf as the owner of those accounts prior to the transfer under the pooling and servicing agreement.

General Motors Acceptance Corporation, the predecessor of Ally Financial, was incorporated in 1919 under the New York Banking Law relating to investment companies. General Motors Acceptance Corporation relinquished that status and became a Delaware corporation on January 1, 1998. Ally Financial has its principal executive offices at 500 Woodward Avenue, Detroit, Michigan 48226. It provides services from multiple locations throughout the United States. In July 2006, General Motors Acceptance Corporation converted to a Delaware limited liability company and changed its name to GMAC LLC. In June 2009, GMAC LLC converted to a Delaware corporation and changed its name to GMAC Inc. On May 10, 2010, GMAC Inc. changed its name to Ally Financial Inc. Unless the context requires otherwise, any references in this prospectus to “Ally Financial” with respect to any date prior to May 10, 2010 shall be deemed to refer to Ally Financial under its previous name and form applicable on that date.

On November 30, 2006, General Motors Corporation sold 51% of the common equity interests of Ally Financial to a consortium of investors, led by an affiliate of Cerberus Capital Management, L.P. We refer to that transaction as the “Acquisition.”

On December 24, 2008, and in connection with the conversion of GMAC Bank into a Utah-chartered commercial nonmember bank, Ally Financial and IB Finance were each approved by the FRB as bank holding companies under the BHCA. IB Finance is a subsidiary of Ally Financial and the direct holding company for Ally Financial’s bank depository institution, GMAC Bank, which is now known as Ally Bank. On December 23, 2013, Ally Financial was approved by the FRB as a financial holding company under the BHCA.

Since becoming a bank holding company, Ally Financial received various investments from the U.S. Department of the Treasury, the “Treasury,” in connection with the Treasury’s Supervisory Capital Assessment Program. On November 20, 2013, Ally Financial repurchased all of the Treasury’s then outstanding mandatorily convertible preferred stock. On April 15, 2014, Ally Financial closed an initial public offering of 95,000,000 shares of its common stock. The Treasury announced on December 19, 2014 that it had sold its remaining Ally Financial common stock.

Ally Financial will also service the receivables. Ally Financial has been actively servicing securitized wholesale assets since 1994 in securitization transactions sponsored by it. As part of its securitization program, Ally Financial agrees to service the transferred assets for a fee and may earn other related ongoing income, such as supplemental and late fees, from the receivables.

Neither Ally Financial nor any of its affiliates other than the issuing entity will be obligated to make, or otherwise guarantee, any principal, interest or other payment on the notes or the certificates.

Servicing Procedures

Pursuant to the pooling and servicing agreement and trust sale and servicing agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables under the dealer accounts. The servicer will conduct these activities in accordance with customary and usual procedures for servicing its own portfolio of revolving dealer floorplan lines of credit, as described in “The Dealer Floorplan Financing Business” and the servicer will comply in all material respects with the dealer floorplan financing guidelines, except where the failure to so act would not have a material adverse effect on the interests of the noteholders. The servicer will comply with all instructions and directions from Ally Bank and may not take any action that constitutes a Specified Action without the consent or direction of Ally Bank (it being understood that the servicer’s compliance with respect to any such direction will not relieve the servicer of any other duty or obligation under the basic documents and will not prevent such action from resulting in a breach and the creation of an Administrative Receivable if such action taken without such direction would have resulted in a breach and the creation of an Administrative Receivable).

Some of the principal functions of the servicer are tracking the balances of accounts, notifying dealers of the amounts and due dates of their required payments, communicating with dealers regarding their accounts, seeking to collect overdue payments and, where necessary, charging off accounts and foreclosing upon and liquidating the related motor vehicles. Subject to its customary standards, policies and procedures, comparable to practices followed by the servicer in servicing receivables for itself or other third parties, and to its obligation under the basic documents to make reasonable efforts to collect all payments on the receivables, the servicer has discretion in servicing the receivables, provided that the servicer will not take any action that constitutes a Specified Action without the consent of the seller.

The servicer is allowed, for example, without the prior consent of the issuing entity, the indenture trustee, the owner trustee, or any other person, to establish the means and timing for contacting dealers in respect of overdue payments, foreclose on the vehicles securing the accounts, deliver notices, demands, claims, complaints, responses or other documents in connection with any proceedings, and execute any instruments of satisfaction or cancellation, provided that the servicer will not take any action that constitutes a Specified Action without the consent of the seller.

Pursuant to the pooling and servicing agreement and trust sale and servicing agreement, the servicer may only modify the contractual terms of the dealer accounts included in the pool of accounts in general if:

(1) in the servicer’s reasonable belief, no Early Amortization Event will occur as a result of the change;

(2) the change is made applicable to the comparable segment of any similar portfolio of accounts serviced by the servicer and not only to those dealer accounts;

(3) in the case of a reduction in the rate of finance charges on the receivables transferred to the trust, each of the servicer and the seller does not reasonably expect that the reduction will, after considering amounts due and amounts payable under any interest rate swaps or caps or similar agreements for the relevant period and Investment Proceeds for the related period, reduce the Net Receivables Rate below the sum of (a) the weighted average of the rates of interest payable to noteholders, and (b) the Servicing Fee Rate for the relevant period; and

(4) in the case of any modification constituting a Specified Action, the servicer has received the consent of the seller.

The servicer is not, however, precluded from renegotiating the contractual terms of agreements with dealers on a case-by-case basis in a manner consistent with its servicing guidelines, provided that the servicer will not take any action that constitutes a Specified Action without the consent of the seller.

The servicer maintains the account information with respect to each serviced account. That information resides on a centralized accounts receivable system that is currently maintained by one or more third parties and for which Ally Financial has a right of use pursuant to a perpetual license.

The securitized pool relating to offerings made under this prospectus contains large numbers of dealer accounts entered into by dealers located throughout the United States. This requires that the servicer of those accounts have a breadth and scale of operations that may not be required to effectively service many other types of assets. In addition, the security for each contract is a motor vehicle. The processing and maintenance of title and other information related to those motor vehicles requires specific systems capabilities and experience. In addition, foreclosure upon those assets when appropriate requires knowledge and experience as to the methods for taking possession of and retitling the motor vehicle and contacts with the motor vehicle manufacturers through which the foreclosed vehicles are liquidated and with entities which are able to purchase troubled dealerships.

Servicer Advances

The servicer may make a servicer advance to the trust to the extent that the servicer, in its sole discretion, expects to recoup those advances from subsequent Collections and other amounts available for that purpose.

Servicing Compensation and Payment of Expenses

With respect to the trust, as compensation for its servicing activities with respect to the receivables allocated to the Nonoverconcentration Interest, on each Distribution Date, the servicer will receive a servicing fee for each Nonoverconcentration Series of notes—the Monthly Servicing Fee. The Monthly Servicing Fee will be payable to the servicer solely to the extent amounts are available for distribution therefor as described in this prospectus.

The Monthly Servicing Fee with respect to each series for each monthly period and any portion of the Monthly Servicing Fee that remains unpaid from prior Distribution Dates will be paid at the beginning of that monthly period out of Interest Collections allocable to such series for that monthly period. In addition, for the trust, the servicer will retain any late fees, prepayment charges or similar fees and charges collected during a monthly period.

The servicer will also service the receivables included in the Retained Property as well as the receivables transferred to the trust.

The Monthly Servicing Fee is intended to compensate the servicer for performing the functions of a third party servicer of wholesale receivables as an agent for their beneficial owner. These duties include, without limitation,

•	collecting and recording payments;

•	communicating with dealers;

•	investigating payment delinquencies;

•	evaluating the increase of credit limits; and

•

maintaining records with respect to the dealer accounts and receivables arising thereunder. With respect to any pool of accounts, the servicer will service the receivables included in the Retained Property as well as the receivables sold to the trust.

The Monthly Servicing Fee will also compensate the servicer for managerial and custodial services performed by the servicer on behalf of the trust. These include:

•	accounting for collections;

•	furnishing monthly and annual statements to the owner trustee and the indenture trustee with respect to payments and distributions;

•	making servicer advances;

•

providing assistance in any inspections of the documents and records relating to the dealer accounts and receivables by the indenture trustee and the owner trustee pursuant to the trust sale and servicing agreement; and

•	providing data processing and reporting services for noteholders and on behalf of the indenture trustee and owner trustee.

The Monthly Servicing Fee will also serve to reimburse the servicer for additional expenses the servicer incurs in connection with administering the pool of accounts. These expenses include:

•	taxes, other than the trust’s or the noteholders’ federal, state and local income and franchise taxes, if any;

•	the owner trustee’s and the indenture trustee’s fees;

•	accounting fees;

•	outside auditor fees; and

•	data processing costs and other costs.

THE TRUST

The issuing entity, Ally Master Owner Trust, is a statutory trust formed under the laws of the State of Delaware with a fiscal year end of December 31. The trust is a master owner trust that issues its notes in series. The trust was established and is operated under a trust agreement, dated as of the Initial Closing Date.

The activities of the trust are limited. The trust may only perform those actions described below under “—Activities of the Trust.”

Activities of the Trust

Prior to the trust’s initial issuance date, the trust will have no assets or liabilities. The trust is not expected to engage in any activities other than

(1) acquiring, managing and holding the trust estate, including any receivables and other assets to be transferred from time to time;

(2) issuing and selling, transferring and exchanging the notes and the certificate;

(3) acquiring property and assets from the depositor;

(4) making withdrawals from the trust accounts and paying certain expenses of the trust, and making payments and distributions on the securities;

(5) establishing, acquiring, holding and terminating liquidity, credit and other enhancement agreement, including any Series Enhancement Agreements, and performing its obligations thereunder;

(6) assigning, granting, pledging and transferring the trust estate pursuant to the indenture and distributing trust assets to the certificateholder following the release thereof from the lien of the indenture;

(7) entering into and performing its obligations and exercising its rights under the basic documents to which it is a party;

(8) engaging in those activities that are necessary or incidental to the foregoing; and

(9) engaging in other activities as may be required in connection with the conservation of the trust assets and the making of distributions in respect of the securities.

The trust is not expected to have any source of capital other than its assets and any related credit, liquidity or other enhancement arrangement.

The trust is structured to permit it to periodically issue notes in series. Each series of notes will consist of one or more classes, which may be issued at the same time or at different times. Annex A lists the main characteristics of those other series of notes. See “The Notes,” and “The Certificates.” From time to time, the trust may issue additional notes to be included in an already outstanding series or class. This prospectus sets forth certain information with respect to other outstanding series or classes of notes issued by the trust. The certificates will represent the Certificate Interest. The depositor or its affiliates may retain all or a portion of the certificates or they may be sold to third party investors that are unaffiliated with the depositor, Ally Bank, Ally Financial and the trust.

The trust’s office in the state of Delaware is located at 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801, in care of U.S. Bank Trust National Association, as Delaware trustee.

The Trust Estate

The revolving pool of receivables constituting the trust portfolio will be those arising in designated accounts based upon specified account eligibility criteria selected from Ally Bank’s portfolio of dealer floorplan accounts, which we refer to as “Scheduled Accounts.” Only the Eligible Receivables relating to Scheduled Accounts will be sold by Ally Bank to the depositor, and then transferred by the depositor to the trust. The Scheduled Accounts themselves will not be sold or transferred to the trust. Ally Bank will continue to own the Scheduled Accounts and will remain obligated under the terms of the related dealer financing agreements to make all related advances. When an account is designated for the trust, all Eligible Receivables in that account at that time will be transferred to the trust. Thereafter, all new Eligible Receivables arising in that designated account will be transferred automatically to the trust, unless the account becomes an ineligible account or the account is otherwise redesignated from the trust. Any dealer may have one or more accounts, depending on how many dealership locations the dealer has, the number of credit lines (e.g., new, used, car, light truck, commercial or fleet credit lines) or both. The depositor may choose to designate all or only a portion of the accounts relating to any dealer to the trust.

The property of the trust will include the following:

(1) the depositor’s right, title and interest in, to and under:

•

the receivables existing in each Scheduled Account on the Initial Cut-Off Date that Ally Bank believes to be Eligible Receivables, and the receivables generated in each Scheduled Account that Ally Bank believes to be Eligible Receivables from time to time thereafter and purchased during the term of the trust;

•

the receivables existing in each Scheduled Account added to the trust from time to time after the Initial Cut-Off Date that Ally Bank believes to be Eligible Receivables, and the receivables generated in those additional Scheduled Accounts that Ally Bank believes to be Eligible Receivables from time to time thereafter and purchased during the term of the trust;

•	Collections on the receivables sold to the trust;

•	the related Collateral Security;

•	all rights and remedies of the depositor under the pooling and servicing agreement with respect to the receivables;

•	any account established for a series of notes issued by the trust, owned by the depositor and pledged to the indenture trustee;

(2) the rights of the trust in relation to the following, including, with respect to each account, the amounts held therein for the benefit of your series of notes:

•	the Collection Account;

•	the Excess Funding Account;

•	the Cash Collateral Account;

•	the Distribution Accounts for each series of notes issued by the trust;

•	specified rights and remedies of the trust under the trust sale and servicing agreement; and

(3) any other assets transferred to the trust after the date of formation of the trust.

Each Scheduled Account is an individual line of credit or related lines of credit represented by a dealer floorplan financing agreement extended or maintained by Ally Bank to an United States corporation or other entity or person engaged generally in the business of purchasing vehicles from a motor vehicle manufacturer or distributor thereof and holding the vehicles for sale or lease in the ordinary course of business. The Scheduled Accounts consist of all dealer accounts identified on the Schedule of Accounts as amended and supplemented from time to time pursuant to the pooling and servicing agreement and trust sale and servicing agreement.

Pursuant to the trust sale and servicing agreement, the depositor will have the right from time to time and the obligation from time to time to designate additional dealer accounts to be included in the trust as Scheduled

Accounts and from time to time to remove Scheduled Accounts from the trust. Once a Scheduled Account is so designated for removal, or if a Scheduled Account ceases to be an Eligible Account, the receivables originated thereafter in that dealer account will not be transferred to the trust. See “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

Subject to the satisfaction of the Rating Agency Condition, but without the consent of any noteholder or any other person, the trust may acquire and hold interests in other assets. These assets may include, among other things, participation interests in receivables, receivables originated by Ally Bank under syndicated floorplan financing arrangements between a dealer and a group of lenders, one of which is Ally Bank, dealer floorplan receivables originated by third-parties, and dealer floorplan receivables originated by third-parties representing payment obligations of dealers in respect of vehicles in-transit to dealers.

Only the portion of trust property allocated to the your series of notes, the accounts established with respect to your series of notes, and, under certain circumstances, Excess Interest Collections, reallocated Interest Collections and Shared Principal Collections allocable to other series of notes in the same Excess Interest Sharing Group, Interest Reallocation Group or Principal Sharing Group, respectively, will be available to make payments on your series of notes.

Not all of the trust property will be available to pay the holders of the Series 2017-1 notes. With respect to the Series 2017-1 notes, the following accounts have been established for the benefit of the Series 2017-1 notes:

•	the Note Distribution Account and

•	the Reserve Fund.

The Note Defeasance Account has also been established for the benefit of the Series 2017-1 notes. Amounts on deposit in the Note Defeasance Account will not constitute property of the trust, as described under “The Notes—The Note Defeasance Account.”

Capitalization of the Trust

The following table shows the expected capitalization of the trust (other than the Certificate Interest) on the closing date after issuance of the Series 2017-1 notes:

	Principal Amount
Series 2012-4 Notes	$238,095,349	(1)
Series 2012-5 Notes	$1,496,598,639	(1)
Series 2014-3 Notes	$402,684,564	(1)
Series 2014-4 Notes	$1,308,724,832	(1)
Series 2014-5 Notes	$1,342,281,879	(1)
Series 2015-2 Notes	$604,026,846	(1)
Series 2015-3 Notes	$906,040,268	(1)
Series 2017-1 Class A Notes	$500,000,000	(2)
Series 2017-1 Class B Notes	$36,545,000	(2)
Series 2017-1 Class C Notes	$26,578,000	(2)
Series 2017-1 Class D Notes	$19,934,000	(2)
Series 2017-1 Class E Notes	$81,394,827	(2)(3)

(1)	As of the Series 2017-1 Cutoff Date. Subject to increases and decreases from time to time.

(2)

The aggregate principal amount of notes being offered under this prospectus as of its date is $500,000,000 of Class A notes. The aggregate principal amount of Class A notes being offered under this prospectus and of each other class of Series 2017-1 notes being issued by the trust in connection therewith may be increased or decreased, pro rata, at or before the time of pricing. In such event, any dollar amounts specified in this prospectus with respect to the Series 2017-1 that are calculated based on the principal amount of the Series 2017-1 notes will similarly be increased or decreased, pro rata.

(3)	Subject to increases and decreases from time to time.

Annex A to this prospectus summarizes certain characteristics of each outstanding series of notes that has been issued by the trust, each of which is listed in the table above.

Those assets of the trust not allocated to a series of notes are allocated to the Certificate Interest in the trust. The Certificate Interest in the trust is represented by the certificates. The certificates have been issued under the trust agreement and are currently held by the depositor. The Series 2017-1 Class B notes, the Series 2017-1 Class C notes, the Series 2017-1 Class D notes and the Series 2017-1 Class E notes will be retained by the depositor or sold in one or more private placements. The depositor will retain the right to sell all or a portion of any retained notes or the certificates at any time, subject to the conditions precedent set forth in the Indenture; provided, however, the depositor or a wholly-owned affiliate of the sponsor will retain the Series 2017-1 Class E notes and the Certificate Interest related to the Series 2017-1 as described in “Credit Risk Retention.”

THE POOL OF ACCOUNTS

Criteria Applicable to the Selection of Accounts and Receivables

Each account included in the pool, with respect to any date, is an Eligible Account. An “Eligible Account” is an account that meets certain specified criteria, including that the account is:

(1) in favor of a dealer that is not faced with voluntary or involuntary liquidation and is not classified in “programmed” or “no credit” status by Ally Bank;

(2) established by Ally Bank or one of its subsidiaries;

(3) maintained and serviced by or on behalf of Ally Bank, and has been underwritten by Ally Bank in accordance with the floorplan financing guidelines in all material respects and meets the requirements of the floorplan financing guidelines in all material respects;

(4) not a Fleet Account;

(5) not an account which, during the preceding 12 months Ally Bank or the servicer has charged-off, without recovery, any amount in excess of $25,000;

(6) not an account as to which the obligor has materially breached its obligation to pay for a receivable upon sale of the related vehicle. A material breach, for these purposes, includes, without limitation, any failure to pay such receivable that Ally Bank or the servicer knows to be attributable in whole or in part to such obligor’s unwillingness or financial inability to pay; and

(7) is in favor of a dealer located or organized in the United States.

Each of the foregoing criteria may be amended, modified or deleted and additional criteria may be added by the depositor upon the satisfaction of the Rating Agency Condition, but without the consent of any noteholder or any other person.

From the Eligible Accounts, only Eligible Receivables will be transferred to the trust. An “Eligible Receivable,” with respect to any date, is a receivable:

(a) which was originated by Ally Bank in compliance in all material respects with the applicable floorplan financing agreement or was or acquired by Ally Bank in the ordinary course of business;

(b) which arose under or relates to a dealer that is an obligor under a dealer account that was an Eligible Account, and not an account that has been randomly selected for removal from the trust, at the time of the transfer of the receivable from Ally Bank to the depositor;

(c) which is payable in United States dollars;

(d) to which Ally Bank had good and marketable title immediately prior to the transfer thereof by Ally Bank to the depositor and which has been the subject of a valid transfer and assignment from Ally Bank to the depositor of all of Ally Bank’s right, title and interest therein and the related Vehicle Collateral Security, including any proceeds thereof;

(e) which is advanced against a vehicle;

(f) which at the time of the transfer thereof by Ally Bank to the depositor is secured by a first priority perfected security interest in the vehicle related thereto (subject, in the case of an In-Transit Receivable, to the lien of the applicable carrier);

(g) with respect to which all consents, licenses and approvals of any governmental authority in connection with the transfer thereof to the depositor and to the trust have been obtained and are in full force and effect;

(h) which was created in compliance in all material respects with all requirements of law applicable thereto;

(i) as to which, at all times following the transfer of the receivable to the trust, the trust has either a first priority perfected security interest or good and marketable title thereto, free and clear of all Liens, other than Liens permitted pursuant to the trust sale and servicing agreement;

(j) to which the depositor had good and marketable title immediately prior to the transfer by the depositor to the trust and which has been the subject of a valid transfer and assignment from the depositor to the trust of all the depositor’s right, title and interest therein and the related Vehicle Collateral Security, including any proceeds thereof;

(k) which is the legal, valid, binding and assignable payment obligation of the dealer relating thereto, enforceable against the dealer in accordance with its terms, except where enforceability may be limited by the insolvency laws;

(l) which, at the time of transfer thereof by Ally Bank to the depositor and by the depositor to the trust, is not faced with any valid right of rescission, setoff or any other defense, including defenses arising out of violations of usury laws, of the related dealer;

(m) as to which, at the time of the transfer thereof to the trust, Ally Bank and the depositor have satisfied in all material respects all their respective obligations with respect to the receivable required to be satisfied at that time;

(n) as to which, at the time of the transfer thereof to the trust, neither Ally Bank nor the depositor has taken or failed to take any action that would impair the rights of the trust or any securityholder (other than the depositor or any of its affiliates) therein;

(o) which constitutes “chattel paper,” an “account” or a “payment intangible” as defined in Article 9 of the UCC as in effect in the State of New York;

(p) with respect to which the related dealer has not postponed principal payment pursuant to DPP, any similar arrangement, or any installment payment program;

(q) which, at the time of transfer thereof to the trust, if a Liquidation Event has occurred with respect to Fiat Chrysler, is not a Chrysler Receivable;

(r) which, at the time of transfer thereof to the trust, does not constitute a Motor Holdings Overconcentration Receivable;

(s) which, at the time of transfer thereof to the trust, does not constitute a Medium Duty Truck Overconcentration Receivable; and

(t) which, at the time of transfer thereof to the trust, does not constitute a Chrysler Overconcentration Receivable.

Each of the foregoing criteria may be amended, modified or deleted and additional criteria may be added by the depositor upon the satisfaction of the Rating Agency Condition, but without the consent of any noteholder or any other person.

Notwithstanding the foregoing, any other receivable identified by Ally Bank as an Eligible Receivable will also be deemed an Eligible Receivable unless and until that receivable is thereafter determined not to satisfy the eligibility criteria set forth above and either (i) that receivable is reassigned by the trust to Ally Bank or the depositor pursuant to the Transfer and Servicing Agreements (it being understood that any such subsequent determinations will not affect any prior transfers of any such receivable and that receivable will be reassigned to Ally Bank and the depositor only as specifically provided in the Transfer and Servicing Agreements), or (ii) Ally Bank or the depositor breaches its obligations to purchase that receivable. Each such receivable will be reassigned by the trust to Ally Bank or the depositor pursuant to the related Transfer and Servicing Agreements. An Eligible Receivable will be deemed created or originated on the date it is identified by Ally Bank as an Eligible Receivable. With respect to any dealer, Eligible Receivables will be determined net of any funds held by Ally Bank for that dealer for cash management, liquidity and working capital purposes.

Addition and Removal of Accounts

The depositor has the right to designate additional eligible accounts for the trust subject to the same criteria as outlined above under “—Criteria Applicable to the Selection of Accounts and Receivables.” In this case, the existing and future eligible receivables of these additional accounts will be sold to the depositor and then transferred to the trust, so long as the conditions described under “The Transfer and Servicing Agreements—Addition and Removal of Accounts—Addition of Accounts” are satisfied. In addition, under circumstances described under “The Transfer and Servicing Agreements—Addition and Removal of Accounts—Addition of Accounts,” the depositor may be required to designate additional eligible accounts, to the extent available, to the trust.

The depositor also has the right to redesignate and remove eligible accounts from the trust, all of the receivables of which will be removed from the trust and transferred back to the depositor. In addition, the depositor will be required to redesignate and remove ineligible accounts in circumstances specified in the Transfer and Servicing Agreements. The redesignation of accounts by the depositor, whether elective or mandatory, is subject to the satisfaction of the conditions described under “The Transfer and Servicing Agreements—Addition and Removal of Accounts—Removal of Accounts.”

Throughout the term of the trust, the accounts giving rise to the trust’s receivables will be those designated for the trust at the time of its formation, plus any additional accounts, minus any redesignated accounts. There are no specific pool characteristics required to be maintained in connection with the addition or removal of accounts. Accounts may be added to and removed from the pool of accounts subject only to the satisfaction of the conditions precedent specified in the Transfer and Servicing Agreements, including account eligibility requirements. Therefore, the composition of the pool of accounts may change over time, and no assurance can be given that any particular pool characteristic will be maintained.

For a general description of the receivables in the trust, you should read “The Trust Estate.” See “Risk Factors—Additions and Removals of Accounts could Lead to Delays or Reductions in Payments on The Series 2017-1 Notes.”

Composition of the Pool of Accounts

Selection of the Pool of Accounts

The initial pool of accounts was selected as of January 4, 2010, the initial cut-off date for the trust. Accounts included in the pool of accounts have been selected from Ally Bank’s portfolio of accounts that meet the criteria described above. The accounts included in the initial pool of accounts were selected by Ally Bank to reflect the expected composition, based on dealer rating and motor vehicle manufacturer, of Ally Bank’s portfolio following the completion of the GM Migration. On the basis of those expectations, Ally Bank first identified target motor vehicle manufacturer and dealer rating compositions for the pool of accounts. Ally Bank then included in the initial pool of accounts, accounts from the Ally Bank portfolio that, when taken together, approximated the targeted motor vehicle manufacturer and dealer rating compositions. As a result of that selection methodology, the pool of accounts as of the date of its initial selection had, and the pool of accounts continues to have, a composition that differs from the Ally Bank wholesale portfolio. See “The Ally Bank Portfolio—General,” for a further description of the differences between the Ally Bank portfolio and the pool of accounts. From time to time following the initial cut-off date, accounts have been added to and removed from the pool of accounts. See “—Addition and Removal of Accounts” above. A number of accounts have been added to and removed from the trust since the selection of the initial pool in 2010, and as a result the composition of the pool of accounts has changed. The added accounts have generally been selected randomly from the Ally Bank wholesale portfolio accounts meeting the applicable eligibility criteria. The composition of the accounts in the pool of accounts will continue to change as the accounts in the pool of accounts season, as new accounts are added to the pool of accounts, and as existing accounts are removed from the pool of accounts. For additional information on the addition and removal of accounts from the pool of accounts and the Ally Bank wholesale portfolio, see “—Addition and Removal of Accounts” above and “The Sponsor—General.”

Composition of the Pool of Accounts as of the Reporting Date

The following table describes the pool of accounts as of the close of business on January 27, 2017, which we refer to as the “Reporting Date.” Each of the percentages and averages in the table is computed on the basis of the amount financed of each account as of the Reporting Date. The “Weighted Average Spread Charged (Under)/Over Prime Rate” in the following table is based on the weighted average interest charges (calculated as an average interest rate) related to each account during the calendar month immediately preceding the Reporting Date, weighted by the amount financed, minus the Prime Rate as of the Reporting Date. The “Weighted Average Spread Charged (Under)/Over the Prime Rate” does not include rebates earned by dealers under incentive programs that entitle them to a credit based on interest charges. These credits do not affect the rate earned by the trust. As described above, the calculation of “Weighted Average Spread Charged (Under)/Over the Prime Rate” includes GM In-Transit Receivables, which do not generally accrue interest during their In-Transit Periods. As a result, the “Weighted Average Spread Charged (Under)/Over the Prime Rate” is lower in the table below than if it had been calculated excluding GM In-Transit Receivables. The “Percent of Receivables of Chrysler Dealers” represents the total receivables outstanding with dealers that are identified as having Chrysler dealership as a percentage of the total pool on the reporting date. The “Percent of Receivables of General Motors Dealers” represents the total receivables outstanding with dealers, other than Chrysler dealers, that carry at least one financed General Motors new vehicle as of the reporting date, as a percentage of the total pool. The “Percent of Receivables of Other Dealers” represents the total receivables outstanding with dealers other than those who are identified as Chrysler or General Motors dealers, as a percentage of the total pool on the reporting date. “Average Available New Credit Lines Per Dealer with New Credit Lines” and “Average Available Used Credit Lines Per Dealer with Used Credit Lines” in the table below are expressed in terms of number of vehicles or units.

Composition of the Pool of Accounts; Total Receivables as of the Reporting Date

Number of Accounts	1,853
Aggregate Principal Balance of All Receivables Outstanding	$15,507,492,210
Aggregate Principal Balance of All Eligible Receivables Outstanding	$13,462,222,024
Percent of Receivables Representing New Vehicles	89.34%
Percent of Receivables Representing Used Vehicles	10.66%
Percent of Receivables of General Motors Dealers	70.66%
Percent of Receivables of Chrysler Dealers	21.48%
Percent of Receivables of Other Dealers	7.86%
Average Principal Balance of Eligible Receivables in Each Account	$7,265,096
Range of Principal Balances of Receivables in Accounts	$0 to $146,471,169
Average Available New Credit Lines Per Dealer with New Credit Lines	272
Average Available Used Credit Lines Per Dealer with Used Credit Lines	82
Weighted Average Spread Charged (Under)/Over Prime Rate	(0.13)%

Composition of the Pool of Accounts; New Receivables as of the Reporting Date

Aggregate Principal Balance of Receivables Outstanding	$13,854,835,750
Average Principal Balance of Receivables Per Dealer With At Least One New Vehicle Credit Line	$7,885,507

Composition of the Pool of Accounts; Used Receivables as of the Reporting Date

Aggregate Principal Balance of Receivables Outstanding	$1,652,656,460
Average Principal Balance of Receivables Per Dealer With At Least One Used Vehicle Credit Line	$1,039,407

Historical Experience—General

From time to time accounts are added to and removed from the pool of accounts, and the composition of the accounts in the pool of accounts has changed and will change in the future. For additional information on the addition and removal of accounts from the pool of accounts, see “—Addition and Removal of Accounts” above and “The Sponsor—General.” The added accounts have generally been selected randomly from the Ally Bank wholesale portfolio accounts meeting the applicable eligibility criteria. Removed accounts generally were either terminated accounts or no longer met the applicable eligibility criteria. In addition, the receivables generated under any account and included in the trust receivables have changed and will change in the future. Therefore, the actual composition of the pool of accounts, the composition of the trust receivables the pool of accounts and the experience for the trust receivables in the future may vary significantly from the historical experience set forth below.

Loss Experience

The following table sets forth the average Pool Balance of trust receivables and loss experience for the pool of accounts in each of the periods shown. The information in the table below includes information with respect to GM In-Transit Receivables. The following historical experience reflects financial assistance and incentives provided, from time to time, by General Motors, Chrysler and other motor vehicle manufacturers to dealers, including those described under “The Dealer Floorplan Financing Business—Relationship of the Dealer Floorplan Financing Business to General Motors and Chrysler.” If General Motors, Chrysler or other motor vehicle manufacturers reduced or were unable or elected not to provide assistance or incentives, the loss experience of the pool of accounts may be adversely affected.

Loss Experience for the Pool of Accounts

	Year Ended December 31,
	2016	2015	2014	2013	2012
Average Principal Receivables Balance (millions)	$15,220.3	$15,164.6	$16,833.2	$15,568.6	$14,305.7
Net Losses (Recoveries) (millions)	$0.00	$0.00	$0.00	$0.00	$0.00
Net Losses (Recoveries) as a % of Liquidations	0.00%	0.00%	0.00%	0.00%	0.00%
Net Losses (Recoveries) as a % of Average Principal Receivables Balance	0.00%	0.00%	0.00%	0.00%	0.00%

In the above table, average Pool Balance is the average of the month-end Pool Balance for each of the months during that period.

Net losses in any period are gross losses less recoveries for that period. Recoveries include recoveries from collateral security in addition to vehicles, and liquidations include all principal reductions.

Aging Experience

The following table provides the age distribution of the receivables for the pool of accounts as a percentage of total principal balances of trust receivables outstanding at the dates indicated. The aging is based on each trust receivable’s interest commencement date, which, with respect to receivables secured by new General Motors vehicles, is typically the estimated date of delivery of a financed vehicle to a dealer, and, with respect to each other trust receivable, is typically the date of origination of that receivable. Note that, for purposes of calculating age distribution with respect to the pool of accounts, the age of each receivable is calculated as of the receivable’s origination date, as described under “The Dealer Floorplan Financing Business—Creation of Receivables.” In addition, if a vehicle or the related receivable is reclassified for any reason, the interest commencement date will generally be the date of the reclassification. An example of a reason for reclassification is a dealer’s decision to designate a new vehicle for use as a demonstration unit. Values in the following table may not sum due to rounding.

Age Distribution for the Pool of Accounts

	As of Reporting Date	As of December 31,
Number of Days		2016	2015	2014	2013	2012
1-120	75.79%	79.82%	80.12%	76.89%	80.39%	76.26%
121-180	14.33%	10.83%	9.85%	10.12%	10.90%	13.10%
181-270	5.78%	5.27%	5.68%	6.94%	5.24%	6.26%
Over 270	4.10%	4.08%	4.34%	6.04%	3.47%	4.38%

Monthly Payment Rates

The following table sets forth the highest and lowest monthly payment rates for pool of accounts during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown. The payment rates used below were calculated as set forth in the following equation:

Payment Rate % =	(principal collections during the period)
(average principal balance of receivables for that period)

Monthly Payment Rates for the Pool of Accounts

	Twelve Months Ended December 31,
	2016	2015	2014	2013	2012
Highest Month	38.2%	40.9%	37.7%	39.9%	38.2%
Lowest Month	30.7%	28.9%	26.0%	27.2%	27.1%
Average for the Months in the Period	34.2%	35.4%	32.6%	33.8%	32.9%

Dealer Credit Rating Distribution for the Pool of Accounts

The following tables provide the credit rating distribution for the pool of accounts in terms of number of accounts and dollars of receivables. “Dealer Category” represents dealer credit ratings of the accounts as assigned through Ally Bank’s proprietary dealer credit evaluation system, as described under “The Dealer Floorplan Financing Business—Dealer Status; Realization on Collateral Security.” In the following tables, as of any date, the number of accounts may exceed the number of dealers because an individual dealer may have several accounts. Values in the following table may not sum due to rounding.

Dealer Credit Rating Distribution for the Pool of Accounts

Dealer Category	As of Reporting Date
	#	$
	(Dollars in thousands)
S	1,634	$13,697,098
L	213	$1,790,440
P	6	$19,954
N	0	$0

Total	1,853	$15,507,492

	As of December 31,
Dealer Category	2016		2015		2014		2013		2012
	#	$	#	$	#	$	#	$	#	$
	(Dollars in thousands)
S	1,793	$15,693,407	2,092	$15,687,121	2,317	$16,699,661	2,613	$17,921,590	2,930	$17,162,307
L	233	$1,948,839	262	$1,755,759	306	$1,822,883	338	$1,978,511	220	$1,179,968
P	10	$29,814	2	$6,297	8	$28,553	1	$0	9	$32,352
N	0	$0	21	$2,705	16	$21,617	18	$11,177	8	$794

Total	2,036	$17,672,060	2,377	$17,451,882	2,647	$18,572,714	2,970	$19,911,278	3,167	$18,375,421

Geographic Distribution for the Pool of Accounts as of the Reporting Date

The following table provides the geographic distribution of the dealer accounts in the pool of accounts based on the dealer addresses. The pool of accounts includes dealer accounts from 49 states. There are no dealer accounts from the State of Hawaii. No other state accounted for more than 4.25% of the principal balance of receivables outstanding in all dealer accounts.

State	Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Dealer Accounts	Percentage of Total Number of Dealer Accounts
	(Dollars in thousands)
Texas	$2,056,346	13.26%	193	10.42%
Florida	$1,186,352	7.65%	114	6.15%
Michigan	$1,064,948	6.87%	90	4.86%
North Carolina	$809,536	5.22%	82	4.43%
California	$741,664	4.78%	71	3.83%

Make Distribution for the Pool of Accounts as of the Reporting Date

The following table provides, as of the Reporting Date, the distribution of the receivables in the pool of accounts based on selected makes of the related financed vehicles. Due to systems limitations, the distribution of the receivables with respect to the makes not listed in the table below cannot be separated and may exceed the lowest amount specified in the table below with respect to one or more other makes.

Make	Receivables Outstanding	Percentage of Total Receivables Outstanding
	(Dollars in thousands)
Chevrolet	$6,288,851	40.55%
GMC	$2,312,546	14.91%
Ram	$1,268,249	8.18%
Jeep	$1,179,923	7.61%
Buick	$1,080,604	6.97%
Cadillac	$740,890	4.78%
Dodge	$665,009	4.29%
Chrysler	$356,919	2.30%
Nissan	$278,321	1.79%
Ford	$219,297	1.41%

Asset Representations Review

The asset representations reviewer will conduct a review of all accounts classified as “programmed” or “no credit” designated to the trust as of the applicable review date and the receivables in those accounts for their compliance with the applicable representations and warranties made by the sponsor and the depositor upon the satisfaction of each of the following conditions:

(1) the downgrade trigger (as defined below) is met or exceeded, and

(2) the holders of the Series 2017-1 notes elect to proceed with the review by completing the following within the permitted period:

(a) 5.0% or more of the holders of the Series 2017-1 notes, measured by the outstanding principal balance of their respective Series 2017-1 notes, request a vote of all Series 2017-1 noteholders to determine if a review should be performed, and

(b) at least a majority of the Series 2017-1 noteholders voting, measured by the outstanding principal balance of the Series 2017-1 notes, vote in favor of performing an asset representations review.

Series 2017-1 notes held by the sponsor, the depositor or any of their affiliates shall not be counted or deemed outstanding in determining whether the above thresholds have been met.

For more information regarding the asset representations reviewer, see “—Asset Representations Reviewer.”

Asset Representations Review Downgrade Trigger

The “downgrade trigger” shall be met or exceeded if as of the last day of any monthly period the percentage of accounts in the Ally Bank portfolio rated “programmed” or “no credit” period exceeds 13.85%. The percentage of Ally Bank portfolio accounts rated “programmed” or “no credit” as of the end of any monthly period shall be equal to (a) the aggregate outstanding principal balance of receivables in the Ally Bank portfolio accounts that were rated “programmed” or “no credit” as of the last day of that monthly period, including any defaulted or charged-off account that is then rated “programmed” or “no credit”, divided by (b) the aggregate outstanding principal balance of all receivables in accounts in the Ally Bank portfolio as of the last day of that monthly period.

The sponsor has chosen to use the percentage of dealers rated “programmed” or “no credit” rather than the percentage of dealer delinquencies in the pool of accounts because the sponsor believes that dealer’s credit rating is a more relevant metric than delinquencies for a dealer floorplan portfolio. In general, the principal amount of a receivable is due upon sale of the related vehicle by the dealer. The failure of a dealer to promptly repay a receivable upon sale of the related vehicle may indicate a significant problem with a dealer and would generally be investigated and could result in remediatory action and the downgrade of the dealer’s rating well before the receivable becomes 30 days past due. In addition, with respect to periods prior to the first quarter of 2010 the sponsor has chosen to use the percentage of dealers from the entire Ally Financial portfolio and with respect to periods after the first quarter of 2010 the sponsor has chosen to use the percentage of dealers from the Ally Bank portfolio, in each case, rather than dealers in the pool of accounts because, although the transaction documents do not require removal, accounts of dealers whose rating falls to “programmed” or “no credit” are generally removed from the trust. Therefore, the portfolio would be more reflective of the expected level of “programmed” or “no credit” rated dealers. The sponsor believes that the level of downgrade trigger is appropriate based on (1) an analysis of the historical portfolios of Ally Bank and Ally Financial of accounts rated “programmed” or “no credit” since 2007; (2) its experience with dealer credit ratings with respect to the trust’s portfolio of accounts and its portfolio of accounts; and (3) the fact that the dealer credit rating is reviewed frequently by the sponsor and is an indicator of the dealer’s credit quality. The sponsor included historical data from the portfolio of its parent company, Ally Financial, in order to capture dealer ratings data relating to the financial downturn during the period from the first quarter of 2007 through the first quarter 2010. During this period Ally Bank was not originating a significant number of accounts. The sponsor calculated the maximum percentage of “programmed” or “no credit” accounts in those periods and then multiplied this maximum by 3 and rounded up to the nearest 0.05% to derive the downgrade trigger for this Series 2017-1. The multiple is intended to account for future volatility and stressed economic conditions, but still be below the level at which the most junior class of offered notes would be expected to incur a shortfall in payments of principal on their notes. The chart below shows the percentage of “programmed” or “no credit” accounts in the Ally Financial portfolio during the period from the first quarter of 2007 through the fourth quarter of 2009, the percentage of “programmed” or “no credit” accounts in the Ally Bank Portfolio during the period from the first quarter of 2010 through the fourth quarter of 2015, and an example of the level of the downgrade trigger.

The servicer will monitor the status of the accounts and will include on the monthly statement to noteholders the percentage of applicable accounts that are classified as of the last day of the preceding monthly period as “programmed” or “no credit” and whether the downgrade trigger has been met or exceeded. If the downgrade trigger has been met or exceeded, the servicer will provide a notice to the sponsor, the depositor and the indenture trustee, and will include a notice on the monthly servicer report and on the Form 10-D, that the downgrade trigger has been met or exceeded.

Voting

If the downgrade trigger has been met or exceeded, the Series 2017-1 noteholders may demand that the indenture trustee call a vote of all Series 2017-1 noteholders on whether to direct the asset representations reviewer to perform a review. If noteholders holding at least 5.0% of the aggregate principal balance of the Series 2017-1 notes demand a vote within 90 days after the filing of the Form 10-D reporting the occurrence of the downgrade trigger, the indenture trustee will submit the matter to a vote of all Series 2017-1 noteholders through The Depository Trust Company (“DTC”) as described below. The vote will remain open for at least 150 days after the filing of the Form 10-D reporting the occurrence of the downgrade trigger. If a majority based on aggregate principal balance of the Series 2017-1 noteholders voting vote to direct a review, the indenture trustee will notify the administrator on behalf of the issuing entity who will direct the asset representations reviewer to conduct a review as set forth under “—The Asset Representations Review.” The Form 10-D filed with respect to the monthly period in which the asset representations review was approved will disclose that the review has been initiated. If these requirements are not met within the specified time periods, no asset representations review will occur for that occurrence of the downgrade trigger.

A Series 2017-1 noteholder, including a beneficial holder of Series 2017-1 notes, may exercise its right to demand a vote by contacting the indenture trustee at its corporate trust office at the address specified under the heading “The Indenture Trustee and Back-up Servicer.” If the demanding Series 2017-1 noteholder is the record holder of any Series 2017-1 notes, no verification procedures will be required. If the demanding Series 2017-1 noteholder is not the record holder of any Series 2017-1 notes and is instead a beneficial owner of Series 2017-1 notes, the indenture trustee may require no more verification than (1) a written certification from the Series 2017-1 noteholder that it is a beneficial owner of a specified principal balance of the Series 2017-1 notes and (2) an additional form of documentation, such as a trade confirmation, an account statement, a letter from the broker or dealer or other similar document.

A beneficial owner of Series 2017-1 notes, an owner that is not a holder of record, will be able to exercise its rights to vote to direct a review through DTC and the entity through which the beneficial owner holds its Series 2017-1 notes. DTC and its direct and indirect participants, in accordance with their policies and procedures, will notify the beneficial holders of the Series 2017-1 notes of the voting procedures and how beneficial holders of the Series 2017-1 notes can cast a vote. The administrator on behalf of the issuing entity will also disclose, on the Form 10-D related to the monthly period in which the holders demand that a vote be conducted, the voting procedures that the indenture trustee will use, and how to cast a vote. The indenture trustee will notify Series 2017-1 noteholders by posting a notice to vote for at least 150 days after the Form 10-D including disclosure that the downgrade trigger has been met or exceeded is filed.

The Asset Representations Review Process

Upon the approval of the Series 2017-1 noteholders as set forth above under “—Voting,” the administrator on behalf of the issuing entity will instruct the servicer and the custodian to provide the asset representations reviewer with access to copies of documents necessary to perform its review within 60 days of the conclusion of the vote approving the review. The asset representations reviewer will then conduct its review of all “programmed” and “no credit” accounts and the related receivables as of the end of the most recent monthly period. The asset representations reviewer will compare the “programmed” and “no credit” accounts and the related receivables to the applicable representations and warranties provided by the sponsor on the transfer dates applicable to those accounts and receivables. The related representations and warranties are measured as of the cutoff date, the addition date or the transfer date as specified in the pooling and servicing agreement. The procedures to be used by the asset representations reviewer will be set forth in the asset representations review agreement, which will be filed with the final prospectus.

The asset representations reviewer will only determine whether:

•	an account and related receivable sold on the applicable transfer date satisfied the applicable representations and warranties,

•	an account or the related receivable failed to satisfy the applicable representations or warranties, or

•	there is missing or insufficient documentation with respect to whether a representation or warranty was satisfied.

The asset representations reviewer will not determine whether any failures to meet the representations and warranties resulted in breaches of the representations and warranties or whether the sponsor or the depositor would be required to remove any “programmed” or “no credit” account or repurchase any receivables related to a “programmed” or “no credit” account. Additionally, the asset representations reviewer will not determine the reason for the downgrade of any account, the creditworthiness of any dealer, the overall quality of any account or related receivable or the compliance of the servicer with its covenants with respect to the servicing of the accounts or related receivables. If an account is removed and the related receivable is paid off, satisfied or repurchased due to a breach of a covenant, representation or warranty, the asset representations reviewer will not review that account or receivable.

The fees and expenses of the asset representations review will be paid by the issuing entity from monthly collections on the receivables. See “The Notes—Application of Collections—Application of Interest Collections.” If more than one series of notes votes to initiate an asset representations review, the fees and expenses of the asset representations review will be allocated between the series approving the initiation of the asset representations review pro rata on the basis of the Invested Amounts of the applicable series. The review fee will be $200 per receivable reviewed.

The asset representations reviewer will be required to complete its review within 60 days of receiving the documents necessary to start its review. The review period may be extended by up to an additional 30 days if the asset representations reviewer requests missing review materials, which are required to be provided within 15 days of the request. If any requested missing information is not provided to the asset representations reviewer, the asset representations reviewer will consider the affected test to be unsatisfied due to missing or insufficient documentation. The asset representations reviewer will provide the indenture trustee, the sponsor, the depositor and the servicer with a detailed report of its findings within 30 days of completing its review. A summary of the asset representations reviewer’s report will be included in the statement to securityholders on the Form 10-D for the monthly period in which the summary report was provided. A noteholder will have the right to request a copy of the detailed report of the findings from the sponsor.

The sponsor and the depositor will evaluate the asset representations reviewer’s report and any repurchase request received from the indenture trustee, any noteholder or any party to the transaction documents in order to determine whether a repurchase of a receivable is required. After reviewing the report, the sponsor and the depositor will determine if there were breaches of the representations and warranties, and the sponsor and the depositor will then decide whether to repurchase the receivable. None of the indenture trustee, the owner trustee, the asset representations reviewer or the servicer is otherwise obligated to investigate the accuracy of the representations and warranties with respect to the accounts or the receivables subject to the asset representations review. The transaction documents require that any breach of the representations and warranties must materially and adversely affect the interest of the noteholders before the sponsor or the depositor would be required to repurchase any receivables. Any noteholder, however, will be entitled to make a repurchase request regarding a breach of the representations and warranties related to a receivable to the indenture trustee. The sponsor or the depositor will report any repurchase request received from a noteholder, the indenture trustee or the owner trustee, and the disposition of the request, on a Form ABS-15G that will be filed with the SEC. For more information regarding the exercise of rights by the indenture trustee, see “The Indenture Trustee.”

Dispute Resolution

The depositor, the sponsor, the owner trustee (at the direction of the certificateholders), the servicer, the indenture trustee or any noteholder, upon discovery of a breach of a representation or warranty related to an account or the related receivables made by the depositor or the sponsor in the transaction documents, which materially and adversely affects the interests of the trust in the account or the related receivables, may demand that the depositor or the sponsor remove the account and repurchase the related receivable from the trust. In order to make a repurchase demand, a noteholder will be required to provide a notice to the indenture trustee. If any such party provides sufficient notice as provided in the transaction documents within the applicable statute of limitations period of an alleged breach of a representation or warranty with respect to an account and the related receivables made by the depositor or the sponsor in the transaction documents, and the sponsor or the depositor fails to resolve such request within 180 days of receipt, the requesting party has the right to refer the matter to a dispute resolution process described below. A beneficial holder of Series 2017-1 notes may exercise this right by contacting the indenture trustee at its corporate office at the address specified under the heading “The Indenture Trustee and Back-up Servicer.” This right applies to all repurchase requests made in accordance with the transaction documents and is not limited to repurchase requests made in connection with a review pursuant to the asset representations review process described under “—Asset Representations Review—The Asset Representations Review Process.” This right applies only to repurchase requests based on an alleged breach by the depositor or the sponsor of a representation or warranty made with respect to an account or receivables in the transaction documents which materially and adversely affects the interests of the trust, and is not a mechanism for requesting repurchase or other relief from losses resulting from changes in the credit quality of the accounts or receivables or other market conditions. Each such notice must be given in writing to the other parties in accordance with the transaction documents and must specifically identify the account and the receivables to be repurchased and specify the representations or warranties allegedly breached. The notice must also identify the alleged loss related to the account or the receivables and the applicable material adverse effect. General allegations relating to the entire pool of accounts or receivables or an unspecified subset of the pool are not a sufficient description for purposes of the notice. If a receivable is paid off, satisfied, substituted, or repurchased, no demands to repurchase are permitted and there is no further right to mediation or arbitration regarding that receivable. None of the representations and warranties related to the receivables relate to the performance of the receivables or to any credit losses that may occur as a result of a default by the related obligor on the receivable. Furthermore, the dispute resolution procedures described below apply only to the specific accounts and receivables that are related to the dispute and no method such as statistical sampling will be permitted for the purpose of determining additional accounts or receivables that may be subject to a repurchase request. In the event that the asset representations reviewer determines that the representations and warranties related to a receivable have been satisfied, any repurchase request related to that receivable will be deemed to be resolved.

The requesting party may choose either mediation (including non-binding arbitration) or third-party binding arbitration at its discretion. In each case, the process will be administrated by the American Arbitration Association (“AAA”) pursuant to the AAA’s Commercial Arbitration Rules and Mediation Procedures, as applicable, or any successor rules or procedures (the “AAA Rules”). The mediation or arbitration will take place in New York, New York. The indenture trustee, after direction from the depositor, will notify the requesting party at the end of the 180-day period if a repurchase demand is unresolved. Within 30 days of the delivery of the notice indicating that a repurchase demand has not been resolved following the end of the 180-day period, the requesting party must initiate the proceedings and provide notice (as defined by the AAA Rules) to the sponsor and the depositor of its intent to pursue resolution through mediation or arbitration at securitization@ally.com. The sponsor or the depositor must respond to the notice within 30 days and must submit to the method of dispute resolution requested.

If the requesting party chooses to refer the matter to mediation, the sponsor or depositor and the requesting party will agree on a neutral mediator approved by the AAA within 15 days of notice service. If the parties cannot agree on a mediator, one will be appointed by the AAA in accordance with the applicable AAA Rules. For a mediation, the proceeding will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation. The parties will mutually agree on the allocation of expenses incurred in connection with the mediation. If the requesting party is unsatisfied with the result of the mediation, the requesting party may choose to submit the matter to binding arbitration or adjudicate the dispute in court.

If the requesting party chooses to refer the matter to binding arbitration, the matter will be referred to a panel of three arbitrators. The panel will be comprised of one arbitrator appointed by the requesting party, one arbitrator appointed by the depositor and a third arbitrator appointed by the two arbitrators that are appointed by the requesting party and the depositor, in each case, selected in accordance with the transaction documents. The sponsor and the depositor will provide a notice of the commencement of any arbitration on the Form 10-D related to the monthly period in which the arbitration proceeding commences and will give other noteholders or parties to the transaction documents the right to participate in the arbitration proceeding. The arbitrator will have the authority to schedule, hear and determine any motions, including dispositive and discovery motions, according to New York law, and will do so at the motion of any party. Discovery will be completed within 30 days of appointment of the panel and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. The arbitrator, however, may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary, there is an unavoidable delay or the parties consent. Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, discovery motions and a pre-hearing brief. The evidentiary hearing on the merits will commence no later than 60 days following the appointment of the panel and will proceed for no more than 10 consecutive business days, with equal time allotted to each side for the presentation of direct evidence and cross examination. The panel will render its decision on the matter within 90 days of the selection of the panel. In each case, the panel will have discretion to modify these timeframes if, based on the facts and circumstances of the particular dispute, good cause exists, there is an unavoidable delay or with the consent of all of the relevant parties. The panel will decide the matter in accordance with the terms of the contract, including choice-of-law provisions, and will not be permitted to award punitive or special damages. The panel will also determine which party will be responsible for paying the dispute resolution fees, including attorneys’ fees, incurred in this process. Judgment on the award will be entered in any court having jurisdiction. Once the representations and warranties with respect to a receivable have been reviewed by a panel, the panel’s decision will be binding with respect to that receivable, and such receivable may not be the subject of any additional mediation or binding arbitration. By selecting binding arbitration, the requesting party will be giving up its right to adjudicate the dispute in court, including the right to a trial by jury.

In all cases, the proceedings of the mediation or binding arbitration, including the occurrence of such proceedings, the nature and amount of any relief sought or granted and the results of any discovery taken in the matter, will be kept strictly confidential by each of the parties to the dispute, except as necessary in connection with the investor communications and reports to noteholders described under “The Transfer and Servicing Agreements—Reports to Noteholders,” in connection with a judicial challenge to or enforcement of an award, or as otherwise required by law.

STATIC POOL INFORMATION

Other than the creation of the pool of accounts held by the trust, Ally Bank has not previously securitized its wholesale receivables in a registered offering or a term private placement transaction and does not have other pools of wholesale receivables similar to the pool of accounts. Therefore, Ally Bank treats the historical information about Ally Bank’s U.S. portfolio set forth under “The Ally Bank Portfolio” and the historical information about the pool of accounts set forth under “The Pool of Accounts—Composition of the Pool of Accounts” as its “static pool” information for securitizations of wholesale receivables.

DEPOSITOR REVIEW OF THE POOL OF ACCOUNTS

The depositor is required to perform a review (the “pool review”) of the pool of accounts and the related receivables in order to provide reasonable assurance that the information contained in this prospectus regarding the pool of accounts is accurate in all material respects. The pool review consists of ongoing and periodic consideration of the processes and procedures used by Ally Financial and Ally Bank (the “process review”), as well as the performance of specified actions with respect to disclosure about the pool of accounts and the underlying data on which that disclosure was based (the “data and disclosure review”). For certain aspects of the pool review, the depositor engaged a third party to assist. The depositor designed the procedures used in the pool review, assumes the responsibility for the sufficiency of those procedures, and attributes to itself all findings and conclusions of the pool review.

The process review is divided into two parts, the “portfolio process review,” which examines processes applicable to Ally Bank’s floorplan lending platform as a whole, and the “securitization process review,” which examines processes specific to Ally Bank’s floorplan securitization platform.

For the portfolio process review, the depositor, or either of the sponsor or the servicer on the depositor’s behalf, has monitored and periodically reviewed internal processes and procedures of the depositor, the sponsor and the servicer that are designed to maintain and enhance, on an ongoing basis, the quality of decision-making, the quality of originated assets and the accuracy, efficiency and reliability of account-level systems and operations with respect to Ally Bank’s floorplan lending platform. Ally Financial and Ally Bank have internal functions that carry out the portfolio process review, such as:

•

Quality assurance, which tests previously originated receivables to check for compliance with Ally Bank’s floorplan lending policy, to validate credit risk ratings, and to monitor risk management practices,

•	Loan review, which tests, among other things, the quality of the originated portfolio and the adherence of originations to established policies,

•	Risk reporting, which monitors losses, delinquencies, credit quality and exceptions to servicing policies, and

•	Internal audit, which independently performs periodic internal control reviews of various processes including the loan origination and reporting system processes.

For the securitization process review, the depositor, or either of the sponsor or servicer on the depositor’s behalf, has monitored and periodically reviewed internal controls with respect to processes and procedures of the depositor, the sponsor and the servicer that are designed to maintain and enhance securitization reporting accuracy, reliability of account and receivable eligibility determinations, identification and removal of ineligible accounts, and to monitor compliance by the depositor, the sponsor and the servicer with certain terms of the basic documents. Generally, these internal controls are computerized and occur automatically on a daily basis. These controls are periodically examined by Ally Financial and Ally Bank for effectiveness concurrently with any changes to the eligibility criteria or reporting and compliance obligations related to Ally Bank’s floorplan lending platform.

The first part of the data and disclosure review tested the accuracy of the data contained in the principal databases and other management information systems of the sponsor and the servicer (the “information databases”). The depositor uses the information databases to assemble an electronic data tape containing relevant data on the pool of accounts. From this tape, the depositor constructs the pool composition and stratification tables in “The Pool of Accounts.”

On a periodic basis, through random processes, first, receivables (the “reviewed receivables”) have been selected and, second, dealer accounts (the “reviewed accounts”) corresponding to those reviewed receivables have been sub-selected. We refer to a reviewed account, together with the reviewed receivables arising in that reviewed account, as a “reviewed document package.” The sponsor and the servicer have made available an electronic copy of the pertinent underlying documentation and data records, in each case, as of a specified date, each of which is referred to as a “test date.” The most recent test date for which results are available is December 31, 2016. For the preceding four reporting dates for which results are available, an aggregate of 736 receivables and an aggregate of 100 dealer accounts have been selected as reviewed receivables and reviewed accounts, respectively.

First, different aspects, or data points, of each reviewed document package, including values such as principal balance, recalculation of outstanding balance, receivable age, dealer affiliation, related vehicle make, whether the related vehicle was new or used, dealer location, dealer rating, have been noted and accrual of dealer interest charges have been reviewed for accuracy. These data points have been either (i) compared to the corresponding information in the electronic data tape, or (ii) recalculated from the information databases, as applicable, to assess their accuracy. In some cases, the depositor specified permissible tolerances for variances.

A second aspect of the data and disclosure review consisted of a comparison of the statistics contained in “The Pool of Accounts” to data in, or derived from, the information databases, in each case, as of the test date. The review consisted of a recalculation from the data in the information databases of the number of accounts, monetary amounts, and other amounts and percentages displayed in “The Pool of Accounts.” Matters not exceeding plus or minus 0.5 percent of the number of accounts, monetary amounts, or other amounts or percentages were not considered exceptions. This comparison found no exceptions within the specified parameters.

The third aspect of the data and disclosure review evaluated the information contained under “The Pool of Accounts—Criteria Applicable to the Selection of Accounts and Receivables,” “The Pool of Accounts—Composition of the Pool of Accounts—Selection of the Pool of Accounts,” “The Servicer—Servicing Procedures,” “The Dealer Floorplan Financing Business,” “The Accounts,” “The Indenture—Trust Accounts,” “The Indenture—Application of Collections,” “The Transfer and Servicing Agreements—Sale and Assignment of Receivables and Collateral Security,” “The Transfer and Servicing Agreements—Addition and Removal of Accounts” and “Legal Aspects.” The depositor confirmed with the responsible personnel of the sponsor and the servicer that the description of the business practices, dealer terms and legal and regulatory considerations, and the other information with respect to the pool of accounts contained in those sections is accurate. The depositor also reviewed internal management reports periodically generated by these personnel that bear on the matters discussed in those sections of this prospectus.

The depositor has concluded that the findings of the pool review provide it with reasonable assurance that:

•	there are no indications of any systemic problems with the processes within the sponsor and the servicer that generate information regarding the pool of accounts for use in this prospectus;

•	the pool composition and stratification tables contained in “The Pool of Accounts” are accurate in all material respects;

•	the pool of accounts satisfies the selection criteria and the representations and warranties in all material respects; and

•	the disclosure regarding the pool of accounts and the related receivables contained in this prospectus is accurate in all material respects.

Repurchase History

The basic documents contain covenants requiring the depositor and Ally Bank to repurchase a dealer floorplan receivable for the breach of representation or warranty in certain circumstances. In the prior three years, none of Ally Bank, Ally Financial, the depositor, the indenture trustee or the owner trustee received a demand to repurchase any dealer floorplan receivable securitized by Ally Bank or the depositor. The depositor, as a securitizer, discloses all demands to repurchase any dealer floorplan receivables securitized by it on SEC Form ABS-15G.

The depositor filed its most recent Form ABS-15G with respect to repurchase activity with the SEC on February 1, 2017. The depositor’s CIK number is 0001492632. For more information on obtaining a copy of the report, see “Where You Can Find More Information.”

THE NOTES

General

The following summary describes the material terms of the Series 2017-1 notes, the indenture and the indenture supplement. The summary is not complete and may not contain all the information that is important to you. Therefore, you should read the full text of the Series 2017-1 notes, the indenture, the Series 2017-1 Indenture Supplement and the prospectus to understand their provisions. Where particular provisions or terms used in the indenture and the Series 2017-1 Indenture Supplement are referred to, the actual provisions, along with definitions of terms, are incorporated by reference as part of this summary.

The Series 2017-1 notes will be issued under an indenture supplement, which we refer to as the “Series 2017-1 Indenture Supplement,” to be dated as of the closing date, which may be amended and supplemented from time to time, between the trust and the indenture trustee, to the indenture, dated as of the Initial Closing Date, as amended and supplemented from time to time and between the trust and the indenture trustee. A copy of the indenture has been filed with the SEC and the Series 2017-1 Indenture Supplement will be filed with the SEC with or prior to the filing of the final prospectus. You may obtain copies of these documents as described in “Where You Can Find More Information” and “Incorporation by Reference.”

The notes will initially be represented by one or more notes, which will be registered in the name of Cede & Co., as the nominee of DTC in the United States, or Clearstream Banking, S.A.—“Clearstream”—or Euroclear in Europe, except as set forth below. The notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000 thereof in book-entry form only. Unless and until definitive notes are issued under the limited circumstances described under “Book-Entry Registration—Definitive Notes,” no noteholder will be entitled to receive a physical certificate representing a note. Unless otherwise indicated, all references in this prospectus to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations, or DTC participants. All distributions, notices, reports and statements to noteholders will be sent to DTC or Cede & Co. as the registered holder of the notes, as the case may be, for distribution to beneficial owners in accordance with DTC’s procedures. See “Book-Entry Registration—Book-Entry Registration” and “Book-Entry Registration—Definitive Notes.” Distributions will be made on each Distribution Date to the holders of that class of notes of record as of the day preceding that Distribution Date.

The initial Distribution Date for the Series 2017-1 notes will be March 15, 2017. All payments will be made by wire transfer with respect to any class of Series 2017-1 notes in global form in accordance with the procedures of DTC, Euroclear and Clearstream. If definitive notes are issued with respect to any class of Series 2017-1 notes, these payments will be made by check and will be mailed to the address on the register kept by the indenture trustee unless, subject to conditions specified in the indenture, a holder gives wire transfer instructions before the relevant record date. Final payment of any definitive note will only be made against presentation and surrender of the definitive note at the place or places specified in the notice of final payment to the holder thereof.

Payments of Interest

Interest on the outstanding principal balance of the Series 2017-1 notes will accrue from and including the closing date, or from and including the most recent Distribution Date, to but excluding the current Distribution Date. We refer to those periods as “Interest Periods.” Interest on the Series 2017-1 floating rate notes will be calculated on the actual days in the related Interest Period and a 360-day year. Interest on the Series 2017-1 fixed rate notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Each Distribution Date will be a Payment Date. Interest accrued as of any Distribution Date, but not paid on that Distribution Date, will be due on the next Distribution Date.

The payment of interest on each class of Series 2017-1 notes is subordinate to the payment of interest on each class of Series 2017-1 notes with a prior alphabetical designation, and no interest will be paid on any

Distribution Date on a class of Series 2017-1 notes unless all interest due and payable on each class of Series 2017-1 notes with a prior alphabetical designation has been paid, in each case, to the extent described in this prospectus.

Interest payments on the Series 2017-1 notes on any Distribution Date will be paid from Available Series Interest Collections. However, if the amount of those Available Series Interest Collections for any Distribution Date is insufficient to pay the interest due on the Series 2017-1 notes, the trust will pay such shortfalls using funds from other sources in the following order of priority:

(1) first, from Excess Interest Collections available for your series from other series of notes in Excess Interest Sharing Group One;

(2) second, from amounts on deposit in the Reserve Fund;

(3) third, from Reallocated Principal Collections; and

(4) fourth, from the servicer, to the extent that the servicer, in its sole discretion decides to make a servicer advance to cover such shortfall, but only to the extent that the servicer expects to recover those advances on subsequent Distribution Dates.

One-Month LIBOR

The interest rates for the Series 2017-1 floating rate notes will be based on One-Month LIBOR plus an applicable spread. “One-Month LIBOR,” with respect to any Interest Period, will be the rate per annum for one-month deposits in US dollars which appears on Bloomberg Screen BBAM Page as of 11:00 a.m., London time, on the second LIBOR Business Day preceding the first day of such Interest Period (or, in the case of the initial Interest Period, two LIBOR Business Days before the closing date).

If the rate does not appear on that page or any other page that may replace that page is no longer offered, then the indenture trustee will select the appropriate rate from another service for displaying LIBOR or comparable rates after consultation with the depositor. If no other service is available, then the rate will be the One Month Reference Bank Rate.

Payments of Principal

You should receive payment of principal in full on the Series 2017-1 Expected Maturity Date. You may, however, receive payments of principal earlier or later than the Series 2017-1 Expected Maturity Date if an Early Amortization Event or Event of Default occurs or Principal Collections are slower than anticipated during the Controlled Accumulation Period. The payment of principal on each class of Series 2017-1 notes is subordinate to the payment of principal on each class of Series 2017-1 notes with a prior alphabetical designation, and no principal will be paid on a class of Series 2017-1 notes until all principal due and payable on each class of Series 2017-1 notes with a prior alphabetical designation has been paid.

Principal payments on the Series 2017-1 notes on any Distribution Date will be made from Available Series Principal Collections and certain other amounts. The amount of those Available Series Principal Collections and other amounts applied to your series on each Distribution Date will depend on whether your series is in the Revolving Period, the Controlled Accumulation Period or the Early Amortization Period.

Revolving Period

The Revolving Period for the Series 2017-1 notes begins on the closing date and ends on the day before the date on which the Controlled Accumulation Period or the Early Amortization Period begins. On each day with respect to the Revolving Period, Available Series Principal Collections will be treated as Shared Principal Collections and made available to make principal payments for other series of notes in Principal Sharing Group

One. Any Available Series Principal Collections not used for this purpose will be paid to the holders of the Certificate Interest, to the extent not required to be deposited into the Excess Funding Account or the Cash Collateral Account, as described below under “—Application of Collections—Application of Principal Collections” and “—Excess Funding Account.”

Controlled Accumulation Period

The Controlled Accumulation Period for the Series 2017-1 notes is scheduled to begin on the first day of the August 2018 Collection Period, but may be postponed, as described below under “—Postponement of Controlled Accumulation Period.” The Controlled Accumulation Period will end on the earlier of:

(1) the end of the Collection Period preceding the Distribution Date on which the aggregate principal balance of the Series 2017-1 notes will be paid in full; and

(2) the day before the date on which the Early Amortization Period begins.

If an Early Amortization Event occurs before the Controlled Accumulation Period begins, there will be no Controlled Accumulation Period and the Early Amortization Period will begin.

On each Business Day with respect to the Controlled Accumulation Period, Available Series Principal Collections and other amounts will be allocated to the Series 2017-1 notes as described below under “—Application of Collections—Application of Principal Collections.”

In addition, on the first Business Day of the Controlled Accumulation Period, the lesser of the Series 2017-1 Excess Funding Amount for that date (together with any other amounts on deposit in the Excess Funding Account that are allocated to Series 2017-1 as Shared Principal Collections) and the amount required to be deposited on that date that was not previously deposited, will be deposited into the Note Distribution Account or, at the election of the depositor or the servicer (if Ally Financial or one of its affiliates is the servicer), the Note Defeasance Account.

If the amount of Available Series Principal Collections (excluding any Shared Principal Collections) with respect to a Collection Period occurring during the Controlled Accumulation Period and Additional Available Series Principal Collections for the related Distribution Date are insufficient to deposit the full, aggregate amount needed to be deposited into the Note Distribution Account or the Note Defeasance Account with respect to that Collection Period, Shared Principal Collections available for your series from other series of notes in Principal Sharing Group One will be used to cover the shortfall. However, if those Available Series Principal Collections (excluding any Shared Principal Collections) and Additional Available Series Principal Collections exceeds the amount needed to be deposited into the Note Distribution Account or the Note Defeasance Account, the excess will be treated as Shared Principal Collections for other series of notes in Principal Sharing Group One. Any Available Series Principal Collections and Additional Available Series Principal Collections not used for this purpose will be paid to the holders of the Certificate Interest to the extent not required to be deposited into the Excess Funding Account, as described below under “—Application of Collections—Application of Principal Collections” and “—Excess Funding Account.”

On the Series 2017-1 Expected Maturity Date (unless paid earlier during the Early Amortization Period), all amounts in the Note Distribution Account and the Note Defeasance Account allocated and available to pay principal of the Series 2017-1 notes and any Additional Available Series Principal Collections for that date allocated to pay principal of the Series 2017-1 notes will be paid:

(1) first, to the Series 2017-1 Class A noteholders, pro rata based on the amount owing to them, until the Series 2017-1 Class A notes have been paid in full;

(2) second, to the Series 2017-1 Class B noteholders, pro rata based on the amount owing to them, until the Series 2017-1 Class B notes have been paid in full, provided that, in no event will any amount be paid as principal with respect to the Series 2017-1 Class B notes unless the principal balance of the Series 2017-1 Class A notes is zero;

(3) third, to the Series 2017-1 Class C noteholders, pro rata based on the amount owing to them, until the Series 2017-1 Class C notes have been paid in full, provided that, in no event will any amount be paid as principal with respect to the Series 2017-1 Class C notes unless the principal balance of each of the Series 2017-1 Class A notes and the Series 2017-1 Class B notes is zero;

(4) fourth, to the Series 2017-1 Class D noteholders, pro rata based on the amount owing to them, until the Series 2017-1 Class D notes have been paid in full, provided that, in no event will any amount be paid as principal with respect to the Series 2017-1 Class D notes unless the principal balance of each of the Series 2017-1 Class A notes, the Series 2017-1 Class B notes and the Series 2017-1 Class C notes is zero; and

(5) fifth, to the Series 2017-1 Class E noteholders, pro rata based on the amount owing to them, until the Series 2017-1 Class E notes have been paid in full, provided that, in no event will any amount be paid as principal with respect to the Series 2017-1 Class E notes unless the principal balance of each of the Series 2017-1 Class A notes, the Series 2017-1 Class B notes, the Series 2017-1 Class C notes and the Series 2017-1 Class D notes is zero.

If any class of Series 2017-1 notes is not paid in full on the Series 2017-1 Expected Maturity Date, an Early Amortization Event will occur.

Postponement of Controlled Accumulation Period

The Controlled Accumulation Period is scheduled to last six months. However, the servicer may elect to extend the Revolving Period and postpone the start of the Controlled Accumulation Period if the number of months needed to fund the Note Distribution Account and, at the election of the depositor or the servicer (if Ally Financial or one of its affiliates is the servicer), the Note Defeasance Account, in full is expected to be less than six.

On or before each determination date beginning with the July 2018 determination date, and ending when the Controlled Accumulation Period begins, the servicer will review the amount of expected Principal Collections and determine the number of months expected to be required to fully fund the Note Distribution Account or, at the election of the depositor or the servicer (if Ally Financial or one of its affiliates is the servicer), the Note Defeasance Account, and repay the outstanding Series 2017-1 notes by the Series 2017-1 Expected Maturity Date. In making its determination, the servicer is required to assume that the Monthly Payment Rate will be no greater than the lowest Monthly Payment Rate for the prior 12 months and will consider the amount of principal expected to be allocable to the notes of all other series of notes in Principal Sharing Group One that are expected to be amortizing or accumulating principal during the Controlled Accumulation Period for your series. In no case will the Controlled Accumulation Period be reduced to less than one month.

The method for determining the number of months required to fully fund the Note Distribution Account or the Note Defeasance Account, as applicable, may be changed upon receipt by the indenture trustee of written confirmation from the servicer that the change will not result in an adverse effect on the noteholders.

Early Amortization Period

The Early Amortization Period for the Series 2017-1 notes will begin on the first day on which an Early Amortization Event occurs, and will end on the earlier of:

(1) the end of the Collection Period preceding the Distribution Date on which the aggregate principal balance of the Series 2017-1 notes will be paid in full; and

(2) the Series 2017-1 Legal Maturity Date.

On each Business Day with respect to the Early Amortization Period, Available Series Principal Collections and other amounts will be allocated to the Series 2017-1 notes as described below under “—Application of Collections—Application of Principal Collections.”

On the first Business Day of the earlier to occur of the Controlled Accumulation Period or Early Amortization Period, the lesser of the Series 2017-1 Excess Funding Amount as of the end of the Revolving Period (together with any other amounts on deposit in the Excess Funding Account that are allocated to Series 2017-1 as Shared Principal Collections) and the amount required to be deposited on that date that was not previously deposited, will be deposited into the Note Distribution Account or, at the election of the depositor or the servicer (if Ally Financial or one of its affiliates is the servicer), the Note Defeasance Account. On each Distribution Date related to the Early Amortization Period, all amounts in the Note Distribution Account and the Note Defeasance Account allocated to pay principal of the Series 2017-1 notes and any Additional Available Series Principal Collections for that date allocated to pay principal of the Series 2017-1 notes will be paid:

(1) first to the Series 2017-1 Class A noteholders, pro rata based on the amount owing to them, until the Series 2017-1 Class A notes have been paid in full;

(2) second, to the Series 2017-1 Class B noteholders, pro rata based on the amount owing to them, until the Series 2017-1 Class B notes have been paid in full, provided that, in no event will any amount be paid as principal with respect to the Series 2017-1 Class B notes unless the principal balance of the Series 2017-1 Class A notes is zero;

(3) third, to the Series 2017-1 Class C noteholders, pro rata based on the amount owing to them, until the Series 2017-1 Class C notes have been paid in full, provided that, in no event will any amount be paid as principal with respect to the Series 2017-1 Class C notes unless the principal balance of each of the Series 2017-1 Class A notes and the Series 2017-1 Class B notes is zero;

(4) fourth, to the Series 2017-1 Class D noteholders, pro rata based on the amount owing to them, until the Series 2017-1 Class D notes have been paid in full, provided that, in no event will any amount be paid as principal with respect to the Series 2017-1 Class D notes unless the principal balance of each of the Series 2017-1 Class A notes, the Series 2017-1 Class B notes and the Series 2017-1 Class C notes is zero; and

(5) fifth, to the Series 2017-1 Class E noteholders, pro rata based on the amount owing to them, until the Series 2017-1 Class E notes have been paid in full, provided that, in no event will any amount be paid as principal with respect to the Series 2017-1 Class E notes unless the principal balance of each of the Series 2017-1 Class A notes, the Series 2017-1 Class B notes, the Series 2017-1 Class C notes and the Series 2017-1 Class D notes is zero.

If Available Series Principal Collections (excluding any Shared Principal Collections) with respect to a Collection Period occurring during the Early Amortization Period and Additional Available Series Principal Collections for the related Distribution Date, are insufficient to pay the Series 2017-1 notes in full on that Distribution Date, Shared Principal Collections available for Series 2017-1 notes from other series of notes in Principal Sharing Group One will be used first to pay the Series 2017-1 Class A notes in full, second to pay the Series 2017-1 Class B notes in full, third to pay the Series 2017-1 Class C notes in full, fourth to pay the Series 2017-1 Class D notes in full and fifth to pay the Series 2017-1 Class E notes in full. However, if those Available Series Principal Collections (excluding any Shared Principal Collections) and Additional Available Series Principal Collections exceed the amount needed to pay the Series 2017-1 notes in full, the excess will be treated as Shared Principal Collections for other series of notes in Principal Sharing Group One. Any Available Series Principal Collections not used for this purpose will be paid to the holders of the Certificate Interest, as described below under “—Application of Collections—Application of Principal Collections.”

For a discussion of the events that might lead to the commencement of the Early Amortization Period, you should read “—Early Amortization Events” below.

The Note Defeasance Account

The indenture trustee will establish and maintain, in the name of the indenture trustee, a segregated account for the benefit of the Series 2017-1 noteholders to serve as the “Note Defeasance Account.”

With respect to any Collection Period, the servicer will, at the direction of the depositor or, if Ally Financial or one of its affiliates is servicer, the servicer may, in its discretion, direct an amount of Available Series Interest Collections and Available Series Principal Collections to be withdrawn from the Collection Account or the Note Distribution Account, as applicable, and irrevocably deposited into the Note Defeasance Account. As described in greater detail below, the amount the servicer is permitted to deposit into the Note Defeasance Account during any Collection Period may not exceed (i) during the Revolving Period, the amount expected to be allocated to pay interest on the Series 2017-1 investor notes for that collection period, and (ii) during an Early Amortization Period or the Controlled Accumulation Period, the amount expected to be allocated to pay interest on the Series 2017-1 investor notes, plus the Monthly Principal Amount for that Collection Period.

Amounts on deposit in the Note Defeasance Account on any Distribution Date will be applied as described under “—Application of Collections.”

Upon the deposit of any amount into the Note Defeasance Account, (i) none of the trust, the depositor or the servicer will have any further right to those amounts, (ii) the Series 2017-1 noteholders will have recourse, and will look solely to, the Note Defeasance Account for payments of those amounts, and (iii) the trust will have no further liability for, and will be deemed to be discharged and released from, its obligations with respect to the Series 2017-1 notes to the extent of the amount deposited, as such amounts are to be applied pursuant to the priorities of interest and principal payments.

With respect to any Collection Period, the aggregate of such amounts deposited into the Note Defeasance Account, as reasonably calculated by the servicer (i) with respect to each Collection Period (or portion thereof) that does not occur during a Controlled Accumulation Period or Early Amortization Period, may not be in excess of the lesser of (1) Available Series Interest Collections for that Collection Period plus Reallocated Principal Collections for the related Distribution Date less the Monthly Servicing Fee for such Collection Period and (2) the aggregate amount necessary to make the allocations and distributions required to pay interest on the Series 2017-1 investor notes, and (ii) with respect to each Collection Period (or portion thereof) that occurs during a Controlled Accumulation Period or Early Amortization Period, may not be in excess of the lesser of (1) the aggregate of the Available Series Interest Collections for that Collection Period, plus the Available Series Principal Collections for that Collection Period, less the Monthly Servicing Fee for that Collection Period and (2) the aggregate amount necessary to make the allocations and distributions required to pay interest and principal on the Series 2017-1 notes.

On each Distribution Date, interest on the Series 2017-1 notes will be paid (i) first, from funds available for that purpose on deposit in the Note Defeasance Account, and (ii) second, from funds available for that purpose on deposit in the Collection Account in accordance with the payment priorities described in this prospectus.

On each Distribution Date during an Early Amortization Period and on the Series 2017-1 Expected Maturity Date, principal on the Series 2017-1 notes will be paid in sequential order from amounts on deposit for that purpose in the Note Defeasance Account and the Note Distribution Account.

Amounts deposited into the Note Defeasance Account will only be available to make payments of principal and interest on the Series 2017-1 notes and, in some cases, for distribution to the indenture trustee, and not for any other purpose.

If funds remain in the Note Defeasance Account on any Distribution Date after making interest and, if applicable, principal payments in respect of the Series 2017-1 notes, those funds will remain in the Note Defeasance Account for payment on the Series 2017-1 Notes on subsequent Distribution Dates.

All funds in the Note Defeasance Account will be invested in Eligible Investments that mature prior to the next Distribution Date. Investment earnings on the Note Defeasance Account will be for the benefit of the indenture trustee, and the indenture trustee will be liable to the trust for any losses incurred on deposits in the

Note Defeasance Account. For purposes of this prospectus, the Note Defeasance Account does not constitute a “trust account” as used herein.

Credit Enhancement and Other Enhancement

Liquidity and credit support are intended to increase the likelihood that the noteholders who are to benefit from those arrangements will receive the full amount of principal plus interest due. These forms of liquidity and credit support are also intended to decrease the likelihood that the noteholders will experience losses. These credit enhancements will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If shortfalls in available funds occur and exceed the amount covered by applicable arrangements or are not so covered, noteholders will bear their allocable share of those deficiencies as described in this prospectus. In addition, if an arrangement is for the benefit of more than one series or class of securities issued by the trust, noteholders of a given series or class will be faced with the risk that the arrangement will be exhausted by the claims of noteholders of other series or classes.

The credit enhancement and other enhancement with respect to your series is described below.

Reserve Fund

The servicer will establish and maintain with the indenture trustee or its nominee in the name of the indenture trustee, a segregated trust account for the benefit of the Series 2017-1 noteholders to serve as the Reserve Fund. If on any Distribution Date, Available Series Interest Collections, together with Excess Interest Collections available for the Series 2017-1 notes from other series of notes in Excess Interest Sharing Group One are insufficient to fund certain of the amounts required to be distributed on that date, as described below under “—Application of Collections—Application of Interest Collections,” then funds on deposit in the Reserve Fund (exclusive of any net investment earnings) will be used to cover shortfalls of those amounts.

On the closing date, $3,322,259 (or 0.50% of the initial principal balance of the Series 2017-1 notes) will be deposited into the Reserve Fund. The “Reserve Fund Required Amount” for any Distribution Date is equal to the product of the Reserve Fund Required Percentage and the Invested Amount of the Series 2017-1 notes on that Distribution Date (after giving effect to any changes in that amount on that date). The depositor may, in its discretion, increase or, upon satisfaction of the Series 2017-1 Rating Agency Condition but without the consent of any noteholder, decrease the amount required to be on deposit in the Reserve Fund; provided that the depositor may not increase the amount required to be on deposit in the reserve fund in its discretion if that increase would result in the aggregate amount of all such increases, together with all amounts added to the Class E Invested Amount and all amounts resulting from a discretionary increase in the Class E Invested Amount or in the Subordination Factor, exceeding 5% of the outstanding principal balance of the Series 2017-1 notes as of the date of the increase. The “Reserve Fund Required Percentage” will equal, for any date, 0.50%; provided, however, that in the event the Subordination Factor would otherwise be required to increase as a result of a decrease in the Monthly Payment Rate in accordance with the definition of Subordination Factor, the depositor may, by delivering an officer’s certificate to the indenture trustee and the designated rating agencies prior to the date such increase was to become effective, elect to increase the Reserve Fund Required Percentage by an amount in percentage points equal to (i) an additional 2.20% rather than increasing the Subordination Factor by 2.56% pursuant to the First Step-Up, (ii) an additional 2.40% rather than increasing the Subordination Factor by 2.80% pursuant to the Second Step-Up, or (iii) an additional 2.65% rather than increasing the Subordination Factor by 3.09% pursuant to the Third Step-Up. In the event that the depositor shall elect to so increase the Reserve Fund Required Percentage rather than the Subordination Factor, any increase in the Monthly Payment Rate that otherwise would have resulted in a decreased Subordination Factor will alternatively result in a corresponding decrease in the Reserve Fund Required Percentage. The election of the depositor to increase the Reserve Fund Required Percentage rather than increasing the Subordination Factor shall be deemed not to be a discretionary increase.

If, on any Distribution Date, the amount on deposit in the Reserve Fund is less than the Reserve Fund Required Amount, the indenture trustee will deposit available funds, up to the amount of the shortfall, into the Reserve Fund. Any such shortfall will be funded from Available Series Interest Collections and Excess Interest Collections available for the Series 2017-1 notes from other series of notes in Excess Interest Sharing Group One, after other required distributions and deposits have been made from such sources, as described below under “—Application of Collections—Application of Interest Collections.” The depositor may, at any time, make additional deposits into the Reserve Fund, provided that the depositor may not make any such deposit without satisfaction of the Series 2017-1 Rating Agency Condition if the deposit, together with any discretionary increases in the Subordination Factor and the Class E Invested Amount, results in the aggregate amount of all such deposits and increases exceeding 5% of the outstanding principal balance of the Series 2017-1 notes as of the date of the deposit.

At the direction of the servicer, the indenture trustee will invest funds in the Reserve Fund in Eligible Investments that mature no later than the following Distribution Date. Net investment earnings on funds in the Reserve Fund will be deposited in the Collection Account and included in Available Series Interest Collections.

If, on any Distribution Date before payment in full of the Series 2017-1 notes, after giving effect to all withdrawals from and deposits into the Reserve Fund, the amount on deposit in the Reserve Fund (excluding net investment earnings) exceeds the Reserve Fund Required Amount, the excess will be distributed to the holders of the Certificate Interest. After the earlier of the payment in full of the Series 2017-1 notes and the Series 2017-1 Legal Maturity Date, any funds remaining in the Reserve Fund will be treated as Available Series Principal Collections and made available to cover shortfalls for other series of notes in Principal Sharing Group One. Any excess not used for other series of notes in Principal Sharing Group One will be paid to the holders of the Certificate Interest.

Excess Spread

Excess spread for Series 2017-1 notes for any Distribution Date will be the amount by which Interest Collections during the related Collection Period allocated to Series 2017-1 notes exceeds certain fees of the trust relating to Series 2017-1 notes, including interest payments on the Series 2017-1 notes. Any excess spread for a series of notes in Excess Interest Sharing Group One, including Series 2017-1 notes, that is not used to cover shortfalls for that series of notes will be available on each Distribution Date to cover certain shortfalls for other series of notes in Excess Interest Sharing Group One, including Series 2017-1 notes, and any remaining excess spread will be distributed to the holders of the Certificate Interest.

Class E Notes

On the closing date, the trust will issue the Series 2017-1 Class E notes, which are subordinated to the Series 2017-1 investor notes. The initial principal balance of the Series 2017-1 Class E Notes and the initial Class E Invested Amount will be $81,394,827 (or 12.25% of the initial principal balance of the Series 2017-1 notes).

As of any Distribution Date, the Class E Invested Amount is required to be equal to or greater than the “Required Class E Invested Amount,” which is equal to, as of any Distribution Date, the product of (i) the Subordination Percentage, and (ii) the excess, if any, of (A) (1) with respect to any Distribution Date occurring during the Controlled Accumulation Period or the Early Amortization Period, the Net Investor Invested Amount as of the last day of the Revolving Period, and (2) with respect to any Distribution Date occurring during the Revolving Period, the Net Investor Invested Amount as of such Distribution Date, over (B) the Series 2017-1 Excess Funding Amount on such date (after giving effect to any changes in such amount on such date).

Subordination of Series 2017-1 Investor Notes

Distributions on each class of Series 2017-1 investor notes will be subordinated to payments on each class of Series 2017-1 investor notes with a prior alphabetical designation, in each case, to the extent described herein.

Overcollateralization

Overcollateralization is the amount by which the amount of trust assets allocated to the Series 2017-1 notes exceeds the outstanding principal balance of the investor notes. Overcollateralization will be available to absorb certain losses that the noteholders of the investor notes would otherwise incur. Generally, overcollateralization with respect to the Series 2017-1 investor notes will be equal to the Class E Invested Amount. As of any Determination Date, the Class E Invested Amount is required to be equal to or greater than the Required Class E Invested Amount. As of any Distribution Date, the Required Class E Invested Amount is a function of, among other things, the Subordination Factor for that date. On the closing date, the Subordination Factor will equal 12.25%. The Subordination Factor is subject to step-ups and step-downs as described above under “Summary—Series 2017-1 Class E Notes.” See the definitions of “Required Class E Invested Amount” and “Subordination Factor.”

The presence of a reserve account is intended to enhance the likelihood of receipt by the noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the noteholders will experience losses. The overcollateralization, reserve account and subordination of interests will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If shortfalls in available funds occur and exceed the amount covered by overcollateralization, reserve account and subordination of interests, securityholders will bear their allocable share of those deficiencies.

Events of Default

An “Event of Default” for the Series 2017-1 notes will consist of any of the following:

(1) any failure to pay interest on any Series 2017-1 investor note, as and when the same becomes due and payable, which failure continues unremedied for 35 days;

(2) any failure (a) to make any required payment of principal on any Series 2017-1 investor note (other than as set forth in clause (3) below), or (b) to observe or perform in any material respect any other covenants or agreements in the indenture or the Series 2017-1 Indenture Supplement, which failure in the case of a default under this clause (2)(b) materially and adversely affects the rights of related noteholders, and which failure in either case continues for 30 days after written notice is given of the failure (x) to the trust, and the servicer by the indenture trustee or (y) to the trust, the servicer and the indenture trustee by the holders of not less than 25% of the principal balance of the related Series 2017-1 notes;

(3) failure to pay the unpaid principal balance of any Series 2017-1 notes by the Series 2017-1 Legal Maturity Date; and

(4) specified events of bankruptcy, insolvency or receivership with respect to the trust or any substantial part of the assets of the trust.

If an Event of Default for the Series 2017-1 notes occurs because of the occurrence of a bankruptcy or similar event relating to the trust, the Series 2017-1 notes will be automatically accelerated. If an Event of Default for the Series 2017-1 notes occurs for any other reason, the indenture trustee may, or shall, at the direction of the holders of at least a majority of the outstanding principal balance of the Series 2017-1 notes accelerate the Series 2017-1 notes. If the Series 2017-1 notes are accelerated, you may receive principal before the Series 2017-1 Expected Maturity Date for your Series 2017-1 notes.

For a more detailed description of the acceleration of the Series 2017-1 notes as well as the rights and remedies available to the indenture trustee and the Series 2017-1 noteholders when an Event of Default occurs, you should read “The Notes—The Indenture—Events of Default; Rights upon Event of Default.”

Early Amortization Events

The Revolving Period will continue until the Controlled Accumulation Period begins, unless an Early Amortization Event occurs before that date.

If any of the following occurs with respect to the Series 2017-1 notes:

(1) failure on the part of the depositor, Ally Bank or the servicer to observe or perform in any material respect any of its covenants or agreements set forth in the pooling and servicing agreement or the trust sale and servicing agreement, as applicable, which failure continues unremedied for a period of 60 days after written notice; provided, however, that no Early Amortization Event shall be deemed to occur if such failure results in the creation of Warranty Receivables or Administrative Receivables and such Warranty Receivables or Administrative Receivables are purchased by the seller, the depositor or the servicer in accordance with the basic documents;

(2) any representation or warranty made by Ally Bank in the pooling and servicing agreement or by the depositor in the trust sale and servicing agreement or any information contained on the list of accounts included in the trust proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and, as a result, the interests of the noteholders are materially and adversely affected; provided, however, that no Early Amortization Event shall be deemed to occur if such failure results in the creation of Warranty Receivables or Administrative Receivables and such Warranty Receivables or Administrative Receivables are purchased by the seller, the depositor or the servicer in accordance with the basic documents;

(3) on any Distribution Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 17.50%;

(4) the unpaid principal amount of the outstanding Series 2017-1 notes (together with accrued and unpaid interest thereon) shall have become immediately due and payable as a result of an Event of Default;

(5) the occurrence of specified events of bankruptcy, insolvency or receivership relating to any of (a) the servicer (or Ally Financial, if Ally Financial is not the servicer), (b) Ally Bank, or (c) the depositor;

(6) on any Distribution Date, the amounts on deposit in the Excess Funding Account exceed 30% of the sum of the Net Invested Amounts of all outstanding series of notes (including the Series 2017-1 notes), being determined as the average over the six Collection Periods immediately preceding the Distribution Date, or, if shorter, the period from the initial issuance date through and including the last day of the immediately preceding Collection Period;

(7) the trust or the depositor is required to register under the Investment Company Act of 1940;

(8) a Liquidation Event occurs with respect to a Significant Manufacturer or with respect to a Majority of Manufacturers;

(9) on any Distribution Date, the Required Class E Invested Amount for such Distribution Date exceeds the Class E Invested Amount;

(10) a failure by the depositor to convey receivables in additional accounts to the trust within 15 Business Days after the day on which it is required to convey those receivables under the trust sale and servicing agreement; and

(11) the amount on deposit in the Reserve Fund is less than the Reserve Fund Required Amount on three consecutive Distribution Dates;

(12) on any Distribution Date, the Reserve Fund Required Amount for that Distribution Date exceeds the amount on deposit in the Reserve Fund by more than the Reserve Fund Trigger Amount as specified in this prospectus; and

(13) failure to pay or set aside for payment all amounts required to be paid as principal on the Series 2017-1 notes on the Series 2017-1 Expected Maturity Date;

then, an “Early Amortization Event” will be deemed to occur (i) in the case of any of the events specified in the foregoing clauses (3) through (13), immediately and, (ii) in the case of any events specified in the foregoing clauses (1) or (2), upon the expiration of any applicable grace period, and the delivery to the appropriate parties of a written declaration of an Early Amortization Event.

Trust Accounts

With respect to the trust, the servicer will establish and maintain in the name of the indenture trustee, for the benefit of noteholders of all series of the trust, a Collection Account, for the benefit of noteholders of all Nonoverconcentration Series of the trust, an Excess Funding Account, and for the benefit of the noteholders of all Overconcentration Series of the trust, a Cash Collateral Account. For each series of notes issued by the trust, the servicer will establish and maintain, for the benefit of the noteholders and in the name of the indenture trustee, an Eligible Deposit Account referred to as the “Note Distribution Account.”

For the trust, funds in the Collection Account, the Excess Funding Account, the Cash Collateral Account, the Servicer Termination Costs Reserve Account, the Distribution Accounts, and the Reserve Fund are referred to collectively as the “Designated Accounts”—and the Certificate Distribution Account will be invested as provided in the basic documents in Eligible Investments. The Designated Accounts and the Certificate Distribution Accounts will be maintained as Eligible Deposit Accounts.

Collection Account

The servicer has established and will maintain with the indenture trustee or its nominee in the name of the indenture trustee, a segregated trust account to serve as the Collection Account. The Collection Account is held by the indenture trustee for the benefit of the noteholders of all series issued by the trust, not just for the benefit of the holders of any particular series. The servicer will deposit into the Collection Account the required portion of amounts collected on the receivables. The servicer will deposit collections into the Collection Account on a daily, monthly (subject to certain conditions) or other basis that the designated rating agencies confirm in writing will not result in a reduction or withdrawal of its then existing rating of any note issued by the trust.

At the direction of the servicer, the indenture trustee will invest funds in the Collection Account in Eligible Investments. Net investment earnings on funds in the Collection Account will be deposited into the Collection Account and included in Interest Collections. The servicer will have the revocable power to instruct the indenture trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out the servicer’s or the indenture trustee’s duties under the indenture or the trust sale and servicing agreement.

Excess Funding Account

The servicer has established and will maintain with the indenture trustee or its nominee in the name of the indenture trustee, a segregated trust account for the benefit of the noteholders of all Nonoverconcentration Series issued by the trust to serve as the “Excess Funding Account.” The indenture provides that deposits will be made into the Excess Funding Account from available funds in an amount so that the Adjusted Nonoverconcentration Pool Balance is not less than the Required Nonoverconcentration Pool Balance.

In addition, the holders of the Certificate Interest may direct the servicer and the indenture trustee to deposit any amounts otherwise allocable to the holders of the Certificate Interest into the Excess Funding Account. The servicer will determine for each Distribution Date the amount by which the sum of the Adjusted Nonoverconcentration Pool Balance exceeds the Required Nonoverconcentration Pool Balance and will instruct the indenture trustee to withdraw that amount from the Excess Funding Account to the extent of the funds on deposit in the Excess Funding Account (excluding net investment earnings), and pay that amount to the holders of the Certificate Interest.

At the direction of the servicer, the indenture trustee will invest funds on deposit in the Excess Funding Account in Eligible Investments. Net investment earnings on funds in the Excess Funding Account will be deposited into the Collection Account and included in Nonoverconcentration Interest Collections.

As of the Series Cut-Off Date, the balance in the Excess Funding Account was $0. The “Series 2017-1 Excess Funding Amount” means, as of any date of determination, the product of (a) the amount on deposit in the Excess Funding Account (excluding amounts relating to investment earnings) on that date, times (b) a fraction (i) the numerator of which is the Net Invested Amount as of that date and (ii) the denominator of which is the sum of the net invested amounts of each outstanding Nonoverconcentration Series (including Series 2017-1) being allocated a portion of the funds on deposit in the Excess Funding Account.

Cash Collateral Account

The servicer has established and will maintain with the indenture trustee or its nominee in the name of the indenture trustee, a segregated trust account for the benefit of the noteholders of all Overconcentration Series issued by the trust to serve as the “Cash Collateral Account.” The indenture provides that deposits will be made into the Cash Collateral Account from available funds in an amount so that the Adjusted Overconcentration Pool Balance is not less than the Required Overconcentration Pool Balance.

In addition, the holders of the Certificate Interest may direct the servicer and the indenture trustee to deposit any amounts otherwise allocable to the holders of the Certificate Interest from amounts available from the Nonoverconcentration Interest and, if the Adjusted Overconcentration Pool Balance is not less than the Required Overconcentration Pool Balance, from amounts available from the Nonoverconcentration Interest, into the Cash Collateral Account. The servicer will determine for each Distribution Date the amount by which the sum of the Adjusted Overconcentration Pool Balance exceeds the Required Overconcentration Pool Balance and will instruct the indenture trustee to withdraw that amount from the Cash Collateral Account to the extent of the funds on deposit in the Cash Collateral Account (excluding net investment earnings), and pay that amount to the holders of the Certificate Interest.

At the direction of the servicer, the indenture trustee will invest funds on deposit in the Cash Collateral Account in Eligible Investments. Net investment earnings on funds in the Cash Collateral Account will be deposited into the Collection Account and included in Overconcentration Interest Collections.

If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in Collections exceeds the amount of cash in the Reserve Fund, a temporary shortfall in the amounts available for distribution could result. Investment earnings on funds deposited in the Designated Accounts (other than the Servicer Termination Costs Reserve Account) and the Certificate Distribution Account, net of losses and investment expenses, will be Investment Proceeds and will be available for distribution as described in this prospectus. References to amounts on deposit in any Designated Account or the Certificate Distribution Accounts will not include the amount of any Investment Proceeds.

Servicer Termination Costs Reserve Account

The servicer has established and will maintain with the indenture trustee or its nominee in the name of the indenture trustee. a segregated trust account for the benefit of the back-up servicer to serve as the “Servicer Termination Costs Reserve Account.” On the initial closing date for the trust, the depositor deposited $200,000 into the Servicer Termination Costs Reserve Account. At the direction of the servicer, the indenture trustee will invest funds on deposit in the Servicer Termination Costs Reserve Account in Eligible Investments. Net investment earnings on funds in the Servicer Termination Costs Reserve Account will be distributed to the Servicer, unless the amount on deposit in the Servicer Termination Costs Reserve Account is less than the Servicer Termination Costs Reserve Account Required Amount, in which case such net investment earnings will be deposited into the Servicer Termination Costs Reserve Account.

If the back-up servicer is appointed as the successor servicer pursuant to the trust sale and servicing agreement, the indenture trustee will reimburse the back-up servicer for its Servicer Termination Costs from amounts on deposit in the Servicer Termination Costs Reserve Account within 30 days of the delivery to the indenture trustee and the depositor of a detailed invoice setting forth such Servicer Termination Costs. If any funds remain on deposit in the Servicer Termination Costs Reserve Account six months after the appointment of the back-up servicer as successor servicer, the indenture trustee will, at the direction of the removed servicer, withdraw all remaining amounts on deposit in the Servicer Termination Costs Reserve Account and distribute them to the servicer.

Upon the delivery by the servicer to the indenture trustee of an officer’s certificate certifying that the Back-up Servicing Agreement has been terminated (other than as a result of the back-up servicer being appointed as the successor servicer) and that no replacement Back-up Servicing Agreement is required, the indenture trustee will, at the direction of the servicer, withdraw all amounts on deposit in the Servicer Termination Costs Reserve Account and distribute them to the servicer.

Note Distribution Account

The servicer will establish and maintain with the indenture trustee a segregated trust account for the benefit of the Series 2017-1 noteholders to serve as the Note Distribution Account. During the Controlled Accumulation Period or, if earlier, the Early Amortization Period, the indenture trustee, at the direction of the servicer, will transfer Available Series Principal Collections up to an amount equal to the Monthly Principal Amount less amounts deposited into the Note Defeasance Account for that purpose, for each related Distribution Date from the Collection Account to the Note Distribution Account, as described below under “—Application of Collections—Application of Principal Collections.” In addition, at the election of the servicer or the depositor, on any Business Day during the Controlled Accumulation Period or, if earlier, the Early Amortization Period, the indenture trustee, at the direction of the servicer, will transfer Available Series Principal Collections up the an amount equal to the Monthly Principal Amount less amounts already deposited into the Note Distribution Account or the Note Defeasance Account for that purpose, from the Note Distribution Account to the Note Defeasance Account.

On the Series 2017-1 Expected Maturity Date and on each Distribution Date with respect to the Early Amortization Period, the indenture trustee will apply (i) the amounts on deposit in the Note Distribution Account, (ii) amounts deposited into the Note Defeasance Account to pay principal, (iii) Available Series Principal Collections and (iv) Additional Available Series Principal Collections for that date to pay the principal of the Series 2017-1 notes, as described below under “—Application of Collections—Application of Principal Collections.”

At the direction of the servicer, the indenture trustee will invest funds on deposit in the Note Distribution Account in Eligible Investments that mature no later than the following Distribution Date. The indenture trustee will deposit net investment earnings on funds in the Note Distribution Account into the Collection Account and such amounts will be included in Available Series Interest Collections for that Distribution Date.

Net Deposits and Payments

As an administrative convenience, the servicer will be permitted to make the deposit of Aggregate Dealer Interest Collections, Aggregate Dealer Principal Collections, and other amounts, for the trust, including amounts relating to any credit, liquidity or other enhancement arrangement, on any date net of distributions or payments to be made to the servicer on behalf of the trust on that date. The servicer, however, will account to the indenture trustee, the owner trustee and the noteholders with respect to the trust as if all deposits, distributions and transfers were made individually. In addition, in connection with the trust, at any time that the servicer is not required to remit Collections on a daily basis and payments or distributions on any securities are not required to be made monthly, the servicer may retain amounts allocable to the securities or the Distribution Accounts until the Payment Date or Distribution Date. Pending deposit into an account, the Collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. In this situation, all distributions, deposits or other remittances will be treated as having been distributed, deposited or remitted on the applicable Distribution Date for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on that Distribution Date and other Distribution Dates.

Additional Issuances of Series 2017-1 Notes

The depositor may, subject to the requirements described under “The Notes—New Issuances,” issue additional series of notes.

In addition, the Series 2017-1 Indenture Supplement provides that the depositor may, with notice to the designated rating agencies but without notice to or the consent of the holders of the Series 2017-1 notes, cause the trust to issue additional Series 2017-1 notes, equal in rank to any of the classes or tranches of Series 2017-1 notes previously offered in all respects or in all respects except for the payment of interest accruing prior to the issuance date of these additional Series 2017-1 notes in a class or tranche of Series 2017-1 notes or except for the first payment of interest following the issuance date of the additional class or tranche of Series 2017-1 notes. When issued, the additional Series 2017-1 notes of a class or tranche will equally and ratably be entitled to the benefits of the indenture and the Series 2017-1 Indenture Supplement with the other outstanding notes of that class or tranche without preference, priority or distinction. The additional Series 2017-1 notes may be consolidated with a previously issued class or tranche of Series 2017-1 notes to form a single class or tranche with the previously issued notes and will have the same terms as to status, redemption or otherwise as the previously issued Series 2017-1 notes.

In order for the trust to issue additional Series 2017-1 notes, the conditions specified under “The Notes—New Issuances” must be satisfied.

Series Percentages

The servicer will allocate Nonoverconcentration Principal Collections, Nonoverconcentration Interest Collections and Nonoverconcentration Defaulted Amounts for each Collection Period among:

(1) the Series 2017-1 notes;

(2) other outstanding series of notes that the trust has issued; and

(3) the Certificate Interest.

These amounts will be allocated to the Series 2017-1 notes based on the applicable Series Percentage for the Series 2017-1 notes. Each Series Percentage is calculated by reference to the Invested Amount or the Net Invested Amount of the Series 2017-1 notes. The “Series Percentages” for the Series 2017-1 notes are:

(1) the “Floating Series Percentage,” which is, with respect to any Collection Period, the percentage equivalent (not to exceed 100%) of a fraction (a) the numerator of which is the average Net Invested Amount for that Collection Period and (b) the denominator of which is the greater of (i) the average of the Adjusted Nonoverconcentration Pool Balance for each day during that Collection Period and (ii) the sum of the numerators used to calculate the applicable floating series percentages for allocating Nonoverconcentration Interest Collections to all outstanding series of notes (including the Series 2017-1 notes) with respect to that Collection Period; and

(2) the “Fixed Series Percentage,” which is, with respect to any date, the percentage equivalent (not to exceed 100%) of a fraction (a) the numerator of which is the Net Invested Amount as of such date or, if the Revolving Period is no longer in effect, as of the close of business on the last day of the Revolving Period, and (b) the denominator of which is the greater of (i) the Adjusted Nonoverconcentration Pool Balance as of the last day of the immediately preceding Collection Period and (ii) the sum of the numerators used to calculate the applicable fixed series percentages for allocating Nonoverconcentration Principal Collections to all outstanding series of notes (including the Series 2017-1 notes) for that date.

At any time, the Floating Series Percentage is used for allocating Nonoverconcentration Interest Collections and the Nonoverconcentration Defaulted Amount and the Fixed Series Percentage is used for allocating Nonoverconcentration Principal Collections.

In addition, the “Series Required Certificate Amount” for the Series 2017-1 notes will equal, for any date, the product of (a) the excess, if any, of (i) the Required Pool Percentage over (ii) 100% and (b) the Net Invested Amount on that date. The “Required Pool Percentage” for the Series 2017-1 notes, means 100%.

Certificate Collections

On each Business Day, the servicer will allocate to the Certificate Interest all Nonoverconcentration Interest Collections, Nonoverconcentration Principal Collections and Nonoverconcentration Defaulted Amounts that are not otherwise allocable to any series of notes issued by the trust.

Application of Collections

The servicer will deposit into the Collection Account the payments received on the receivables in the trust portfolio during each Collection Period. The amount of the required deposit will depend upon, among other things, whether the series in the trust are in their revolving periods, accumulation periods or amortization periods. The servicer will be able to make these deposits on a monthly rather than daily basis if the following conditions are met:

(1) Ally Financial, Ally Bank or one of its subsidiaries is the servicer;

(2) no servicing default has occurred and is continuing;

(3) either,

(a) the servicer maintains a specified short-term debt rating from designated rating agencies; or

(b) the Rating Agency Condition is satisfied with respect thereto; and

(4) no Daily Remittance Period (as defined in the Indenture Supplement, as applicable) is in effect.

The servicer will allocate Nonoverconcentration Interest Collections, Nonoverconcentration Principal Collections and the Nonoverconcentration Defaulted Amount as indicated below:

(1) The Series Percentage of Nonoverconcentration Interest Collections allocated to each series of note will be available for application and payment as set forth in this prospectus.

(2) The Series Percentage of Nonoverconcentration Principal Collections allocated to each series of notes that is in its Revolving Period will be:

(a) available to make principal payments or deposits required by noteholders of one or more series of notes in the same Principal Sharing Group if those collections are required to be treated as Shared Principal Collections as set forth in this prospectus;

(b) deposited into the Excess Funding Account or the Cash Collateral Account in order to maintain the Adjusted Nonoverconcentration Pool Balance at the Required Nonoverconcentration Pool Balance and the Adjusted Overconcentration Pool Balance at the Required Overconcentration Pool Balance, as applicable; or

(c) paid to the holders of the Certificate Interest.

(3) The Series Percentage of Nonoverconcentration Principal Collections allocated to each series of notes that is in its Controlled Accumulation Period or Early Amortization Period, as applicable, up to the amount required will be deposited into the Note Distribution Account or the Note Defeasance Account, or a principal funding account, as applicable, for allocation and payment to applicable noteholders. However, if Aggregate Dealer Principal Collections exceed the principal payments required to be allocated or distributed to noteholders, the excess will be paid to other noteholders or to the holders of the Certificate Interest, or retained to maintain the Required Nonoverconcentration Pool Balance and the Required Overconcentration Pool Balance.

(4) The Series Percentage of Nonoverconcentration Principal Collections allocated to each series of notes that is in its Early Amortization Period will be deposited into the Note Distribution Account or the Note Defeasance Account for application and payment. Any Nonoverconcentration Interest Collections and Nonoverconcentration Principal Collections not allocated to an outstanding Nonoverconcentration Series generally will be distributed to the holder of the Certificate Interest. Any Nonoverconcentration Defaulted Amounts not allocated to an outstanding Nonoverconcentration Series will be allocated to the Certificate Interest.

Principal payments may also be funded from proceeds from the issuance of notes.

In the case of a series of notes having more than one class, the amounts in the Collection Account will be allocated and applied to each class in the manner and order of priority specified in the related indenture supplement.

Any collections deposited into the Excess Funding Account on any date because the Adjusted Nonoverconcentration Pool Balance is less than the Required Nonoverconcentration Pool Balance will be withdrawn from the Excess Funding Account and paid to the holders of the Certificate Interest on any later date on which the Adjusted Nonoverconcentration Pool Balance exceeds the Required Nonoverconcentration Pool Balance. The “Required Nonoverconcentration Pool Balance” means, on any date, an amount equal to the sum of (a) the Aggregate Nonoverconcentration Net Invested Amount on that date, (b) the Required Nonoverconcentration Certificate Amount for that date and (c) the Aggregate Reallocated Nonoverconcentration Amount on that date.

If an amortization period or accumulation period has begun, the amounts described in this section will be held for distribution to the noteholders on the dates specified in this prospectus or accumulated for distribution on the Expected Maturity Date, as applicable, and distributed to the noteholders of each class or held for and distributed to the noteholders of other series of notes issued by the trust in the manner and order of priority specified in the related indenture supplement.

The servicer will also allocate Overconcentration Interest Collections, Overconcentration Principal Collections and the Dealer Overconcentration Defaulted Amount among any outstanding Overconcentration Series and the Certificate Interest. Overconcentration Interest Collections and Overconcentration Principal Collections will not be available to make payments on your series of notes.

Available Series Interest Collections, Available Series Principal Collections and Additional Available Series Principal Collections will be applied to the Series 2017-1 notes as set forth below.

Application of Interest Collections

On each Distribution Date, the servicer will direct the indenture trustee to apply Available Series Interest Collections on deposit in the Collection Account and, solely with respect to the allocations described below in clauses (2) through (5), the Note Defeasance Account (other than investment earnings), in the following order:

(1) first, an amount equal to the Monthly Servicing Fee for that Distribution Date, together with any Monthly Servicing Fees previously due but not paid to the servicer on prior Distribution Dates, will be distributed to the servicer (unless such amount has been netted against deposits into the Collection Account in accordance with the Indenture); second, pro rata, an amount equal to the accrued and unpaid fees, expenses and indemnities owed to the indenture trustee, the owner trustee, the administrator, the asset representations reviewer and any other fees or expenses of the trust payable by the servicer or the administrator (to the extent not paid by the servicer, the administrator, or the asset representations reviewer) shall be distributed to the indenture trustee, the owner trustee, the administrator, the asset representations reviewer or the person to whom such payment is owed, as applicable, provided that the amount distributed pursuant to this clause second shall not exceed the Annual Fee Cap in any calendar year;

(2) an amount equal to the Class A Monthly Interest for that Distribution Date, together with any Class A Monthly Interest previously due but not paid to the Series 2017-1 Class A noteholders on prior Distribution Dates, will be paid to the Series 2017-1 Class A noteholders, pro rata based on the amount owing to them, first from funds available in the Note Defeasance Account and, second, to the extent those funds are not sufficient, from funds available in the Collection Account;

(3) an amount equal to the Class B Monthly Interest for that Distribution Date, together with any Class B Monthly Interest previously due but not paid to the Series 2017-1 Class B noteholders on prior Distribution Dates, will be paid to the Series 2017-1 Class B noteholders, pro rata based on the amount owing to them, first from funds available in the Note Defeasance Account and, second, to the extent those funds are not sufficient, from funds available in the Collection Account;

(4) an amount equal to the Class C Monthly Interest for that Distribution Date, together with any Class C Monthly Interest previously due but not paid to the Series 2017-1 Class C noteholders on prior Distribution Dates, will be paid to the Series 2017-1 Class C noteholders, pro rata based on the amount owing to them, first from funds available in the Note Defeasance Account and, second, to the extent those funds are not sufficient, from funds available in the Collection Account;

(5) an amount equal to the Class D Monthly Interest for that Distribution Date, together with any Class D Monthly Interest previously due but not paid to the Series 2017-1 Class D noteholders on prior Distribution Dates, will be paid to the Series 2017-1 Class D noteholders, pro rata based on the amount owing to them, first from funds available in the Note Defeasance Account and, second, to the extent those funds are not sufficient, from funds available in the Collection Account;

(6) an amount equal to the Series Defaulted Amount will be treated as Additional Available Series Principal Collections for that Distribution Date;

(7) an amount equal to the sum of Series Charge-Offs that have not been previously reimbursed will be treated as Additional Available Series Principal Collections for that Distribution Date;

(8) an amount equal to the sum of Reallocated Principal Collections that have not been previously reimbursed will be treated as Additional Available Series Principal Collections for that Distribution Date;

(9) an amount necessary to cause the Class E Invested Amount to not be less than the Required Class E Invested Amount will be treated as Additional Available Series Principal Collections for that Distribution Date;

(10) an amount required to fund the Reserve Fund up to the Reserve Fund Required Amount;

(11) an amount required to repay the servicer for all outstanding servicer advances made in respect of the Series 2017-1 notes will be paid to the servicer (unless such amount has been netted against deposits into the Collection Account in accordance with the Indenture);

(12) pro rata, the amounts required to pay any remaining fees, expenses, indemnities or other amounts required to be paid pursuant to item (1), clause second above but not paid as a result of the proviso thereto, the amount required to reimburse the back-up servicer for all unpaid Servicer Termination Costs in excess of the amounts reimbursed by funds from the Servicer Termination Costs Reserve Account and, the amount required to reimburse the back-up servicer for all unpaid amounts due to the back-up servicer pursuant to the Back-up Servicing Agreement will be distributed to the applicable person;

(13) an amount equal to the Interest Collections Shortfalls for other outstanding series in Excess Interest Sharing Group One will be treated as Excess Interest Collections available from the Series 2017-1 notes and applied to cover the Interest Collections Shortfalls for other outstanding series of notes in Excess Interest Sharing Group One;

(14) all remaining amounts to the holders of the Certificate (unless such amount has been netted against deposits into the Collection Account in accordance with the Indenture), but only to the extent that the remaining amount is not otherwise required to be deposited into the Excess Funding Account or the Cash Collateral Account pursuant to the Indenture.

If Available Series Interest Collections for any Distribution Date are insufficient to make the full distribution of the amounts required above, the indenture trustee will apply available funds from the following sources on that Distribution Date in the following order to make up certain shortfalls:

•

First, from Excess Interest Collections available from other series of notes in Excess Interest Sharing Group One, to cover shortfalls in the distributions required under clauses (1) through (11) in that order.

•	Second, from the Reserve Fund, to cover shortfalls in the distributions required under clauses (1) through (8) in that order.

•

Third, from Reallocated Principal Collections for that Distribution Date, to cover shortfalls in the distributions required under clauses (1) through (5). See “—Series Defaulted Amount and Reallocated Principal Collections” below for a further description of Reallocated Principal Collections.

•

Fourth, from the servicer to the extent that the servicer, in its sole discretion, decides to make a servicer advance, but only to cover shortfalls in the distributions and deposits required under clauses (1) through (10) in that order, and only to the extent that the servicer expects to recover such servicer advances pursuant to clause (11) on subsequent Distribution Dates.

Application of Interest Collections and Other Amounts(1)

Aggregate Dealer Interest Collections
= Interest Collections on the Receivables
+ Interest Portion of Warranty and Administrative Payments
+ Investment Proceeds on Collection Account
+ Recoveries on Defaulted Receivables
Nonoverconcentration Interest Collections
Overconcentration Interest Collections
Deposit in Excess Funding Account or Cash Accumulation Account or Distribute to Certificateholders
Available Investor Interest Collection for Other Outstanding Nonoverconcentration Series
Available Investor Interest Collections
Available Investor Interest Collections for Outstanding Overconcentration Series
Deposit in Excess Funding Account or Cash Accumulation Account or Distribute to Certificateholders
Pay Amounts Related to Nonoverconcentration Series or treat as Excess Interest Collections
Deposit in Excess Funding Account or Cash Accumulation Account or Distribute to Certificateholders
Pay, First, Monthly Servicing Fee, Second, Unpaid Fees, Expenses and Indemnities of Trustees, Administrator and Others (subject to the Annual Fee Cap) and, Third, Monthly Back-up Servicing Fee IRPS
(2)
Pay Class A Monthly Interest IRPS
(3)
Pay Class B Monthly Interest IRPS
(3)
Note Defeasance Account (4)
Pay Class C Monthly Interest IRPS
(3)
Pay Class D Monthly Interest IRPS
(3)
Fund Series Defaulted Amount IRS
Reimburse Series Charge-offs IRS
Reimburse Reallocated Principal Collections IRS
Increase Class E Invested Amount IS
Replenish Reserve Fund IS
Replenish Accumulation Period Reserve Account (Beginning on Accumulation Period Reserve Account Funding Date) IS
Pay Unreimbursed Services Advances I
Reimburse Back-up Servicer, Trustees and Administrator for unpaid amounts IS
Fund Interest Collection Shortfalls for other series in Excess Interest Sharing Group One
Deposit in Excess Funding Account or Cash Accumulation Account or Distribute to Certificateholders
Notes
(1) This chart provides only a simplified overview of the application of Aggregate Dealer Interest Collections. Refer to the text of this prospectus supplement and the accompanying prospectus for a further description
(2) At the election of the depositor or, if Ally Financial or one of its affiliates is servicer, the servicer, Available Investor Interest Collections may be withdrawn from the Collection Account and deposited into the Note Defeasance Account for payment of interest on the notes, up to the amount described under "The Notes—The Note Defeasance Account."
(3) On each Distribution Date, interest will be paid first, from funds available in the Note Defeasance Account for that purpose, and second, from the Note Distribution Account.
(4) For a description of the Note Defeasance Account, see "The Notes—The Note Defeasance Account" in this prospectus supplement.
I Excess Interest Collections available from other outstanding Series in Excess Interest Sharing Group One may be applied to cover any shortfalls on these payments resulting from insufficient Available Investor Interest Collections.
R Amount may be withdrawn from the Reserve Fund to cover any shortfalls on these payments resulting from insufficient Available Investor Interest Collections and Excess Interest Collections.
P Principal may be allocated to cover any shortfalls on these payments resulting from Insufficient Available Investor Interest Collections, Excess Interest Collections and Reserve Fund withdrawals.
S Servicer advances, made in the sole discretion of the servicer, may be made by the servicer to cover any shortfalls on these payments resulting from insufficient Available Investor Interest Collections, Excess Interest Collections, Reserve Fund withdrawals and Reallocated Principal Collections.

Application of Principal Collections

•	On each Business Day, the servicer will direct the indenture trustee to apply Available Series Principal Collections as follows:

(1) On each Business Day with respect to the Revolving Period, Available Series Principal Collections will be treated as Shared Principal Collections and applied, as described below under “—Groups—Principal Sharing Group One” and under “The Notes—Groups—Principal Sharing Groups.”

(2) On each Business Day with respect to the Controlled Accumulation Period, Available Series Principal Collections will be applied as follows:

(a) an amount equal to the excess of the Monthly Principal Amount for the related Collection Period over the amount previously deposited during that Collection Period will be deposited into the Note Distribution Account or, if elected by the depositor or the servicer (if Ally Financial or one of its affiliates is the servicer), the Note Defeasance Account; and

(b) any remaining amounts will be treated as Shared Principal Collections and applied, as described below under “—Groups—Principal Sharing Group One” and under “The Notes—Groups—Principal Sharing Groups.”

(3) On each Business Day with respect to the Early Amortization Period, Available Series Principal Collections will be applied as follows:

(a) first, the amount necessary to reduce the aggregate outstanding principal balance of the Series 2017-1 notes to zero, but not more than the amount that would reduce the Invested Amount to zero, will be deposited into the Note Distribution Account or, if elected by the depositor or the servicer (if Ally Financial or one of its affiliates is the servicer), the Note Defeasance Account; and

(b) any remaining amounts will be treated as Shared Principal Collections and applied, as described below under “—Groups—Principal Sharing Group One” and under “The Notes—Groups—Principal Sharing Groups.”

•	On each Distribution Date, Additional Available Series Principal Collections will be applied,

(a) first, to be treated as Reallocated Principal Collections,

(b) second, to be applied as described in clauses (1) through (3) above, and

(c) third, to be treated as Available Series Principal Collections for that date.

•

On the first Business Day of the earlier to occur of the Controlled Accumulation Period and the Early Amortization Period, the servicer will direct the indenture trustee to withdraw from the Excess Funding Account and apply in accordance with clauses (2) and (3) above, an amount equal to the lesser of (i) the Series 2017-1 Excess Funding Amount for that date, and (ii) the amount required to be deposited or distributed on that date pursuant to clauses (2)(a) and (3)(a) above that was not previously deposited or distributed.

•

Any Available Series Principal Collections not used for the purposes described in clauses (1) through (3) above on any Business Day will be paid to the holders of the Certificate Interest to the extent not required to be deposited into the Excess Funding Account as described above under “—Excess Funding Account” or the Cash Collateral Account.

Application of Principal Collections(1)

Aggregate Dealer Principal Collections
= Principal Collections on Receivables
+ Principal Portion of Warranty and Administrative Payments
Nonoverconcentration Principal Collections
Overconcentration Principal Collections
Available Investor Principal Collections [2]
Available Investor Principal Collections for Other Outstanding Nonoverconcentration Series
Deposit in Excess Funding Account or Cash Collateral Account or Distribute to Certificateholders
Available Investor Interest Collections for Outstanding Overconcentration Series
Deposit in Excess Funding Account or Cash Collateral Account or Distribute to Certificateholders
Pay or Set Aside Amounts Related to Nonoverconcentration Series or Treat as Shared Principal Collections
Pay or Set Aside Amounts Related to Overconcentration Series, if any
Controlled Accumulation Period in Effect?
Yes
Note Distribution Account
Note Defeasance Account [5]
Set Aside Required Amount for Class A Notes [3]
No
Early Amortization Period in Effect?
Yes
Note Distribution Account
Note Defeasance Account [5]
Repay Class A Notes [4] P
Set Aside Required Amount for Class B Notes [3] P
No
Revolving Period in Effect?
Yes
Treat as Shared Principal Collections
Repay Class B Notes [4] P
Set Aside Required Amount for Class C Notes [3] P
Deposit in Excess Funding Account or Cash Collateral Account or Distribute to Certificateholders
Repay Class C Notes [4] P
Set Aside Required Amount for Class D Notes [3] P
Repay Class D Notes [4] P
Set Aside Required Amount for Class E Notes [3] P
Repay Class E Notes [4] P
Treat as Shared Principal Collections
Treat as Shared Principal Collections
Deposit in Excess Funding Account or Cash Collateral Account or Distribute to Certificateholders
Deposit in Excess Funding Account or Cash Collateral Account or Distribute to Certificateholders

Notes

(1) This chart provides only a simplified overview of the application of Aggregate Dealer Principal Collections. Refer to the text of this prospectus supplement and the accompanying prospectus for a further description

(2) On each Business Day that is a Distribution Date, Additional Available Investor Interest Collections, if any, will also be applied.

(3) With respect to each Collection Period during a Controlled Accumulation Period, amounts will be accumulated in the Note Distribution Account up to the Monthly Principal Amount. On the Expected Maturity Date, those accumulated amounts will be applied to repay the notes in the order set forth in this chart.

(4) With respect to each Collection Period during an Early Amortization Period, all Available Investor Principal Collections for that Collection Period will be accumulated in the Note Distribution Account and will be applied to repay the notes on the related Distribution Date.

(5) At the election of the depositor or, if Ally Financial or one of its affiliates is servicer, the servicer, Available Investor Principal Collections may be withdrawn from the Collection Account or the Note Distribution Account and deposited into the Note Defeasance Account for payment of principal on the notes, up to the amount described under *"The Notes—The Note Defeasance Account."* On each Distribution Date, principal on the notes will be paid first, from funds available in the Note Defeasance Account for that purpose, and second, from the Note Distribution Account. For a description of the Note Defeasance Account, see *"The Notes—The Note Defeasance Account"* in this prospectus supplement.

P Principal may be allocated from other Nonoverconcentration Series in Principal Sharing roup One to cover any shortfalls on these amounts resulting from insufficient Available Investor Principal Collections

Series Defaulted Amount and Reallocated Principal Collections

On each Determination Date, beginning on the Determination Date in March 2017, the servicer will allocate to the Series 2017-1 notes a portion of the Nonoverconcentration Defaulted Amount. The portion of the Nonoverconcentration Defaulted Amount allocated to the Series 2017-1 notes for a Collection Period will equal the product of the Floating Series Percentage for that Collection Period times the aggregate of the Nonoverconcentration Defaulted Amounts for each day in that Collection Period. This amount is the “Series Defaulted Amount” for the Series 2017-1 notes.

The Series Defaulted Amount represents your series’ share of losses on principal receivables allocated to the Nonoverconcentration Interest. The Series Defaulted Amount for any Distribution Date will be funded from Available Series Interest Collections, Excess Interest Collections available to your series from other series of notes in Excess Interest Sharing Group One, servicer advances, if any, and available amounts on deposit in the Reserve Fund. Any remaining unfunded Series Defaulted Amount will reduce the Invested Amount of your series or class as specified below. If the Invested Amount of your series or class is reduced in this way, the Invested Amount may be reimbursed as described below.

On each Distribution Date, the servicer will apply, or direct the indenture trustee to apply, the portion of Reallocated Principal Collections applied to cover shortfalls in the distributions required under clauses (1) through (5) set forth above under “—Application of Collections—Application of Interest Collections” in the following order of priority: (i) first, Additional Available Series Principal Collections for that Distribution Date, (ii) second, Series Principal Collections for that date, and (iii) third, amounts on deposit in the Note Defeasance Account (to the extent those funds are used to cover shortfalls in distributions of interest on the Series 2017-1 investor notes on that Distribution Date), and (iv) fourth, amounts on deposit in the Note Distribution Account for the payment of principal (first for the Series 2017-1 Class E notes, then for the Series 2017-1 Class D notes, then for the Series 2017-1 Class C notes, then for the Series 2017-1 Class B notes and then for the Series 2017-1 Class A notes), not to exceed the amounts described below. For the Series 2017-1 notes for any Distribution Date, “Reallocated Principal Collections” means the amounts applied as described above, in amounts not to exceed:

(a) with respect to amounts to be applied to pay Monthly Servicing Fees, Monthly Back-up Servicing Fees, and Class A Monthly Interest, the sum of the Invested Amounts of the Series 2017-1 Class E notes, the Series 2017-1 Class D notes, the Series 2017-1 Class C notes, the Series 2017-1 Class B notes and the Series 2017-1 Class A notes, each as of that Distribution Date, in each case after giving effect to any change in that amount on that date;

(b) with respect to amounts to be applied to pay Class B Monthly Interest, the sum of the Invested Amounts of the Series 2017-1 Class E notes, the Series 2017-1 Class D notes, the Series 2017-1 Class C notes and the Series 2017-1 Class B notes, each as of that Distribution Date, in each case after giving effect to any change in that amount on that date, including clause (a) above;

(c) with respect to amounts to be applied to pay Class C Monthly Interest, the sum of the Invested Amounts of the Series 2017-1 Class E notes, the Series 2017-1 Class D notes and the Series 2017-1 Class C notes, each as of that Distribution Date, in each case after giving effect to any change in that amount on that date, including clauses (a) and (b) above; and

(d) with respect to amounts to be applied to pay Class D Monthly Interest, the sum of the Invested Amounts of the Series 2017-1 Class E notes and the Series 2017-1 Class D notes, each as of that Distribution Date, in each case after giving effect to any change in that amount on that date, including clauses (a) through (c) above.

For each Nonoverconcentration Series of notes, the series’ Invested Amount will be reduced by unfunded Series Defaulted Amounts, called a “Series Charge-Off” and equal to the excess of the Series Defaulted Amount for that series over the amount available to reimburse such Series Defaulted Amount as described in this prospectus. In addition, a series’ Invested Amount may decrease by the amount of any Aggregate Dealer Principal Collections reallocated to pay interest on the same or senior classes of notes and other amounts of such series. Reductions in a series’ Invested Amount due to Series Charge-Offs and any Reallocated Principal Collections will be reimbursed on any subsequent Distribution Date to the extent that Aggregate Dealer Interest Collections on deposit in the Collection Account exceed the interest owed on the notes, the Series Defaulted Amount and any other fees specified in this prospectus that are payable on that date. This reimbursement will increase the Invested Amount with respect to that series.

If, on any Distribution Date, Reallocated Principal Collections are applied or any unfunded Series Defaulted Amount remains, then the Invested Amount will be reduced by the amount of such application or shortfall. If the Invested Amount of your series or class is reduced in this way, the Invested Amount may be reimbursed as described below. The reduction in the Invested Amount for that Distribution Date due to the application of these Reallocated Principal Collections or any remaining unfunded Series Defaulted Amounts will be allocated as follows:

(1) first, the Invested Amount of the Series 2017-1 Class E notes will be reduced by the amount of this reduction until the Invested Amount of the Series 2017-1 Class E notes is reduced to zero; then

(2) second, the Invested Amount of the Series 2017-1 Class D notes will be reduced by the amount of this reduction until the Invested Amount of the Series 2017-1 Class D notes is reduced to zero; then

(3) third, the Invested Amount of the Series 2017-1 Class C notes will be reduced by the amount of this reduction until the Invested Amount of the Series 2017-1 Class C notes is reduced to zero; then

(4) fourth, the Invested Amount of the Series 2017-1 Class B notes will be reduced by the amount of this reduction until the Invested Amount of the Series 2017-1 Class B notes is reduced to zero; and then

(5) fifth, the Invested Amount of the Series 2017-1 Class A notes will be reduced by the amount of this reduction until the Invested Amount of the Series 2017-1 Class A notes is reduced to zero.

Reductions in the Invested Amount from unfunded Series Defaulted Amounts and Reallocated Principal Collections may be reimbursed from subsequent Available Series Interest Collections and Excess Interest Collections available from other series of notes in Excess Interest Sharing Group One, as described above under “—Application of Collections—Application of Interest Collections.” If the Invested Amount is reduced to zero, your series will not receive any further allocations of Interest Collections and Principal Collections.

If subsequent Available Series Interest Collections or Excess Interest Collections available from other series of notes in Excess Interest Sharing Group One are applied to reimburse reductions in the Invested Amount, those amounts will be applied in the following order, which is the opposite order in which the Invested Amount was reduced:

(a) first, the Invested Amount of the Series 2017-1 Class A notes will be increased until the Invested Amount of the Series 2017-1 Class A notes equals the aggregate principal balance of the Series 2017-1 Class A notes, minus the aggregate amount on deposit in the Note Distribution Account and the Note Defeasance Account (in each case, excluding amounts related to investment earnings) allocated to the Series 2017-1 Class A notes;

(b) second, the Invested Amount of the Series 2017-1 Class B notes will be increased until the Invested Amount of the Series 2017-1 Class B notes equals the principal balance of the Series 2017-1 Class B notes, minus the aggregate amount on deposit in the Note Distribution Account and the Note Defeasance Account (in each case, excluding amounts related to investment earnings) allocated to the Series 2017-1 Class B notes;

(c) third, the Invested Amount of the Series 2017-1 Class C notes will be increased until the Invested Amount of the Series 2017-1 Class C notes equals the principal balance of the Series 2017-1 Class C notes, minus the aggregate amount on deposit in the Note Distribution Account and the Note

Defeasance Account (in each case, excluding amounts related to investment earnings) allocated to the Series 2017-1 Class C notes;

(d) fourth, the Invested Amount of the Series 2017-1 Class D notes will be increased until the Invested Amount of the Series 2017-1 Class D notes equals the principal balance of the Series 2017-1 Class D notes, minus the aggregate amount on deposit in the Note Distribution Account and the Note Defeasance Account (in each case, excluding amounts related to investment earnings) allocated to the Series 2017-1 Class D notes; and

(e) fifth, the Invested Amount of the Series 2017-1 Class E notes will be increased until the Invested Amount of the Series 2017-1 Class E notes equals the principal balance of the Required Class E Invested Amount.

The depositor may, from time to time in connection with an increase in the Class E Invested Amount, but not in excess of the increase in the Class E Invested Amount, increase the aggregate principal balance of the Series 2017-1 Class E notes. In addition, the depositor may, at any time, reduce the aggregate principal balance of the Series 2017-1 Class E notes upon the satisfaction of the Series 2017-1 Rating Agency Condition and obtaining the written consent of all noteholders of the Series 2017-1 Class E notes.

Groups

The notes of a series may be included in one or more groups of series that share or reallocate specified Aggregate Dealer Interest Collections and/or Aggregate Dealer Principal Collections. The prospectus with respect to a series will identify the groups to which a series belongs. Other series issued in the future may also be included in any such group.

Excess Interest Sharing Groups

If a series of notes is included in an “Excess Interest Sharing Group,” Aggregate Dealer Interest Collections allocated to that series of notes in excess of the amount needed to make required deposits or distributions for that series of notes (the “Excess Interest Collections”) may be applied to cover shortfalls in required deposits and distributions for other series of notes in the same Excess Interest Sharing Group. Similarly, such series of notes may benefit from Excess Interest Collections from other series of notes in the same Excess Interest Sharing Group.

Interest Reallocation Groups

If a series of notes is included in an “Interest Reallocation Group,” Aggregate Dealer Interest Collections that would otherwise be allocated to each series of notes in the Interest Reallocation Group will instead be combined and will be available for required deposits and distributions to other series of notes in the same Interest Reallocation Group. Any issuance of a new series of notes in an Interest Reallocation Group may reduce or increase the amount of Aggregate Dealer Interest Collections allocated to any other series of notes in that group.

Principal Sharing Groups

If a series of notes is included in a “Principal Sharing Group,” Aggregate Dealer Principal Collections allocated to that series of notes in excess of the amount needed to make required principal deposits or distributions for that series of notes may be shared with other series of notes in the same Principal Sharing Group. If available principal allocated to a series of notes is shared with another series of notes, the Invested Amount of the series of notes from which available principal was shared will not be reduced.

Excess Interest Sharing Group One

Your series will be included in Excess Interest Sharing Group One. Excess Interest Collections for your series will be made available to any other series of notes in Excess Interest Sharing Group One whose share of

Interest Collections and other amounts treated like Interest Collections are not sufficient to make required distributions or deposits for that series of notes. If Available Series Interest Collections for your series are insufficient to make all required distributions and deposits for your series, your series will have access to Excess Interest Collections from other series of notes in Excess Interest Sharing Group One. Each series of notes that is part of Excess Interest Sharing Group One and has a shortfall will receive a share of the total amount of Excess Interest Collections available for that month based on the amount of shortfall for that series of notes, divided by the total shortfall for all series of notes in Excess Interest Sharing Group One for that same month.

Principal Sharing Group One

Your series will be included in Principal Sharing Group One. Available Series Principal Collections for any Business Day allocated to the Invested Amount will first be used to cover, during the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the Note Distribution Account or, at the election of the depositor or the servicer (if Ally Financial or one of its affiliates is the servicer), the Note Defeasance Account, and during the Early Amortization Period, payments to the noteholders. The servicer will determine the Shared Principal Collections, which is the amount of collections of principal receivables for any Business Day allocated to the Invested Amount remaining after covering required payments to the Series 2017-1 noteholders and any similar amount remaining for any other series of notes in Principal Sharing Group One. Shared Principal Collections will be determined and allocated by the servicer to cover principal shortfalls. Shared Principal Collections will not be used to cover unfunded Series Defaulted Amounts or Series Charge-offs. Each series of notes that is part of Principal Sharing Group One and has a principal shortfall will receive a share of the total amount of Shared Principal Collections available for that day based on the amount of shortfall for that series of notes, divided by the total shortfall for all series of notes in Principal Sharing Group One for that same day. To the extent that Shared Principal Collections exceed principal shortfalls, the balance will be paid to the holders of the Certificate Interest to the extent not required to be deposited into the Excess Funding Account, as described above under “—Excess Funding Account” or the Cash Collateral Account.

Overconcentration Interest and Nonoverconcentration Interest

This section provides only a general description of the allocations of trust assets and collections between the Overconcentration Interest and Nonoverconcentration Interest in the trust, which are generally varying undivided percentage interests in each of the assets of the trust rather than allocations of specific assets of the trust. Descriptions of the actual calculation of, among other things, Nonoverconcentration Pool Balance, Nonoverconcentration Interest Collections and Nonoverconcentration Principal Collections are included in this prospectus under “—Glossary of Terms.”

The portion of the assets of the trust allocated to the notes offered under this prospectus are subject to certain concentration limits. As of any date, the aggregate principal receivables available to make payments on the notes offered under this prospectus related to a single dealer may not exceed a certain threshold. Similarly, the aggregate principal receivables in the trust secured by used vehicles may not exceed a certain threshold amount. To maintain the required thresholds, a portion of each of the trust’s receivables, which may vary from zero to 100%, will be allocated to a separate interest in the trust, which we refer to as the “Overconcentration Interest” in the trust. The remaining portion of each of the trust’s receivables will be allocated to the “Nonoverconcentration Interest” in the trust. Only collections in respect of the portion of each receivable allocated to the Nonoverconcentration Interest in the trust will be available to make payments on Nonoverconcentration Series of notes. A portion of each receivable will be allocated to and from the Overconcentration Interest on a daily basis as Used Vehicle Overconcentration Receivables and Dealer Overconcentration Receivables are added to and removed from the trust and, as a result, the Overconcentration Pool Balance and the Nonoverconcentration Pool Balance of the trust will change on a daily basis as well.

Overconcentration and Nonoverconcentration Pool Balances

As of any date, the “Overconcentration Pool Balance” of the trust will be equal to the sum of (a) the aggregate of the First Tier Overconcentration Amount for each dealer obligated under a Scheduled Account included in the trust, (b) the aggregate of the Second Tier Overconcentration Amount for each dealer obligated under a Scheduled Account included in the trust, (c) the aggregate of the Third Tier Overconcentration Amount for each dealer obligated under a Scheduled Account included in the trust and (d) the aggregate of the Fourth Tier Overconcentration Amount for each dealer obligated under a Scheduled Account included in the trust.

With respect to each dealer obligated under a Scheduled Account included in the trust, receivables payable by that dealer under that Scheduled Account will be allocated to the Overconcentration Interest in the following order:

(1) the First Tier Overconcentration Amount will allocate to the Overconcentration Interest a portion of the receivables payable by that dealer that are both Used Vehicle Overconcentration Receivables with respect to the trust and Dealer Overconcentration Receivables with respect to that dealer;

(2) the Second Tier Overconcentration Amount will allocate to the Overconcentration Interest, the remaining portions of new receivables payable by that dealer that are Dealer Overconcentration Receivables with respect to that dealer after the allocations with respect to the First Tier Overconcentration Amount;

(3) the Third Tier Overconcentration Amount will allocate to the Overconcentration Interest, the remaining portions of used receivables payable by that dealer that are Dealer Overconcentration Receivables with respect to that dealer after the allocations with respect to the First Tier Overconcentration Amount and the Second Tier Overconcentration Amount; and

(4) the Fourth Tier Overconcentration Amount will allocate to the Overconcentration Interest, the portion of receivables payable by that dealer that are Used Vehicle Overconcentration Receivables after the allocations with respect to the First Tier Overconcentration Amount, the Second Tier Overconcentration Amount and the Third Tier Overconcentration Amount, allocated from that dealer on a pro rata basis from each dealer holding Used Vehicle Overconcentration Receivables.

All portions of receivables not allocated to the Overconcentration Interest in the trust will be allocated to the Nonoverconcentration Interest. As of any date, the “Nonoverconcentration Pool Balance” equals the difference of (a) the Pool Balance as of that date, minus (b) the Overconcentration Pool Balance as of that date.

Optional Purchase by the Servicer

The servicer (if Ally Financial, or an affiliate of Ally Financial is the servicer) will have the option to redeem the Series 2017-1 notes by purchasing the portion of the trust assets allocated to the Series 2017-1 notes at any time after the remaining outstanding principal balance of the Series 2017-1 notes is 10% or less of the initial principal balance of the Series 2017-1 notes. The redemption price will equal:

(1) the outstanding principal balance of the Series 2017-1 notes, plus

(2) any accrued and unpaid interest through the day preceding the Distribution Date on which the redemption occurs or, if the redemption occurs on any other date, through the day preceding such redemption date.

If exercising the optional redemption of the Series 2017-1 notes, the servicer will notify the depositor, the indenture trustee, the trust and, if applicable, other holders of the Certificate Interest of the intended redemption. The indenture trustee will provide notice to the noteholders of the redemption.

Defeasance

With respect to a series of notes, the depositor may terminate its obligations in respect of that series by depositing with the indenture trustee amounts sufficient to make all remaining scheduled interest and principal payments on that series on the dates scheduled for those payments and to pay all amounts owing to any Series Enhancers with respect to that series, if that action would not result in an Early Amortization Event for any series of notes issued by the trust. Before its exercise of its right to substitute money or Eligible Investments for receivables, the depositor will deliver to the indenture trustee:

•	a statement from a firm of nationally recognized independent public accountants, to the effect that the deposit is sufficient to make all the payments specified above;

•

an officers’ certificate stating that the depositor reasonably believes that the deposit and termination of obligations will not, based on the facts known to that officer at the time of the certification, cause an event of default or an amortization event with respect to any series;

•	written confirmation from each designated rating agency that the deposit and termination of obligations will not result in a reduction or withdrawal of its rating of any outstanding series or class;

•	a legal opinion that the deposit and termination of obligations will not result in the trust being required to register as an “investment company” within the meaning of the Investment Company Act; and

•	a required federal income tax opinion.

The Indenture

The trust is party to the indenture with the indenture trustee, under which the trust will issue notes in one or more series, the terms of which will be specified in an indenture supplement to the indenture. The following summarizes the material terms of the indenture. We have filed the indenture and a form of indenture supplement as exhibits to the registration statement filed with the Securities and Exchange Commission that includes this prospectus. The form of indenture supplement does not describe the specific terms of the notes. A copy of the final indenture supplement under which the notes are issued will be available to noteholders from the depositor upon request and will be filed with the SEC with or no later than the filing of the final prospectus for the notes.

Modification of Indenture Without Noteholder Consent

The trust and indenture trustee, on the trust’s behalf, may, without consent of the related noteholders but with prior written notice to the designated rating agencies, enter into one or more supplemental indentures to the indenture or any indenture supplement thereto for any of the following purposes:

(1) to correct or amplify the description of the collateral or add additional collateral;

(2) to provide for the assumption of the notes and the indenture obligations by a permitted successor to the trust;

(3) to add additional covenants for the benefit of the related noteholders;

(4) to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

(5) to cure any ambiguity or correct or supplement any provision in the indenture or in any indenture supplement which may be inconsistent with any other provision of the indenture or of any indenture supplement;

(6) to provide for the acceptance of the appointment of a permitted successor indenture trustee or to add to or change any of the provisions of the indenture or any indenture supplement as shall be necessary and permitted to facilitate the administration of the trust by more than one trustee;

(7) to modify, eliminate or add to the provisions of the indenture or any indenture supplement in order to comply with the Trust Indenture Act;

(8) to provide for the termination of any Series Enhancement in accordance with the related indenture supplement;

(9) to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or any indenture supplement or modify in any manner the rights of noteholders under the indenture or any applicable indenture supplement; provided that any action specified in this clause (9) does not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related noteholder unless noteholder consent is otherwise obtained as described below;

(10) to add provisions to or delete or modify the provisions of the indenture or any indenture supplement, as appropriate, to allow the trust to issue foreign currency-denominated notes, including without limitation, adding provisions granting rights under the indenture to counterparties of the currency swaps that may be entered into in connection with the issuance of such foreign currency-denominated notes;

(11) with the consent of the depositor and upon satisfaction of the Rating Agency Condition, to add any provisions to, change in any manner or eliminate any provisions of the indenture or any indenture supplement, as appropriate, with respect to the inclusion of receivables other than receivables arising under the Scheduled Accounts or other rights to payment in the trust; and

(12) to add provisions to or delete or modify the existing provisions of the indenture as appropriate to comply with any rule or regulation, or amendment or modification to any existing rule or regulation, of the FDIC in connection with the isolation from Ally Bank of the receivables transferred by Ally Bank to the depositor under the pooling and servicing agreement, provided that such action shall not adversely affect in any material respect the interests of any noteholder.

Modification of Indenture With Noteholder Consent

With respect to the trust, with the consent of the holders of a majority of the principal balance of the outstanding notes affected thereby, the trust and the indenture trustee may execute a supplemental indenture to the indenture or any indenture supplement thereto to add provisions to, change in any manner or eliminate any provisions of, the indenture or indenture supplement, as applicable, or modify in any manner the rights of the related noteholders.

Without the consent of the holder of each outstanding related note affected thereby, however, no supplemental indenture will:

(1) change the stated due date of any installment of principal of or interest on any note or reduce the principal balance thereof, the applicable interest rate or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any note or any interest thereon is payable or modify any of the provisions of the indenture in a way that affects the calculation of the amount of any payment of interest or principal due on any note on any Payment Date;

(2) impair the right to institute suit for the enforcement of some of the provisions of the indenture regarding payment;

(3) reduce the percentage of the aggregate principal balance of the outstanding notes the consent of the holders of which is required for the supplemental indenture or the consent of the holders of which is required to waive compliance with provisions of the indenture or of defaults thereunder and their consequences as provided for in the indenture;

(4) modify or alter the provisions of the indenture or any indenture supplement regarding the voting of notes held by the trust, any other obligor on the notes, the depositor or an affiliate of any of them;

(5) reduce the percentage of the aggregate outstanding principal balance of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the trust estate if the proceeds of the sale would be insufficient to pay the principal balance and accrued but unpaid interest on the outstanding notes;

(6) decrease the percentage of the aggregate outstanding principal balance of the notes required to amend the sections of the indenture or any indenture supplement which specify the applicable percentage of aggregate outstanding principal balance of the notes necessary to amend the indenture; or

(7) permit the creation of any Lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the trust estate or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

Events of Default; Rights Upon Event of Default

With respect to each series of notes, each “Event of Default” with respect to that series will be specified in the related prospectus.

However, the amount of principal required to be paid to noteholders following an Event of Default under the indenture and indenture supplement will generally be limited to amounts available to be deposited therefor in the Note Distribution Account or the Note Defeasance Account. The failure to pay principal on a series of notes will not generally result in the occurrence of an Event of Default until the applicable Legal Maturity Date.

If any series of notes of any trust are declared due and payable following an Event of Default with respect to those notes, the indenture trustee may institute proceedings to:

(1) institute proceedings for the collection of amounts due on the notes of the affected series;

(2) exercise remedies as a secured party;

(3) at its own election or at the direction of the holders of at least a majority of the outstanding amount of the notes of any accelerated series, institute foreclosure proceedings with respect to the Principal Receivables and other assets of the trust estate that secures that series, class or tranche by causing the trust to sell to a Permitted Assignee an amount of Principal Receivables (together with their related interest components) equal to the Net Invested Amount of the accelerated series but only if the indenture trustee determines that the proceeds of such sale will be sufficient to pay principal of and interest on such series in full; and

(4) at the direction of the holders of at least 100% of the outstanding amount of each class of the notes of any accelerated series or tranche, institute foreclosure proceedings from time to time with respect to the Principal Receivables and other assets of the trust estate that secures the related series, class or tranche, regardless of the sufficiency of the proceeds thereof, by causing the trust to sell to a Permitted Assignee an amount of Principal Receivables (together with their related interest components) equal to the Net Invested Amount of the accelerated series, or such other amount as is required by the related indenture supplement.

Although the indenture trustee must comply with its duties under the indenture and indenture supplement, if an Event of Default occurs and is continuing with respect to the notes of any trust, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture or indenture supplement at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. As set forth in the indenture, the holders of a majority in aggregate principal balance of the outstanding notes of an affected series of notes, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The holders of a majority of the aggregate principal balance of the affected series of notes then outstanding may, in some cases, waive any default with respect to that series of notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the notes.

If, in exercising its remedies as a result of an Event of Default, the indenture trustee collects any money or property, for a series of notes, it will pay out the money or property in the following order:

(1) First, to the indenture trustee for amounts due under the indenture and the applicable indenture supplement and to the owner trustee for amounts due under the trust agreement and the trust sale and servicing agreement; and

(2) Second, as Collections (allocated between Principal Collections and Interest Collections pro rata in accordance with the outstanding aggregate balances of all Principal Receivables and all Interest Receivables held by the trust as of the last day of the immediately preceding Collection Period) for distribution pursuant to the applicable indenture supplement and the indenture.

No noteholder of any series, class or tranche of notes will have the right to institute any proceeding regarding the indenture governing that note, except in accordance with the dispute resolution proceedings described under “The Pool of Accounts—Dispute Resolution,” unless:

(1) the holder previously has given to the indenture trustee written notice of a continuing Event of Default with respect to the applicable series, class or tranche;

(2) the holders of not less than 25% of the aggregate principal balance of each affected series, class or tranche have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

(3) the holder or holders have offered the indenture trustee reasonable indemnity;

(4) the indenture trustee has for 60 days failed to institute the proceeding; and

(5) no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the aggregate principal balance of the outstanding notes of the affected series, class or tranche.

If an Event of Default occurs and is continuing with respect to the trust and if it is known to the indenture trustee, the indenture trustee will mail notice of the Event of Default to each noteholder of the trust within 90 days after it occurs. Except in the case of a failure to make any required payment of principal or interest on any note, the indenture trustee may withhold the notice beyond the 90 day period if and so long as it determines in good faith that withholding the notice is in the interests of the noteholders.

In addition, the indenture trustee and each noteholder and note owner, by accepting a note, or interest in a note, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement or any similar trust agreement or financing entered into by the depositor or the trust, institute against the trust or depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the indenture trustee in its individual capacity nor the owner trustee in its individual capacity, nor any holder of a certificate including, without limitation, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture or the notes.

Material Covenants

The indenture provides that the trust may not consolidate with or merge into any other entity, unless, among other things

(1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

(2) the entity expressly assumes the trust’s obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

(3) no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

(4) the trust has been advised that the ratings of the securities would not be reduced or withdrawn by the designated rating agencies as a result of the merger or consolidation; and

(5) the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequences to the trust or to any related holder of securities.

The trust will not, among other things, except as expressly permitted by the basic documents:

(1) sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

(2) other than amounts withheld under the Code or applicable foreign or state law, claim any credit on or make any deduction from the principal or interest payable in respect of the notes or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust;

(3) dissolve or liquidate in whole or in part;

(4) permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the indenture except as may be expressly permitted thereby; or

(5) permit any Lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the trust estate or any part thereof, or any interest therein or the proceeds thereof.

The trust may not engage in any activity other than as described above under “The Trust.” The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes, the indenture, or otherwise in accordance with the Transfer and Servicing Agreements.

Annual Compliance Statement

The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report. The indenture trustee will be required to mail each year to all noteholders for the trust, to the extent required under the Trust Indenture Act,

(1) a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture;

(2) any amounts advanced by it under the indenture;

(3) the amount, interest rate and maturity date of some types of indebtedness owing by the trust to the indenture trustee in its individual capacity;

(4) the property and funds physically held by the indenture trustee; and

(5) any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

The indenture and indenture supplement for any series will be discharged with respect to the notes of that series upon, among other things, the delivery of all of the notes in that series to the indenture trustee for cancellation or, with limitations, upon deposit of funds sufficient for the payment in full of all of the notes in the series with the indenture trustee.

New Issuances

The indenture provides that the depositor may cause the trust to issue a new series of notes under an indenture supplement without the consent of any noteholder of any other series previously issued by the trust.

Each series may have different terms and enhancements than any other series. The trust may offer any series under a prospectus or other disclosure document in offerings under this prospectus or a similar prospectus or in transactions either registered under the Securities Act of 1933, or exempt from registration, directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

A new series may be issued only if the conditions provided in the indenture are satisfied. The depositor may cause the trust to issue new series of notes by notifying the owner trustee, the indenture trustee, the servicer and each designated rating agency at least two Business Days in advance of the date upon which the new issuance will occur.

The indenture trustee will authenticate and execute the notes of any series only upon delivery to them of the following items, or satisfaction of the following conditions, among others:

•	an indenture supplement specifying the principal terms of the new series;

•	a required legal opinion;

•	an enhancement agreement for any enhancement required by the related indenture supplement executed by the depositor and the series enhancer;

•

a certificate of an authorized officer of the depositor to the effect that such officer reasonably believes the new issuance will not cause an Early Amortization Event or an Event of Default to occur, or materially and adversely affect the amount or timing of payments to be made to the noteholders of any outstanding series or class;

•

designated rating agencies have notified the servicer and the trust in writing that the new issuances will not result in a downgrade, suspension or withdrawal of the then current rating of any outstanding notes of the trust rated by the designated rating agencies;

•	with respect to any Nonoverconcentration Series, after giving effect to the new issuance, the Adjusted Nonoverconcentration Pool Balance exceeds the Required Nonoverconcentration Pool Balance; and

•	with respect to any Overconcentration Series, after giving effect to the new issuance, the Adjusted Overconcentration Pool Balance exceeds the Required Overconcentration Pool Balance.

Additional notes of the same series may be issued subject to the foregoing conditions and any additional conditions set forth in the applicable indenture supplement.

CREDIT RISK RETENTION

Ally Bank or one of its wholly-owned affiliates is required pursuant to the risk retention regulations in 17 C.F.R. Part 246 (“Regulation RR”) of the Securities Act of 1933 to retain an economic interest in the credit risk of the receivables sold to the depositor and transferred to the issuing entity. Ally Bank will satisfy its obligation to retain credit risk by causing a wholly-owned affiliate, which will initially be the depositor, to retain a qualifying seller’s interest of not less than 5% of the aggregate unpaid principal balance of all outstanding investor ABS interests issued by the issuing entity, less the minimum percentage based on fair value of the eligible horizontal residual interest it retains for each outstanding series of notes issued by the issuing entity after December 24, 2016. Ally Bank, directly or through its wholly-owned affiliate, will be required to hold, and will not hedge the portions of the qualifying seller’s interest and the applicable eligible horizontal residual interests retained to satisfy these requirements, so long as the issuing entity is outstanding.

Qualifying Seller’s Interest

The Certificate Interest has been structured to be a qualifying seller’s interest. The Certificate Interest is collateralized by the securitized assets, is pari passu with or subordinated to each series of investor ABS interests issued by the issuing entity, and adjusts for fluctuations in the outstanding principal balance of the pool assets. For a description of the Certificate Interest, see “The Certificates.”

Eligible Horizontal Residual Interests

The Series 2017-1 Class E notes and the Certificate Interest related to the Series 2017-1 (the “Series 2017-1 Certificate Interest”) have been structured to be eligible horizontal residual interests under Regulation RR. On any distribution date, the Class E notes and the Series 2017-1 Certificate Interest will absorb any losses incurred by the issuing entity on the receivables allocated to Series 2017-1 before any losses are incurred by the holders of the other ABS interests issued in connection with Series 2017-1. For a description of the priority of payments applicable to the Series 2017-1 Class E notes and the Series 2017-1 Certificate Interest, see “Summary—Application of Collections—Interest Collections” and “—Principal Collections.” Each other series issued by the issuing entity after December 24, 2016, is also expected to be structured to include ABS interests that qualify as eligible horizontal residual interests under Regulation RR that will be retained by the depositor or a wholly-owned affiliate of the sponsor (such retained ABS interests, “Series EHRIs”). The fair value of the Series EHRIs of each future series is expected to be equal to at least 5% of the fair value of all investor ABS interests of that series calculated as of the applicable closing date. As a result, the amount of the qualifying seller’s interest required to be retained by the sponsor and its wholly-owned affiliates is expected to be 0%, as it will be completely offset by the Series EHRIs it retains. The fair value of the Series 2017-1 Class E notes, the Series 2017-1 Certificate Interest and the Series EHRIs related to each future series and the other ABS interests issued in Series 2017-1 and in such other series will be calculated using generally accepted accounting principles and, in making that calculation, the sponsor and the depositor will consider the pricing on the notes, current economic conditions, including yield curves and other market benchmarks, an analysis of the receivables and their experience with similar receivables.

In particular, the fair value model will utilize the following inputs and assumptions to determine fair value:

•

a projected credit loss rate, based on the average historical net losses of the Ally Bank portfolio for the last five years, which will assume that 0.00% of losses occur in each of the two years after the closing date;

•

the difference between the interest rate on each class of the notes and a forward market benchmark for the Series 2017-1, which are based on current market credit spreads and interest rates and credit spreads for recent prior Ally Bank sponsored floorplan securitization transactions;

•	a forward One-Month LIBOR curve as of February 8, 2017;

•	the yield of the trust receivables as reported on the Servicer’s most recent Form 10-D adjusted, as applicable, based on the forward One-Month LIBOR curve;

•	The average monthly payment rate for each month in the calendar year based on the payment rate within that month for the prior rolling 5 years, rounded up to the nearest whole percent;

•	that the Series 2017-1 notes will mature on the Expected Maturity Date;

•	an estimate of the servicing fee and the back-up servicing fee, as described under “The Notes—Application of Collections” and “Certain Fees and Expenses”;

•	the trust receivables have the same composition and characteristics as they did on the Reporting Date as described in this prospectus;

•	Series 2017-1 has a six month Controlled Accumulation Period of equal targeted accumulation amounts and otherwise remains in a Revolving Period;

•	no amounts are deposited into the Excess Funding Account; and

•

a discount rate applied to the aggregate cash flows or amounts to be paid on the Class E Notes and the certificates of 15.00%. The discount rate was not determined based on sales of similar residual interests due to the lack of an actively-traded market for such residual interests, and instead reflects a determination by Ally Bank and the depositor considering, among other items, discount rate assumptions for residual interests in non-floorplan auto and non-auto consumer securitization transactions, qualitative factors that consider the subordinate nature of the first-loss exposure, and an estimated rate of return that third-party investors might require to purchase residual interests that carry similar characteristics to those of the certificates. All of these items were considered with respect to the current market conditions at the time of initial issuance.

Assuming the Class A notes, Class B notes, Class C notes and Class D notes price at interest rates equal to One-Month LIBOR+0.42% per annum, 2.23% per annum, 2.53% per annum and 3.08% per annum, respectively, or at a higher rate to account for movements in the applicable pricing benchmarks between the date of this prospectus and the date of pricing of not more than 5 bps on the floating rate notes due to movements in One-Month LIBOR and not more than 15 bps on the fixed rate notes due to changes in the applicable swap rate, the approximate aggregate fair market value of the Series 2017-1 Class E notes and the Series 2017-1 Certificate Interest will be equal to between $80,655,867 and $81,302,586 as of the Series 2017-1 closing date, which is expected to represent approximately 13.91%-13.98% of the fair value of all classes of the Series 2017-1 investor notes on the closing date, and in no event will be less than 5% of the fair value as of the Series 2017-1 closing date of all of classes of Series 2017-1 investor notes.

The sponsor or the depositor will disclose on a Form 8-K or Form 10-D within a reasonable time after the Series 2017-1 closing date any material differences or changes in the variables used, as well as updated information regarding the aggregate fair value of the Series 2017-1 Class E notes and the Series 2017-1 Certificate Interest.

The sponsor and the depositor will notify the noteholders whether the seller’s interest satisfies the risk retention requirements in the periodic filings on Form 10-D. The sponsor and the depositor will also notify the noteholders of any sale of the Series 2017-1 Class E notes and the Series 2017-1 Certificate Interest retained by the sponsor, the servicer or the depositor by causing such information to be disclosed in the periodic filings on Form 10-D.

BOOK-ENTRY REGISTRATION

Book-Entry Registration

Noteholders that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through DTC participants and indirect DTC participants. In addition, noteholders will receive all distributions of principal and interest from the owner trustee or indenture trustee, as applicable, through DTC participants. Under a book-entry format, noteholders may experience some delay in their receipt of payments since these payments will be forwarded by the owner trustee or indenture trustee, as applicable, to Cede & Co., as nominee for DTC. DTC will forward these payments to its DTC participants, which thereafter will forward them to indirect DTC participants or noteholders. Except for the depositor, it is anticipated that the only noteholder will be Cede & Co., as nominee of DTC. Noteholders will not be recognized by the trustee as noteholders, as that term is used in the trust agreement and indenture, as applicable, and, except as otherwise specified in this prospectus, noteholders will be permitted to exercise the rights of noteholders only indirectly through DTC and its DTC participants.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of noteholders to pledge securities to persons or entities that do not participate in the DTC system or to otherwise act with respect to the securities may be limited due to the lack of a physical certificate for the securities.

DTC has advised the depositor that it will take any action permitted to be taken by a noteholder under the associated indenture or a certificateholder under the associated trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the notes or certificates are credited. DTC may take conflicting actions relating to other undivided interests to the extent that these actions are taken on behalf of DTC participants whose holdings include these undivided interests.

In addition to holding notes through DTC participants or indirect DTC participants of DTC in the United States as described above, holders of book-entry notes may hold their notes through Clearstream or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream Banking, S.A. is incorporated under the laws of Luxembourg as a professional depository and is subject to regulation by the Luxembourg Monetary Institute. The Euroclear system is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear Operator. The Euroclear Operator is regulated and examined by the Belgium Banking and Finance Commission and the National Bank of Belgium.

Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

Distributions on notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences—Tax Characterization and Treatment of the Notes—Information Reporting and Backup Withholding.” Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture or other basic document on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Except as required by law, neither the trust, the depositor, the servicer, the administrator, the owner trustee nor the indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes or the certificates of any series held by Cede & Co., as nominee for DTC, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Definitive Notes

Notes will be issued in fully registered, certificated form, or definitive notes, to noteholders or their nominees, rather than to DTC or its nominee, only if:

(1) the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities with respect to the notes and the trust is unable to locate a qualified successor;

(2) the administrator, at its option, elects to terminate the book-entry system through DTC; or

(3) after the occurrence of an Event of Default or a servicing default, note owners representing beneficial interests aggregating at least a majority of the outstanding principal balance of the related notes advise the appropriate trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of the note owners.

Upon the occurrence of any event described in the immediately preceding paragraph, DTC will notify the note owners and the indenture trustee of that occurrence and of the availability of definitive notes. Upon surrender by DTC of the definitive certificates representing the notes and receipt of instructions for re-registration, the indenture trustee will reissue the related notes as definitive notes to holders thereof.

Payments of principal of, and interest on, the definitive notes will thereafter be made in accordance with the procedures set forth in the indenture directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the last day of the preceding month. Those payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee. The final payment on any definitive note, however, will be made only upon presentation and surrender of the definitive note at the office or agency specified in the notice of final payment to the holders thereof.

Definitive notes will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

THE CERTIFICATES

The certificates are issued pursuant to the terms of the trust agreement among the depositor, the owner trustee and the Delaware trustee. The initial certificates were issued on the initial issuance date. The certificates are not being offered pursuant to this prospectus. The certificates represent the Certificate Interest in the trust.

The depositor initially will own the “Certificate Interest” for the trust. The Certificate Interest represents the interest in the trust assets not allocated to an outstanding series of the trust and represents the right to receive all cash flows from the trust assets not required to make payments on the notes or other payments required in connection with the series. The Certificate Interest includes both an interest that is pari passu with each series issued by the trust in an amount equal to the excess of the aggregate of the Series Percentages for each outstanding series over 100% and an interest that is subordinate to each series issued by the trust in an amount equal to the Interest Collections allocated to a series that were not applied to other uses by that series. The amount of the Certificate Interest increases as the Pool Balance increases as additional receivables are added to trust and decreases as the Pool Balance decreases as receivables are repaid or removed from the trust. The “Certificate Amount” for the trust will be that portion of the Certificate Interest that equals an amount equal to the sum of (a) the Nonoverconcentration Certificate Amount on that date and (b) the Overconcentration Certificate Amount on that date. The Nonoverconcentration Certificate Amount will generally increase as additional receivables are added to the trust and to reflect reductions in the Net Invested Amount when a series or class is amortizing or decreases in the Invested Amounts of any variable funding notes or other notes with dynamic Invested Amounts. Conversely, the Nonoverconcentration Certificate Amount will generally decrease as receivables are repaid or removed from the trust and to reflect increases in the Invested Amounts of any variable funding notes or other notes with dynamic Invested Amounts. The Certificate Amount will also be reduced as the result of new issuances, as described under “—New Issuances.”

On each Business Day, an amount equal to the Principal Collections for the related Collection Period will be distributed to the owner trustee for distribution to the holders of the Certificate Interest in accordance with the trust agreement, but only to the extent that the Certificate Amount on such Business Day (determined after giving effect to any Principal Receivables transferred to the trust) exceeds the Required Certificate Amount for the immediately preceding Determination Date.

The “Required Certificate Amount” means, on any date, an amount equal to the sum of (a) the Required Nonoverconcentration Certificate Amount on that date and (b) the Required Overconcentration Certificate Amount on that date.

THE TRANSFER AND SERVICING AGREEMENTS

The parties entered into the Transfer and Servicing Agreements on the Initial Closing Date. The Transfer and Servicing Agreements have been filed with the SEC. You may obtain copies as described in “Where You Can Find More Information” and “Incorporation by Reference.” The following summary, when read in conjunction with the section titled “The Transfer and Servicing Agreements,” describes the material terms of the Transfer and Servicing Agreements; it does not contain all the information that may be important to you. You should read all of the provisions of the Transfer and Servicing Agreements and this prospectus. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

The following summary describes some of the material terms of:

(1) the pooling and servicing agreement pursuant to which the depositor purchases Eligible Receivables from Ally Bank, the servicer has agreed to service all receivables in the related dealer accounts;

(2) the trust sale and servicing agreement pursuant to which the trust acquires those Eligible Receivables from the depositor and has agreed to the servicing of the receivables by the servicer;

(3) the trust agreement pursuant to which the trust was created and certificates were issued; and

(4) the administration agreement pursuant to which Ally Financial, as administrator, has undertaken a number of administrative duties with respect to the trust.

The Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. Upon request of a holder of securities described in the Transfer and Servicing Agreements, the depositor will provide a copy of the Transfer and Servicing Agreements. This copy will not include exhibits. This summary is not complete and you should read the full text of the Transfer and Servicing Agreements to understand their provisions. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions are incorporated by reference as part of this summary.

Sale and Assignment of Receivables and Collateral Security

Subject to certain exceptions regarding intercreditor arrangements and interest in respect of receivables during their In-Transit Period, as described herein, Ally Bank will sell and assign to the depositor, without recourse;

•	on the initial issuance date for the trust, its entire interest in the Eligible Receivables under the dealer accounts included in the pool of accounts as of the Initial Cut-Off Date; and

•

on each date on which receivables are originated in a dealer account in the pool of accounts, its entire interest in all Eligible Receivables created on that date in the dealer accounts in the pool of accounts. However, if Ally Bank becomes subject to an insolvency proceeding, Ally Bank will not assign receivables to the depositor without approval of the court having jurisdiction over the case.

In each case, Ally Bank will sell and assign to the depositor the related Collateral Security and the proceeds of all of the foregoing, pursuant to a pooling and servicing agreement among Ally Bank, Ally Financial, as servicer, and the depositor. Ally Bank will retain all of its right, title and interest in, to and under any amounts constituting interest with respect to any receivable for which the related Vehicle Collateral Security is a vehicle manufactured by General Motors that accrues during its In-Transit Period. Those amounts, if any, will not be available to the trust.

On the trust’s initial issuance date and on each Receivables Transfer Date, the depositor will transfer and assign to the trust, without recourse, the Eligible Receivables and the other assets purchased from Ally Bank on that date, pursuant to the trust sale and servicing agreement among the depositor, the servicer and the trust.

In the pooling and servicing agreement, in connection with the sale of the receivables to the depositor, the servicer will agree that it will indicate in its records that the Eligible Receivables and Collateral Security have been sold to the depositor, and that, upon the execution of the trust sale and servicing agreement, the depositor has sold and assigned that property to the trust. In addition, Ally Bank and the servicer will agree to provide a complete list to the depositor showing for each dealer account to be included in the pool of accounts, as of the Initial Cut-Off Date, its account number and the outstanding principal balance of receivables that Ally Bank represents are Eligible Receivables under that dealer account. In the trust sale and servicing agreement, the trust will accept the designation of Ally Financial as custodian to maintain possession, as the trust’s agent, of the documents relating to the receivables. Ally Financial will not deliver to the depositor, the owner trustee or the indenture trustee any records or agreements relating to the dealer accounts or the receivables. The records and agreements relating to the dealer accounts and receivables related to the trust will not be segregated from those relating to other accounts and receivables of Ally Financial or otherwise marked to reflect the sale of the receivables therein to the depositor or the subsequent sale to the trust. This helps to assure uniform quality in servicing both the receivables related to the trust and the servicer’s own portfolio of receivables, as well as to facilitate servicing and save administrative costs. However, with respect to the trust, Ally Bank will file UCC financing statements with respect to the sale, transfer and assignment of receivables to the depositor and the depositor will file UCC financing statements with respect to the transfer and assignment of the receivables to the trust. In addition, the trust will file UCC financing statements with respect to the security interest in the trust’s assets granted to the indenture trustee under the indenture to secure the trust’s obligations thereunder. See “Legal Aspects—Transfer of Receivables.” The documents evidencing the receivables will remain in Ally Financial’s possession, as custodian, and will not be stamped or otherwise marked to reflect the sale and assignment of the interests in the receivables to the depositor or the trust. As a result of Ally Financial’s continued possession, if a subsequent purchaser were able to take possession of the receivables without knowledge of the assignment, and if the receivables are deemed “chattel paper” under applicable law, the trust’s interests in the receivables could be defeated. See “Legal Aspects—Transfer of Receivables.”

Pursuant to the trust sale and servicing agreement, as described in “—Addition and Removal of Accounts,” the depositor has the limited right and under certain circumstances, the obligation, to designate from time to time additional dealer accounts to be included in the pool of accounts. In connection with any designation of additional dealer accounts, the depositor will purchase from Ally Bank the Eligible Receivables in the additional dealer accounts and Ally Bank will follow the procedures set forth in the preceding paragraph, except that the list will show information for the additional dealer accounts as of the cut-off date for additional dealer accounts. The servicer will notify the depositor of this cut-off date in writing.

Representations and Warranties

In the pooling and servicing agreement, Ally Bank will represent and warrant to the depositor, among other things, that:

(1) as of the Initial Cut-Off Date, or, in the case of an additional dealer account, as of the cut-off date for additional dealer accounts, each dealer account or additional dealer account included in the pool of accounts is an Eligible Account; and

(2) as of the Initial Cut-Off date, or, in the case of an additional dealer account, as of the cut-off date for additional dealer accounts, and on each Receivables Transfer Date each receivable conveyed to the depositor on that date that is identified as an Eligible Receivable is an Eligible Receivable.

In the case of an additional dealer account, Ally Bank will make the above representations and warranties as of the related cut-off date.

In the trust sale and servicing agreement, the depositor will assign the representations and warranties of Ally Bank with respect to the dealer accounts and the receivables to the trust, and will represent and warrant to the trust that the depositor has taken no action which would cause the representations and warranties of Ally Bank to be false in any material respect as of the initial issuance date, each cut-off date for additional dealer accounts and each Receivables Transfer Date, as the case may be.

The depositor and the servicer may discover that (a) there has been a breach of a representation or warranty of the depositor or Ally Bank that materially and adversely affects the trust’s interest in a receivable or (b) the payment for any portion of a receivable has been deferred pursuant to DPP, an installment sales program or a similar arrangement. Any receivable affected this way is referred to as a “Warranty Receivable.” Unless and to the extent the breach is cured in all material respects, Ally Bank or the depositor will repurchase a Warranty Receivable as follows:

(1) if the breach or deferral is a breach of a representation or warranty of Ally Bank, the depositor, the servicer will use reasonable efforts to enforce the obligation of Ally Bank under the pooling and servicing agreement to pay the related Warranty Payment, as defined below, and repurchase the receivable; or

(2) if the breach or deferral is a breach of a representation or warranty of the depositor, the depositor will repurchase the receivable.

Without limiting the generality of the foregoing, a receivable held by the trust will not be an Eligible Receivable, and thus will be repurchased if and to the extent (1) the principal balance thereof is adjusted downward because of a rebate, refund, credit adjustment or billing error to the related dealer, or (2) the receivable was created in respect of a vehicle that was refused or returned by a dealer.

The “Warranty Payment,” which is the price for a repurchase of a Warranty Receivable by Ally Bank or the depositor will be equal to the principal balance of the receivable, plus all accrued and unpaid interest thereon through the date of purchase. In the case of a breach or deferral affecting less than the entire principal balance of a receivable, the Warranty Payment will be to the extent of the breach or deferral, plus all accrued and unpaid interest thereon through the date of purchase. The Warranty Payment may be satisfied either by cash payment to the trust or by a reduction of the Certificate Interest, provided that after giving effect to a reduction of the Certificate Interest, neither the Excess Overconcentration Certificate Amount nor the Excess Nonoverconcentration Amount will be less than zero. To the extent the Warranty Payment is made with cash, the principal portion of the Warranty Payment will be treated as Principal Collections and the remainder will be included in Interest Collections. All cash Warranty Payments will be deposited into the related Collection Account on the related Distribution Date. The repurchase obligations of the depositor and Ally Bank, to the extent those obligations are fulfilled, constitute the sole remedy available to the noteholders, the indenture trustee or the owner trustee for any uncured breach or deferral.

In the pooling and servicing agreement, Ally Bank will also make representations and warranties to the depositor to the effect that, among other things, as of the closing date for the sale of any securities:

(1) Ally Bank is duly formed and in good standing, it has the authority to consummate the transactions contemplated by the pooling and servicing agreement and the trust sale and servicing agreement, and the pooling and servicing agreement and the trust sale and servicing agreement each constitutes legal, valid and binding obligations of Ally Bank; and

(2) the transfer of the receivables and the respective Vehicle Collateral Security, pursuant to the pooling and servicing agreement constitutes a valid sale, transfer and assignment to the depositor of all right, title and interest of Ally Bank in that receivable and the respective Vehicle Collateral Security, whether then existing or thereafter created, and the proceeds thereof.

If the breach of any of the representations and warranties described in the previous paragraph results in the obligation of the depositor under the trust sale and servicing agreement to repurchase the receivables and the Collateral Security as described below, Ally Bank will be obligated to repurchase the property for an amount equal to the Reassignment Amount. In other circumstances in which the depositor is obligated under the trust sale and servicing agreement to repurchase the property, Ally Bank will not be obligated to repurchase the property.

In the trust sale and servicing agreement, the depositor will also make representations and warranties to the trust to the effect that, among other things, as of the closing date for the sale of any securities:

(1) the depositor is duly formed and in good standing, it has the authority to consummate the transactions contemplated by the pooling and servicing agreement, and the trust sale and servicing agreement constitutes a legal, valid and binding agreement of the depositor; and

(2) the transfer of the receivables pursuant to the trust sale and servicing agreement constitutes a valid sale, transfer and assignment to the trust of all right, title and interest of the depositor in the receivables and the related Collateral Security, whether then existing or thereafter created, and the proceeds thereof.

With respect to the trust, if the breach of any of the representations and warranties described in this paragraph has a material adverse effect on the interests of the securityholders, then any of the indenture trustee, the owner trustee (at the direction of the certificateholders) or the holders of the outstanding securities evidencing not less than a majority of the outstanding principal balance of the notes and a majority of the Voting Interests of all outstanding certificates, by written notice to the depositor, may direct the depositor to accept the reassignment of all receivables and the Collateral Security within 60 days of the notice, or within the longer period specified in the notice. The depositor will be obligated to accept the reassignment and pay the Reassignment Amount on a Distribution Date occurring within the applicable period.

The reassignment will not be required to be made, however, if at or prior to the end of the applicable period, the representations and warranties are then true and correct in all material respects and any material adverse effect caused by the breach has been cured. With respect to the trust, the payment of the Reassignment Amount will be considered as payment in full for all receivables and the Collateral Security. The obligation of the depositor to pay the Reassignment Amount as described above will constitute the sole remedy respecting a breach of the representations and warranties available to the trust, the noteholders, the certificateholder, the owner trustee or indenture trustee.

It is not expected that the depositor will have significant assets other than the certificates, its rights under the pooling and servicing agreement and the trust sale and servicing agreement with respect to the trust.

In the pooling and servicing agreement, Ally Bank will covenant that Ally Bank will not sell, pledge, assign or transfer any interest in any Eligible Receivables or the Vehicle Collateral Security unless required to by agreements with other persons or entities. An exception to this covenant will be made for the sale and conveyances under the pooling and servicing agreement and the interests created under the trust sale and servicing agreement, or as otherwise permitted by the pooling and servicing agreement.

Addition and Removal of Accounts

Addition of Accounts

The depositor may from time to time, in its sole discretion, subject to the conditions specified in the trust sale and servicing agreement, designate one or more dealer accounts as additional accounts to be included in the pool of accounts, as Scheduled Accounts, by giving written notice to the indenture trustee, the owner trustee and the designated rating agencies specifying the date, the “Addition Date,” on which such additional accounts will be added to the pool of accounts—the “Addition Notice.” An Addition Notice must be provided on or before the third Business Day but not more than the 30th day prior to the related Addition Date. If additional accounts are to be included in the pool of accounts, effective as of an Addition Date, the depositor will sell and assign to the trust, and the trust will purchase from the depositor, all of the depositor’s right, title and interest in, to and under the Eligible Receivables in the additional accounts and the related Collateral Security.

If, on the close of business on any Business Day, the Adjusted Nonoverconcentration Pool Balance (after giving effect to any deposits to the Excess Funding Account in respect of that day) is less than the Required

Nonoverconcentration Pool Balance on that day, or the Adjusted Overconcentration Pool Balance (after giving effect to any deposits to the Cash Collateral Account in respect of that day) is less than the Required Overconcentration Pool Balance on that day, then the Depositor will, within 15 Business Days following the close of business on that day, designate additional Eligible Accounts as additional accounts to the trust such that, after giving effect to the transfer to the trust of all Eligible Receivables arising in connection with those additional accounts, the Adjusted Nonoverconcentration Pool Balance at the close of business on that Addition Date will be at least equal to that Required Nonoverconcentration Pool Balance and the Adjusted Overconcentration Pool Balance at the close of business on that Addition Date will be at least equal to that Required Overconcentration Pool Balance.

The depositor may convey to the trust all Eligible Receivables and the related Collateral Security in any additional accounts only upon satisfaction of each of the following conditions on or prior to the related Addition Date:

(a) the depositor must represent and warrant that as of the related additional cut-off date each additional account is an Eligible Account and that each receivable arising thereunder identified as an Eligible Receivable and conveyed to the trust on the Addition Date is an Eligible Receivable;

(b) the depositor must deliver to the owner trustee a duly executed written assignment in substantially the form required by the trust sale and servicing agreement;

(c) the depositor must agree to deposit in the Collection Account all Collections with respect to Eligible Receivables arising in the additional accounts since the related additional cut-off date within two Business Days after the Addition Date (or such later date as may be permitted under the Indenture);

(d) as of the Addition Date, neither Ally Bank nor the depositor is insolvent nor will any of them have been made insolvent by such transfer nor is either of them aware of any pending insolvency;

(e) the depositor must represent and warrant that the designation of these additional accounts, the inclusion of these additional accounts in the pool of accounts and the purchase of the related receivables will not, in the reasonable belief of the depositor, result in the occurrence of an Early Amortization Event;

(f) the Schedule of Accounts has been amended to reflect these additional accounts and the Schedule of Accounts as so amended is true and correct as of the Addition Date;

(g) the depositor has delivered to the indenture trustee and the owner trustee a certificate of an authorized officer of the depositor confirming the items set forth in clauses (a) through (f) above; and

(h) the depositor has delivered to the owner trustee an opinion of counsel substantially in the form required by the trust sale and servicing agreement.

(i) In addition, if the Depositor is voluntarily adding additional accounts to the trust, the Rating Agency Condition must be satisfied in order to transfer those additional accounts if either:

(j) the aggregate number of additional accounts in any calendar quarter or the aggregate amount of receivables arising in connection with such additional accounts as of the related additional cut-off dates in such calendar quarter exceeds 10% of the number of all accounts in the trust or 10% of the Pool Balance, respectively, as of the first day of such calendar quarter or in the case of the first calendar quarter, as of the Initial Closing Date; or

(k) the aggregate number of additional accounts in any calendar year or the aggregate amount of receivables arising in connection with such additional accounts as of the related additional cut-off dates in such twelve-month period exceeds 20% of the number of all accounts or 20% of the Pool Balance, respectively, as of the first day of such calendar year or the first day receivables are transferred to the trust, as applicable or in the case of the first calendar year, as of the Initial Closing Date;

On the date any additional dealer account is added to the pool of accounts, all Eligible Receivables then in that dealer account will be sold by Ally Bank to the depositor and will be transferred by the depositor to the trust.

With respect to the trust, even though each additional dealer account must be an Eligible Account, additional dealer accounts may not be of the same credit quality as the initial dealer accounts because, among other things, those dealer accounts may not have been part of Ally Bank’s portfolio on the Initial Cut-Off Date. Additional dealer accounts may have been originated at a different time using credit criteria different from those applied to the initial dealer accounts.

Removal of Accounts

On any Business Day the depositor will have the right (which it may not exercise more than once in any calendar month) to require the removal of accounts and, at the election of the depositor, all of the receivables related to those accounts from the pool of accounts. To so remove accounts and, if applicable, the related receivables, the depositor (or the servicer on its behalf) will take the following actions and make the following determinations:

(i) not less than three Business Days but not more than 30 days prior to the Removal Commencement Date, furnish to the indenture trustee, the owner trustee and the designated rating agencies a written notice—the “Removal Notice”—specifying the date—the “Removal Commencement Date”—on which removal of one or more accounts—the “Randomly Selected Accounts”—will commence, and if the depositor intends to remove receivables related to the Randomly Selected Accounts by transferring cash or receivables in exchange for the removed receivables, not less than three Business Days but not more than 30 days prior to the removal of those receivables, furnish to the indenture trustee, the owner trustee and the designated rating agencies, a written notice specifying the depositor’s intent to remove receivables, the Randomly Selected Accounts to which such receivables relate and the date the receivables will be removed; and

(ii) determine on the Removal Commencement Date with respect to those Randomly Selected Accounts the aggregate principal balance of Eligible Receivables in respect of each of the Randomly Selected Accounts—the “Removal Balance,” and amend the Schedule of Accounts by delivering to the owner trustee a true and complete list of the Randomly Selected Accounts, specifying for each Randomly Selected Account, as of the Removal Commencement Date, its account number and the Removal Balance.

The removal of any of these accounts will be subject to the following conditions:

(a) the depositor will represent and warrant that such removal will not, in the reasonable belief of the depositor, result in the occurrence of an Early Amortization Event;

(b) the depositor will represent and warrant that the Randomly Selected Accounts (or administratively convenient groups of accounts) have been randomly selected from the Pool of Accounts or otherwise not on a basis intended to select particular accounts or groups of accounts for any reason other than administrative convenience;

(c) the removal will not cause the Adjusted Nonoverconcentration Pool Balance to be less than the Required Nonoverconcentration Pool Balance or the Adjusted Overconcentration Pool Balance to be less than the Required Overconcentration Pool Balance;

(d) the Rating Agency Condition has been satisfied with respect to that removal for each series or class of Securities then outstanding; and

(e) on or before the related Removal Commencement Date, the depositor has delivered to the owner trustee a certificate of an authorized officer confirming the items set forth in clauses (a) through (d) above.

Subject to the satisfaction of the preceding conditions, from and after the Removal Commencement Date with respect to a Randomly Selected Account, (i) the depositor will not transfer receivables with respect to that

Randomly Selected Account to the trust, and (ii) until the Removal Balance has been reduced to zero, all Principal Collections with respect to such Randomly Selected Account will be allocated to the oldest outstanding principal balance of receivables arising under that Randomly Selected Account. In addition, on any Business Day on or after the Removal Commencement Date, the depositor may remove from the trust all of the receivables related to the Randomly Selected Accounts by either transferring cash and/or Eligible Receivables to the trust, or reducing the Certificate Interest held against it so that the total amount of transferred cash and reduction in the Certificate Interest is equal to the Removal Balance related to those Randomly Selected Accounts as of the date of removal (provided that after giving effecting to such reduction neither the Excess Overconcentration Certificate Amount nor the Excess Nonoverconcentration Certificate Amount would be less than zero). All amounts so allocated to receivables owned by the trust or paid to the trust for the removal of receivables will constitute Principal Collections and will reduce the Removal Balance. The Removal Balance will also be reduced to the extent receivables in the Randomly Selected Accounts held by the trust on the Removal Commencement Date become Defaulted Receivables.

After the date the Removal Balance with respect to that Randomly Selected Account is reduced to zero—the “Removal Date,” (i) Collections thereon will cease to be allocated to the trust, (ii) that Randomly Selected Account will be deemed removed from the pool of accounts for all purposes—a “Removed Account,” (iii) all of the trust’s right, title and interest in, to and under the receivables arising in that account and the related Collateral Security will be deemed to be transferred and released by the trust to the depositor without recourse, representation or warranty, and (iv) the servicer will amend the Schedule of Accounts accordingly.

In addition, if a dealer account in the pool of accounts ceases to be an Eligible Account, that dealer account will be deemed a Randomly Selected Account to be removed on that date. Receivables arising thereafter in the account selected for removal will not be transferred to the trust. Receivables in any dealer account transferred to the trust prior to that date and Collections on those receivables will continue to be assets of the trust. The servicer will allocate all Principal Collections on receivables in a selected account to the oldest receivables in that dealer account. In addition, on any Business Day on or after the Removal Commencement Date, in exchange for the receivables related to a Randomly Selected Account, the depositor will have the right to transfer cash to the trust or to reduce the Certificate Interest in an amount equal to the Removal Balance related to that Randomly Selected Account as of the date of removal. All amounts so allocated to receivables owned by the trust or paid to the trust for the removed receivables will constitute Principal Collections and will reduce the Removal Balance. After the Removal Date with respect to that Randomly Selected Account, (a) Collections thereon will cease to be allocated in accordance with the preceding sentence, (b) that Randomly Selected Account will be deemed a Removed Account, (c) all of the trust’s right, title and interest in, to and under the receivables arising in that account and the related Collateral Security will be deemed to be transferred and released by the trust to the depositor without recourse, representation or warranty, and (d) the servicer will amend the Schedule of Accounts accordingly.

Servicer Covenants

In the pooling and servicing agreement, the servicer will agree that:

(1) it will maintain in effect all qualifications required in order to service the dealer accounts included in the pool of accounts and receivables and will comply in all material respects with all requirements of law in connection with servicing the dealer accounts and receivables, except where the failure to maintain that qualification to comply with those requirements would not have a material adverse effect its ability to perform its obligations under the pooling and servicing agreement, the trust sale and servicing agreement and the custodian agreement;

(2) it will not permit any rescission or cancellation of receivables held by the trust except as ordered by a court of competent jurisdiction or other government authority;

(3) it will do nothing to impair the rights of the noteholders in the receivables held by the trust and it will not reschedule, revise or defer payments due on any receivable held by the trust, except in a manner consistent with its servicing guidelines or as otherwise contemplated by pooling and servicing agreement or the trust sale and servicing agreement; and

(4) it will not permit any receivable held by the trust to become subject to any right of set-off or any offsetting balance.

Pursuant to the pooling and servicing agreement and the trust sale and servicing agreement, the depositor, the servicer may from time to time discover or receive written notice that some of the covenants of the servicer set forth therein have not been complied with in all material respects with respect to any Eligible Receivable transferred to the trust or dealer account, and the noncompliance has a material adverse effect on the interests of noteholders in or under the receivable or dealer account. If this occurs, the servicer will purchase the receivable or all receivables transferred to the trust under the dealer account—each, an “Administrative Receivable”—as applicable; provided that, if the servicer is not required to repurchase Administrative Receivables, as described under “The Back-up Servicer,” the servicer will indemnify the trust for any damages the trust may suffer as a result of the breach. The purchase will be made no later than two Business Days, or during any other period as may be agreed by the trustee, following the discovery by the servicer of the noncompliance.

In the event that the servicer purchases an Administrative Receivable from the trust or makes any indemnity payment to the trust, the seller will purchase the Administrative Receivable from the servicer or indemnify the servicer for the applicable amounts, if any, to the extent that the action or inaction causing the breach was at the direction of the seller in accordance with the basic documents. The servicer’s obligation to repurchase an Administrative Receivable will not be conditioned upon or limited by the seller’s actual or anticipated performance of its repurchase obligations or any of its other obligations for the benefit of the servicer.

With respect to each Administrative Receivable, the servicer will be obligated to deposit into the Collection Account on the date on which the purchase is deemed to occur an amount—the “Administrative Purchase Payment”—equal to the principal balance of the receivable plus accrued but unpaid interest thereon through the date of the purchase. An Administrative Purchase Payment will be included in (i) Principal Collections, to the extent of the principal balance of the receivable, and (ii) Interest Collections, as to the remainder of the amount. A purchase by the servicer, to the extent those obligations are fulfilled, constitutes the sole remedy available to the noteholders, the depositor, the owner trustee, the indenture trustee or the trust, if the covenant or warranty of the servicer is not satisfied.

Matters Regarding the Servicer

The trust sale and servicing agreement provides that the servicer may not resign from its obligations and duties as servicer thereunder and under the pooling and servicing agreement, except upon determination that the servicer’s performance of those duties is no longer permissible under applicable law. If, at the time of resignation, a successor servicer has not accepted appointment, the indenture trustee will assume the servicer’s servicing obligations and duties under the Transfer and Servicing Agreements.

The trust sale and servicing agreement further provides that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the trust, indenture trustee, owner trustee or any noteholders, except as specifically provided in the trust sale and servicing agreement or the pooling and servicing agreement, for taking any action or for refraining from taking any action pursuant to the Transfer and Servicing Agreements or for errors in judgment; except that neither the servicer nor any of those persons will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence—except errors in judgment—in the performance of duties thereunder or by reason of reckless disregard of its obligations and duties thereunder.

In addition, the trust sale and servicing agreement provides that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the

Transfer and Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Transfer and Servicing Agreements and the rights and duties of the parties thereto and the interests of the noteholders thereunder. The legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer will be entitled to be reimbursed therefor out of the Collection Account. Any indemnification or reimbursement will reduce the amount otherwise available for distribution to the noteholders.

So long as Ally Financial acts as servicer, the servicer may at any time subcontract any duties as servicer under the trust sale and servicing agreement or pooling and servicing agreement to any entity more than 50% of the voting stock or interest of which is owned, directly or indirectly, by Ally Bank or Ally Financial or to any entity that agrees to conduct the duties in accordance with the servicer’s servicing guidelines and the trust sale and servicing agreement. No such delegation will relieve the servicer of its responsibilities with respect to those duties. The servicer may at any time perform specific duties as servicer through subcontractors who are in the business of servicing receivables similar to the receivables, provided that no delegation will relieve the servicer of its responsibility with respect to those duties.

Servicing Default

A servicing default under the trust sale and servicing agreement will consist of:

(1) the servicer fails at any time to make any required distribution, payment, transfer or deposit or to direct the indenture trustee to make any required distribution, which failure continues unremedied for five Business Days after written notice from the indenture trustee or the owner trustee is received by the servicer or after discovery of the failure by an officer of the servicer;

(2) the servicer fails at any time to duly observe or perform in any material respect any other covenant or agreement in the trust sale and servicing agreement, the pooling and servicing agreement, the indenture or the trust agreement, which failure materially and adversely affects the rights of the noteholders and which continues unremedied for 90 days after the giving of written notice of the failure to the servicer by the indenture trustee or the owner trustee or to the servicer and the indenture trustee and the owner trustee by holders of notes or Voting Interests, as applicable, evidencing not less than 25% in principal balance of the outstanding notes or Voting Interests or after discovery of the failure by an officer of the servicer;

(3) any representation, warranty or certification made by the servicer in the trust sale and servicing agreement or in any certificate delivered pursuant to the trust sale and servicing agreement proves to have been incorrect when made and the inaccuracy has a material adverse effect on the rights of the related noteholders and the effect continues unremedied for a period of 60 days after the giving of written notice thereof to the servicer by the indenture trustee or the owner trustee; or

(4) specified events of bankruptcy, insolvency or receivership involving the servicer occur.

Notwithstanding the foregoing, there will be no servicing default where a servicing default would otherwise exist under clause (1) above for a period of ten Business Days or under clause (2) or (3) for a period of 60 days if the delay or failure giving rise to the servicing default was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or other similar occurrence. Upon the occurrence of any of these events, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement and the trust sale and servicing agreement and the servicer will provide the indenture trustee, the owner trustee, the depositor and the noteholders with prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon Servicing Default

As long as a servicing default under the trust sale and servicing agreement remains unremedied, the indenture trustee or holders of notes evidencing not less than a majority in principal balance of the then outstanding notes may terminate all the rights and obligations of the servicer under the trust sale and servicing agreement and the pooling and servicing agreement. If the notes have been paid in full and the indenture has been discharged with respect thereto, by the owner trustee or certificateholders whose certificates evidence not less than a majority of the Voting Interests may terminate all the rights and obligations of the servicer under the trust sale and servicing agreement and the pooling and servicing agreement.

Upon termination, the indenture trustee, as successor servicer, will succeed to all responsibilities, duties and liabilities under those agreements and will be entitled to similar compensation arrangements. Following a servicer default and subsequent termination of the servicer’s obligations under the indenture and the pooling and servicing agreement, the predecessor servicer may transfer to the successor servicer for administration by it of all cash amounts held at that time by the servicer for deposit.

If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicing default other than the appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting a transfer of servicing.

If the indenture trustee is unwilling or unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and who otherwise meets the eligibility requirements set forth in the trust sale and servicing agreement, including the Back-Up Servicer. If the indenture trustee so appoints or petitions for the appointment of a successor, the indenture trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under the trust sale and servicing agreement.

For a description of the rights and obligations of the Back-Up Servicer, including certain limitations as to the obligations of the servicer that the Back-Up Servicer will assume upon its appointment as servicer, see “The Back-Up Servicer.”

Waiver of Past Defaults

With respect to the trust, the holders of notes evidencing at least a majority in principal balance of the then-outstanding notes, voting as a single class, may, on behalf of all the noteholders, waive any default by the servicer in the performance of its obligations under the pooling and servicing agreement and the trust sale and servicing agreement and its consequences However, a servicing default in making any required distributions, payments, transfers or deposits may not be waived. No waiver of past defaults will impair the rights of the indenture trustee, the owner trustee, or the noteholders with respect to subsequent defaults.

Statements to Trustees and Trust

Prior to each Payment Date and Distribution Date, with respect to the trust, the servicer will provide to the indenture trustee and the owner trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports to be provided to noteholders on that date under the Transfer and Servicing Agreements.

Reports to Noteholders

With respect to the trust and the securities, on or prior to each Distribution Date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the holders of the notes on the Distribution Date. Each statement will include the following information as to the notes with respect to the Distribution Date or the period since the previous Distribution Date, as applicable:

(1) the amount, if any, of the distribution allocable to principal on each series of notes and in respect of the Certificate Interest;

(2) the amount, if any, of the distribution allocable to interest on each series of notes and in respect of the Certificate Interest;

(3) the aggregate outstanding principal for each series of notes, after giving effect to all payments reported under (1) above;

(4) the amount of the Monthly Servicing Fee and, if applicable, Monthly Back-Up Servicing Fee paid to the servicer and back-up servicer, as applicable, and, if applicable, trustee or administrator fees and expenses payable from Interest Collections, with respect to the related Collection Period or Periods, as the case may be;

(5) the amount, if any, reinvested in additional receivables;

(6) the amount, if any, and purpose of any other fees or expenses accrued or paid;

(7) whether the Revolving Period has terminated early;

(8) the Interest Rate applicable for the next Payment Date for any series of notes with variable or adjustable rates;

(9) the accumulated interest shortfalls, if any, on each series or class of securities and the change in those amounts from the preceding Payment Date;

(10) the trust assets that were charged-off as uncollectible and Reallocated Principal Collections allocated to each series or class of securities and the change in those amounts from the preceding Distribution Date;

(11) the number and dollar amount of receivables at the beginning and end of the applicable Collection Period, and updated pool composition information as of the end of the Collection Period;

(12) the amount of receivables with respect to which material breaches of pool asset representations or warranties or transaction covenants have occurred;

(13) any material modifications, extensions, or waivers relating to the terms of or fees, penalties or payments on, pool assets during the distribution period or that, cumulatively, have become material over time;

(14) the Nonoverconcentration Pool Balance as of the related Determination Date;

(15) the Overconcentration Pool Balance as of the related Determination Date;

(16) the Monthly Payment Rate;

(17) whether a downgrade trigger has been met or exceeded;

(18) if applicable, a statement that the servicer has received a communication request from a noteholder interested in communicating with other noteholders regarding the possible exercise of rights under the transaction documents, the name and contact information for the requesting noteholder and the date such request was received;

(19) a summary of the findings and conclusions of any asset representations review conducted by the asset representations reviewer;

(20) the nature and amount of any material change in the seller’s or an affiliate’s interest in the notes or certificates from their purchase, sale or other disposition;

(21) the amount, if any, of outstanding servicer advances;

(22) the amount, if any, withdrawn from or credited to the Reserve Fund;

(23) the balance of the Reserve Fund, on the relevant date, after giving effect to changes therein on that date; and

(24) the amount, if any, of excess cash distributed from the Reserve Fund to the depositor.

Information regarding any additional series of notes issued by the trust will be included in the Form 10-D filed with respect to the calendar month in which the additional series of notes are issued. In addition, during the Revolving Period for your series of notes, information regarding the purchase of additional receivables by the trust will be included in the Form 10-D filed with respect to the applicable calendar month.

In addition, each year, the indenture trustee will mail a brief report, as described in “The Indenture Trustee,” to all noteholders of the trust.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during which any notes are outstanding, the indenture trustee will furnish or cause to be furnished to each person or entity who at any time during the preceding calendar year was a holder of record of an offered note—initially Cede & Co., as the nominee of DTC—and received any payment thereon from the trust, a statement containing information for the purpose of assisting the Noteholders in the preparation of their federal income tax returns. As long as the holder of record of the offered notes is Cede & Co., as nominee of DTC, beneficial owners of the offered notes will receive tax and other information from DTC participants and indirect DTC participants rather than from the indenture trustee. See “Material Federal Income Tax Consequences.”

Investor Communications

The trust sale and servicing agreement provides that any noteholder, including any beneficial owner of notes, may require that the servicer cause the issuing entity to include in its Form 10-D filing a request to communicate with other noteholders related to a possible exercising of the noteholders’ rights under the transaction documents. A noteholder should send its request to the servicer at securitization@ally.com. The noteholder should include in its request the method by which other noteholders should contact it.

The servicer will cause the following information to be included in the Form 10-D related to the reporting period in which the noteholder request was received:

(1) a statement that the servicer has received a communication request from a noteholder;

(2) the name of the noteholder making the request;

(3) the date the request was received;

(4) a statement that such noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents; and

(5) a description of the method other noteholders may use to contact the requesting noteholder.

The servicer will bear any costs associated with including the above information in the Form 10-D. The noteholders will pay any costs associated with communicating with other noteholders, and no other transaction party, including the issuing entity, will be responsible for such costs.

If definitive notes are issued and the requesting noteholder is the record holder of any notes, no verification procedures will be required. If the requesting noteholder is not the record holder of any notes and is instead a beneficial owner of notes, the servicer may require no more verification than (1) a written certification from the noteholder that it is a beneficial owner of notes and (2) an additional form of documentation, such as a trade confirmation, an account statement, a letter from the broker or dealer or other similar document.

Evidence as to Compliance

The trust sale and servicing agreement provides that a firm of independent public accountants will furnish to the trust, the owner trustee and the indenture trustee on or before March 15 of each year, beginning no later than

March 15 of the calendar year after the trust’s initial issuance date, statements as to the servicer’s assertion that it has complied during the preceding twelve months ended December 31 with some of the standards relating to the servicing of the receivables and other specified matters, provided that, if the trust is not required to file periodic reports under the Exchange Act or any other law, the statement may be furnished to the owner trustee and the indenture trustee on or before April 30 of each year, beginning April 30, 2011.

The trust sale and servicing agreement will also provide for delivery to the owner trustee and the indenture trustee, on or before March 15 of each year, beginning no later than March 15 of the calendar year after the trust’s initial issuance date, a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the trust sale and servicing agreement and the pooling and servicing agreement throughout the preceding twelve months ended December 31, or in the case of the first certificate, the period from the trust’s initial issuance date to December 31 of that year, provided that, if the trust is not required to file periodic reports under the Exchange Act or any other law, the certificate may be furnished to the owner trustee and the indenture trustee on or before April 30 of each year. If there has been a default in the fulfillment of this obligation, the certificate shall describe each default. The servicer has agreed to give the indenture trustee and the owner trustee notice of servicing defaults under the trust sale and servicing agreement.

Copies of these statements and certificates may be obtained by noteholders by request in writing addressed to the indenture trustee.

Amendments

Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the noteholders

(1) to cure any ambiguity;

(2) to correct or supplement any provision of those agreements that may be defective or inconsistent with any other provision of those agreements;

(3) to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of any securityholders, provided that if any addition affects any series or class of securityholders differently than any other series or class of securityholders, then the addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any series or class of securityholders;

(4) to add to the covenants, restrictions or obligations of Ally Bank, the depositor, the servicer, the custodian, the trust or the indenture trustee for the benefit of noteholders;

(5) to add provisions to or delete or modify the provisions of any Transfer and Servicing Agreements as appropriate to allow the trust to issue foreign currency-denominated notes, including without limitation, adding provisions granting rights under any Transfer and Servicing Agreements to counterparties of the currency swaps that may be entered into in connection with the issuance of such foreign currency-denominated notes;

(6) to add, change or eliminate any other provision of the agreements in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the securityholders;

(7) upon the satisfaction of the Rating Agency Condition, to add, change or eliminate the criteria used in the definitions of “Eligible Account,” “Eligible Deposit Account,” “Eligible Institution,” “Eligible Investment” or “Eligible Receivable,” as each term is defined in the Transfer and Servicing Agreements; or

(8) with the consent of the depositor and upon satisfaction of the Rating Agency Condition, to add any provisions to, change in any manner or eliminate any provisions of the agreements with respect to the inclusion of receivables other than receivables arising under the Scheduled Accounts or other rights to payment in the trust; and

(9) to add, change or eliminate any other provision of the agreements in any manner to comply with any rule or regulation, or amendment or modification to any existing rule or regulation of the FDIC in connection with the isolation from Ally Bank of the receivables transferred by Ally Bank to the depositor under the pooling and servicing agreement, provided that such action shall not adversely affect in any material respect the interests of any noteholder.

Each agreement may also be amended by the parties thereto with the consent of the holders of at least a majority of the principal balance of then outstanding notes (excluding any notes that will not, as evidenced by an opinion of counsel, be materially and adversely affected thereby) and the holders of certificates evidencing at least a majority of the Voting Interests (excluding any certificates that will not, as evidenced by an opinion of counsel, be materially and adversely affected thereby) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreements or of modifying in any manner the rights of the securityholders, except that no amendment may:

(1) change the stated due date, if any, of any installment of principal of or interest on any security, or reduce the principal amount thereof, the interest rate applicable thereto, or the redemption price with respect thereto, change any place of payment where, or coin or currency which, any security or any distribution thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payments of amounts due on the notes without the consent of each affected securityholder;

(2) adversely affect the rating of any series by any designated rating agency without the consent of two-thirds of the outstanding principal balance of the outstanding notes or the Voting Interests of the outstanding certificates, as appropriate, of that series or class; or

(3) reduce the aforesaid percentage required to consent to any amendment without the consent of the aforesaid percentage of noteholders.

No amendment may be made to the Transfer and Servicing Agreements that would adversely affect in any material respect the interests of the back-up servicer or the owner trustee without the prior written consent of the back-up servicer or the owner trustee, respectively.

Merger, Consolidation, Transfer and Assumption of Obligations of Certain Transaction Parties

Pursuant to the terms of the Transfer and Servicing Agreements, any entity into which the servicer, the sponsor, the custodian or the administrator may be merged or consolidated or resulting from any merger, conversion or consolidation to which that person is a party, or succeeding to its business, or that more than 50% of the voting interests of which are owned by Ally Bank or Ally Financial and that, other in the case of merger, executes an agreement of assumption to perform every obligation of that entity under the applicable Transfer and Servicing Agreements shall be the successor to that person under the Transfer and Servicing Agreements without any other action other than providing notice to each hired rating agency. In addition, the limited liability company agreement of the depositor provides that Ally Bank, as member, may assign all of its limited liability company interests in the depositor upon obtaining unanimous approval of the depositor’s board of directors and provides prior written notice to each hired rating agency.

Insolvency Events

If pursuant to federal law Ally Bank becomes an involuntary party to any proceeding providing for any insolvency, conservatorship, receivership or similar proceeding, the depositor will suspend its purchase of receivables from Ally Bank under the pooling and servicing agreement. If Ally Bank or the depositor obtains an order approving the continued sale of receivables to the depositor on the same terms as, or on terms that do not have a material adverse effect on securityholders as compared to, the terms in effect prior to the commencement of the proceeding, Ally Bank may resume selling receivables to the depositor. Receivables will be considered transferred to the depositor only to the extent the purchase price therefor has been paid in cash on the same Business Day. If the involuntary proceeding has not been dismissed within 60 days of its filing, the depositor may not thereafter purchase receivables from Ally Bank under the pooling and servicing agreement and thus, no additional receivables will be transferred to the trust. See “Legal Aspects.”

The trust agreement provides that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the trust without the unanimous prior approval of all certificateholders, including the depositor, and the delivery to the owner trustee by each certificateholder, including the depositor, of a certificate certifying that each certificateholder reasonably believes that the trust is insolvent.

In the trust sale and servicing agreement, Ally Bank, as seller, the servicer and the depositor will covenant that they will not, for a period of one year and one day after the final distribution with respect to the notes and the certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable and, with respect to the depositor, any securities issued by any other trusts formed thereby and each other financing by the depositor, institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Servicer Liability; Indemnification

The trust sale and servicing agreement provides that the servicer will indemnify the indenture trustee and the owner trustee and their respective directors, officers, employees and agents from and against any loss, liability, expense, damage or cost or disbursement arising out of or incurred in connection with the acceptance or performance of its duties pursuant to the Transfer and Servicing Agreements, the indenture (in the case of the indenture trustee), any indenture supplement (in the case of the indenture trustee) or any other basic document, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. However, this indemnification will be limited by the proviso that neither the indenture trustee nor owner trustee will be so indemnified if the acts or omissions or alleged acts or omissions constitute willful misfeasance, bad faith or negligence by the indenture trustee or the owner trustee, as applicable. In addition, the servicer will indemnify the trust, the indenture trustee, the owner trustee and the noteholders against losses arising out of the negligence, willful misfeasance or bad faith of the servicer in the performance of its duties under the Transfer and Servicing Agreements and the indenture or by reason of its reckless disregard of its obligations and duties thereunder. The servicer will also indemnify the parties against any taxes that may be asserted against the parties with respect to the transactions contemplated in the trust sale and servicing agreement, other than taxes with respect to the sale of receivables or securities, the ownership of receivables or the receipt of payments on securities or other compensation.

Dissolution

The trust will dissolve on its “Trust Dissolution Date.” Upon dissolution of the trust and payment, or deposit to the Distribution Accounts, of all amounts to be paid to noteholders, the receivables and all other assets of the trust will be conveyed and transferred to the depositor. However, funds in the Distribution Accounts for the final distributions to the noteholders and after distribution to Ally Bank from the Collection Account of amounts on account of the Retained Property, if required, will not be conveyed and transferred to the depositor at that time.

Intercreditor Arrangements

The agreements governing the dealer accounts provide for a security interest in favor of Ally Bank in the vehicles related to receivables thereunder and other collateral. With respect to the receivables to be conveyed to the trust, Ally Bank will represent in the pooling and servicing agreement that the security interest in the vehicle financed by a receivable is a first priority perfected security interest, subject to certain permitted Liens. The security interest in favor of Ally Bank in the financed vehicles related to each receivable transferred to the trust and in the other pledged collateral will be assigned by Ally Bank to the depositor pursuant to the pooling and servicing agreement and assigned to the trust by the depositor pursuant to the trust sale and servicing agreement. In its other lending activities, Ally Bank may have made capital loans, real estate loans or other loans to dealers that are also secured by a security interest in the financed vehicles, receivables transferred to the trust and in the other pledged collateral. In the pooling and servicing agreement, Ally Bank will agree that any security interests in the vehicle financed by a receivable transferred to the trust that it may have in respect of advances or loans to dealers other than the related receivable transferred to the trust shall be junior and subordinate to the security interests therein granted in connection with the related receivable transferred to the trust and that it will not realize on any such vehicle in a manner materially adverse to the depositor or the trust and the noteholders until the depositor and the trust have been paid in full in respect of their interests in the receivables related to the vehicles.

In addition, in connection with any other loans or advances made by Ally Bank to a Dealer, Ally Bank may also have a security interest in property constituting Collateral Security other than the vehicles financed by a receivable transferred to the trust. In those cases, Ally Bank, in its sole discretion, may realize on that other Collateral Security, including vehicles not financed by receivables transferred to the trust, for its own benefit in respect of those loans or advances before the indenture trustee, on behalf of the trust, is permitted to realize upon that other Collateral Security and the security interests of the indenture trustee therein shall be junior and subordinate to the security interests of Ally Bank granted in connection with those other loans and advances. Because of the subordinate position of any indenture trustee in respect of the other Collateral Security, there is no assurance that any indenture trustee will realize any proceeds in respect of any other Collateral Security.

Administration Agreement

Ally Financial, in its capacity as administrator will enter into an administration agreement with the trust and the indenture trustee pursuant to which Ally Financial will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the indenture. With respect to the trust, as compensation for the performance of its obligations under the administration agreement and as reimbursement for its expenses related thereto, Ally Financial will be entitled to a monthly administration fee in an amount equal to $1,500. The servicer will pay the administration fee.

Ownership of Notes and Certificates

The depositor and any affiliate of the depositor may in its individual or any other capacity become the owner of notes or certificates.

Investment of Funds

Collections on the accounts and any money in the Designated Accounts are held in accounts with eligible depositary institutions, which Designated Accounts are subject to the security interest of the Indenture Trustee for the benefit of the noteholders. Such Designated Accounts will be established with the Indenture Trustee. All amounts held in the Designated Accounts will be invested at the written direction of the Servicer. The servicer will invest and reinvest collections in Eligible Investments.

Investment earnings (net of losses and investment expenses) on funds in the Note Distribution Account and the Reserve Fund will be treated as Available Series Interest Collections for the Series 2017-1 notes.

Investment earnings on funds in the Note Defeasance Account will be for the benefit of the indenture trustee and will not be available to make payments on the Series 2017-1 notes.

The activity in the transaction accounts will be verified by the servicer and the indenture trustee.

USE OF PROCEEDS

The net proceeds to be received by the depositor from the sale of the securities will be applied to purchase receivables from Ally Bank.

CERTAIN FEES AND EXPENSES

The following table describes the fees and expenses that are payable out of Available Series Interest Collections:

Monthly Servicing Fee	1.00% per annum
Monthly Backup Servicing Fee	0.0065% per annum
Asset Representations Reviewer Review Fee	$200 per tested receivable plus reimbursable expenses

The Monthly Servicing Fee payable to the servicer on any Distribution Date will be equal to one-twelfth (or, with respect to the first Distribution Date, the number of days from the Series Cut-Off Date until the last day of the preceding Collection Period, calculated on the basis of a 360 day year of twelve 30-day months/360) of the product of (a) Servicing Fee Rate, (b) the Floating Series Percentage for the related Collection Period and (c) the Nonoverconcentration Pool Balance as of the close of business on the last day of the immediately preceding Collection Period. The Monthly Back-Up Servicing Fee payable to the back-up servicer on any Distribution Date will be equal to one-twelfth (or, with respect to the first Distribution Date, the number of days from the Series Cut-Off Date until the last day of the preceding Collection Period, calculated on the basis of a 360 day year of twelve 30-day months/360) of the product of (i) the Back-up Servicing Fee Rate, (ii) the Floating Series Percentage for the related Collection Period and (iii) the Nonoverconcentration Pool Balance as of the close of business on the last day of the immediately preceding Collection Period. In addition to the Monthly Servicing Fee paid to the servicer and the Monthly Back-Up Servicing Fee paid to the back-up servicer, which will be paid out of collections of principal and interest on the receivables allocated to the series, the servicer also will be entitled to an additional servicing fee, include late fees and other administrative fees and expenses collected during the month and investment earnings on specified trust accounts. The amounts used to pay these additional servicing fees do not constitute collections of principal or interest on the receivables and are not paid out of collections allocated to the series. If the back-up servicer assumes the role of servicer, the back-up servicer will be entitled to be paid out of collections for reimbursement of expenses incurred in assuming the role of successor servicer.

The fees and expenses of the indenture trustee and the owner trustee incurred in connection with trust are allocated to each series on a monthly basis in proportion to the Invested Amount of that series over the Pool Balance and are paid in the order and the priority described in “The Notes—Application of Collections—Application of Interest Collections.” The fees and expenses of the Asset Representations Reviewer in connection with an asset representations review will allocated to each series voting to initiate the review pro rata based on the Invested Amount of the applicable series and will be paid in the order and the priority described in “The Notes—Application of Collections—Application of Interest Collections.” The sponsor will pay the annual fee of the Asset Representations reviewer.

Other Fees and Expenses

The following table describes fees and expenses to be paid by the sponsor in connection with the offering:

Rating Agency Fees	$200,000 and $166,000
Indenture Trustee Issuance Fee	$2,500 per series issuance
Owner Trustee Issuance Fee	$2,500 per series issuance
Asset Representations Reviewer Annual Fee	$20,000 per annum in the aggregate for all Series of Notes issued in 2017

The sponsor will pay the rating agency fees, which include initial fees and surveillance fees, the indenture trustee fee and the owner trustee fee in connection with the issuance and the annual fee of the asset representations reviewer. None of these fees will be paid out of the collections on the receivables. Although we do not anticipate that these fees will change while the notes are outstanding, any changes after the closing will be disclosed to investors on the issuing entity’s monthly statement to securityholders. None of the hired rating agencies retain any risk of loss with respect to the receivables.

LEGAL ASPECTS

Transfer of Receivables

On the initial issuance date for the trust, on each date on which dealer accounts are added to the pool of accounts and on each Receivables Transfer Date, Ally Bank will sell, transfer and assign to the depositor and the depositor will sell, transfer and assign the Eligible Receivables in the dealer accounts included in the pool of accounts to the trust. In the pooling and servicing agreement, Ally Bank will represent and warrant to the depositor that the sale, transfer and assignment of the receivables thereunder constitutes a valid sale, transfer and assignment of all right, title and interest of Ally Bank in and to the receivables to the depositor. In the trust sale and servicing agreement, the depositor will represent and warrant to the trust that the depositor has taken no action to make the representations and warranties false in any material respect and that the sale, transfer and assignment of the receivables thereunder constitutes a valid sale, transfer and assignment of all right, title and interest of the depositor in and to the receivables to the trust.

Each of Ally Bank and the depositor will also covenant that it will not sell, pledge, assign, transfer or grant any Lien on the receivable other than to the depositor or to the trust, as applicable, or as otherwise contemplated by the Transfer and Servicing Agreements. For a discussion of the rights of the trust arising from these representations and warranties, see “The Transfer and Servicing Agreements—Representations and Warranties.” To secure its payment obligations under the notes, pursuant to the indenture, the trust will grant a security interest in the receivables to the indenture trustee.

Ally Bank will represent in the pooling and servicing agreement that the receivables to be conveyed to the trust are either “chattel paper,” “accounts” or “payment intangibles” for purposes of the UCC. Generally, pledges or sales of chattel paper, accounts or payment intangibles may be perfected by the filing of financing statements in the appropriate jurisdiction. Pledges or sales of tangible chattel paper may also be perfected by obtaining possession of the documentation evidencing the receivable. Pledges or sales of payment intangibles are generally automatically perfected upon attachment. Financing statements covering the receivables to be conveyed to the trust will be filed under the UCC by both the depositor and the trust to perfect and protect their respective interests in the receivables, to the extent the filings are required to so perfect and/or protect those interests. Continuation statements will be filed as required to continue the perfection of those interests. No filings with respect to chattel paper, accounts or payment intangibles will be made under any state laws other than the UCC.

There are circumstances under the UCC and applicable federal law in which some limited subsequent transferees of a receivable held by the trust could have an interest in a receivable with priority over the trust’s interest in that receivable. For example, a purchaser of chattel paper who gives new value and takes possession of the instruments which evidence the chattel paper in the ordinary course of the purchaser’s business may, under some circumstances, have priority over the interest of the trust in the chattel paper. If the transfer of receivables to the depositor or the trust were recharacterized as a pledge, a tax or other lien on property of Ally Bank or the depositor such transfer may also have priority over the interest of the trust in the receivable. Further, cash collections on the receivables held by the trust may be commingled with the funds of Ally Financial as servicer and amounts due to Ally Bank as the holder of the Retained Property held by the trust and, as a result, in the event of an insolvency event with respect to Ally Financial or Ally Bank, the trust may not have a perfected interest in the collections.

Ally Bank will represent and warrant in the pooling and servicing agreement that each receivable at the time of the sale to the depositor is secured by a first priority perfected security interest in the related financed vehicle (subject to certain permitted Liens). Generally, under applicable state laws, a security interest in an automobile or light truck which secures wholesale financing obligations may be perfected by the filing of UCC financing statements. Ally Bank takes all actions it deems necessary under applicable state laws to perfect Ally Bank’s security interest in vehicles. However, at the time a vehicle is sold or leased, Ally Bank’s security interest in the vehicle will generally terminate. Therefore, if a dealer fails to remit to Ally Bank amounts owed with respect to any vehicle that has been sold or leased, the receivable will no longer be secured by the vehicle, but will be secured by the proceeds of the retail sale or lease of the vehicle and, to the extent applicable, other Collateral Security. If the proceeds of the sale or lease include chattel paper—as is the case with most retail installment contracts—some limited subsequent transferees of that chattel paper could have an interest in proceeds of the sale or lease with priority over the trust’s interest in proceeds of the sale or lease.

INSOLVENCY ASPECTS OF THE ACCOUNTS

Potentially Applicable Insolvency Regimes

Three different legal regimes for the resolution or reorganization of insolvent companies could be applicable to the entities involved in an offering of notes:

•

The Federal Deposit Insurance Act, or “FDIA,” provides that the FDIC can be appointed as the receiver or conservator for an insured depository institution that becomes insolvent, is in an unsound condition, violates its bylaws or regulations or engages in similar activity. Thus, if these circumstances occur to Ally Bank, the FDIC could be appointed as receiver (which term, as used herein with respect to the FDIA, should be understood also to encompass the role of conservator).

•

The federal Bankruptcy Code is available for any “person” that is eligible to be a “debtor” pursuant to Section 109 of the Bankruptcy Code. Ally Bank would not be eligible to be a debtor under the Bankruptcy Code, but each of Ally Financial and the depositor would be eligible debtors. There is some question as to whether the trust would qualify as a “person” under the Bankruptcy Code, as the only trusts that have been permitted to seek protection under the Bankruptcy Code are “business trusts.”

•

The Dodd-Frank Act established the Orderly Liquidation Authority, or “OLA,” under which the FDIC is authorized to act as receiver of a “covered financial company” and, under certain circumstances, its subsidiaries, except that insolvencies of insured depository institutions will continue to be governed by the FDIA. For a company to be classified as a covered financial company, the Secretary of the Treasury must make several determinations, including that the company is in default or in danger of default and that the failure of the company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States. We cannot predict whether, if Ally Financial were in default or in danger of default, it would be classified as a covered financial company. If Ally Financial were so classified, then the depositor or an issuing entity could, under the circumstances specified in the Dodd-Frank Act, also be subject to FDIC receivership under OLA as a covered subsidiary.

Consequences of Insolvency Regimes for Payments on the Notes

The FDIC, as receiver under the FDIA or OLA, and a bankruptcy trustee or a debtor-in-possession under the Bankruptcy Code, have broadly similar powers. The exercise of these powers could result in losses or delays in payment on the notes.

If an offering failed to qualify for the safe harbor described under “—The FDIC Rule,” the FDIC as receiver under the FDIA could assert that Ally Bank’s sale of receivables to the depositor should be recharacterized as a pledge of the receivables to secure a borrowing of Ally Bank, and the FDIC could seek to recover or reclaim the receivables. The possibility also exists that the FDIC as receiver could seek to apply the doctrine of substantive consolidation to consolidate the assets and liabilities of the depositor and, in turn, the trust with the assets and liabilities of Ally Bank.

Independently or in conjunction with the assertion of either of these positions, the FDIC as receiver could seek to:

•	repudiate the obligations of Ally Bank under the transaction documents;

•	require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables;

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Ally Bank; or

•

impose a statutory injunction that would automatically prevent the indenture trustee and other transaction parties from exercising their rights, remedies and interests under the transaction documents for up to 90 days.

In addition to an FDIA receivership of Ally Bank, it is possible that the depositor or the trust (each, a “special purpose entity”) could (a) become a debtor in a voluntary or involuntary case under the Bankruptcy Code or state insolvency regimes or (b) become subject to a receivership under OLA. The bankruptcy trustee or debtor-in-possession in such a bankruptcy case or, in certain cases, the FDIC as receiver under OLA could seek to:

•	in a bankruptcy case, reject the executory obligations of the debtor under the transaction documents;

•	under OLA, repudiate the obligations of the special purpose entity under the transaction documents;

•	enforce the “automatic stay” to prevent creditors from exercising remedies against a debtor;

•	effect a substitution of collateral in certain circumstances; or

•

assert that the trust does not have a perfected security interest in (a) the receivables, (b) one or more of the vehicles securing the receivables or (c) any cash collections held by the servicer at the time the servicer becomes the subject of a bankruptcy proceeding.

If Ally Bank, the depositor or the trust were to become a debtor in a bankruptcy case, or conservatorship or receivership, an Early Amortization Event would occur. If this happened, all Principal Collections would be applied to principal payments on securities and receivables arising in the dealer accounts thereafter would no longer be sold to the depositor and transferred to the trust. The occurrence of specified events of bankruptcy, insolvency or receivership with respect to the servicer will also result in a servicing default. A trustee in bankruptcy of the servicer, including the servicer as debtor in possession, may have the power to prevent the indenture trustee, the owner trustee or the noteholders from appointing a successor servicer.

In addition, application of federal bankruptcy and state debtor relief laws to any dealer could affect the interests of the trust and the indenture trustee in the receivables of the dealer if the enforcement of those laws result in any receivables conveyed to the trust being written off as uncollectible by the servicer. Whether or not any receivables are written off as uncollectible, delays in payments due on the receivables could result.

Despite the broad similarity of OLA to the Bankruptcy Code, OLA differs on its face from the Bankruptcy Code in many respects. To address some of these differences, the FDIC in July 2011 adopted a regulation confirming that the treatment under OLA of preferential transfers is intended to be consistent with similar provisions in and doctrines developed under the Bankruptcy Code. In January 2011 the Acting General Counsel of the FDIC issued an advisory opinion to the same effect with respect to the treatment of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the depositor and the issuing entity. The advisory opinion does not bind the FDIC or its Board of Directors and could be withdrawn or modified in the future. There can be no assurance that future regulations or, with respect to the matters covered by the advisory opinion, subsequent FDIC actions in an OLA proceeding involving Ally Financial or either special purpose entity will not be contrary to these developments. Moreover, many provisions of OLA and other parts of the Dodd-Frank Act will be implemented or interpreted through rulemaking by the appropriate federal regulatory agencies. As such, in many respects, the ultimate impact of the OLA provisions of the Dodd-Frank Act, and of the Dodd-Frank Act overall, will not be known for an extended period of time.

Bankruptcy of the Trust

It is unclear as to whether the issuing entity is eligible to be the subject of a bankruptcy case. If it is, then the issuing entity may be subject to a declaration of bankruptcy, receivership or other similar proceeding under federal bankruptcy law.

Only a “person” as defined in the Bankruptcy Code can be a debtor eligible for federal bankruptcy relief. The Bankruptcy Code defines “person” to include a “corporation” and “corporation” to include a “business trust.” The legislative history of the Bankruptcy Code, however, indicates that the term “person” does not otherwise include a “trust.” Therefore, the trust’s eligibility as a debtor under the Bankruptcy Code depends on whether or not it would be found to be a business trust by the court determining eligibility.

Case law indicates that whether or not a statutory trust, such as the issuing entity, will qualify as a business trust depends on whether the trust is actually operating a business or at least has a business or profit-making objective. Some cases have required additional elements, such as the transferability of the beneficial interests in the trust. Other decisions have highlighted whether the trust was created for the benefit and profit of investor beneficiaries.

A reasonable argument can be made that the issuing entity engages in activities that will make it qualify as a business trust, and thus, a “corporation” and a “person” eligible to be a “debtor” under federal bankruptcy law. The issuing entity is structured as an enterprise for profit. Interests in the issuing entity may be sold and transferred. The issuing entity will acquire financial assets from the depositor, sell notes and certificates, invest and reinvest collections from such financial assets, and perform ancillary business activities with the ultimate purpose of creating profit for the noteholders, certificateholders, the sponsor, the depositor and the servicer.

If the issuing entity were to be subject to bankruptcy proceedings, noteholders and certificateholders could experience losses or delays in the payments on the notes as explained in “Insolvency Aspects of the Accounts—Payment on the Notes and Certificates.”

If, on the other hand, a court were to find that the issuing entity does not qualify as an eligible “debtor” under the Bankruptcy Code, then such court would likely dismiss any actions against the issuing entity that are predicated on the issuing entity being eligible as a “debtor” pursuant to Section 109 of the Bankruptcy Code.

Regardless of whether or not the issuing entity is itself an eligible debtor, the possibility exists that a court may apply the doctrine of substantive consolidation to consolidate the assets and liabilities of the issuing entity with the assets and liabilities of the sponsor and/or the depositor in a bankruptcy proceeding initiated against the sponsor or the depositor. There are circumstances in which a court has consolidated assets of a non-debtor with those of a debtor. It appears that the legal principles involved in consolidating the assets of a non-debtor with those of a debtor are the same principles involved in consolidating two debtors. A court, however, may be more reluctant to apply substantive consolidation if such circumstance involves a non-debtor or entity not eligible for bankruptcy relief because of the practical and jurisdictional problems that might arise from a consolidation.

The basic documents contain provisions, and the sponsor and the depositor have taken steps in structuring the transactions contemplated by this prospectus, that are intended to make it unlikely that the voluntary or involuntary application for relief by the depositor or the issuing entity under the United States Bankruptcy Code or similar applicable state laws would result in consolidation of the assets and liabilities of the sponsor or the depositor with those of the issuing entity. These steps include the creation of the depositor, under its formation documents, as a limited-purpose entity/subsidiary pursuant to a limited liability company agreement containing various limitations. The formation documents of the issuing entity contain analogous provisions. These limitations also include restrictions on the nature of the depositor’s and issuing entity’s business and a restriction on the depositor’s and the issuing entity’s ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of all of the directors of the depositor, or the owner trustee, the noteholders and the certificateholders, in the case of the issuing entity. Under some circumstances, the depositor is required to have at least one director who qualifies under its limited liability company agreement as an “Independent Director.”

If, notwithstanding the foregoing measures, a court were to conclude that the assets and liabilities of the issuing entity should be consolidated with the assets and liabilities of the depositor in the event the depositor were to become a bankrupt debtor or an attempt were made to litigate the consolidation issue, then delays in distributions on the notes and the certificates, and possible reductions in the amount of those distributions, could occur. See also “Insolvency Aspects of the Accounts—Payment on the Notes and Certificates.”

Trust Receivership under OLA

If the trust were placed in receivership under OLA as a covered subsidiary of Ally Financial, and the FDIC were to repudiate the notes issued by the trust, the FDIC would be liable for compensatory damages. The damages would be no greater than the principal balance of the notes plus accrued interest as of the date the FDIC was appointed receiver plus, to the extent of the amount by which value of the property that secured the notes exceeds the principal amount of the notes and accrued interest through the date of repudiation or disaffirmance, for the additional accrued interest to the date of repudiation or disaffirmance. However, creditors of the trust in such a situation would not be entitled to receive more than the amount that would have been payable to such creditors if the trust had instead been liquidated under Chapter 7 of the Bankruptcy Code.

Servicer Bankruptcy Proceeding or OLA Receivership

Finally, it is possible that the servicer could become subject to a bankruptcy proceeding or an OLA resolution. The bankruptcy trustee or debtor-in-possession in such a bankruptcy case or, in certain cases, the FDIC as receiver under OLA could seek to:

•	in a bankruptcy case, reject the executory obligations of the debtor under the transaction documents;

•	under OLA, repudiate the obligations of the servicer under the transaction documents; or

•	enforce the “automatic stay.”

In such a situation, any collections received by the servicer on the receivables that the servicer has not yet transferred to the collection account, as of the commencement of the case, may be subject to the automatic stay. Additionally, a delay or reduction in the amounts available to make payments on the notes may result if the servicer, the bankruptcy trustee or the FDIC as receiver is unable to specifically identify such collections and there are competing claims on those funds by other creditors of the servicer.

Measures to Avoid Insolvency of Special Purpose Entities

The transaction documents contain provisions, and each special purpose entity has taken steps in structuring the transactions contemplated by this prospectus, that are intended to make it unlikely in the case of either (a) a receivership of Ally Bank under the FDIA or (b) a voluntary or involuntary case in which a special purpose entity was the debtor under the Bankruptcy Code or similar applicable state laws, that a court would approve consolidation of the assets and liabilities of a special purpose entity with those of Ally Bank. These steps include the creation of each special purpose entity under its respective formation documents as a limited-purpose entity that is subject to various limitations. These limitations include restrictions on the nature of the business of each special purpose entity and a restriction on the ability of each special purpose entity to commence a voluntary case or proceeding under the Bankruptcy Code or similar proceeding under applicable state laws without, in the case of the depositor, the unanimous affirmative vote of all of its directors or, in the case of the trust, the approval of the owner trustee, the noteholders and the certificateholders. The depositor is required to have at least one director who qualifies under its limited liability agreement as an “Independent Director.” There can be no assurance that the measures described herein will be effective or that they will prevent any special purpose entity from being subject to an FDIC receivership under OLA.

Pursuant to the Transfer and Servicing Agreements, the owner trustee, the indenture trustee and all noteholders will covenant that they will not institute against the depositor any bankruptcy, reorganization or other proceedings under any insolvency laws until one year and one day after all securities and, with respect to the depositor, any securities issued by any other trusts formed thereby and each other financing by the depositor, have been paid in full. In addition, a number of other steps will be taken to avoid the depositor’s becoming a debtor in a bankruptcy case. The depositor will agree not to file a voluntary petition for relief under the insolvency laws so long as it is solvent and does not foresee becoming insolvent, and Ally Bank, as the sole member of the depositor, will agree that it will not cause the depositor to file such a petition.

In addition, the basic documents contain covenants pursuant to which the indenture trustee, the owner trustee and the sponsor agree not to acquiesce, petition, invoke or otherwise cause the issuing entity to be subject to a case under any federal or state bankruptcy, insolvency or other similar proceeding before the date that is one year and one day after the repayment of the notes and the certificates and, with respect to the depositor, any securities issued by any other trusts formed thereby and each other financing by the depositor.

The FDIC Rule

Under the FDIA, the FDIC, as conservator or receiver of Ally Bank, is authorized to repudiate any “contract” of Ally Bank upon payment of “actual direct compensatory damages.” This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the receivables to the depositor. The FDIC has adopted a regulation, “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation after September 30, 2010.” Under this FDIC safe harbor regulation, the FDIC, as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization utilizing a revolving trust or master trust for which one or more obligations were issued as of September 30, 2010, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles in effect for reporting periods before November 15, 2009, other than the “legal isolation” condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors.

The transfers by Ally Bank of the receivables and the issuance by the trust of the notes are intended to satisfy all the conditions of the FDIC rule relating to a securitization utilizing a master trust. If, however, a condition required under the FDIC regulation were found not to have been met, the FDIC could seek to recover or reclaim the receivables, which could delay or reduce payments of outstanding principal and interest on the notes. If the FDIC were to refuse to recognize Ally Bank’s transfer of the receivables, payments on your notes could be delayed or reduced.

INSOLVENCY ASPECTS OF THE TRANSACTIONS

If the sponsor, the depositor or the trust becomes subject to conservatorship, receivership, bankruptcy or other insolvency proceedings, noteholders could experience losses or delays in the payments on the Series 2017-1 notes. The sponsor will sell the receivables to the depositor, and the depositor will in turn transfer the receivables to the trust. However, if the sponsor, the depositor or the trust becomes subject to a conservatorship, receivership, bankruptcy or other insolvency proceeding, and the FDIC, as conservator or receiver, or the court in the bankruptcy proceeding, as applicable, were to take the position that the sale of receivables by the sponsor to the depositor or by the depositor to the trust, as the case may be, should be recovered, reclaimed or recharacterized in the case of the FDIC, or treated as a pledge of the receivables to secure a borrowing of the sponsor or the depositor by concluding that the sale to the depositor or the trust was not a “true sale” and that as a result thereof, the sponsor or the depositor effectively still owns the receivables, or the trust should be consolidated with the depositor for bankruptcy purposes, then noteholders could experience losses or delays in payments on the Series 2017-1 notes as a result of, among other things:

•	the “automatic stay” which prevents creditors from exercising remedies against a debtor in bankruptcy or a depository institution in conservatorship or receivership in certain circumstances,

•	in the case of a bankruptcy proceeding, provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances,

•	in the case of conservatorship or receivership of Ally Bank by the FDIC, the authority of the FDIC to repudiate contracts including the transaction documents,

•

certain tax or government liens on the sponsor’s or the depositor’s property (that arose prior to the transfer of a receivable to the trust) having a prior claim on collections before the collections are used to make payments on your securities, and

•

the trust not having a perfected security interest in (a) one or more of the vehicles securing the receivables or (b) any cash collections held by the sponsor or the depositor at the time the sponsor or the depositor becomes the subject of a bankruptcy proceeding or conservatorship or receivership, as applicable.

The depositor, in addition to the sponsor and the trust, and consistent with the transaction documents, has taken steps in structuring the transactions described in this prospectus to minimize the risk that a court would consolidate the trust with the depositor for bankruptcy purposes or conclude that the sale of receivables to the depositor and the trust, as applicable, was not a “true sale.” See “The Depositor.”

If the servicer becomes subject to bankruptcy or other insolvency proceedings, noteholders could experience losses or delays in the payments on the Series 2017-1 notes. Any collections received by the servicer on the receivables which the servicer has not yet transferred to the collection account as of the commencement of a bankruptcy or other insolvency proceeding may be subject to the automatic stay imposed by the bankruptcy court. Additionally, a delay or reduction in the amounts available to make payments on the Series 2017-1 notes may result if, in the event of a bankruptcy of the servicer, the servicer or the bankruptcy trustee is unable to specifically identify such collections and there are competing claims on those funds by other creditors of the servicer.

For additional discussion regarding FDIC receivership or conservatorship of Ally Bank, and the FDIC “safe harbor” regulation, see “Risk Factors—FDIC Receivership Or Conservatorship Of Ally Bank Could Result In Delays In Payments Or Losses On The Series 2017-1 Notes.”

For additional discussion regarding insolvency aspects of the accounts and the parties to the transactions, see “Insolvency Aspects of the Accounts.”

THE DEPOSITOR

Ally Wholesale Enterprises LLC, a wholly-owned subsidiary of Ally Bank, was organized in the State of Delaware on February 2, 2010. The depositor is organized for the limited purposes of purchasing receivables from Ally Bank, transferring the receivables to third parties, forming trusts and engaging in similar activities for multiple securitizations of floorplan receivables on an ongoing basis. The principal executive offices of the depositor are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

The depositor and the securitization transactions are structured in a manner intended to make it unlikely that the FDIC, acting as conservator or receiver for Ally Bank, will reclaim, recover or recharacterize the transfer of the receivables to the depositor or otherwise disaffirm, repudiate or avoid the pooling and servicing agreements and the transactions contemplated thereby. This structure includes the creation of the depositor as a separate, limited-purpose subsidiary pursuant to a limited liability company agreement containing various limitations. These limitations include restrictions on the nature of the depositor’s business and a restriction on the depositor’s ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of all of its directors. At any time that any notes or securities of any subsidiary of the depositor or any other indebtedness of the depositor is outstanding, the depositor is required to have at least one director who qualifies under its limited liability company agreement as an “Independent Director.”

If, notwithstanding the foregoing measures, the FDIC concluded that it should exercise its authority with respect to the receivables or the basic documents, or a filing were made under the United States Bankruptcy Code or similar applicable state laws by or against the depositor, or an attempt were made to litigate the issue of substantive consolidation with respect to the depositor and Ally Bank, then delays in distributions on the notes and the certificates, and possible reductions in the amount of these distributions, could occur. See also “Insolvency Aspects of the Receivables—Payments of the Notes and Certificates.”

Securities issued by a trust may be sold by the depositor in private placements or other nonregistered offerings and will not be offered by this prospectus. The depositor may also retain all or a portion of the certificates or of one or more classes of notes issued by the trust. In addition, the depositor may have ongoing obligations to repurchase warranty receivables from the trust, to participate in the transfer of additional receivables from the originator to a trust during a revolving period, or to authorize, execute or file financing statements relating to the receivables, all as further described in “The Transfer and Servicing Agreements.”

CEO Certification

The chief executive officer of the depositor will provide specified certifications regarding the disclosures contained in this prospectus, the receivables, the offered notes and the structure of this securitization transaction. The chief executive officer’s certification will be filed with the final prospectus.

THE INDENTURE TRUSTEE AND BACK-UP SERVICER

Wells Fargo Bank, National Association (“Wells Fargo”) will be the indenture trustee under the indenture and the Series 2017-1 Indenture Supplement. Wells Fargo is also the “back-up servicer” under the back-up servicing agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. Its corporate office is located at Wells Fargo Center, Sixth and Marquette Avenue, Minneapolis, Minnesota 55479, Attn: Asset Backed Securities Department. A diversified financial services company, Wells Fargo & Company provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The servicer, the depositor and their respective affiliates may maintain normal commercial banking relationships with Wells Fargo and its affiliates.

Wells Fargo has provided corporate trust services since 1934. Wells Fargo has acted as trustee on numerous automobile loan contracts backed securities. Wells Fargo has provided back-up servicing services since 1992. Wells Fargo has acted as back-up servicer on numerous series of asset-backed securities and has experience servicing dealer floorplan receivables for itself and others.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A. (“Wells Fargo”), in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a putative class action complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Federal Court Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs. The Federal Court Complaint against Wells Fargo alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo and other trustees in the District Court by RMBS investors in these and other transactions, and these cases against Wells Fargo are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint; the District Court also allowed plaintiffs to file amended complaints as to the remaining, non-dismissed trusts, if they so chose, and three amended complaints have been filed. On December 17, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”). Motions to dismiss all of the actions are pending except for the recently filed State Court Complaint. There can be no assurances as to the outcome of the litigations, or the possible impact of the litigations on the trustee or the RMBS trusts. However, Wells Fargo denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of any losses to investors, and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on the trustee or the RMBS trusts. However, Wells Fargo denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of any losses to investors, and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The Indenture Trustee

The trust grants to the indenture trustee all right, title and interest of the trust in, to and under the collateral listed on the schedule of receivables. That grant includes all rights and powers (but none of the obligations, if any) of the trust under any agreement or instrument included in the collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the receivables included in the collateral and all other monies payable under the collateral.

On each date on which any payments are to be made, the trust or the indenture trustee (or, if the indenture trustee is not the paying agent, the paying agent) is required to cause amounts on deposit in the Note Distribution Account or the Note Defeasance Account to be paid to the noteholders in accordance with the terms of the applicable notes and the indenture, except that (i) that the servicer is entitled to investment earnings on the note distribution account and those funds will not be distributed to noteholders, and (ii) certain amounts for tax and legal purposes may not be so distributed. If required by the Trust Indenture Act of 1939, as amended, the indenture trustee shall mail to each noteholder summaries of any necessary information, documents or reports. The indenture trustee is required to invest and reinvest all funds in the Collection Account, the Excess Funding Account, the Cash Collateral Account and any reserve accounts in Eligible Investments.

If any default occurs in the making of any payment or performance under any agreement or instrument that is part of the trust estate, the indenture trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. If a default occurs and is continuing and if it is known to a responsible officer of the indenture trustee, the indenture trustee is required to mail to each noteholder notice of the default within ninety (90) days after it occurs. Except in the case of a default in payment of principal of or interest on any note, the indenture trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of noteholders.

Subject to the payment of its fees and expenses pursuant to the indenture and the indenture supplement, the indenture trustee may, and when required by the provisions of the indenture or the indenture supplement, as applicable, shall execute instruments to release property from the lien of the indenture, or convey the indenture trustee’s interest in the same. The indenture trustee shall, at such time as there are no notes outstanding and all sums due to the indenture trustee have been paid, release any remaining portion of the trust estate that secured the notes and the other secured obligations from the lien of the indenture and release to the trust or any other person entitled thereto any funds then on deposit in the designated accounts. The indenture trustee shall release property from the lien of the indenture only upon receipt by it of the trust request and an officer’s certificate, an opinion of counsel and, if required by the Trust Indenture Act of 1939, as amended, independent certificates in accordance therewith.

The trust and the indenture trustee may, when authorized by a trust order, with prior notice to the designated rating agencies and with the consent of the holders of not less than a majority of the outstanding amount of the notes (excluding any classes or series of notes, the holders of which shall not be, as evidenced by an opinion of counsel, adversely affected in any material respect by such action), enter into supplemental indentures for the purpose of materially changing the rights of the noteholders, subject, in each case, to the additional limitations set forth under “The Notes—The Indenture—Modification of the Indenture With Noteholder Consent.” For purposes of determining whether or not any notes would be adversely affected in any material respect (such that the consent of each noteholder would be required) by any supplemental indenture proposed, such determination will be evidenced by an opinion of counsel, and any such determination will be binding upon the holders of all notes, whether authenticated and delivered thereunder before or after the date upon which such supplemental indenture becomes effective.

Upon sufficient notice from the servicer or trust prior to the date on which any notes are redeemed, the indenture trustee (based on such notice) will be required to withdraw from the Collection Account and deposit into the Note Distribution Account or the Note Defeasance Account on the redemption date, the aggregate redemption price of the notes, whereupon all such notes shall be due and payable on the redemption date.

The indenture trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers so long as the indenture trustee’s conduct does not constitute willful misconduct, negligence or bad faith. In addition, the indenture trustee will not be liable for interest on any money received by it except if it agrees in writing with the trust and shall have no liability or responsibility for the acts or omissions of any other party to any of the basic documents. The indenture trustee does not have any obligation to independently verify or confirm any underlying data.

The indenture trustee may give notice of its intent to resign at any time, in which event the trust will be obligated to appoint a successor trustee. The trust may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent or subject to receivership or conservatorship, or if the indenture trustee is no longer able to act. In these circumstances, the trust will be obligated to appoint a successor trustee. The holders of a majority in outstanding amount of the controlling class also have the right to remove the indenture trustee and appoint a successor. Any resignation or removal of the indenture trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee. There are no indemnification provisions that entitle the indenture trustee to be indemnified from the cash flow that would otherwise be used to pay the securities.

The indenture trustee for the trust will be required to mail each year to all noteholders for the trust, to the extent required under the Trust Indenture Act, a brief report relating to its eligibility and qualification to continue as indenture trustee under the trust’s indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of some types of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported.

The Back-Up Servicer

The back-up servicer will conduct annual on-site visits of the servicer’s servicing operations, receive monthly receivables data and confirm certain information on the monthly investor reports. If Ally Financial is terminated or resigns as servicer, the back-up servicer will be the successor servicer.

Upon the appointment of the back-up servicer or the indenture trustee as servicer or administrator, the back-up servicer or the indenture trustee, as applicable, will not assume, perform or be liable for any of the following obligations of the servicer or the administrator:

•	any obligation to make servicer advances;

•	any obligation to pay the fees and expenses of the indenture trustee, the owner trustee or the administrator;

•	any obligation to purchase Administrative Receivables; or

•	any other expenses of the trust to be paid by the administrator.

The back-up servicer may not resign except:

•

upon a determination that performance of its duties is no longer permissible under applicable law and there is no reasonable action that the back-up servicer could take to make the performance of its duties permissible under applicable law, or

•	with the consent of the servicer upon the assumption of the obligations and duties of the back-up servicer by a successor back-up servicer that is eligible to act as servicer.

The servicer may terminate the back-up servicer if it breaches its representations, warranties and covenants, fails to perform its obligations, ceases to have a specified long-term, unsecured debt rating from designated rating agencies, becomes subject to specified insolvency events, or otherwise upon the satisfaction of the Rating Agency Condition. Upon the resignation or removal of the back-up servicer, the servicer will appoint a successor back-up servicer that satisfies the eligibility criteria for a successor servicer under the Transfer and Servicing Agreements. No resignation or removal of the back-up servicer will become effective until a successor back-up servicer is in place.

The servicer may also terminate the back-up servicer, without being required to appoint a successor back-up servicer, upon the occurrence of any of (i) the long-term, unsecured debt ratings of the servicer from designated rating agencies are at or above specified levels, (ii) satisfaction of the Rating Agency Condition with respect thereto, or (iii) payment in full of all notes and the satisfaction and discharge of the indenture.

THE OWNER TRUSTEE AND DELAWARE TRUSTEE

U.S. Bank Trust National Association (“U.S. Bank Trust”), a national banking association, is the owner trustee and Delaware trustee under the trust agreement. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association (“U.S. Bank”), the fifth largest commercial bank in the United States. U.S. Bancorp, with total assets exceeding $454 billion as of September 30, 2016, is the parent company of U.S. Bank. As of September 30, 2016, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000. As of September 30, 2016, U.S. Bank Trust was acting as owner trustee with respect to over 700 issuances of securities. This portfolio includes mortgage-backed and asset-backed securities. U.S. Bank Trust has acted as owner trustee for automobile-backed securities since 2000. As of September 30, 2016, U.S. Bank Trust was acting as owner trustee on 75 automobile backed-securities.

The Owner Trustee

The owner trustee may, in the name of the trust, conduct the business of the trust, make and execute contracts and other instruments on behalf of the trust and sue and be sued on behalf of the trust. The direction of certificateholders representing at least a majority of the voting interests of certificateholders as of the close of the preceding Distribution Date is needed to require the owner trustee to take certain actions and the consent of those certificateholders is required in order for the owner trustee to take certain other actions. The owner trustee may not initiate or compromise any action or claim involving the trust, amend the indenture, the administration agreement or the certificate of trust of the trust, or appoint certain successor agents unless (i) the owner trustee has given notice to the certificateholders, and (ii) such certificateholders have not notified the owner trustee that such consent is withheld. The owner trustee shall give prompt written notice to the certificateholders upon any termination of, or appointment of a successor to, the servicer. The owner trustee shall not be required to take any action it is directed to take under the trust agreement if the owner trustee determines in good faith that the action so directed would be inconsistent with the trust agreement, involve the owner trustee in personal liability, violate any other basic document or be contrary to law.

On each Business Day, the owner trustee shall distribute to the certificateholders amounts equal to the amounts deposited in the Certificate Distribution Account that are available on such Business Day. The owner trustee shall also send each certificateholder the statement provided to the owner trustee by the servicer on such Business Day; provided, that no such statement shall be required to be sent by the owner trustee if and for so long as the depositor is the sole certificateholder. The owner trustee will retain from amounts otherwise distributable to the certificateholders sufficient funds for the payment of any tax that is legally owed by the trust. The owner trustee will maintain or cause to be maintained the books of the trust on a calendar year basis on the accrual method of accounting, deliver to each certificateholder the information required to enable each certificateholder to prepare its federal income tax return, file such tax returns relating to the trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute, rule or regulation so as to maintain the appropriate characterization of the trust for federal income tax purposes.

The owner trustee does not have any obligation to independently verify or confirm any underlying data. In no event shall the owner trustee have any responsibility to monitor compliance with or enforce compliance with the credit risk retention requirements for asset-backed securities or other rules or regulations relating to risk retention. The owner trustee shall not be charged with knowledge of such rules, nor shall it be liable to any noteholder, certificateholder, the depositor, the servicer or other person for violation of such rules now or hereinafter in effect. The owner trustee shall not be required to monitor, initiate or conduct any proceedings to enforce the obligations of the trust, the depositor, the servicer or any other person with respect to any breach of representation or warranty under any basic document and the owner trustee shall not have any duty to conduct any investigation as to the occurrence of any condition requiring the repurchase or substitution of any receivable by any person pursuant to any basic document.

The owner trustee’s liability in connection with the issuance and sale of the securities is limited solely to the express obligations of the owner trustee set forth in the trust agreement governing the trust. The obligations of the trust and the owner trustee under the other basic documents will be performed by the administrator. The owner trustee will not be liable for the default or failure of any of the administrator, the trust, servicer or the indenture trustee to carry out their respective obligations under any of the basic documents, nor will the owner trustee be liable under any basic document under any circumstances, except for its own negligent action, its own negligent failure to act, its own willful misconduct in the performance of any act or the inaccuracy of any representation or warranty of the owner trustee. An owner trustee may provide notice of its resignation at any time. The administrator of the trust may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement, if the owner trustee becomes insolvent or subject to receivership or conservatorship, or if the owner trustee is no longer able to act. Following any resignation or removal of any owner trustee, the administrator will be obligated to promptly appoint a successor owner trustee. Any resignation or removal of an owner trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Costs associated with the termination of the owner trustee and the appointment of a successor will be borne by the servicer.

The Delaware Trustee

The Delaware trustee will have the duties of (i) accepting legal process served on the trust in the state of Delaware, and (ii) executing certificates required to be filed with the Delaware secretary of state that the Delaware trustee is required to execute pursuant to the Delaware Statutory Trust Act. The Delaware trustee will have the same rights, protections and indemnities under the trust agreement as the owner trustee, as described above. The administrator and the owner trustee, acting jointly, may at any time accept the resignation or remove the Delaware trustee. Costs associated with the termination of the Delaware trustee and the appointment of a successor will be borne by the servicer. There are no indemnification provisions that entitle the Delaware trustee to be indemnified from the cash flow that would otherwise be used to pay the securities.

ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company (the “asset representations reviewer”), is the asset representations reviewer appointed under the asset representations review agreement. The asset representations reviewer is a wholly-owned subsidiary of Radian Group, Inc., and has provided independent due diligence loan review and servicer oversight services since 1989. The asset representations reviewer’s principal offices are located at 1700 Lincoln St., Suite 2600, Denver, Colorado 80203.

The asset representations reviewer is a provider of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. The asset representations reviewer has performed over 12 million loan reviews and provided ongoing services to over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although the asset representations reviewer has also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans. The asset representations reviewer has been engaged on more than 60 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

The asset representations reviewer is not, and will not be during the term of the transaction, affiliated with the sponsor, the servicer, the depositor, the trust, the indenture trustee, the owner trustee or any of their affiliates. Additionally, the asset representations reviewer is not affiliated with the third party which performed pre-closing due diligence services for the transaction. The asset representations reviewer may be appointed as an asset representations reviewer on other transactions for the sponsor or its affiliates.

The asset representations reviewer will be paid an annual fee of $20,000 by the sponsor. To the extent any fees, expenses and indemnification of the asset representations reviewer are not paid by the sponsor, any unpaid fees, expenses and indemnification of the asset representations reviewer will be paid from collections of the trust. Any receivables review performed by the asset representations reviewer after a downgrade trigger is met or exceeded and the Series 2017-1 noteholders vote to perform the review will be paid by the trust from collections allocated to the Series 2017-1.

The asset representations reviewer’s liability in connection with the asset representations review is limited solely to the express obligations of the asset representations reviewer set forth in the asset representations review agreement.

The asset representations reviewer will not be liable for the default or failure of any of the administrator, the trust, the servicer, the owner trustee or the indenture trustee to carry out their respective obligations under any of the transaction documents, nor will the asset representations reviewer be liable under any transaction document under any circumstances, except for its own willful misconduct, bad faith or negligence. To the extent not paid by the sponsor, the trust from collections allocated to the Series 2017-1 will indemnify the asset representations reviewer for all losses resulting from the asset representations reviewer’s performance under the asset representations review agreement, except for any losses arising from the asset representations reviewer’s own willful misconduct, bad faith or negligence, or breach of any representations or warranties made in the asset representations review agreement.

The asset representations reviewer may not resign unless it ceases to be an eligible asset representations reviewer, becomes legally unable to act or if the administrator on behalf of the trust consents to its resignation, and it will give the sponsor and the trust 60 days prior notice of its resignation. The administrator may also remove the asset representations reviewer if the asset representations reviewer becomes legally unable to act, ceases to be eligible to continue as an asset representations reviewer, becomes subject to a bankruptcy or breaches any of its representations, warranties, agreements or covenants contained in the asset representations review agreement. In those circumstances, the administrator will be obligated to appoint a successor asset representations reviewer. Any resignation or removal of an asset representations reviewer and appointment of a successor asset representations reviewer will not become effective until acceptance of the appointment by the successor asset representations reviewer. Costs associated with the termination of the asset representations reviewer and the appointment of a successor will be borne by the sponsor. In the event that the asset representations reviewer is not entitled to be indemnified from the cash flow that would otherwise be used to pay from collections allocated to the Series 2017-1, if an Event of Default occurs and the sponsor fails to satisfy its indemnification obligations under the asset representations review agreement as described in the preceding paragraph, the asset representations reviewer may be entitled to be indemnified from collections allocated to the Series 2017-1 payable in the order and the priority described in “The Notes—Application of Collections—Application of Interest Collections.”

LEGAL PROCEEDINGS

There are no current legal proceedings pending, or to the best knowledge of management of such entity, threatened, against the issuing entity, the sponsor, the servicer or the depositor that, if determined adversely to such party, would be expected to have a material adverse effect on the performance of the Series 2017-1 notes.

Each of the owner trustee and the indenture trustee has represented to the issuing entity that it is not a party to any current legal proceedings, nor is its management aware of any legal proceedings threatened against it that, if determined adversely to such party, would be expected to be material to noteholders.

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES

The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the indenture trustee. However, the owner trustee and one or more of its affiliates may, from time to time, engage in arm’s-length transactions with the depositor, the servicer, the sponsor, the indenture trustee or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of the dealer floorplan accounts.

The indenture trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the owner trustee. However, the indenture trustee and one or more of its affiliates may, from time to time, engage in arm’s-length transactions with the depositor, the servicer, the sponsor, the owner trustee or affiliates of any of them, that are distinct from its role as indenture trustee, including transactions both related and unrelated to the securitization of dealer floorplan accounts.

The sponsor, the depositor and the servicer are affiliates and engage in transactions with each other involving the securitization of dealer floorplan accounts, including those described in this prospectus and others. Additionally, Ally Wholesale Enterprises LLC and Ally Bank have entered into an Intercompany Advance Agreement, through which Ally Wholesale Enterprises LLC may borrow funds from Ally Bank. Advances under the Intercompany Advance Agreement are used by Ally Wholesale Enterprises LLC to pay for a portion of the receivables in some securitizations in which Ally Wholesale Enterprises LLC acts as the depositor. Under the Intercompany Advance Agreement, the loans bear a market rate of interest and have documented repayment terms. Ally Bank and Ally Financial are also party to the Ally Financial Put Option Agreement and the Portfolio Servicing Agreement, as described under “The Dealer Floorplan Financing Business—Relationship of the Dealer Floorplan Business to Ally Financial.”

The depositor currently holds the certificates, which represent the Certificate Interest in the trust. Therefore, the issuing entity is a direct subsidiary of the depositor and an indirect subsidiary of the sponsor and will be included in the consolidated financial statements of the sponsor. The depositor retains the right to sell all or a portion of the certificates at any time. Following any such sale to an unaffiliated third party, the trust may cease to be an affiliate of either the sponsor or the depositor. The trust has not engaged, and will not engage, in any material transactions with the sponsor or the depositor that are outside of the ordinary course of business or that are other than at arm’s length.

CERTAIN ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit pension, profit-sharing or other employee benefit plans subject to ERISA, individual retirement accounts and specified types of Keogh Plans subject to section 4975 of the Code, and entities deemed to hold plan assets of any of the foregoing (we refer to each of these as a “benefit plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plans. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of such benefit plans. The acquisition or holding of the offered notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the depositor, the servicer, the trust, the owner trustee or the indenture trustee, the underwriters or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the offered notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the offered notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes and prospective purchasers that are benefit plans are encouraged to consult with their advisors regarding the applicability of any such exemption.

Transactions involving the trust might also be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased offered notes if assets of the trust were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “plan asset regulation”), the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the trust and none of the exceptions contained in the plan asset regulation applied. An equity interest is defined under the plan asset regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. Although there is little guidance on the subject, assuming the offered notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the offered notes will not be treated as an equity interest in the trust for purposes of the plan asset regulation. This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of the offered notes that the offered notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the offered notes for ERISA purposes could change, subsequent to their issuance, if the trust incurs losses.

If you are a benefit plan fiduciary considering the purchase of the offered notes, you are encouraged to consult with your counsel with respect to whether the trust will be deemed to hold plan assets and the applicability of an exemption from the prohibited transaction rules to acquiring or holding the offered notes. You should determine on your own whether all conditions of any applicable exemption have been satisfied and whether the offered notes are an appropriate investment for a benefit plan under ERISA and the Code. Employee benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to the fiduciary and prohibited transaction provisions of ERISA or the Code, but may be subject to substantially similar laws.

By acquiring an offered note, each purchaser and transferee will be deemed to represent and warrant that either (a) it is not acquiring the offered note with the plan assets of a benefit plan, as defined above, or other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code; or (b) the acquisition and holding of the offered note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law. Benefit plans, as defined above, may not acquire the offered notes at any time the offered notes would not be treated as indebtedness without substantial equity features.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes offered in this prospectus represents the opinion of Kirkland & Ellis LLP—“Tax Counsel”—with respect to the related offered notes on the material matters associated with such consequences, subject to the qualifications set forth in this prospectus. In the opinion of Tax Counsel, the offered notes will be characterized as indebtedness for federal income tax purposes to the extent the notes are treated as beneficially owned by a person other than the sponsor or its affiliates, and the trust will not be taxable as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes. For purposes of this prospectus, Tax Counsel expresses no opinion on the characterization of the Series 2017-1 Class E notes or any of the Series 2017-1 notes retained by the depositor or its affiliates. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Material Federal Income Tax Consequences—Tax Characterization and Treatment of Notes,” and is of the opinion that such statements are correct in all material respects.

Although the plural forms of “certificate” and “notes” are used in this prospectus, only one certificate has been issued for the trust and only one note may be issued with respect to any class of notes. The certificate, Series 2017-1 Class B notes, Series 2017-1 Class C notes, Series 2017-1 Class D notes and the Series 2017-1 Class E notes initially will be held by the depositor.

This discussion is based upon current provisions of the Code, existing and proposed Treasury regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a “trust” with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein or that a court would not sustain any challenge by the IRS in the event of litigation, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to noteholders.

This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the holders of notes in light of their particular investment circumstances nor, except for limited discussions of particular topics, to certain types of noteholders who have special treatment under the federal income tax laws. These noteholders include, for example, financial institutions, individual retirement and other tax-deferred accounts, broker-dealers, dealers or traders in securities or currencies, life insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, governments or government instrumentalities, S corporations, partnerships or other pass-through entities for United States federal income tax purposes or investors in such entities, certain former citizens or residents of the United States subject to section 877 of the Code, controlled foreign corporations, non-United States trusts or estates with United States beneficiaries, passive foreign investment companies, corporations that accumulate earnings to avoid United States federal income tax, taxpayers subject to the alternative minimum tax, holders whose functional currency is not the United States dollar, and holders that hold the notes as part of a conversion transaction, hedge or hedging transaction, straddle, synthetic security or other integrated transaction for federal income tax purposes. This information is directed to prospective purchasers who purchase notes in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations, and who hold the notes and/or certificates as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes. The following discussion does not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.

In the case of a holder of notes that is classified as a partnership for United States federal income tax purposes, the tax treatment of the notes to a partner in the partnership generally will depend upon the tax status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding notes, then you should consult your own tax advisors about the United States federal income tax consequences to you of the purchase, ownership and disposition of the notes by the partnership.

Tax Characterization and Treatment of Notes

Characterization as Debt. Prior to the sale of the offered notes, Tax Counsel will deliver its opinion with respect to the offered notes to the effect that although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the offered notes, based on the terms of the offered notes and the transactions set forth herein, the offered notes will be treated as debt for federal income tax purposes to the extent the notes are treated as beneficially owned by a person other than the sponsor or its affiliates. The depositor, the servicer and each noteholder, by acquiring an interest in an offered note, will agree to treat the offered notes as indebtedness for federal, state and local income and franchise tax purposes. See “Tax Characterization of the Trust—Risk of Alternative Characterization” below for a discussion of the potential federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes and certificates for federal income tax purposes.

Treatment of Stated Interest. Based on the foregoing opinion, and assuming the offered notes are not issued with original issue discount (“OID”), the stated interest on an offered note will be taxable as ordinary income when received or accrued in accordance with the noteholder’s method of tax accounting. Interest received on an offered note may constitute “investment income” for purposes of limitations of the Code concerning the deductibility of investment interest expense.

Original Issue Discount. No offered notes will be issued with OID (excluding for this purpose de minimis OID as noted below). In general, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price,” unless the excess falls within a statutorily defined de minimis exception. A note’s “stated redemption price at maturity” is the aggregate of all payments required to be made under the note through maturity except “qualified stated interest.” “Qualified stated interest” is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The “issue price” will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution (other than of qualified stated interest) would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income with respect to the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include the OID in income proportionately as principal payments are made on the note.

A holder of a note which has a fixed maturity date not more than one year from the issue date of the note, which we refer to in this section as a short-term note, generally will not be required to include OID on the note in income as it accrues, provided the holder is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of a number of pass-through entities specified in the Code. Additionally, the holder may not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a short-term note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. The holder of a short-term note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the short-term note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a short-term note on a ratable, straight-line, basis, unless the holder irrevocably elects under Treasury regulations, with respect to the obligation to apply a constant interest method, using the holder’s yield to maturity and daily compounding.

A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Code, and a holder who purchases a note at a premium will be subject to the bond premium amortization rules of the Code.

Market Discount. In general, these rules provide that if a noteholder acquires a note at a market discount (that is, a discount from its stated redemption price at maturity or, if the notes were issued with OID, its original issue price plus any accrued OID that exceeds a de minimis amount) and thereafter recognizes gain upon a disposition or receives payments of principal, then such gain or principal payment, to the extent of the accrued market discount, will be taxed as ordinary interest income to the noteholder.

Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is the number of days the noteholder held the note and the denominator of which is the number of days from the date the noteholder acquired the note until its maturity date. The noteholder may elect, however, to determine accrued market discount under the constant yield method.

A noteholder that incurs or continues indebtedness to acquire a note at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. A noteholder may elect to include market discount in gross income as it accrues and, if the noteholder properly makes such an election, is generally exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition of the note.

Amortizable Bond Premium. In general, if a noteholder purchases a note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such noteholder will be considered to have purchased such note with “amortizable bond premium” equal to the amount of such excess. The noteholder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method over the remaining term of the note. Such noteholder’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election, properly made, will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the noteholder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a noteholder who does not elect to amortize the premium will remain a part of such noteholder’s tax basis in such note and will decrease the gain or increase the loss otherwise recognized on a sale or other taxable disposition of the note.

Net Investment Income. A tax of 3.8% is imposed on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. United States holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income with respect to the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder with respect to the note. Any gain or loss will be a capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Information Reporting and Backup Withholding. The trustee will be required to report annually to the IRS, and to each related noteholder of record, the amount of interest paid on the notes, as well as the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders. Exempt holders are generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the trustee, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is exempt from backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trustee will be required to withhold, from interest otherwise payable to the holder, the required amount of the interest (currently 28%) and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability. Such holder may be entitled to a refund, provided that the required information is timely furnished to the IRS.

Because the depositor will, for federal income tax purposes, treat all notes as indebtedness issued by the trust characterized as either a partnership or a division of whichever entity owns all of the Certificate Interest, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterization of the trust.

Tax Consequences to Foreign Noteholders. Based on the foregoing opinion that the notes will be treated as indebtedness for federal income tax purposes to the extent the notes are treated as beneficially owned by a person other than the sponsor or its affiliates, and subject to the discussion below regarding backup withholding and FATCA, if interest paid (or accrued) and/or OID (if any) accrued to a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest and/or OID (as the case may be), generally will be considered “portfolio interest” and generally will not be liable for United States federal income tax and withholding tax, provided that the Foreign Person:

1. is not actually or constructively a “10 percent shareholder” of the trust or the depositor, including a holder of 10% of the outstanding certificates of the trust, or a “controlled foreign corporation” with respect to which the trust or the depositor is a “related person” within the meaning of the Code or a bank whose receipt of interest is described in Section 881(c)(3)(A) of the Code, and

2. provides to the U.S. person otherwise required to withhold federal income tax from such interest, an appropriate statement, signed under penalty of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the indenture trustee within 30 days of the change and provide a new certificate or other documentation establishing the continuing validity of the exemption.

If the interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30%, unless the tax were reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a noteholder who is a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (2) in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be required to pay United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be required to pay a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for a number of items, unless it qualifies for a lower rate under an applicable tax treaty.

Under current Treasury regulations, backup withholding (currently 28%) will not apply to payments made in respect of a note if the certifications described above are received, provided in each case that the trust does not have actual knowledge that the payee is a U.S. Person.

Because the depositor will, for federal income tax purposes, treat all notes as indebtedness issued by the trust characterized as either a partnership or a division of whichever entity owns all of the Certificate Interest, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterization of the trust.

Foreign Account Tax Compliance. Sections 1471 through 1474 of the Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) significantly changes the reporting requirements imposed on certain Foreign Persons, including certain foreign financial institutions and investment funds. In general, a 30% withholding tax is imposed on interest income paid on a debt obligation and on the gross proceeds of a sale or other disposition (including a retirement or redemption) of a debt obligation paid to (1)    foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution (a) enters into, and is in compliance with, a withholding and information reporting agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or (b) is a resident in a country that has entered into an intergovernmental agreement with the United States in relation to such withholding and information reporting and the financial institution complies with the related information reporting requirements of such country or (2) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10 percent of the entity or certifies that it does not have any substantial United States owners. Withholding under FATCA generally will apply to payments of interest on a note regardless of when they are made. However, under the applicable Treasury regulations, withholding under FATCA generally will only apply to payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2019. An intergovernmental agreement between the United States and the applicable non-United States country, or future Treasury regulations or other official IRS guidance, may modify these requirements. Investors should consult with their own tax advisors regarding the implications of this legislation on their investment in our notes.

Notes Held by Affiliates. The IRS recently issued Treasury regulations under Section 385 of the Code that address the treatment of instruments as debt or equity where the instruments are held by certain parties who are related to the issuer. Under these regulations, in certain circumstances a note that otherwise would be treated as debt is treated as equity for United States federal income tax purposes during periods in which the note is held by a related party (generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership). Under these regulations, although it is not entirely clear, it is expected that any notes treated as equity under these rules would be converted back to debt when acquired by a beneficial owner that is not a related party. The transaction documents address the Treasury regulations under Section  385 of the Internal Revenue Code in order to prevent their application to the notes.

Tax Characterization of the Trust

Depending upon whether the trust is beneficially owned by one or more persons, the depositor, the servicer and the certificateholder agree to treat the trust as a partnership (if the trust has more than one beneficial owner for U.S. federal income tax purposes) or a division of the depositor for U.S. federal income tax purposes.

We anticipate that the equity of the trust will be wholly-owned by the depositor. In this case, the trust will be disregarded for federal income tax purposes. In other words, for federal income tax purposes, the depositor will be treated as the owner of all the assets of the trust and the obligor with respect to all of the liabilities of the trust. Accordingly, the trust would not be liable for any federal income taxes as it would be deemed not to exist for federal income tax purposes. Under the “check-the-box” Treasury regulations, unless it is treated as a “trust” for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a partnership for federal income tax purposes.

If the trust is beneficially owned by more than one person, for U.S. federal income tax purposes the depositor, the servicer and the certificateholder will agree to treat the trust as a partnership for federal, state and local income and franchise tax purposes. Under this scenario, the owners of interests treated as equity in the trust for tax purposes would be the partners in the partnership. However, the proper characterization of this arrangement is not clear, because there is no authority on transactions closely comparable to those contemplated herein.

Risk of Alternative Characterization. If the trust were an association taxable as a corporation for federal income tax purposes, it would have to pay corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the applicable notes and certificates. Certificateholders could also be liable for any corporate income tax that is unpaid by the trust. However, upon the issuance of the certificate, Tax Counsel will deliver its opinion that the trust will not be classified as an association taxable as a corporation.

Even if the trust were not classified as an association taxable as a corporation but as a partnership, it would be subject to corporate income tax if it were a publicly traded partnership (“PTP”). In the opinion of Tax Counsel, even if the trust were beneficially owned by more than one person for U.S. federal income tax purposes, the trust will not be a PTP.

Tax Shelter Disclosure and Investor List Requirements

Treasury regulations directed at abusive tax shelter activity can apply to transactions not conventionally regarded as tax shelters. Such Treasury regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and depositors of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment. Significant penalties can be imposed for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with any applicable disclosure and investor list requirements. Prospective investors are encouraged to consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

STATE, LOCAL AND FOREIGN TAX CONSEQUENCES

The above discussion does not address the tax treatment of the trust, any series of notes or the holders thereof under any state, local or foreign tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of this transaction. We suggest that prospective investors consult with their tax advisors regarding the state, local and foreign tax treatment of the trust as well as any state, local or foreign tax consequences to them of purchasing, holding and disposing of notes.

UNDERWRITING

The depositor will enter into an Underwriting Agreement, to be dated on or about February                 , 2017 (the “Underwriting Agreement”), with the underwriters. Subject to the terms and conditions set forth in the Underwriting Agreement, the depositor will agree to sell to each of the underwriters set forth below, and each of the underwriters will severally agree to purchase from the depositor, the principal amount of the offered notes set forth opposite its name below:

Aggregate Principal Amount to be Purchased

Underwriters	Series 2017-1 Class A Notes
Deutsche Bank Securities	$
J.P.Morgan Securities LLC	$
RBC Capital Markets, LLC	$

Total		$500,000,000

The underwriters are responsible for jointly leading and managing the offering of the offered notes.

The depositor has been advised by the underwriters that the several underwriters propose initially to offer the Series 2017-1 Class A notes to the public at the prices set forth on the cover page of this prospectus, and to dealers at those prices less a selling concession not in excess of the percentage set forth below for the offered notes. The underwriters may allow, and those dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for the offered notes. After the initial public offering, the public offering price and these concessions may be changed.

	Selling Concession(1)		Reallowance
Series 2017-1 Class A Notes		%		%

(1)	Due to sales to affiliates, one or more of the underwriters may be required to forego a de minimis portion of the selling concession they would otherwise be entitled to receive.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids for the offered notes in accordance with Regulation M under the Exchange Act.

Over-allotment transactions involve short sales by the underwriters of the offered notes. Short sales involve the sale by the underwriters of a greater number of offered notes than they are required to purchase in the offering. This creates a syndicate short position and the need to engage in syndicate covering transactions to close out the syndicate short position. Short sales may be in the form of “covered” short sales or “naked” short sales.

Covered short sales are sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional offered notes in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing the offered notes in the open market. In determining the source of the offered notes to close out the covered short position, the underwriters will consider, among other things, the price of the offered notes available for purchase in the open market as compared to the price at which they may purchase the offered notes through the over-allotment option.

Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing the offered notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Stabilizing transactions permit the underwriters to make bids on or purchase the offered notes so long as the stabilizing bids or purchase prices do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by that syndicate member are purchased in a syndicate covering transaction.

Similar to other purchase transactions, over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered notes to be higher than they would otherwise be in the absence of these transactions, and may also have the potential effect of preventing or retarding a decline in the market value of the offered notes. Neither the depositor nor any underwriter represents that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

The depositor and Ally Bank will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933.

The indenture trustee may, from time to time, invest the funds in the bank accounts in Eligible Investments offered by the underwriters or affiliates of the underwriters.

In the ordinary course of its business, one or more of the underwriters and affiliates have provided, and in the future may provide, investment banking and commercial banking services to the depositor, the issuing entity and their affiliates.

The following chart sets forth information on the aggregate proceeds to the depositor from the sale of the offered notes.

	Aggregate Amount	As a Percent of Initial Aggregate Principal Amount of the Offered Notes
Sale of the Offered Notes Proceeds	$		%
Underwriting Discount on the Offered Notes	$		%
Additional Offering Expenses	$		%

Net Proceeds to Depositor	$		%

Matters Relating to the Offering of the Notes in Europe

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), each underwriter will represent and agree that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the offered notes to the public in that Relevant Member State at any time other than:

(a) any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the depositor for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of offered notes shall require the issuing entity, the depositor or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purpose of this provision, the expression “an offer of the offered notes to the public” in relation to any of the offered notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the offered notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC as amended by the 2010 PD Amending Directive, and any relevant implementing measure in each Relevant Member State; the expression “2010 PD Amending Directive” means Directive 2010/73/EU; countries comprising the “European Economic Area” or the “EEA” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

United Kingdom. Each underwriter has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Securitization Retention Requirements

None of the sponsor, the depositor, the servicer, the issuing entity or the underwriters makes any representation or agreement that it is undertaking or will have undertaken to retain any net economic interest in the transaction, to provide additional information or otherwise to enable compliance by certain EEA regulated investors with risk retention and due diligence requirements applicable to those investors in respect of investments in securitizations. Noteholders are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the offered notes for investment compliance.

Articles 404-410 of the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013 (the “CRR”) as supplemented by Commission Delegated Regulation (EU) No 625/2014 and Commission Implementing Regulation (EU) No 602/2014, applies, in general, to securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date where new assets are added or substituted after December 31, 2014. The CRR restricts an EEA-regulated credit institution or investment firm and consolidated group affiliates thereof (each, a “CRR Investor”) from investing in a securitization (as defined by the CRR)    unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to the CRR Investor that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in that securitization in the manner contemplated by Article 405 of the CRR. The CRR also requires that a CRR Investor be able to demonstrate that it has undertaken certain due diligence in respect of, among other things, the offered notes it has acquired and the underlying exposures, and that procedures have been established for monitoring the performance of the underlying exposures on an ongoing basis.

Article 17 of the European Union Alternative Investment Fund Managers Directive 2011/61/EU (“AIFMD”) (as supplemented by Section 5 of Chapter III of Commission Delegated Regulation (EU) No. 231/2013)    and Article 135(2) of the European Union Solvency II Directive 2009/138/EC (as supplemented by Articles 254-257 of Commission Delegated Regulation (EU) No. 2015/35) contain requirements similar to those set out in Articles 404-410 of the Original CRR with respect to investment by EEA-regulated alternative investment fund managers (AIFMs) and EEA-regulated insurance/reinsurance undertakings. Similar requirements are being considered in respect of investments in securitizations by EEA-regulated undertakings for collective investment in transferrable securities (UCITS) and other types of EEA-regulated investors. For purposes of this section, all such requirements, together with the Articles 404-410 of the CRR, are referred to as the “Securitization Retention Requirements” and any investor subject to the Securitization Retention Requirements is referred to as an “Affected Investor.” The Securitization Retention Requirements for different types of regulated investors are not identical to those in the CRR, and, in particular, additional due diligence obligations apply to AIFMs and to insurance and reinsurance companies.

On September 30, 2015, the European Commission published a legislative proposal for an EU regulatory framework for securitization (the “Securitization Regulation”) that, among other things, would replace the current Securitization Retention Requirements with new Securitization Retention Requirements that would apply to the same types and additional types of regulated institutional investors and may also include material changes from the existing Securitization Retention Requirements. At this time, the Securitization Regulation is in draft form and is subject to negotiation between, and later adoption by, the European Parliament and the Council of the European Union. Until the proposed Securitization Regulation is finalized and adopted by the European Parliament and Council, it is not possible to tell what effect it might have in relation to investments in the offered notes. Prospective investors are themselves responsible for monitoring and assessing any changes to the Securitization Retention Requirements.

Although the sponsor intends to retain credit risk in accordance with Regulation RR as described under “Credit Risk Retention,” none of the sponsor, the depositor or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the Securitization Retention Requirements or to take any other action which is required to enable an Affected Investor to comply with the Securitization Retention Requirements.

Affected Investors are responsible for determining their own regulatory capital position in purchasing or retaining the offered notes. Investors are encouraged to consult with their own investment and legal advisors regarding identification of, and compliance with, the Securitization Retention Requirements (and any corresponding implementing rules in the Relevant Member State) and the suitability of the offered notes for investment. As the Securitization Retention Requirements will not be met, this may have a negative impact on the regulatory capital position of Affected Investors and on the value and liquidity of the offered notes in the secondary market. Failure to comply with one or more of the requirements set out in the Securitization Retention Requirements may result in the imposition of a more stringent capital charge or other regulatory sanctions with respect to the investment made in the securitization by an Affected Investor. None of the sponsor, the depositor, the trust, the underwriters or any of the transaction parties make any representation to any prospective investor or purchaser of the offered notes regarding the regulatory capital treatment of their investment in the offered notes on the closing date or at any time in the future.

LEGAL OPINIONS

Specified matters relating to the offered notes will be passed upon for the trust, the depositor, the servicer and Ally Bank by Richard V. Kent, Esq., General Counsel to the depositor and Assistant General Counsel of Ally Financial, by Jonathan P. Andrews, Chief Counsel to Ally Bank, by Kirkland & Ellis LLP, counsel to the depositor, the trust, Ally Bank and Ally Financial and by Prince, Yeates & Geldzahler, Utah counsel for Ally Bank. Mr. Kent and Mr. Andrews each own Ally Financial common stock. Certain federal income tax matters and certain insolvency matters will be passed upon for Ally Bank, Ally Financial, the trust and the depositor by Kirkland & Ellis LLP. Specified matters relating to the offered notes will be passed upon for the underwriters by Mayer Brown LLP, which has from time to time represented, and is currently representing, Ally Bank and its affiliates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

The servicer will file with the SEC all required annual reports on Form 10-K, including registered public accounting firm attestation report and servicer compliance statements, monthly distribution reports on Form 10-D, monthly asset level data files and related documents on Form ABS-EE, current reports on Form 8-K, and amendments to those reports about the trust under Ally Master Owner Trust, Commission file number 333-206413-01, 333-167044-01 or 333-190561-01. These reports will be made available on the world wide web at http://www.ally.com/about/investor/auto-securitization/us.

You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site, http://www.sec.gov.

For a summary of reports to be provided to noteholders, see “The Transfer and Servicing Agreements—Reports to Noteholders.”

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference any SEC reports and materials except for auditor’s reports or Forms ABS-15G filed or furnished by or on behalf of the issuing entity since the end of the latest fiscal year. We also incorporate by reference any future SEC reports and materials except for auditor’s reports or Forms ABS-15G filed or furnished by or on behalf of the issuing entity until we terminate our offering of the notes issued by the issuing entity. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents not specifically incorporated by reference, at no cost, by writing us at: Ally Bank 6985 Union Park Center, Suite 435, Midvale, Utah 84047 or by calling us at: (801) 790-5000.

GLOSSARY OF TERMS

The following are given the meanings shown below to help describe the payments and cash flows on the Series 2017-1 notes.

“2010 PD Amending Directive” has the meaning set forth in “Underwriting—Matters Relating to the Offering of the Notes in Europe.”

“AAA” has the meaning set forth in “The Pool of Accounts—Dispute Resolution.”

“AAA Rules” has the meaning set forth in “The Pool of Accounts—Dispute Resolution.”

“Addition Date” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Addition Notice” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Additional Available Series Principal Collections” means, with respect to any Distribution Date and the related Collection Period, an amount equal to the sum of any Available Series Interest Collections, available amounts in the Reserve Fund and Excess Interest Collections from other series of notes in the same Excess Interest Sharing Group as the Series 2017-1 notes that are to be treated as Additional Available Series Principal Collections with respect to that Distribution Date.

“Adjusted Nonoverconcentration Pool Balance” means, on any date, an amount equal to the sum of (a) the Nonoverconcentration Pool Balance on that date and (b) the Excess Funding Account Amount on that date.

“Adjusted Overconcentration Pool Balance” means, on any date, an amount equal to the sum of (a) the Overconcentration Pool Balance on that date and (b) the Cash Collateral Account Amount on that date.

“Administrative Purchase Payment” has the meaning set forth in “The Transfer and Servicing Agreements—Servicer Covenants.”

“Administrative Receivable” has the meaning set forth in “The Transfer and Servicing Agreements—Servicer and Covenants.”

“Affected Investor” has the meaning set forth in “Underwriting—Matters Relating to the Offering of the Notes in Europe—Securitization Retention Requirements.”

“Aggregate Dealer Defaulted Amount” has the meaning set forth in “Summary—Allocation of Collections.”

“Aggregate Dealer Interest Collections” means, for any Collection Period, an amount equal to the sum of (a) the aggregate amount of Dealer Interest Collections for each dealer during that Collection Period and (b) investment proceeds on the Collection Account for that Collection Period.

“Aggregate Dealer Overlap Overconcentration Amount” means, on any date, the aggregate of the Dealer Overlap Overconcentration Amounts for each dealer on that date.

“Aggregate Dealer Principal Collections” means, for any day or period, the aggregate amount of Dealer Principal Collections for each dealer on that day or for that period.

“Aggregate Dealer Used Vehicle Overconcentration Amount” means, on any date, the excess, if any, of (a) the Aggregate Dealer Used Vehicle Principal Receivables on that date over (b) the Maximum Used Vehicle Exposure Amount on that date.

“Aggregate Dealer Used Vehicle Principal Receivables” means, on any date, the aggregate of the Dealer Used Vehicle Principal Receivables for each dealer on that date.

“Aggregate First Tier Overconcentration Amount” means, on any date, the aggregate of the First Tier Overconcentration Amounts for each dealer on that date.

“Aggregate Fourth Tier Overconcentration Amount” means, on any date, the excess, if any, of (a) the Aggregate Dealer Used Vehicle Overconcentration Amount over (b) the sum of (i) the Aggregate First Tier Overconcentration Amount on that date, (ii) the Aggregate Second Tier Overconcentration Amount on that date and (iii) the Aggregate Third Tier Overconcentration Amount on that date.

“Aggregate Nonoverconcentration Net Invested Amount” means, on any date, an amount equal to the aggregate of the Net Invested Amounts for each Nonoverconcentration Series on that date.

“Aggregate Overconcentration Defaulted Amount” means, on any date, an amount equal to the aggregate of the Dealer Overconcentration Defaulted Amounts for all of the dealers on that date.

“Aggregate Overconcentration Net Invested Amount” means, on any date, an amount equal to the aggregate of the Net Invested Amounts for each Overconcentration Series on that date.

“Aggregate Reallocated Nonoverconcentration Amount” means, on any date, an amount equal to the aggregate of the Reallocated Nonoverconcentration Amount for each Overconcentration Series on that date.

“Aggregate Second Tier Overconcentration Amount” means, on any date, the aggregate of the Second Tier Overconcentration Amounts for each dealer on that date.

“Aggregate Third Tier Overconcentration Amount” means, on any date, the aggregate of the Third Tier Overconcentration Amounts for each dealer on that date.

“AIFMD” has the meaning set forth in “Underwriting—Matters Relating to the Offering of the Notes in Europe.”

“Ally Financial” has the meaning set forth in “Summary of Terms.”

“Ally Financial Put Option Agreement” has the meaning set forth in “The Dealer Floorplan Financing Business—Relationship of the Dealer Floorplan Financing Business to Ally Financial.”

“Annual Fee Cap” means $75,000 with respect to the owner trustee and $125,000 in the aggregate with respect to the other parties.

“asset representations reviewer” has the meaning set forth in “Asset Representations Reviewer.”

“Available Series Interest Collections” means, with respect to any Distribution Date, an amount equal to the sum of (a) the Series Interest Collections with respect to that Distribution Date, plus (b) all interest and investment earnings on Eligible Investments credited to the Reserve Fund and the Note Distribution Account (net of losses and investment expenses) during the related Collection Period.

“Available Series Principal Collections” means, with respect to any date, an amount equal to the sum of (i) the Series Principal Collections for that date, plus (ii) any Shared Principal Collections with respect to other series of notes in Principal Sharing Group One (including any amounts on deposit in the Excess Funding Account that are allocated to Series 2017-1 pursuant to the Indenture for application as Shared Principal Collections) for that date, plus (iii) if that date is also a Distribution Date, the amount of any Additional Available Series Principal Collections remaining after being applied as Reallocated Principal Collections and in respect of principal on the Series 2017-1 notes on that Distribution Date being treated as Available Series Principal Collections on that date, plus (iv) any amounts withdrawn from the Excess Funding Account for payment in respect of the Series 2017-1 notes, minus (v) the amount of any Series Principal Collections being treated as Reallocated Principal Collections for that date.

“Average Class A Note Principal Balance” means, for any period, an amount equal to the result of (a) the aggregate of the outstanding principal balance of the Series 2017-1 Class A notes for each day during that period divided by (b) the number of days in that period.

“Average Class B Note Principal Balance” means, for any period, an amount equal to the result of (a) the aggregate of the outstanding principal balance of the Series 2017-1 Class B notes for each day during that period divided by (b) the number of days in that period.

“Average Class C Note Principal Balance” means, for any period, an amount equal to the result of (a) the aggregate of the outstanding principal balance of the Series 2017-1 Class C notes for each day during that period divided by (b) the number of days in that period.

“Average Class D Note Principal Balance” means, for any period, an amount equal to the result of (a) the aggregate of the outstanding principal balance of the Series 2017-1 Class D notes for each day during that period divided by (b) the number of days in that period.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“basic documents” means the indenture, any indenture supplements, the Back-up Servicing Agreement, the Transfer and Servicing Agreements, and other basic documents for the trust.

“Back-up Servicing Agreement” means the Back-up Servicing Agreement, dated as of the Initial Closing Date, among Wells Fargo Bank, National Association, in its capacity as back-up servicer, the trust and the depositor, as amended, supplement, restated or otherwise modified, including any similar agreement replacing the Back-up Servicing Agreement.

“Back-up Servicing Fee Rate” means 0.0065% per annum or such other percentage (not to exceed 0.0065% without satisfaction of the Series 2017-1 Rating Agency Condition) as may be specified as such in the Back-up Servicing Agreement.

“benefit plan” has the meaning set forth in “ERISA Considerations.”

“BHCA” has the meaning set forth in “The Sponsor.”

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in Minneapolis, Minnesota, New York, New York or Detroit, Michigan may, or are required to, be closed.

“Cash Collateral Account” has the meaning set forth in “The Notes—Trust Accounts—Cash Collateral Account.”

“Cash Collateral Account Amount” means, on any date, an amount equal to the sum of (a) the amount on deposit in the Cash Collateral Account (excluding amounts related to investment earnings on that date) and (b) the aggregate amount of outstanding Permitted Delayed Remittances with respect to the Cash Collateral Account on that date.

“Certificate Amount” has the meaning set forth in “The Notes.”

“Certificate Distribution Account” means, for the trust, one or more accounts established by the servicer at and maintained with the owner trustee, in the name of the owner trustee on behalf of the related certificateholders, in which amounts to be applied for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

“Certificate Interest” has the meaning set forth in “The Notes.”

“certificates” has the meaning set forth in “Summary—Securities.”

“Chrysler Group” means Chrysler Group LLC, a Delaware limited liability company, the predecessor to Fiat Chrysler.

“Chrysler Onboarding” has the meaning set forth in “The Ally Bank Portfolio—General.”

“Chrysler Overconcentration Receivable” means, for any date, a Chrysler Receivable that if transferred to the trust would result in (a) the aggregate amount of all Eligible Principal Receivables that are Chrysler Receivables held by the trust on that date exceeding (b) the Maximum Chrysler Exposure Amount for that date.

“Chrysler Receivable” means, for any date, a receivable for which the related Vehicle Collateral Security is a vehicle manufactured by Fiat Chrysler.

“Class A Monthly Interest” means, with respect to any Distribution Date and the related Interest Period, the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, times (ii) the Series 2017-1 Class A Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Average Class A Note Principal Balance for the related Interest Period.

“Class B Monthly Interest” means, with respect to any Distribution Date and the related Interest Period, the product of (i) one-twelfth (or, in the case of the March 15, 2017 distribution date, a fraction, the numerator of which is 23 (assuming a closing date of February 22, 2017) and the denominator of which is 360), times (ii) the Series 2017-1 Class B Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Average Class B Note Principal Balance for the related Interest Period.

“Class C Monthly Interest” means, with respect to any Distribution Date and the related Interest Period, the product of (i) one-twelfth (or, in the case of the March 15, 2017 distribution date, a fraction, the numerator of which is 23 (assuming a closing date of February 22, 2017) and the denominator of which is 360), times (ii) the Series 2017-1 Class C Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Average Class C Note Principal Balance for the related Interest Period.

“Class D Monthly Interest” means, with respect to any Distribution Date and the related Interest Period, the product of (i) one-twelfth (or, in the case of the March 15, 2017 distribution date, a fraction, the numerator of which is 23 (assuming a closing date of February 22, 2017) and the denominator of which is 360), times (ii) the Series 2017-1 Class D Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Average Class D Note Principal Balance for the related Interest Period.

“Class E Invested Amount” means,

(1) With respect to the Closing Date, $81,394,827 (or 12.25% of the initial principal balance of the Series 2017-1 notes) and

(2) with respect to any subsequent date, an amount equal to:

(a) the Class E Invested Amount determined as of the immediately preceding Distribution Date (or, with respect to the initial Distribution Date, the Class E Invested Amount as of the Closing Date);

(b) minus (A) the amount of Reallocated Principal Collections allocable to the Class E Notes, if any, since the Distribution Date immediately before such date, but limited to an amount that would reduce the Class E Invested Amount to zero, plus (B) the amount of reimbursements thereof, if any, since the Distribution Date immediately preceding that date;

(c) minus (A) the amount of Series Charge-Offs allocable to the Class E Notes, if any, since the Distribution Date immediately before such date, but limited to an amount that would reduce the Class E Invested Amount to zero, plus (B) the amounts of reimbursements thereof, if any, since the Distribution Date immediately preceding that date;

(d) minus, an amount equal to the product of (A) the Subordination Percentage and (B) the increase, if any, in the Series 2017-1 Excess Funding Amount since the Distribution Date immediately preceding such date;

(e) plus, an amount equal to the product of (A) the Subordination Percentage and (B) the decrease, if any, in the Series 2017-1 Excess Funding Amount since the Distribution Date immediately preceding such date (to the extent that the Required Nonoverconcentration Pool Balance would not exceed the Nonoverconcentration Pool Balance, any such excess to become Class E Invested Amount on the date and to the extent that such additions would not result in the Required Nonoverconcentration Pool Balance exceeding the Nonoverconcentration Pool Balance);

(f) plus, an amount equal to the increase, if any, in the Required Class E Invested Amount as a result of a change in the Subordination Factor since the Distribution Date immediately preceding such date (to the extent that the Required Nonoverconcentration Pool Balance would not exceed the Nonoverconcentration Pool Balance, any such excess to become Class E Invested Amount on the date and to the extent that such additions would not result in the Required Nonoverconcentration Pool Balance exceeding the Nonoverconcentration Pool Balance);

(g) minus, an amount equal to the decrease, if any, in the Required Class E Invested Amount as a result of a change in the Subordination Factor since the Distribution Date immediately preceding such date;

(h) plus, the amount of any Available Series Interest Collections treated as Additional Available Series Principal Collections on such date to ensure that the Class E Invested Amount as of such date is not less than the Required Class E Invested Amount;

(i) minus, the aggregate amount of any principal payments made to the Class E noteholders since the Distribution Date immediately preceding such date;

provided, however, that in no event shall the Class E Invested Amount as of any date be more than the Required Class E Invested Amount as of such date; provided that the depositor may at any time and from time to time increase the Class E Invested Amount by allocating a portion of the Nonoverconcentration Certificate Amount thereto; provided such increase shall not cause the Required Nonoverconcentration Pool Balance to exceed the Nonoverconcentration Pool Balance or cause the Nonoverconcentration Certificate Amount to be less than the Required Nonoverconcentration Certificate Amount. Notwithstanding the foregoing, the depositor shall not be permitted to increase the Class E Invested Amount without satisfaction of the Series 2017-1 Rating Agency Condition in connection therewith if such increase would result in the aggregate amount of all such increases, together with all amounts resulting from a discretionary increase in the Series 2017-1 Subordination Factor and the Reserve Fund, exceeding 5.0% of the Note Principal Balance as of the date of such increase.

“closing date” has the meaning set forth in “Summary—Closing Date.”

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

“Collateral Security” means, with respect to a dealer account included in the pool of accounts and receivables arising in the dealer account, all collateral security granted to secure the obligations of the related dealer in connection therewith and any proceeds therefrom, including all Vehicle Collateral Security and, to the extent applicable, other motor vehicles, parts inventory, equipment, fixtures, service accounts, realty and guarantees.

“Collection Account” means, with respect to the trust, one or more bank accounts, established by the servicer at and maintained with the indenture trustee or its nominee in the name of the indenture trustee, on behalf of the trust, into which the trust’s share of all payments made on or with respect to the receivables in the dealer accounts related to the trust will be deposited.

“Collection Period,” including “related Collection Period,” means, with respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs; provided, however, that for the initial Distribution Date for the trust, the related Collection Period shall be a period from and including the Initial Cut-Off Date to and including the last day of the calendar month preceding the initial Distribution Date.

“Collections” means Interest Collections and Principal Collections.

“Controlled Accumulation Amount” means, for any Collection Period during the Controlled Accumulation Period will be equal to (a) the aggregate outstanding principal balance of the Series 2017-1 notes as of the last day of the Revolving Period (less the aggregate amount, if any, already on deposit in the Note Distribution Account and the Note Defeasance Account to pay principal on the Series 2017-1 notes), divided by (b) the number of months in the Controlled Accumulation Period. The Controlled Accumulation Amount will initially equal $55,005,500.55 (or 1/6th of the initial principal balance of the Series 2017-1 notes), but may be higher if the commencement of the Controlled Accumulation Period is postponed, as described under “The Notes—Postponement of Controlled Accumulation Period.”

“Controlled Accumulation Period” means (i) with respect to the Series 2017-1, unless an Early Amortization Event has occurred prior thereto, the period beginning on the first day of the August 2018 Collection Period or, under circumstances specified in the Series 2017-1 Indenture Supplement, a later date, and ending on the earlier to occur of (a) the close of business on the day immediately preceding the commencement of the Early Amortization Period and (b) the end of the Collection Period immediately preceding the Distribution Date on which the principal balance on notes will be paid in full, and (ii) with respect to any other series, the period defined as such in the applicable indenture supplement during with principal collections allocated to such series are set aside for future payment with respect to the outstanding principal balance of such series.

“Controlled Deposit Amount” means, for any Collection Period with respect to the Controlled Accumulation Period, equals the sum of (1) the Controlled Accumulation Amount for that Collection Period, plus (2) any Deficit Controlled Accumulation Amount for the immediately preceding Collection Period.

“CRR” has the meaning set forth in “Underwriting—Matters Relating to the Offering of the Notes in Europe—Securitization Retention Requirements.”

“CRR Investor” has the meaning set forth in “Underwriting—Matters Relating to the Offering of the Notes in Europe—Securitization Retention Requirements.”

“Cumulative Net Dealer Nonoverconcentration Defaulted Amount” means, for any dealer on any date, an amount equal to the excess, if any, of (a) the aggregate amount of all Dealer Nonoverconcentration Defaulted Amounts for that dealer since the cut-off date applicable to that dealer over (b) the aggregate amount of all Dealer Nonoverconcentration Recoveries for that dealer.

“data and disclosure review” has the meaning set forth in “Depositor Review of the Pool of Accounts.”

“Dealer Defaulted Amount” means, for any dealer on any date, the amount (not less than zero) of Eligible Principal Receivables of that dealer that became Defaulted Receivables on that date other than any such receivables that are subject to repurchase by the depositor or the seller of the receivables or purchase by the servicer (unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the depositor, the seller, or the servicer, as the case may be, in which event Defaulted Receivables shall include the principal amount of such otherwise excluded receivables).

“Dealer Interest Collections” means, for any dealer for any Collection Period, the product of (a) the Interest Collections for that dealer for that Collection Period and (b) a fraction (i) the numerator of which is the Eligible Interest for that dealer as of the last day of the Collection Period prior to that Collection Period and (ii) the denominator of which is the Total Interest for that dealer for the last day of the Collection Period prior to that Collection Period.

“Dealer New Vehicle Principal Receivables” means, for any dealer on any date, the Eligible Principal Receivables of that dealer on that date that were advanced against new vehicles.

“Dealer Nonoverconcentration Defaulted Amount” means, for any dealer on any date, (a) the Dealer Defaulted Amount for that dealer for that date minus (b) the Dealer Overconcentration Defaulted Amount for that dealer on that date.

“Dealer Nonoverconcentration Recoveries” means, for any dealer and any Collection Period, (a) the recoveries for that dealer during that Collection Period minus (b) the Dealer Overconcentration Recoveries for that dealer during that Collection Period.

“Dealer Overconcentration Amount” means, for any dealer on any date, the excess, if any, of (a) the Dealer Principal Receivables for that dealer on that date over (b) the excess, if any, of (i) the Maximum Dealer Exposure Amount for that dealer on that date over (ii) the Cumulative Net Dealer Nonoverconcentration Defaulted Amount for that dealer on that date. For purposes of calculating overconcentration amounts, all dealers that are affiliates according to the servicer’s current practices and procedures will be treated as a single dealer.

“Dealer Overconcentration Defaulted Amount” means, for any dealer on any date, an amount equal to the sum of (i) the product of (A) the Dealer Defaulted Amount relating to new vehicles for that dealer on that date and (B) the Dealer Overconcentration New Vehicle Principal and Default Allocation Percentage for that dealer on that date and (ii) the product of (A) the Dealer Defaulted Amount relating to used vehicles for that dealer on that date and (B) the Dealer Overconcentration Used Vehicle Principal and Default Allocation Percentage for that dealer on that date.

“Dealer Overconcentration New Vehicle Principal and Default Allocation Percentage” means, for any dealer on any date, the percentage equivalent of a fraction (a) the numerator of which is the Second Tier Overconcentration Amount for that dealer on that date and (b) the denominator of which is the Dealer New Vehicle Principal Receivables for that dealer on that date.

“Dealer Overconcentration Principal Collections” means, for any dealer on any date, an amount equal to the sum of (i) the product of (A) the Dealer Principal Collections relating to new vehicles for that dealer on that date and (B) the Dealer Overconcentration New Vehicle Principal and Default Allocation Percentage for that dealer on that date and (ii) the product of (A) the Dealer Principal Collections relating to used vehicles for that dealer on that date and (B) the Dealer Overconcentration Used Vehicle Principal and Default Allocation Percentage for that dealer on that date.

“Dealer Overconcentration Receivable” means, for any dealer and for any date prior to the Systems Conversion Date, a receivable that if transferred to the trust would result in (a) the aggregate amount of all receivables for that dealer on that date to exceed (b) the Maximum Dealer Exposure Amount for that dealer on that date.

“Dealer Overconcentration Recoveries” means, for any dealer and any Collection Period, the aggregate with respect to each Defaulted Receivable of that dealer of an amount equal to the sum of (i) for each such Defaulted Receivable relating to a new vehicle, the product of (A) the Dealer Overconcentration New Vehicle Principal and Default Allocation Percentage for such dealer on the date that Defaulted Receivable became a Defaulted Receivable and (B) the recoveries on that Defaulted Receivable during that Collection Period and (ii) for each such Defaulted Receivable relating to a used vehicle, the product of (A) the Dealer Overconcentration Used Vehicle Principal and Default Allocation Percentage for such dealer on the date that Defaulted Receivable became a Defaulted Receivable and (B) the recoveries on that Defaulted Receivable during that Collection Period.

“Dealer Overconcentration Used Vehicle Principal and Default Allocation Percentage” means, for any dealer on any date, the percentage equivalent of a fraction (a) the numerator of which is the sum of (i) the First Tier Overconcentration Amount for that dealer on that date, (ii) the Third Tier Overconcentration Amount for that dealer on that date and (iii) the Fourth Tier Overconcentration Amount for that dealer on that date, and (b) the denominator of which is the Dealer Used Vehicle Principal Receivables for that dealer on that date.

“Dealer Overlap Overconcentration Amount” means, for any dealer on any date, the lesser of (a) the Dealer Overconcentration Amount for that dealer on that date and (b) the Dealer Used Vehicle Principal Receivables for that dealer on that date.

“Dealer Principal Collections” means, for any dealer and any, the sum of (a) Principal Collections on Eligible Principal Receivables for that dealer on that date and (b) the principal portion of all Warranty Payments and Administrative Purchase Payments, if any, on that date.

“Dealer Principal Receivables” means, for any dealer on any date, the sum of (a) Dealer New Vehicle Principal Receivables for that dealer on that date and (b) Dealer Used Vehicle Principal Receivables for that dealer on that date.

“Dealer Used Vehicle Principal Receivables” means, for any dealer on any date, the Eligible Principal Receivables of that dealer on that date that were advanced against used vehicles.

“Defaulted Eligible Principal Receivables” means, for any date, all Eligible Principal Receivables that became Defaulted Receivables on that date.

“Defaulted Receivables” means, for any date, all receivables held by the trust that were charged-off as uncollectible on or prior to that date.

“Deficit Controlled Accumulation Amount” means (a) for the Collection Period immediately preceding the Controlled Accumulation Period, zero, and (b) for any Collection Period in the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for that Collection Period, over the aggregate amount deposited into the Note Distribution Account and the Note Defeasance Account with respect to that Collection Period.

“Designated Accounts” has the meaning set forth in “The Notes—Trust Accounts.”

“Determination Date” means the tenth day of each calendar month, or if the tenth day is not a Business Day, the next succeeding Business Day.

“Distribution Accounts” means, collectively, the Note Distribution Account and the Certificate Distribution Account.

“Distribution Date” means, with respect to the trust, the fifteenth day of each calendar month or, if that day is not a Business Day, the next succeeding Business Day, beginning on the initial Distribution Date.

“Distribution Date” has the meaning set forth in “Summary—Payments on the Notes—Interest.”

“District Court” has the meaning set forth in “The Indenture Trustee and Back-up Servicer.”

“Dodd-Frank Act” has the meaning set forth in “Summary—Certain Investment Company Act Considerations.”

“downgrade trigger” has the meaning set forth in “The Pool of Accounts—Asset Representations Review.”

“downgraded account” has the meaning set forth in “The Pool of Accounts—Asset Representations Review.”

“DPP” has the meaning set forth in “The Dealer Floorplan Financing Business—Dealer Payment Terms.”

“DTC” means The Depository Trust Company.

“Early Amortization Event” has the meaning set forth in “The Notes—Early Amortization Events.”

“Early Amortization Period” means (i) with respect to the Series 2017-1, the period beginning on the first day on which an Early Amortization Event occurs, and ending on the earlier of (a) the end of the Collection Period preceding the Distribution Date on which the aggregate principal balance of the Series 2017-1 notes will be paid in full, and (ii) with respect to any other series, the period defined as such in the applicable indenture supplement during with principal collections allocated to such series are set aside for payment on the related distribution date with respect to the outstanding principal balance of such series.

“Eligible Account” has the meaning set forth in “The Pool of Accounts—Criteria Applicable to the Selection of Accounts and Receivables.”

“Eligible Deposit Account” means either

(1) a segregated account with an Eligible Institution; or

(2) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank (other than Ally Bank or any affiliate of Ally Bank) having corporate trust powers and acting as trustee for funds deposited in such account so long as any of the securities of such depository institution has a specified credit rating from the designated rating agencies.

Each of the foregoing criteria may be amended, modified or deleted and additional criteria may be added by the depositor upon the satisfaction of the Rating Agency Condition and without the consent of any noteholder or any other person.

“Eligible Institution” means, with respect to the trust, either

(1) the corporate trust department of the indenture trustee or owner trustee, as applicable, or any paying agent or

(2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia or any domestic branch of a foreign bank (other than Ally Bank or any affiliate of Ally Bank), (a) which has either (i) a specified long-term unsecured debt rating from designated rating agencies, or (ii) a specified short-term unsecured debt rating or certificate of deposit rating from designated rating agencies and, and (b) whose deposits are insured by the Federal Deposit Insurance Corporation or any successor thereto.

Each of the foregoing criteria may be amended, modified or deleted and additional criteria may be added by the depositor upon the satisfaction of the Rating Agency Condition and without the consent of any noteholder or any other person.

“Eligible Interest” means, for any dealer and any Collection Period, the interest on Eligible Receivables for that dealer during that Collection Period.

“Eligible Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which, at the time made, evidence:

(a) direct obligations of, and fully guaranteed as to timely payment by, the United States of America;

(b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a specified credit rating from designated rating agencies;

(c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a specified rating from designated rating agencies;

(d) investments in money market or common trust funds having a specified rating from designated rating agencies (including funds for which the indenture trustee or the owner trustee or any of their respective affiliates is investment manager or advisor, so long as such fund shall have such rating);

(e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a person or entity with a specified rating from designated rating agencies or the Rating Agency Condition has been satisfied with respect thereto; and

(g) any other investment for which the Rating Agency Condition has been satisfied.

Unless the Rating Agency Condition has been satisfied with respect thereto, any Eligible Investments must mature (A) not later than the Business Day immediately preceding the next Distribution Date, or (B) if consented to by the indenture trustee, on such next Distribution Date if either (x) such investment is in the institution with which the Note Distribution Accounts are then maintained or (y) the Indenture Trustee (so long as the short-term unsecured debt obligations of the Indenture Trustee have a specified rating from designated rating agencies on the date such investment is made) shall advance funds on such Distribution Date to the Note Distribution

Accounts in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions on the notes on such Distribution Date. Unless the indenture trustee objects at the time an investment is made, the Indenture Trustee shall be deemed to have agreed to make such advance with respect to such investment.

Each of the foregoing criteria may be amended, modified or deleted and additional criteria may be added by the depositor upon the satisfaction of the Rating Agency Condition, but without the consent of any noteholder or any other person.

“Eligible Principal Receivable” means any Principal Receivable that is an Eligible Receivable.

“Eligible Receivable” has the meaning set forth in “The Pool of Accounts—Criteria Applicable to the Selection of Accounts and Receivables.”

“ERISA” has the meaning set forth in “Summary—ERISA Considerations.”

“European Economic Area” or “EEA” has the meaning set forth in “Underwriting—Matters Relating to the Offering of the Notes in Europe.”

“Event of Default” has the meaning set forth in “The Notes—The Indenture—Events of Default; Rights Upon Event of Default.”

“Event of Default” has the meaning set forth in “The Notes—Events of Default.”

“Excess Funding Account” has the meaning set forth in “The Notes—Trust Accounts—Excess Funding Account.”

“Excess Funding Account Amount” means, on any date, an amount equal to the sum of (a) the amount on deposit in the Excess Funding Account (excluding amounts related to investment earnings on that date) and (b) the aggregate amount of outstanding Permitted Delayed Remittances with respect to the Excess Funding Account on that date.

“Excess Interest Collections” has the meaning set forth in “The Notes—Groups—Excess Interest Sharing Groups.”

“Excess Interest Collections” means the Aggregate Dealer Interest Collections allocated to the Series 2017-1 notes in excess of the amount needed to make required deposits or distributions for Series 2017-1 notes.

“Excess Interest Sharing Group” has the meaning set forth in “The Notes—Groups—Excess Interest Sharing Groups.”

“Excess Interest Sharing Group One” has the meaning set forth in “Summary—Groups.”

“Excess Nonoverconcentration Certificate Amount” means, on any date, an amount equal to the excess, if any, of (a) the Nonoverconcentration Certificate Amount on that date over (b) the sum of (i) the Required Nonoverconcentration Certificate Amount on that date and (ii) the Excess Required Overconcentration Certificate Amount on that date.

“Excess Overconcentration Certificate Amount” means, on any date, an amount equal to the excess, if any, of (a) the Overconcentration Certificate Amount on that date over (b) the sum of (i) Required Overconcentration Certificate Amount on that date and (ii) the Excess Required Nonoverconcentration Certificate Amount on that date.

“Excess Required Nonoverconcentration Certificate Amount” means, on any date, an amount equal to the excess, if any, of (a) the Required Nonoverconcentration Certificate Amount on that date over (b) the Nonoverconcentration Certificate Amount on that date.

“Excess Required Overconcentration Certificate Amount” means, on any date, an amount equal to the excess, if any, of (a) the Required Overconcentration Certificate Amount over (b) the Overconcentration Certificate Amount on that date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expected Maturity Date” means (i) with respect to the Series 2017-1 notes, the February 2019 Distribution Date, and (ii) with respect to any other series of notes, the date, if any, specified in the related indenture supplement on which all principal is scheduled to be paid as principal on that series of notes, to the extent not previously paid.

“FATCA” has the meaning set forth in “Material Federal Income Tax Consequences—Tax Characterization and Treatment of Notes—Tax Consequences to Foreign Noteholders.”

“FDIA” has the meaning set forth in “Insolvency Aspects of the Accounts—Potentially Applicable Insolvency Regimes.”

“FDIC” has the meaning set forth “Risk Factors—FDIC Receivership or Conservatorship of Ally Bank Could Result in Delays inn Payments or Losses on the Series 2017-1 notes.”

“Federal Court Complaint” has the meaning set forth in “The Indenture Trustee and Back-up Servicer.”

“Fiat Chrysler” has the meaning set forth in “The Dealer Floorplan Financing Business.”

“First Step-up” has the meaning set forth in “Summary—Credit Enhancement and Liquidity—Series 2017-1 Class E Notes.”

“First Tier Overconcentration Amount” means, for any dealer on any date, (a) if the Aggregate Dealer Used Vehicle Overconcentration Amount is zero, zero or (b) if the Aggregate Dealer Used Vehicle Overconcentration Amount is greater than zero, the product of (i) the lesser of (x) 1.00 and (y) a fraction, the numerator of which is (1) the Aggregate Dealer Used Vehicle Overconcentration Amount on that date and the denominator of which is (2) the Aggregate Dealer Overlap Overconcentration Amount and (ii) the Dealer Overlap Overconcentration Amount for that dealer on that date.

“Fixed Series Percentage” has the meaning set forth in “The Notes—Series Percentages.”

“Fleet Account” means credit lines or accounts pursuant to which advances may be made to finance vehicles intended for sale to fleet customers, generally in lots of more than 10.

“Floating Series Percentage” has the meaning set forth in “The Notes—Series Percentages.”

“floorplan financing guidelines” means Ally Bank’s written policies and procedures, as such policies and procedures may be amended from time to time, relating to (a) the operation of its floor plan financing business, including the policies and procedures for determining the interest rates charged to dealers and other terms and conditions relating to Ally Bank’s wholesale financing accounts, the creditworthiness of dealers and the extension of credit to dealers, and (b) the maintenance of accounts and collection of receivables.

“Foreign Account Tax Compliance Act” has the meaning set forth in “Material Federal Income Tax Consequences—Tax Characterization and Treatment of Notes—Tax Consequences to Foreign Noteholders.”

“Foreign Person” means any noteholder other than a U.S. Person.

“Fourth Tier Overconcentration Amount” means, for any dealer on any date, the product of (a) the Fourth Tier Overconcentration Percentage and (b) excess, if any of (i) the Dealer Used Vehicle Principal Receivables for that dealer on that date over (ii) the sum of (A) the First Tier Overconcentration Amount for that dealer on that date and (B) the Third Tier Overconcentration Amount for that dealer on that date.

“Fourth Tier Overconcentration Percentage” means, for any date, the percentage equivalent of a fraction (a) the numerator of which is the Aggregate Fourth Tier Overconcentration Amount and (b) the denominator of which is the excess of (i) the Aggregate Dealer Used Vehicle Principal Receivables for that date over (ii) the sum of (A) the Aggregate First Tier Overconcentration Amount for that date and (B) the Aggregate Third Tier Overconcentration Amount for that date.

“FRB” has the meaning set forth in “The Sponsor.”

“FSMA” has the meaning set forth in “Underwriting—Matters Relating to the Offering of the Notes in Europe.”

“General Motors” means General Motors Company, a Delaware limited liability company, and its successors or assigns.

“GM In-Transit Receivable” means an In-Transit Receivable for which the related Vehicle Collateral Security was manufactured by General Motors.

“GM Migration” has the meaning set forth in “The Ally Bank Portfolio—General.”

“In-Transit Period” means, with respect to any In-Transit Receivable, the period of time, if any, from the date a receivable is created until the estimated date of delivery of the related vehicle to the related dealer from the applicable motor vehicle manufacturer.

“In-Transit Receivable” means, as of any date of determination, a receivable that has been created but is in its In-Transit Period; it being understood that a receivable shall be deemed an In-Transit Receivable for purposes of the basic documents solely during the applicable In-Transit Period, which designation as an In-Transit Receivable shall automatically terminate at the end of the related In-Transit Period with respect to such In-Transit Receivable, without any action by any party.

“information databases” has the meaning set forth in “Depositor Review of the Pool of Accounts.”

“Initial Closing Date” means February 12, 2010.

“Initial Cut-Off Date” means the close of business on January 4, 2010.

“Initial Invested Amount” means, with respect to the Series 2017-1 notes, $664,451,827 (or the initial principal balance of the Series 2017-1 notes).

“Insolvency Event” means, with respect to a specified entity:

(1) the entry of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, trustee or liquidator for the entity, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of the entity’s affairs, and the continuance of that decree or order unstayed and in effect for a period of 90 consecutive days;

(2) the consent by the entity to the appointment of a conservator, receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the entity or of or relating to substantially all of the entity’s property; or

(3) the entity shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

“Interest Collections” means, for any Collection Period, collections received on the Interest Receivables existing under the dealer accounts in the pool of accounts, including Administrative Purchase Payments and Warranty Payments in that Collection Period in excess of the principal portion thereof; it being understood that no Interest Collections shall be deemed to accrue or exist with respect to any In-Transit Receivable for which the related Vehicle Collateral Security is a vehicle manufactured by General Motors during its In-Transit Period.

“Interest Collections Shortfall” means, with respect to Series 2017-1 and any Distribution Date, the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to clauses (1) through (12) set forth above under “The Notes—Application of Collections—Application of Interest Collections” on that Distribution Date, over (b) the Available Series Interest Collections for that Distribution Date.

“Interest Period” has the meaning set forth in “The Notes—Payments of Interest.”

“Interest Rate” means for any Payment Date and for any series of notes, the rate or rates of interest on the series of notes as specified in the related prospectus.

“Interest Reallocation Group” has the meaning set forth in “The Notes—Groups—Interest Reallocation Groups.”

“Interest Receivable” means the portion of a receivable that is not attributed to principal by the servicer pursuant to its servicing guidelines.

“Invested Amount” means, (a) with respect to any of the Series 2017-1 Class A notes, the Series 2017-1 Class B notes, the Series 2017-1 Class C notes and the Series 2017-1 Class D notes, as of any date, an amount equal to the difference of (i) the note principal balance of that class of Series 2017-1 notes as of that date, minus (ii) the excess, if any, of (A) the cumulative amount of Reallocated Principal Collections allocable to that class of Series 2017-1 notes immediately before that date, over (B) the cumulative amount of reimbursements thereof before that date, but limited to an amount that would reduce the Invested Amount of that class of Series 2017-1 notes to zero, minus (iii) the excess, if any, of (A) the cumulative amount of Series Charge-Offs allocable to that class of Series 2017-1 notes immediately before that date over (B) the cumulative amounts of reimbursements thereof before that date, but limited to an amount that would reduce the Invested Amount of that tranche or class of Series 2017-1 notes to zero, and (b) with respect to the Series 2017-1 Class E notes, as of any date, the Class E Invested Amount as of that date.

“Investment Company Act” has the meaning set forth in “Summary—Certain Investment Company Act Considerations.”

“Investment Proceeds” means, with respect to any Designated Account or the Certificate Distribution Account and any Distribution Date, investment earnings on funds deposited in such Designated Accounts or the Certificate Distribution Account, as applicable, net of losses and investment expenses during the related Collection Period.

“Investor Invested Amount” means, as of any date, the Invested Amount of the Series 2017-1 investor notes as of that date.

“Legal Maturity Date” means (i) with respect to the Series 2017-1, the February 2021 Distribution Date, and (ii) with respect to any other series of notes or certificates, the date so set forth in the related indenture supplement prospectus, on which date the final payment on the notes or final distribution on the certificates is due.

“LIBOR Determination Date” means, with the respect to any Interest Period, the second London Business Day prior to the commencement of that Interest Period.

“Lien” means any security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach by operation of law, including any carrier’s lien with respect to a financed vehicle.

“Liquidation Event” means, with respect to a manufacturer, (i)(1) such manufacturer files a petition, or (2) a person files a petition against such manufacturer that remains undismissed after 90 days, or (3) a court enters an order for relief against such manufacturer, in each case, under Chapter 7 of the Bankruptcy Code or a similar provision of state or federal law that would result in the termination or liquidation of a majority of such manufacturer’s automobile manufacturing business or (ii) such manufacturer undertakes to terminate or liquidate all or substantially all of its automobile manufacturing assets or business (or files a motion or other pleading requesting approval of any such actions), but excluding any transfer, sale (including a sale under Section 363 of the Bankruptcy Code or a similar provision of state or federal law) to a person or other reorganization transaction that would result in the continued operation of a majority of the automobile manufacturing business of such manufacturer, in either case, after a petition filed under Chapter 11 of the Bankruptcy Code or a similar provision of state or federal law.

“London Business Day” means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.

“Majority of Manufacturers” has the meaning set forth in “Risk Factors—The Trust Could Make Principal Payments on the Series 2017-1 Notes Sooner Than the Series 2017-1 Expected Maturity Date if an Early Amortization Event Occurs.”

“Maximum Chrysler Exposure Amount Percentage” means, for any date, 35.0% or such other amount specified by the depositor upon satisfaction of the Rating Agency Condition.

“Maximum Chrysler Exposure Amount” means, for any date, the product of (a) the Maximum Chrysler Exposure Amount Percentage on that date and (b) Nonoverconcentration Pool Balance on such date.

“Maximum Dealer Exposure Amount” means, for any dealer on any date, the product of (a) the Maximum Dealer Exposure Percentage for that dealer on that date and (b) the Nonoverconcentration Pool Balance on that date.

“Maximum Dealer Exposure Percentage” means, for any dealer on any date, 2.0% (or 4.0% with respect to dealers owned or operated by AutoNation, Inc.) or such other amount specified by the Depositor upon satisfaction of the Rating Agency Condition; provided, however, that if on any date, after the adjustments to the Maximum Used Vehicle Exposure Amount Percentage described in the proviso thereof, the Aggregate Nonoverconcentration Net Invested Amount will exceed the Adjusted Nonoverconcentration Pool Balance, the Maximum Dealer Exposure Percentage (other than with respect to dealers owned or operated by AutoNation, Inc.) will be increased until the Nonoverconcentration Pool Balance equals the Aggregate Nonoverconcentration Net Invested Amount, but in no event in excess of 100.00% or in excess of the percentage that would cause the Aggregate Overconcentration Net Invested Amount to exceed the Adjusted Overconcentration Pool Balance.

“Maximum Medium Duty Truck Exposure Amount” means, for any date, the product of (a) the Maximum Medium Duty Truck Exposure Percentage on that date and (b) Nonoverconcentration Pool Balance on that date.

“Maximum Medium Duty Truck Exposure Amount Percentage” means, for any date, 2.0% or such other amount specified by the depositor upon satisfaction of the Rating Agency Condition.

“Maximum Motor Holdings Dealer Exposure Amount” means, for any date, the product of (a) the Maximum Motor Holdings Dealer Exposure Percentage on that date and (b) Nonoverconcentration Pool Balance on that date.

“Maximum Motor Holdings Dealer Exposure Percentage” means, for any date, 4.0% or such other amount specified by the depositor upon satisfaction of the Rating Agency Condition.

“Maximum Used Vehicle Exposure Amount” means, for any date, the product of (a) the Maximum Used Vehicle Exposure Percentage on that date and (b) the Nonoverconcentration Pool Balance on that date.

“Maximum Used Vehicle Exposure Amount Percentage” means, for any date, 25.0% or such other amount specified by the Depositor upon satisfaction of the Rating Agency Condition; provided, however, that if on any date, the Aggregate Nonoverconcentration Net Invested Amount will exceed the Adjusted Nonoverconcentration Pool Balance, the Maximum Used Vehicle Exposure Amount Percentage will be increased until the Nonoverconcentration Pool Balance equals the Aggregate Nonoverconcentration Net Invested Amount, but in no event in excess of 100.00% or in excess of the percentage that would cause the Aggregate Overconcentration Net Invested Amount to exceed the Adjusted Overconcentration Pool Balance.

“Medium Duty Truck Overconcentration Receivable” means, for any date, a receivable that if transferred to the trust would result in (a) the aggregate amount of all Eligible Principal Receivables for which the related Vehicle Collateral Security are medium duty trucks held by the trust on that date exceeding (b) the Maximum Medium Duty Truck Exposure Amount for that date.

“Monthly Back-Up Servicing Fee” means, with respect to any Distribution Date on which the Back-up Servicing Agreement is in effect, an amount equal to one-twelfth (or, with respect to the first Distribution Date, the number of days from the Series Cut-Off Date until the last day of the preceding Collection Period, calculated on the basis of a 360 day year of twelve 30-day months/360) of the product of (i) the Back-up Servicing Fee Rate, (ii) the Floating Series Percentage for the related Collection Period and (iii) the Nonoverconcentration Pool Balance as of the close of business on the last day of the immediately preceding Collection Period.

“Monthly Interest” means, for any Distribution Date, the sum of (a) the Class A Monthly Interest for such Distribution Date, plus (b) the Class B Monthly Interest for such Distribution Date, plus (c) the Class C Monthly Interest for such Distribution Date, plus (d) the Class D Monthly Interest for such Distribution Date.

“Monthly Payment Rate” means, for any Collection Period, the percentage equivalent of a fraction (a) the numerator of which is the Principal Collections for that Collection Period with respect to Principal Receivables arising under Scheduled Accounts and (b) the denominator of which is the average daily aggregate principal balance of all Principal Receivables arising under the Scheduled Accounts during that Collection Period.

“Monthly Principal Amount” means, for any Collection Period or portion thereof in the Controlled Accumulation Period or, if earlier, the Early Amortization Period, means the least of:

(1) Available Series Principal Collections for each Business Day during that Collection Period, together with Additional Available Series Principal Collections and any Series 2017-1 Excess Funding Amount with respect to that Collection Period;

(2) for each Collection Period with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for that Collection Period; and

(3) the Net Invested Amount as of the related Determination Date.

“Monthly Servicing Fee” means, with respect to any Distribution Date other than the first Distribution Date, an amount equal to one-twelfth (or, with respect to the first Distribution Date, the number of days from the Series Cut-Off Date until the last day of the preceding Collection Period, calculated on the basis of a 360 day year of twelve 30-day months/360) of the product of (a) Servicing Fee Rate, (b) the Floating Series Percentage for the related Collection Period and (c) the Nonoverconcentration Pool Balance as of the close of business on the last day of the immediately preceding Collection Period.

“Motor Holdings Dealer” means a dealer in which General Motors owns 20.0% or more of the equity interests.

“Motor Holdings Overconcentration Receivable” means, for any date, a receivable that if transferred to the trust, would result in (a) the aggregate amount of all Eligible Principal Receivables relating to Motor Holdings Dealers under the Scheduled Accounts held by the trust on that date exceeding (b) the Maximum Motor Holdings Dealer Exposure Amount for that date.

“Net Invested Amount” means, with respect to the Series 2017-1 Notes as of any date of determination, the sum of (a) the Net Investor Invested Amount as of such date and (b) the excess, if any, of (i) the Class E Invested Amount as of such date over (ii) the sum of (x) the Note Distribution Account Amount allocated to pay principal of the Series 2017-1 Class E notes, if any, on such date, and (y) the amount on deposit in the Note Defeasance Account (excluding investment earnings) on that date allocated to pay principal of the Series 2017-1 Class E notes, if any, on such date.

“Net Investor Invested Amount” means, with respect to the Series 2017-1 investor notes as of any date of determination, the excess, if any, of (i) the Investor Invested Amount over (ii) the sum of (x) the Note Distribution Account Amount allocated to pay principal of the Series 2017-1 investor notes, if any, on such date, and (y) the amount on deposit in the Note Defeasance Account (excluding investment earnings) on that date allocated to pay principal of the Series 2017-1 investor notes, if any, on such date.

“Net Receivables Rate” means, respect to any Collection Period, a rate equal to the product of:

(1) the quotient obtained by dividing (a) 360 by (b) the actual number of days elapsed in that Collection Period; and

(2) the quotient obtained by dividing (a) the Aggregate Dealer Interest Collections for the immediately preceding Collection Period, less the aggregate amount of the Aggregate Dealer Defaulted Amount for each day during such immediately preceding Collection Period, by (b) the average Pool Balance (excluding the principal balance of any In-Transit Receivables) for such immediately preceding Collection Period.

“Nonoverconcentration Certificate Amount” means, on any date, an amount equal to the excess, if any of (a) the Adjusted Nonoverconcentration Pool Balance on that date over (b) the sum of (i) the Aggregate Nonoverconcentration Net Invested Amount on that date and (ii) the Aggregate Reallocated Nonoverconcentration Amount on that date.

“Nonoverconcentration Defaulted Amount” means, for any date, an amount equal to (a) the Defaulted Eligible Principal Receivables for that date minus (b) the Aggregate Overconcentration Defaulted Amount for that date.

“Nonoverconcentration Interest” means interest in the trust assets represented by the Nonoverconcentration Pool Balance, including any amounts allocated to such interest pursuant to the indenture or any indenture supplement.

“Nonoverconcentration Interest Collections” means, with respect to any Collection Period, an amount equal to the sum of (a) an amount equal to (i) the Aggregate Dealer Interest Collections for that Collection Period minus (ii) the Overconcentration Interest Collections for that Collection Period, (b) the Nonoverconcentration Recoveries for that Collection Period, and (c) the investment proceeds with respect to the Excess Funding Account for that Collection Period.

“Nonoverconcentration Pool Balance” means, on any date, an amount equal to (a) the Pool Balance on that date minus (b) the Overconcentration Pool Balance on that date.

“Nonoverconcentration Principal Collections” means, for any date, an amount equal to (a) the Aggregate Dealer Principal Collections for that date minus (b) the Overconcentration Principal Collections for that date.

“Nonoverconcentration Recoveries” means, for any Collection Period, an amount equal to (a) the aggregate recoveries for all Defaulted Receivables for that Collection Period minus (b) the Overconcentration Recoveries for that Collection Period.

“Nonoverconcentration Series” means any series of notes issued pursuant to an indenture supplement with respect to the Nonoverconcentration Interest.

“Note Defeasance Account” has the meaning set forth in “The Notes—The Note Defeasance Account.”

“Note Distribution Account” has the meaning set forth in “The Notes—Trust Accounts.”

“Note Distribution Account Amount” means, on any date, an amount equal to the sum of (a) the amount on deposit in the Note Distribution Account (excluding amounts related to investment earnings) on that date and (b) the aggregate amount of outstanding Permitted Delayed Remittances with respect to the Note Distribution Account.

“Note Principal Balance” means, as of any date of determination, the sum of the investor note principal balance on such date and the Class E note principal balance on such date.

“notes” has the meaning set forth in “Summary—Securities.”

“NRSRO” has the meaning set forth in “Summary—Ratings.”

“offered notes” has the meaning set forth in “Summary—Securities.”

“OID” has the meaning set forth in “Material Federal Income Tax Consequences—Tax Characterization and Treatment of Notes—Treatment of Stated Interest.”

“OLA” has the meaning set forth in “Insolvency Aspects of the Accounts—Potentially Applicable Insolvency Regimes.”

“One-Month LIBOR” has the meaning set forth in “The Notes—One-Month LIBOR.”

“One Month Reference Bank Rate” means, for a Distribution Date, a rate determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which will be four major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the depositor) as of 11:00 a.m., London time, on the applicable LIBOR Determination Date to prime banks in the London interbank market for a period of one month commencing on such preceding Distribution Date in amounts approximately equal to the principal balance of the applicable series of notes. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on any such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York, selected by the indenture trustee after consultation with the depositor, as of 11:00 a.m., New York time, on such date to leading European banks for U.S. dollar deposits for a period of one month commencing on such applicable date in amounts approximately equal to the then outstanding principal balance of the applicable series of notes. If no such quotation can be obtained, the rate will be One-Month LIBOR for the prior Distribution Date.

“Overconcentration Certificate Amount” means, on any date, an amount equal to excess, if any, of (a) the Adjusted Overconcentration Pool Balance on that date over (b) the Aggregate Overconcentration Net Invested Amount on that date.

“Overconcentration Interest” means, the interest in the trust assets represented by the Overconcentration Pool Balance, including any amounts allocated to such interest pursuant to the indenture or any indenture supplement.

“Overconcentration Interest Allocation Percentage” means, for any Collection Period, the percentage equivalent of a fraction (a) the numerator of which is the average of the Overconcentration Pool Balance for each day in that Collection Period and (b) the denominator of which is the average of the Pool Balance for each day in that Collection Period.

“Overconcentration Interest Collections” means, for any Collection Period, an amount equal to the sum of (a) the product of (i) Aggregate Dealer Interest Collections for that Collection Period and (ii) the Overconcentration Interest Allocation Percentage for that Collection Period, (b) the Overconcentration Recoveries for that Collection Period and (c) the Investment Proceeds with respect to the Cash Collateral Account for that Collection Period.

“Overconcentration Pool Balance” has the meaning set forth in “The Notes—Overconcentration and Nonoverconcentration Interest.”

“Overconcentration Principal Collections” means, for any day or period, the aggregate amount of Dealer Overconcentration Principal Collections for each dealer on that day or for that period.

“Overconcentration Recoveries” means, for any Collection Period, the aggregate of the Dealer Overconcentration Recoveries for each dealer for each day of that Collection Period.

“Overconcentration Series” means any series of notes issued pursuant to an indenture supplement with respect to the Overconcentration Interest.

“Payment Date” means, with respect to a series of notes, each date specified for payment of interest or principal on the notes in the related prospectus. With respect to a series of notes providing for monthly payment of interest or principal, Payment Date means a Distribution Date.

“Permitted Assignee” means any Person who, if it purchases the trust estate (or interests therein) in connection with a sale thereof pursuant to the indenture, will not cause the issuing entity to be taxable as a publicly traded partnership for United States federal income tax purposes.

“Permitted Delayed Remittances” means for any date and with respect to any Designated Account, any amount that would have been required to be deposited into that Designated Account on or prior to that date but is not yet required to be so deposited pursuant to the provision of the indenture, the pooling and servicing agreement or the trust sale and servicing agreement that permits the delayed deposit of funds into the applicable Designated Account.

“plan asset regulation” has the meaning set forth in “ERISA Considerations.”

“Pool Balance” means, the aggregate amount of all Eligible Principal Receivables in the trust.

“pool review” has the meaning set forth in “Depositor Review of the Pool of Accounts.”

“portfolio process review” has the meaning set forth in “Depositor Review of the Pool of Accounts.”

“Portfolio Servicer” has the meaning set forth in “The Dealer Floorplan Financing Business—Relationship of the Dealer Floorplan Financing Business to Ally Financial.”

“Portfolio Servicing Agreement” has the meaning set forth in “The Dealer Floorplan Financing Business—Relationship of the Dealer Floorplan Financing Business to Ally Financial.”

“Preceding Semi-Monthly Period,” with respect to a calculation period, means the semi-monthly period in the preceding calendar month corresponding to the semi-monthly period in which such calculation period occurs (so that, e.g., the Preceding Semi-Monthly Period for the May calculation period is the semi-monthly period from April 16 through April 30).

“Principal Collections” means, for any date, collections received on Principal Receivables existing under the Scheduled Accounts, including the principal portion of Warranty Payments and Administrative Purchase Payments on that date.

“Principal Receivable” means, on any date, the portion of a receivable that is attributed to principal by the servicer pursuant to its servicing guidelines.

“Principal Sharing Group” has the meaning set forth in “The Notes—Groups—Principal Sharing Groups.”

“Principal Sharing Group One” has the meaning set forth in “Summary—Groups.”

“process review” has the meaning set forth in “Depositor Review of the Pool of Accounts.”

“Prospectus Directive” has the meaning set forth in “Underwriting—Matters Relating to the Offering of the Notes in Europe.”

“PTCE” has the meaning set forth in “ERISA Considerations.”

“PTP” has the meaning set forth in “Material Federal Income Tax Consequences—Tax Characterization of the Trust—Risk of Alternative Characterization.”

“Randomly Selected Account” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Rating Agency Condition” means, with respect to any action, the satisfaction with respect to each outstanding series of the rating agency condition or other consent or approval as may be specified in the indenture supplement for such series.

“Reallocated Nonoverconcentration Amount” means, with respect to any Overconcentration Series, the excess, if any, of the net invested amount of such Series over the portion of the Overconcentration Pool Balance allocated to such Series which has been offset by excess Nonoverconcentration Pool Balance.

“Reallocated Principal Collections” has the meaning set forth in “The Notes—Application of Collections—Series Defaulted Amount and Reallocated Principal Collections.”

“Reassignment Amount” means, for any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (a) the principal balance of the notes in your series on such Distribution Date, plus (b) the Monthly Interest for that Distribution Date, together with any Monthly Interest previously due but not paid to the noteholders of your series on prior Distribution Dates.

“Receivables Transfer Date” means each Business Day during the related Revolving Period on which Eligible Receivables are created in any dealer account that is a Scheduled Account, except as described under “The Transfer and Servicing Agreements—Insolvency Events.”

“Regulation RR” has the meaning set forth in “Credit Risk Retention.”

“Relevant Implementation Date” has the meaning set forth in “Underwriting—Matters Relating to the Offering of the Notes in Europe.”

“Relevant Member State” has the meaning set forth in “Underwriting—Matters Relating to the Offering of the Notes in Europe.”

“Removal Balance” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Removal Commencement Date” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Removal Date” means, with respect to a Randomly Selected Account, the date on which the Removal Balance is reduced to zero.

“Removal Notice” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Removed Account” has the meaning set forth in “The Transfer and Servicing Agreements—Addition and Removal of Accounts.”

“Reporting Date” has the meaning set forth in “The Pool of Accounts—Composition of the Pool of Accounts—Composition of the Pool of Accounts as of the Reporting Date.”

“Required Class E Invested Amount” has the meaning set forth in “The Notes—Credit Enhancement and Other Enhancement—Class E Notes.”

“Required Certificate Amount” has the meaning set forth in “The Notes.”

“Required Nonoverconcentration Certificate Amount” means, on any date, an amount equal to the aggregate Series Required Certificate Amounts for each Nonoverconcentration Series.

“Required Nonoverconcentration Pool Balance” has the meaning set forth in “The Notes—Application of Collections.”

“Required Overconcentration Certificate Amount” means, on any date, an amount equal to the aggregate Series Required Certificate Amounts for each Overconcentration Series.

“Required Overconcentration Pool Balance” means, on any date, an amount equal to the sum of (a) the Aggregate Overconcentration Net Invested Amount on that date and (b) the Required Overconcentration Certificate Amount on that date.

“Required Pool Percentage” has the meaning set forth in “The Notes—Series Percentages.”

“Reserve Fund” means, with respect to the trust, an Eligible Deposit Account maintained for the benefit of the trust and the noteholders as described in “The Notes—Liquidity and Credit Support.”

“Reserve Fund Required Amount” has the meaning set forth in “The Notes—Credit Enhancement and Other Enhancement—Reserve Fund.”

“Reserve Fund Required Percentage” has the meaning set forth in “The Notes—Credit Enhancement and Other Enhancement—Reserve Fund.”

“Reserve Fund Trigger Amount” means, as of any date, an amount equal to the product of 0.50%, and the Invested Amount of the Series 2017-1 notes as of that date (after giving effect to any changes as of that date); provided, however, that, if the Reserve Fund Required Amount has been increased solely as a result of the decrease in the Three Month Average Payment Rate, then with respect to that Distribution Date and each Distribution Date thereafter until the amount on deposit in the Reserve Fund equals the Reserve Fund Required Amount, the Reserve Fund Trigger Amount will equal $0.

“Retained Property” means (i) receivables in the Scheduled Accounts that Ally Bank does not transfer to the depositor and collections thereon, (ii) any receivables and collections thereon repurchased by Ally Bank from the depositor or the trust as described herein, and any amounts constituting interest with respect to any receivable that accrues during its In-Transit Period.

“reviewed accounts” has the meaning set forth in “Depositor Review of the Pool of Accounts.”

“reviewed document package” has the meaning set forth in “Depositor Review of the Pool of Accounts.”

“reviewed receivables” has the meaning set forth in “Depositor Review of the Pool of Accounts.”

“Revolving Period” has the meaning set forth in “Summary—Application of Collections—Principal Collections.”

“RMBS” has the meaning set forth in “The Indenture Trustee and the Back-up Servicer.”

“Schedule of Accounts” means the list of the dealer accounts included in the pool of accounts, which may be amended and supplemented from time to time.

“Scheduled Accounts” has the meaning set forth in “The Trust—The Trust Estate.”

“Second Step-up” has the meaning set forth in “Summary—Credit Enhancement and Liquidity—Series 2017-1 Class E Notes.”

“Second Tier Overconcentration Amount” means, for any dealer on any date, the lesser of (A) the Dealer New Vehicle Principal Receivables for that dealer on that date and (B) excess, if any of (a) the Dealer Overconcentration Amount for that dealer on that date over (b) the First Tier Overconcentration Amount for that dealer on that date.

“securities” has the meaning set forth in “Summary—Securities.”

“Securities Act” means the Securities Act of 1933, as amended.

“securitization process review” has the meaning set forth in “Depositor Review of the Pool of Accounts.”

“Securitization Regulation” has the meaning set forth in “Underwriting—Matters Relating to the Offering of the Notes in Europe—Securitization Retention Requirements.”

“Securitization Retention Requirements” has the meaning set forth in “Underwriting—Matters Relating to the Offering of the Notes in Europe—Securitization Retention Requirements.”

“Series 2017-1 Certificate Interest” has the meaning set forth in “Credit Risk Retention—Eligible Horizontal Residual Interests.”

“Series 2017-1 Class A Note Interest Rate” means, for any Interest Period, the interest rate set forth on the cover page of this prospectus for the Series 2017-1 Class A Notes.

“Series 2017-1 Class A notes” has the meaning set forth in “Summary—Securities.”

“Series 2017-1 Class B Note Interest Rate” means, for any Interest Period, the interest rate set forth on the cover page of this prospectus for the Series 2017-1 Class B Notes.

“Series 2017-1 Class B notes” has the meaning set forth in “Summary—Securities.”

“Series 2017-1 Class C Note Interest Rate” means, for any Interest Period, the interest rate set forth on the cover page of this prospectus for the Series 2017-1 Class C Notes.

“Series 2017-1 Class C notes” has the meaning set forth in “Summary—Securities.”

“Series 2017-1 Class D Note Interest Rate” means, for any Interest Period, the interest rate set forth on the cover page of this prospectus for the Series 2017-1 Class C Notes.

“Series 2017-1 Class D notes” has the meaning set forth in “Summary—Securities.”

“Series 2017-1 Class E notes” has the meaning set forth in “Summary—Securities.”

“Series 2017-1 Excess Funding Amount” has the meaning set forth in “The Notes—Trust Accounts—Excess Funding Account.”

“Series 2017-1 Expected Maturity Date” the date set forth on the cover page of this prospectus as the Expected Maturity Date for the Series 2017-1 notes.

“Series 2017-1 fixed rate notes” has the meaning set forth in “Summary—Securities.”

“Series 2017-1 floating rate notes” has the meaning set forth in “Summary—Securities.”

“Series 2017-1 Indenture Supplement” has the meaning set forth in “The Notes—General.”

“Series 2017-1 investor notes” has the meaning set forth in “Summary—Securities.”

“Series 2017-1 Legal Maturity Date” the date set forth on the cover page of this prospectus as the Legal Maturity Date for the Series 2017-1 notes.

“Series 2017-1 notes” has the meaning set forth in “Summary—Securities.”

“Series 2017-1 rating agency” means any NRSRO hired by the sponsor or the depositor to rate the Series 2017-1 notes.

“Series 2017-1 Rating Agency Condition” means, with respect to any action, the condition that designated Series 2017-1 rating agencies shall have notified the depositor, the servicer and the trust in writing that such action shall not result in a downgrade, suspension or withdrawal of the then current rating of the Series 2017-1 notes and that the other Series 2017-1 rating agencies are given prior written notice of that event.

“Series Charge-Off” has the meaning set forth in “The Notes—Series Defaulted Amount and Reallocated Principal Collections.”

“Series Cut-Off Date” means the close of business on January 31, 2017.

“Series Defaulted Amount” has the meaning set forth in “The Notes—Application of Collections—Series Defaulted Amount and Reallocated Principal Collections.”

“Series EHRIs” has the meaning set forth in “Credit Risk Retention—Eligible Horizontal Residual Interests.”

“Series Enhancement” means the rights and benefits provided to the trust or the noteholders of any series or class pursuant to any subordination, collateral interest, insurance policy, collateral account or guaranty, swap arrangement, interest rate cap agreement, letter of credit, surety bond, reserve fund, spread account, accumulation period reserve account, guaranteed rate agreement, tax protection agreement or other similar arrangement. The subordination of any series or class to another series or class will be deemed to be a Series Enhancement.

“Series Enhancer” means the Person or Persons providing any Series Enhancement, other than (except to the extent otherwise provided with respect to any series in the related Indenture Supplement) the noteholders of any series or class that is subordinated to another series or class.

“Series Interest Collections” means, for any Distribution Date, the amount of Nonoverconcentration Interest Collections for the related Collection Period (or, in the case of the initial Distribution Date, the period from the Series Cut-Off Date until the last day of the Collection Period preceding such Distribution Date) allocated to the Series 2017-1 notes, which equals the product of (i) the Series Interest Percentage for the related Collection Period and (ii) the Nonoverconcentration Interest Collections for such Collection Period, provided that, for purposes of calculating Series Interest Collections, the Series 2017-1 notes will be deemed to be outstanding since the Series Cut-Off Date.

“Series Interest Percentage” means, for any Collection Period, the Floating Series Percentage.

“Series Percentages” has the meaning set forth in “The Notes—Series Percentages.”

“Series Principal Collections” means, for any date, the amount of Nonoverconcentration Principal Collections for that date, beginning on the closing date, to the Series 2017-1, which equals to the product of (i) the Series Principal Percentage for that date and (ii) the Nonoverconcentration Principal Collections for that date.

“Series Principal Percentage” means, for any date, the Fixed Series Percentage.

“Series Required Certificate Amount” has the meaning set forth in “The Notes—Series Percentages.”

“Servicer Termination Costs” means the reasonable out-of-pocket costs and expenses of the back-up servicer incurred in connection with the assumption by the back-up servicer of the role of servicer pursuant to the basic documents.

“Servicer Termination Costs Reserve Account” has the meaning set forth in “The Notes—Trust Accounts—Servicer Termination Costs Reserve Account.”

“Servicer Termination Costs Reserve Account Required Amount” means $200,000 or such other amount as shall be specified by the servicer to the indenture trustee upon satisfaction of the Rating Agency Condition with respect thereto.

“Servicing Fee Rate” means, with respect to the Series 2017-1 notes, 1.00% or such lesser percentage as may be specified by the servicer if, in the reasonable belief of the servicer, the reduction will not cause an adverse effect on the noteholders.

“Shared Principal Collections” means, with respect to Series 2017-1 for any date, the excess, if any, of (a) the Available Series Principal Collections for such date (without giving effect to clause (a)(ii) of the definition thereof), plus, if that date is a Distribution Date, any Additional Available Series Principal Collections for that date, over (b) the full amount required to be deposited or distributed, without duplication, on that date.

“Significant Manufacturer” has the meaning set forth in “Risk Factors—The Trust Could Make Principal Payments on the Series 2017-1 Notes Sooner Than the Series 2017-1 Expected Maturity Date if an Early Amortization Event Occurs.”

“special purpose entity” has the meaning set forth in “Insolvency Aspects of the Accounts—Consequences of Insolvency Regimes for Payments on the Notes.”

“Specified Action” means an action by the servicer with respect to a receivable or account included in the Pool of Accounts, as applicable, and with respect to which the servicer requires the consent of Ally Bank pursuant to the Portfolio Servicing Agreement. With respect to any Specified Action requiring consent under any basic document, the term “consent” with respect to such Specified Action means any consent or other action required to be obtained or undertaken by Ally Bank or the servicer, as applicable, with respect to such Specified Action pursuant to the Portfolio Servicing Agreement.

“State Court Complaint” has the meaning set forth in “The Indenture Trustee and Back-up Servicer.”

“Subordination Factor” means, as of any date, 12.25%; provided, however, that if on any Distribution Date, the Three Month Average Payment Rate is (i) less than 25.00% but greater than or equal to 22.50%, (ii) less than 22.50% but greater than or equal to 20.00%, or (iii) less than 20.00%, then on such Distribution Date, the Subordination Factor shall be increased by (i) 2.56% over what it would have been had the Three Month Average Payment Rate been greater than or equal to 25.00%, (ii) 2.80% over what it would have been had the Three Month Average Payment Rate been less than 25.00% but greater than or equal to 22.50%, or (iii) 3.09% over what it would have been had the Three Month Average Payment Rate been less than 22.50% but greater than or equal 20.00%, respectively; provided, however, that if after any such increase in the Subordination Factor, on any Distribution Date the Three Month Average Payment Rate as of such Distribution Date is, and the Three Month Average Payment Rate with respect to each of the two prior Distribution Dates was, (i) greater than or equal 20.00% but less than 22.50%, (ii) greater than or equal to 22.50% but less than 25.00% or (iii) greater than or equal to 25.00%, then on such Distribution Date, the Subordination Factor shall be decreased by (i) 3.09% over what it would have been had the Three Month Average Payment Rate been less than 20.00%, (ii) 2.80% over what it would have been had the Three Month Average Payment Rate been less than 22.50% but greater than or equal to 20.00% or (iii) 2.56% over what it would have been had the Three Month Average Payment Rate been less than 25.00% but greater than or equal to 22.50%, respectively; provided, further, that the Depositor may, by delivering an officer’s certificate to the indenture trustee and the Series

2017-1 rating agencies prior to the date such increase was to become effective, elect to increase the Reserve Fund Required Percentage by an additional amount in percentage points equal to 2.20%, 2.40%, or 2.65%, as applicable, pursuant to the proviso in the definition of “Reserve Fund Required Percentage” rather than increasing the Subordination Factor by an additional 2.56%, 2.80%, or 3.09%, respectively. In addition, the depositor may (a) in its discretion increase the Subordination Factor, increasing the Subordination Percentage and thereby increasing the Class E Invested Amount and the Class E Principal Amount by an amount equal to the product of (i) the increase in the Subordination Percentage and (ii) the excess, if any, of (A) the Net Invested Amount over (B) the Series 2017-1 Excess Funding Amount on such date (after giving effect to any changes in such amount on such date); provided such increase shall not cause the Required Nonoverconcentration Pool Balance to exceed the Nonoverconcentration Pool Balance or cause the Nonoverconcentration Certificate Amount to be less than the Required Nonoverconcentration Certificate Amount or (b) upon satisfaction of the Series 2017-1 Rating Agency Condition with respect to each Class of Series 2017-1 notes in connection therewith, decrease the Subordination Factor, with corresponding decreases in the Subordination Percentage, the Class E Invested Amount and the Class E Principal Amount. Notwithstanding the foregoing, the Depositor shall not be permitted to increase the Subordination Factor in its discretion without satisfaction of the Series 2017-1 Rating Agency Condition in connection therewith if such increase would result in the aggregate amount of all such increases, together with discretionary increases in the Class E Invested Amount and the Reserve Fund, exceeding 5.0% of the outstanding principal balance of the Series 2017-1 notes as of the date of such increase.

“Subordination Percentage” as of any date, will be an amount (expressed as a percentage) equal to (a) the Subordination Factor divided by (b) the result of 100% minus the Subordination Factor.

“Tax Counsel” has the meaning set forth in “Material Federal Income Tax Consequences.”

“test date” has the meaning set forth in “Depositor Review of the Pool of Accounts.”

“Third Step-up” has the meaning set forth in “Summary—Credit Enhancement and Liquidity—Series 2017-1 Class E Notes.”

“Third Tier Overconcentration Amount” means, for any dealer on any date, the lesser of (A) the Dealer Used Vehicle Principal Receivables for that dealer on that date and (B) the excess, if any of (a) the Dealer Overconcentration Amount for that dealer on that date over (b) sum of the First Tier Overconcentration Amount for that dealer on that date and the Second Tier Overconcentration Amount for that dealer on that date.

“Three Month Average Payment Rate” means, as of any Distribution Date, the arithmetic average of the Monthly Payment Rate determined with respect to each of the three Collection Periods immediately preceding such Distribution Date.

“Total Interest” means, for any dealer and any Collection Period, the interest on all receivables of that dealer during that Collection Period.

“Transfer and Servicing Agreements” means, with respect to the trust, the pooling and servicing agreement, the trust sale and servicing agreement, the trust agreement and the administration agreement.

“Trust Dissolution Date” means the first to occur of (i) if the Depositor so elects, the day following the Distribution Date on which all amounts required to be paid to the certificateholders and the noteholders pursuant to the basic documents have been paid (or deposited in the related Distribution Account) and (ii) February 12, 2031, or such later date as specified in any indenture supplement.

“U.S. Bank” has the meaning set forth in “The Owner Trustee and Delaware Trustee.”

“U.S. Bank Trust” has the meaning set forth in “The Owner Trustee and Delaware Trustee.”

“U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state, (iii) an estate the income of which is subject to federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

“UCC” means the Uniform Commercial Code as in effect in the applicable jurisdiction, as may be amended from time to time.

“Underwriting Agreement” has the meaning set forth in “Underwriting.”

“Used Vehicle Overconcentration Receivable” means, for any date, a receivable that if transferred to the trust would result in (a) the aggregate amount of all used vehicle receivables on that date to exceed (b) the Maximum Used Vehicle Exposure Amount on that date.

“Vehicle Collateral Security” means, with respect to a receivable, the security interest in the applicable financed vehicle granted to secure the obligations of the related dealer in connection therewith and any proceeds therefrom.

“Voting Interests” means, as of any date, the aggregate beneficial ownership interest of all outstanding certificates.

“Warranty Payment” has the meaning set forth in “The Transfer and Servicing Agreements—Representations and Warranties.”

“Warranty Receivable” has the meaning set forth in “The Transfer and Servicing Agreements—Representations and Warranties.”

“Wells Fargo” has the meaning set forth in “The Indenture Trustee and Back-up Servicer.”

ANNEX A: OTHER SERIES ISSUED AND OUTSTANDING

The information in this Annex A is an integral part of this prospectus and is incorporated by reference into this prospectus. For more information with respect to any outstanding series of notes, please refer to the documents relating to the trust and the indenture supplement relating to that series. You may obtain copies of certain of those documents as described in “Where You Can Find More Information” and “Incorporation by Reference” in the prospectus.

This Annex A sets forth the principal characteristics of the other series of notes issued by the trust that remain outstanding as of the date of this prospectus.

Series 2012-4 Notes	Term Series
Offering Type	Public
Non-Overconcentration/Overconcentration Series	Non-Overconcentration Series
Initial Invested Amount	$238,095,349
Series 2012-4 Class A Note Interest Rate	1.72%
Series 2012-4 Class B Note Interest Rate	2.36%
Series 2012-4 Class C Note Interest Rate	2.81%
Series 2012-4 Class D Note Interest Rate	3.30%
Series 2012-4 Class E Note Interest Rate	Not Applicable
Scheduled Interest Payment Date	Monthly on the 15th day of each month or, if that day is not a business day, the next business day.
Subordination Factor	14.00% (subject to step up upon certain triggers)
Revolving Period	The closing date until the beginning of the Controlled Accumulation Period and the occurrence of an Early Amortization Event for the Series 2012-4 Notes.
Expected Maturity Date	July 2017 Distribution Date
Legal Maturity Date	July 2019 Distribution Date
Excess Interest Sharing Group	One
Principal Sharing Group	One
Closing Date	July 25, 2012

Series 2012-5 Notes	Term Series
Offering Type	Public
Non-Overconcentration/Overconcentration Series	Non-Overconcentration Series
Initial Invested Amount	$1,496,598,639
Series 2012-5 Class A Note Interest Rate	1.54%
Series 2012-5 Class B Note Interest Rate	1.64%
Series 2012-5 Class C Note Interest Rate	2.14%
Series 2012-5 Class D Note Interest Rate	2.78%
Series 2012-5 Class E Note Interest Rate	Not Applicable
Scheduled Interest Payment Date	Monthly on the 15th day of each month or, if that day is not a business day, the next business day.
Subordination Factor	14.00% (subject to step up upon certain triggers)
Revolving Period	The closing date until the beginning of the Controlled Accumulation Period and the occurrence of an Early Amortization Event for the Series 2012-5 Notes.
Expected Maturity Date	September 2017 Distribution Date
Legal Maturity Date	September 2019 Distribution Date
Excess Interest Sharing Group	One
Principal Sharing Group	One
Closing Date	October 11, 2012

Series 2014-3 Notes	Term Series
Offering Type	Public
Non-Overconcentration/Overconcentration Series	Non-Overconcentration Series
Initial Invested Amount	$402,684,564
Series 2014-3 Class A Note Interest Rate	1.33%
Series 2014-3 Class B Note Interest Rate	1.78%
Series 2014-3 Class C Note Interest Rate	2.13%
Series 2014-3 Class D Note Interest Rate	2.72%
Series 2014-3 Class E Note Interest Rate	Not Applicable
Scheduled Interest Payment Date	Monthly on the 15th day of each month or, if that day is not a business day, the next business day.
Subordination Factor	13.00% (subject to step up upon certain triggers)
Revolving Period	The closing date until the beginning of the Controlled Accumulation Period and the occurrence of an Early Amortization Event for the Series 2014-3 Notes.
Expected Maturity Date	March 2017 Distribution Date
Legal Maturity Date	March 2019 Distribution Date
Excess Interest Sharing Group	One
Principal Sharing Group	One
Closing Date	March 19, 2014

Series 2014-4 Notes	Term Series
Offering Type	Public
Non-Overconcentration/Overconcentration Series	Non-Overconcentration Series
Initial Invested Amount	$1,308,724,832
Series 2014-4 Class A-1 Note Interest Rate	One Month LIBOR plus Applicable Spread
Series 2014-4 Class A-2 Note Interest Rate	1.43%
Series 2014-4 Class B Note Interest Rate	1.73%
Series 2014-4 Class C Note Interest Rate	2.03%
Series 2014-4 Class D Note Interest Rate	2.48%
Series 2014-4 Class E Note Interest Rate	Not Applicable
Scheduled Interest Payment Date	Monthly on the 15th day of each month or, if that day is not a business day, the next business day.
Subordination Factor	13.00% (subject to step up upon certain triggers)
Revolving Period	The closing date until the beginning of the Controlled Accumulation Period and the occurrence of an Early Amortization Event for the Series 2014-4 Notes.
Expected Maturity Date	June 2017 Distribution Date
Legal Maturity Date	June 2019 Distribution Date
Excess Interest Sharing Group	One
Principal Sharing Group	One
Closing Date	July 16, 2014

Series 2014-5 Notes	Term Series
Offering Type	Public
Non-Overconcentration/Overconcentration Series	Non-Overconcentration Series
Initial Invested Amount	$1,342,281,879
Series 2014-5 Class A-1 Note Interest Rate	One Month LIBOR plus Applicable Spread
Series 2014-5 Class A-2 Note Interest Rate	1.60%
Series 2014-5 Class B Note Interest Rate	1.90%
Series 2014-5 Class C Note Interest Rate	2.15%
Series 2014-5 Class D Note Interest Rate	2.70%

Series 2014-5 Class E Note Interest Rate	Not Applicable
Scheduled Interest Payment Date	Monthly on the 15th day of each month or, if that day is not a business day, the next business day.
Subordination Factor	13.00% (subject to step up upon certain triggers)
Revolving Period	The closing date until the beginning of the Controlled Accumulation Period and the occurrence of an Early Amortization Event for the Series 2014-5 Notes.
Expected Maturity Date	October 2017 Distribution Date
Legal Maturity Date	October 2019 Distribution Date
Excess Interest Sharing Group	One
Principal Sharing Group	One
Closing Date	November 12, 2014

Series 2015-2 Notes	Term Series
Offering Type	Public
Non-Overconcentration/Overconcentration Series	Non-Overconcentration Series
Initial Invested Amount	$604,026,846
Series 2015-2 Class A-1 Note Interest Rate	One Month LIBOR plus Applicable Spread
Series 2015-2 Class A-2 Note Interest Rate	1.83%
Series 2015-2 Class B Note Interest Rate	2.13%
Series 2015-2 Class C Note Interest Rate	2.28%
Series 2015-2 Class D Note Interest Rate	2.92%
Series 2015-2 Class E Note Interest Rate	Not Applicable
Scheduled Interest Payment Date	Monthly on the 15th day of each month or, if that day is not a business day, the next business day.
Subordination Factor	13.00% (subject to step up upon certain triggers)
Revolving Period	The closing date until the beginning of the Controlled Accumulation Period and the occurrence of an Early Amortization Event for the Series 2015-2 Notes.
Expected Maturity Date	January 2019 Distribution Date
Legal Maturity Date	January 2021 Distribution Date
Excess Interest Sharing Group	One
Principal Sharing Group	One
Closing Date	February 11, 2015

Series 2015-3 Notes	Term Series
Offering Type	Public
Non-Overconcentration/Overconcentration Series	Non-Overconcentration Series
Initial Invested Amount	$906,040,268
Series 2015-3 Class A Note Interest Rate	1.63%
Series 2015-3 Class B Note Interest Rate	1.93%
Series 2015-3 Class C Note Interest Rate	2.17%
Series 2015-3 Class D Note Interest Rate	2.52%
Series 2015-3 Class E Note Interest Rate	Not Applicable
Scheduled Interest Payment Date	Monthly on the 15th day of each month or, if that day is not a business day, the next business day.
Subordination Factor	13.00% (subject to step up upon certain triggers)
Revolving Period	The closing date until the beginning of the Controlled Accumulation Period and the occurrence of an Early Amortization Event for the Series 2015-3 Notes.
Expected Maturity Date	May 2018 Distribution Date
Legal Maturity Date	May 2020 Distribution Date

Excess Interest Sharing Group	One
Principal Sharing Group	One
Closing Date	June 3, 2015

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus.

Until the expiration of the 90 days after the date of this prospectus all dealers effecting transactions in the securities offered hereby, whether or not participating in this distribution, may be required to deliver a prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters for their unsold allotments or subscriptions.

Ally Master Owner Trust

Issuing Entity

$500,000,000

Class A Floating Rate

Asset Backed Notes,

Series 2017-1

Ally Wholesale

Enterprises LLC

Depositor

Ally Bank

Sponsor

Ally Financial Inc.

Servicer

PROSPECTUS

Deutsche Bank Securities

J.P. Morgan

RBC Capital Markets